                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(A) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Conoco Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          common stock, par value $0.01 per share ("Common Stock")
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          668,681,694
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          $27.515 (Average of the high and low prices per share of Common Stock on February 5, 2002, as reported on New York Stock Exchange)
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          $18,398,776,811
        ------------------------------------------------------------------------

     (5)  Total fee paid:
          $1,692,668 (Calculated by multiplying $18,398,776,811 by 0.000092)
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          $10,008,674
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          Registration Statement on Form S-4 (File No. 333-74798)
        ------------------------------------------------------------------------

     (3)  Filing Party:
          ConocoPhillips (formerly known as CorvettePorsche Corp.)
        ------------------------------------------------------------------------

     (4)  Date Filed:
          December 7, 2001
        ------------------------------------------------------------------------

[CONOCO LOGO]                                                    [PHILLIPS LOGO]

     To the stockholders of Conoco Inc. and Phillips Petroleum Company:

                     PROPOSED MERGER OF CONOCO AND PHILLIPS

     The Boards of Directors of Conoco Inc. and Phillips Petroleum Company each have unanimously approved a combination of the two companies to form ConocoPhillips. ConocoPhillips will be the third largest integrated energy company in the United States based on market capitalization, oil and gas reserves and production. It will be the fifth largest refiner and the sixth largest non-governmentally owned energy company worldwide based on oil and gas reserves.

     Upon completion of the merger, Conoco stockholders will receive 0.4677 of a share of ConocoPhillips common stock, par value $0.01 per share, for each share of Conoco common stock and Phillips stockholders will receive one share of ConocoPhillips common stock for each share of Phillips common stock. As a result, former Conoco stockholders will hold approximately 43.4%, and former Phillips stockholders will hold approximately 56.6%, of the outstanding shares of ConocoPhillips common stock. We expect that ConocoPhillips common stock will be listed on the New York Stock Exchange under the symbol "COP."

     Conoco and Phillips each will hold a special meeting of stockholders to consider and vote on this proposal. Whether or not you plan to attend your company's special meeting, please take the time to submit a proxy by following the instructions on your proxy card.

     The places, dates and times of the special meetings are as follows:

          FOR CONOCO STOCKHOLDERS:                       FOR PHILLIPS STOCKHOLDERS:



       March 12, 2002, at 10:00 a.m.                   March 12, 2002, at 10:00 a.m.
        Omni Houston Hotel Westside                          The Adams Building
             13210 Katy Freeway                         4th Street and Keeler Avenue
            Houston, Texas 77079                        Bartlesville, Oklahoma 74004

     WE ENTHUSIASTICALLY SUPPORT THIS COMBINATION OF OUR COMPANIES AND JOIN WITH OUR BOARDS OF DIRECTORS IN RECOMMENDING THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

Sincerely,                                     Sincerely,

/s/ Archie W. Dunham                           /s/ J.J. Mulva
Archie W. Dunham                               J.J. Mulva
Chairman and Chief Executive Officer           Chairman and Chief Executive Officer
Conoco Inc.                                    Phillips Petroleum Company

     FOR A DISCUSSION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER, SEE "RISK FACTORS RELATING TO THE MERGER" BEGINNING ON PAGE 13.

     Certain directors and officers of Conoco and Phillips, including Mr. Dunham and Mr. Mulva, will receive substantial financial and other benefits in connection with the merger. For a discussion of the interests of certain persons in the merger, see "The Merger -- Interests of Conoco Directors and Management in the Merger" beginning on page 54 and "The Merger -- Interests of Phillips Directors and Management in the Merger" beginning on page 59.

     Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger and other transactions described in this joint proxy statement/prospectus or the ConocoPhillips common stock to be issued in connection with the merger, or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  This joint proxy statement/prospectus is dated February 7, 2002 and is first being mailed to stockholders on or about February 8, 2002.

                      REFERENCES TO ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about Conoco and Phillips from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at the following addresses:

                 CONOCO INC.                             PHILLIPS PETROLEUM COMPANY
         600 NORTH DAIRY ASHFORD ROAD                       1234 ADAMS BUILDING
             HOUSTON, TEXAS 77079                       BARTLESVILLE, OKLAHOMA 74004
                (281) 293-6800                                 (918) 661-5638
       ATTENTION: SHAREHOLDER RELATIONS             ATTENTION: DALE J. BILLAM, SECRETARY
   E-MAIL: SHAREHOLDER.RELATIONS@CONOCO.COM                  AND SENIOR COUNSEL
                                                          E-MAIL: DJBILLA@PPCO.COM

                      OR                                             OR

          INNISFREE M&A INCORPORATED             GEORGESON SHAREHOLDER COMMUNICATIONS, INC.
              501 MADISON AVENUE                              17 STATE STREET
           NEW YORK, NEW YORK 10022                       NEW YORK, NEW YORK 10004
          TOLL FREE: (877) 750-9499                      TOLL FREE: (866) 468-0570
         E-MAIL: INFO@INNISFREEMA.COM            E-MAIL: PHILLIPS@GEORGESONSHAREHOLDER.COM

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY MARCH 5, 2002, IN ORDER TO RECEIVE THEM BEFORE YOUR SPECIAL MEETING.

     See "Where You Can Find More Information" on page 125.

                                                                   [CONOCO LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 12, 2002

To the Stockholders of Conoco Inc.:

     We will hold a special meeting of the stockholders of Conoco Inc. on March 12, 2002, at 10:00 a.m., local time, at Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, to consider and vote on the following proposal:

     Adopt the Agreement and Plan of Merger, dated as of November 18, 2001, by and among Conoco, Phillips Petroleum Company, a Delaware corporation, ConocoPhillips, a Delaware corporation, which we refer to as "New Parent," C Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent, and P Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent.

     Pursuant to the merger agreement, P Merger Corp. will merge with and into Phillips and C Merger Corp. will merge with and into Conoco, with each of Phillips and Conoco becoming wholly owned subsidiaries of New Parent. At the time of the merger, each outstanding share of Conoco common stock, par value $0.01 per share, will be converted into the right to receive 0.4677 of a share of New Parent common stock, par value $0.01 per share, and each outstanding share of Phillips common stock, par value $1.25 per share, will be converted into the right to receive one share of New Parent common stock.

     We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by the Conoco Board of Directors.

     Only Conoco stockholders of record at the close of business on February 6, 2002, the record date for the special meeting, may vote at the special meeting and any adjournments or postponements of it. A complete list of Conoco stockholders of record entitled to vote at the special meeting will be available for the 10 days before the special meeting at our executive offices for inspection by Conoco stockholders during ordinary business hours for proper purposes.

     Your vote is very important. Please sign, date and return the enclosed proxy card as soon as possible to make sure that your shares are represented at the special meeting. To do so, you may complete and return the enclosed proxy card. If you are a stockholder of record of Conoco common stock, you also may cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct it on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger.

     FOR MORE INFORMATION ABOUT THE MERGER DESCRIBED ABOVE AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, PLEASE REVIEW THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT ATTACHED TO IT AS ANNEX A.

     THE CONOCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

                                          By Order of the Conoco Board of
                                          Directors,

                                          /s/ E. Julia Lambeth

                                          E. Julia Lambeth
                                          Corporate Secretary

February 7, 2002
Houston, Texas

                                                                 [PHILLIPS LOGO]
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 12, 2002

To the Stockholders of Phillips Petroleum Company:

     We will hold a special meeting of the stockholders of Phillips Petroleum Company on March 12, 2002, at 10:00 a.m., local time, at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma to consider and vote on the following proposal:

     Adopt the Agreement and Plan of Merger dated as of November 18, 2001, by and among Phillips Petroleum Company, Conoco Inc., a Delaware corporation, ConocoPhillips, a Delaware corporation, which we refer to as "New Parent," C Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent, and P Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent.

     Pursuant to the merger agreement, P Merger Corp. will merge with and into Phillips and C Merger Corp. will merge with and into Conoco, with each of Phillips and Conoco becoming wholly owned subsidiaries of New Parent. At the time of the merger, each outstanding share of Phillips common stock, par value $1.25 per share, will be converted into the right to receive one share of New Parent common stock, par value $0.01 per share, and each outstanding share of Conoco common stock, par value $.01 per share, will be converted into the right to receive 0.4677 of a share of New Parent common stock.

     We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by the Phillips Board of Directors.

     Only Phillips stockholders of record at the close of business on February 6, 2002, the record date for the special meeting, may vote at the special meeting and any adjournments or postponements of it. A complete list of Phillips stockholders of record entitled to vote at the special meeting will be available for the 10 days before the special meeting at the office of the Secretary for inspection by Phillips stockholders during ordinary business hours for proper purposes.

     Your vote is very important. Please submit your proxy as soon as possible to make sure that your shares are represented at the special meeting. To do so, you may complete and return the enclosed proxy card or you may be able to submit your proxy or voting instructions by telephone. If you are a stockholder of record of Phillips common stock, you also may cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger.

     FOR MORE INFORMATION ABOUT THE MERGER DESCRIBED ABOVE AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, PLEASE REVIEW THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT ATTACHED TO IT AS ANNEX A.

     THE PHILLIPS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

                                          By Order of the Phillips Board of
                                          Directors,

                                          /s/ Dale J. Billam



                                          Dale J. Billam
                                          Secretary

February 7, 2002
Bartlesville, Oklahoma

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
QUESTIONS AND ANSWERS ABOUT THE
  MERGER.............................     1
SUMMARY..............................     4
     Selected Historical Financial
       Data..........................     9
     Selected Unaudited Pro Forma
       Combined Financial Data.......    11
     Comparative Per Share Data......    12
RISK FACTORS RELATING TO THE
  MERGER.............................    13
CAUTIONARY STATEMENT REGARDING
  FORWARD-LOOKING STATEMENTS.........    15
RECENT DEVELOPMENTS..................    17
THE CONOCO SPECIAL MEETING...........    18
     Date, Time and Place............    18
     Purpose of the Conoco Special
       Meeting.......................    18
     Conoco Record Date; Shares
       Entitled To Vote; Quorum......    18
     Vote Required...................    18
     Voting by Conoco Directors and
       Executive Officers............    18
     Voting of Proxies...............    18
     Revocability of Proxies.........    19
     Solicitation of Proxies.........    19
     Proxies for Participants in
       Conoco Plans..................    20
THE PHILLIPS SPECIAL MEETING.........    21
     Date, Time and Place............    21
     Purpose of the Phillips Special
       Meeting.......................    21
     Phillips Record Date; Shares
       Entitled To Vote; Quorum......    21
     Vote Required...................    21
     Voting by Phillips Directors and
       Executive Officers............    21
     Voting of Proxies...............    21
     Revocability of Proxies.........    22
     Solicitation of Proxies.........    22
     Proxies for Participants in
       Phillips Savings Plans........    23
     Attending the Special Meeting...    23
THE MERGER...........................    24
     General Description of the
       Merger........................    24
     Background to the Merger........    24
     Reasons for the Merger..........    28
     Recommendation of the Conoco
       Board of Directors............    29
     Recommendation of the Phillips
       Board of Directors............    31

                                        PAGE
                                        ----
     Opinions of Conoco's Financial
       Advisors......................    34
     Opinions of Phillips' Financial
       Advisors......................    46
     Interests of Conoco Directors
       and Management in the
       Merger........................    54
     Interests of Phillips Directors
       and Management in the
       Merger........................    59
     Listing of New Parent Capital
       Stock.........................    63
     Dividends.......................    63
     Material U.S. Federal Income Tax
       Consequences of the Merger....    63
     Accounting Treatment............    66
     Regulatory Matters..............    66
     Appraisal Rights................    68
     Resale of New Parent Common
       Stock.........................    68
     Legal Proceedings Related to the
       Merger........................    68
THE MERGER AGREEMENT.................    69
     The Merger......................    69
     Merger Consideration............    69
     Procedures for Exchange of Share
       Certificates; Fractional
       Shares........................    69
     Representations and
       Warranties....................    70
     Interim Operations of Conoco and
       Phillips......................    71
     Employee Benefit Matters........    72
     Effect on Awards Outstanding
       Under Stock Plans.............    73
     "No Solicitation" Covenant......    73
     Timing of Closing...............    74
     Conditions to the Completion of
       the Merger....................    74
     Termination of the Merger
       Agreement.....................    76
     Termination Fees................    76
     Other Expenses..................    77
     Indemnification and Insurance...    78
     Additional Agreements...........    78
     Amendment; Extension and
       Waiver........................    78
DIRECTORS AND MANAGEMENT FOLLOWING
  THE MERGER.........................    80
     Directors.......................    80
     Committees of the Board of
       Directors.....................    80
     Compensation of Directors.......    80
     Management......................    81

                                        PAGE
                                        ----
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT...    82
     Security Ownership of Certain
       Beneficial Owners and
       Management of Conoco..........    82
     Security Ownership of Certain
       Beneficial Owners and
       Management of Phillips........    83
COMPARATIVE STOCK PRICES AND
  DIVIDENDS..........................    85
UNAUDITED PRO FORMA COMBINED
  CONDENSED FINANCIAL INFORMATION....    87
     Notes to Unaudited Pro Forma
       Financial Statements..........    91
     Supplemental Schedules..........    94
SUPPLEMENTAL OIL AND GAS
  DISCLOSURES........................   108
DESCRIPTION OF NEW PARENT CAPITAL
  STOCK..............................   110
     Authorized Capital Stock........   110
     Common Stock....................   110

                                        PAGE
                                        ----
     Preferred Stock.................   110
     Rights Plan.....................   111
COMPARISON OF STOCKHOLDER RIGHTS.....   113
LEGAL MATTERS........................   124
EXPERTS..............................   124
INDEPENDENT AUDITORS.................   124
STOCKHOLDER PROPOSALS................   124
     Conoco..........................   124
     Phillips........................   125
OTHER MATTERS........................   125
WHERE YOU CAN FIND MORE
  INFORMATION........................   125
REPORT OF INDEPENDENT AUDITORS.......   F-1
CONOCOPHILLIPS CONSOLIDATED BALANCE
  SHEET..............................   F-2
CONOCOPHILLIPS NOTE TO CONSOLIDATED
  BALANCE SHEET......................   F-3

                                    ANNEXES

Annex A  Agreement and Plan of Merger
Annex B  Form of Restated Certificate of
         Incorporation of New Parent
Annex C  Form of By-laws of New Parent
Annex D  Opinion of Morgan Stanley & Co.
         Incorporated
Annex E  Opinion of Salomon Smith Barney
         Inc.
Annex F  Opinion of Goldman, Sachs & Co.
Annex G  Opinion of J.P. Morgan
         Securities Inc.
Annex H  Opinion of Merrill Lynch,
         Pierce, Fenner & Smith
         Incorporated

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHEN AND WHERE ARE THE SPECIAL MEETINGS OF STOCKHOLDERS?

A: The special meeting of Conoco stockholders will take place on March 12, 2002, at Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas. The special meeting of Phillips stockholders will take place on March 12, 2002, at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma.

Q:  WHAT STOCKHOLDER APPROVALS ARE REQUIRED TO APPROVE THE MERGER?

A: For both Conoco and Phillips, the affirmative vote of a majority of the shares outstanding and entitled to vote as of the respective record dates is required to adopt the merger agreement.

    As of the Conoco record date, Conoco directors and officers held and were entitled to vote less than 1% of the Conoco common stock outstanding.

    As of the Phillips record date, Phillips directors and officers held and were entitled to vote less than 1% of the Phillips common stock outstanding.

Q:  WHY ARE CONOCO AND PHILLIPS GOING TO MERGE?

A: We believe that the merger will provide substantial strategic and financial benefits to Conoco and Phillips and their stockholders, including:

    - expanded scope and scale to succeed as a major integrated oil company in the changing marketplace,

    - strategic fit and compatibility,

    - strong financial position, and

    - cost savings.

    To review the reasons for the merger in greater detail, see pages 28 through 29.

Q:  WHAT WILL HAPPEN IN THE MERGER?

A: Prior to entering into the merger agreement, Conoco and Phillips formed CorvettePorsche Corp., which was renamed "ConocoPhillips" and which we refer to as "New Parent." New Parent, in turn, formed two merger subsidiaries, C Merger Corp. and P Merger Corp. C Merger Corp. will merge with and into Conoco and P Merger Corp. will merge with and into Phillips. As a result:

    - Conoco and Phillips will become wholly owned subsidiaries of New Parent, and

    - former Conoco stockholders will hold approximately 43.4%, and former Phillips stockholders will hold approximately 56.6%, of the outstanding shares of New Parent common stock.

Q:  WHAT WILL BE THE NAME OF THE COMBINED COMPANY AFTER THE MERGER?

A:  The name of the new public company will be "ConocoPhillips."

Q:  WHAT WILL I RECEIVE FOR MY SHARES?

A: The merger is structured as a merger of equals, without a premium to the stockholders of either company and with an equal number of directors from Conoco and Phillips to comprise the New Parent Board of Directors. The exchange ratio in the merger was based on the average of the market prices per share of Conoco common stock and Phillips common stock for the 20-trading-day period immediately prior to the execution of the merger agreement. As a result:

    A Conoco stockholder will receive 0.4677 of a share of New Parent common stock for each share of Conoco common stock that the stockholder owns, with cash instead of any fractional shares of New Parent common stock.

    A Phillips stockholder will receive one share of New Parent common stock for each share of Phillips common stock that the stockholder owns.

    Example: If a Conoco stockholder currently owns 100 shares of Conoco common stock, after the merger, the stockholder will be entitled to receive 46 shares of New Parent common stock and an amount in cash equal to the value of 0.77 of a share of New Parent common stock, based on the closing price per share of New Parent common stock on the first trading day following the date on which the merger is completed.

    Example: If a Phillips stockholder currently owns 100 shares of Phillips common stock, after the merger, the stockholder will be entitled to receive 100 shares of New Parent common stock.

    In addition, each share of New Parent common stock issued will have attached to it a preferred stock purchase right. See "Description of New Parent Capital Stock" beginning on page 110.

Q:  WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: Pursuant to the merger agreement, Conoco and Phillips each are prohibited from making any changes to their dividend policies prior to the completion of the merger without the consent of the other. We expect that, after the completion of the merger, New Parent will adopt a dividend policy that is competitive with comparable companies in the energy industry.

Q:  WHAT ARE MY U.S. FEDERAL TAX CONSEQUENCES AS A RESULT OF THE MERGER?

A: We have structured the transaction so that it is anticipated that the merger of C Merger Corp. with and into Conoco and the merger of P Merger Corp. with and into Phillips each will be a reorganization for U.S. federal income tax purposes and/or that the mergers, taken together, will constitute an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended. Conoco and Phillips will not be obligated to complete the merger unless they receive legal opinions to this effect, and in the unlikely event that Conoco or Phillips were to determine to waive the receipt of these tax opinions, the company doing so would circulate revised materials to its stockholders and would resolicit proxies from its stockholders if there are any material adverse changes in the U.S. federal income tax consequences to its stockholders. If each of the merger of C Merger Corp. with and into Conoco and the merger of P Merger Corp. with and into Phillips is a reorganization for U.S. federal income tax purposes and/or the mergers, taken together, constitute an exchange described in Section 351 of the Internal Revenue Code, Conoco stockholders and Phillips stockholders will not recognize gain or loss for U.S. federal income tax purposes in the transaction (except with respect to any cash received instead of fractional shares of New Parent common stock). You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences as of the merger to you. See "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger" on page 63.

Q:  IF I WOULD LIKE TO VOTE ON THE PROPOSAL, WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, please complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at your special meeting. Phillips' stockholders also may submit their proxy by telephone by following the instructions on the proxy card.

    If you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted for the approval of the proposal.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send a later-dated, signed proxy card to your company's Secretary prior to the date of your special meeting or attend your company's special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to your company's Secretary at the address under "Summary -- The Companies" on page 4. Phillips' stockholders may also change or revoke their proxy by telephone, regardless of the procedure used to deliver their previous proxy.

Q:  IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY
    SHARES?

A: If you do not provide your broker with instructions on how to vote your street name shares, your broker will not be permitted to vote them on the merger proposal. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. Stockholders should check the voting form provided by their brokers to see if they offer telephone or Internet voting.

    If you do not give voting instructions to your broker, your votes will not be counted as voting for the merger unless you appear and vote in person at your special meeting. If your broker holds your shares and you attend the special meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote.

Q:  WHAT WILL HAPPEN IF I ABSTAIN FROM VOTING OR FAIL TO VOTE?

A: An abstention or failure to vote will have the same effect as a vote against the merger.

Q:  WHO ELSE MUST APPROVE THE MERGER?

A: Under the Hart-Scott-Rodino Act of 1976, as amended, Conoco and Phillips may not complete the merger until they have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and the applicable waiting period has expired or been terminated.

    Completion of the merger is also subject to approval under the competition laws of the European Union, Canada and those other regulatory authorities where the failure to obtain those approvals would have a material adverse effect on New Parent after completion of the merger.

    We have made or intend to make the relevant filings as soon as practicable. See "The Merger -- Regulatory Matters" on page 66.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A:  We expect to complete the merger in the second half of 2002.

Q:  SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. After the merger is completed, we will send Conoco stockholders written instructions for exchanging their share certificates. The share certificates of Phillips stockholders immediately prior to the completion of the merger will be deemed to represent New Parent common stock following the merger. Phillips stockholders, however, may elect to exchange their Phillips share certificates for New Parent share certificates at their option.

Q:  DO I HAVE APPRAISAL RIGHTS?

A: No. Neither the Conoco stockholders nor the Phillips stockholders will have appraisal rights under Delaware law as a result of the merger.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this document or the enclosed proxy card, you should contact:

    Conoco stockholders:

    Conoco Inc.
    600 North Dairy Ashford
    Houston, Texas 77079
    (281) 293-6800
    Attention: Shareholder Relations
    e-mail: shareholder.relations@conoco.com

             or

    Innisfree M&A Incorporated
    501 Madison Avenue
    New York, New York 10022
    Toll free: (877) 750-9499
    e-mail: info@innisfreema.com

    Phillips stockholders:

    Phillips Petroleum Company
    375 Park Avenue
    Suite 3702
    New York, New York 10152
    (212) 207-9080
    Attention: C. Clayton Reasor, Manager,
               Investor Relations
    e-mail: ccreaso@ppco.com

             or
    Georgeson Shareholder Communications, Inc.
    17 State Street
    New York, New York 10004
    Toll free: (866) 468-0570

    e-mail: phillips@georgesonshareholder.com

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: You can find more information about Conoco and Phillips from various sources described under "Where You Can Find More Information" on page 125.

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the annexes, and the other documents to which we have referred you. For information on how to obtain the documents that we have filed with the Securities and Exchange Commission, see "References to Additional Information" on the inside front cover of this document and "Where You Can Find More Information" on page 125. For a discussion of the risk factors that you should consider in evaluating the merger, see "Risk Factors Relating to the Merger" beginning on page 13.

     Throughout this document when we use the term "New Parent," we are referring to the newly formed holding company ConocoPhillips (formerly known as CorvettePorsche Corp.). Unless the context requires otherwise, when we use the term "merger," we are referring to (1) the merger of C Merger Corp. with and into Conoco, with Conoco being the surviving corporation, and (2) the merger of P Merger Corp. with and into Phillips, with Phillips being the surviving corporation, collectively.

                                 THE COMPANIES

CONOCO INC.
600 North Dairy Ashford Road
Houston, Texas 77079
(281) 293-1000

     Conoco is an integrated, international energy company with operations in more than 40 countries. Headquartered in Houston, Texas, Conoco and its wholly owned subsidiaries had approximately 20,000 employees and $27.7 billion in assets at September 30, 2001. For additional information about Conoco and its business, see "Where You Can Find More Information" on page 125.

PHILLIPS PETROLEUM COMPANY
Phillips Building
4th Street and Keeler Avenue
Bartlesville, Oklahoma 74004
(918) 661-6600

     Phillips is an integrated petroleum company with interests around the world. Headquartered in Bartlesville, Oklahoma, Phillips and its wholly owned subsidiaries had approximately 38,600 employees and $35.4 billion in assets at September 30, 2001. For additional information about Phillips and its business, see "Where You Can Find More Information" on page 125.

CONOCOPHILLIPS
600 North Dairy Ashford Road
Houston, Texas 77079
(281) 293-1000

     Conoco and Phillips formed New Parent solely for the purpose of effecting the merger and to date New Parent has not conducted any activities other than those incident to its formation, the execution of the merger agreement and the preparation of this document. Upon completion of the merger, Conoco and Phillips will become wholly owned subsidiaries of New Parent and the business of New Parent will be the businesses currently conducted by Conoco and Phillips.

                                   THE MERGER

     The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

WHAT YOU WILL RECEIVE IN THE MERGER

     CONOCO STOCKHOLDERS (PAGE 24). In the merger, each share of Conoco common stock will be converted into the right to receive 0.4677 of a share of New Parent common stock.

     PHILLIPS STOCKHOLDERS (PAGE 24). In the merger, each share of Phillips common stock will be converted into the right to receive one share of New Parent common stock.

     In addition, each share of New Parent common stock issued will have attached to it a preferred stock purchase right. See "Description of New Parent Capital Stock" beginning on page 110.

     See "Risk Factors Relating to the Merger -- The value of the shares of New Parent common stock that you receive upon completion of the merger may be less than the value of your shares of Conoco common stock or Phillips common stock as of the date of the merger agreement or on the dates of the special meetings" on page 13.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     CONOCO (PAGE 29). At its meeting on November 18, 2001, after due consideration, the Conoco Board of Directors unanimously:

     - determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Conoco stockholders,

     - approved the merger agreement, and

     - recommended that Conoco stockholders vote for the adoption of the merger agreement.

     Certain directors of Conoco, including Mr. Dunham, will receive substantial financial and other benefits in connection with the merger. For a discussion of certain interests of directors and officers that are different from or in addition to the interests of other stockholders, see "The Merger -- Interests of Conoco Directors and Management in the Merger" on page 54.

     PHILLIPS (PAGE 31). At its meeting on November 17, 2001, after due consideration, the Phillips Board of Directors unanimously:

     - determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Phillips stockholders,

     - approved the merger agreement, and

     - recommended that Phillips stockholders vote for the adoption of the merger agreement.

     Certain directors of Phillips, including Mr. Mulva, will receive substantial financial and other benefits in connection with the merger. For a discussion of certain interests of directors and officers that are different from or in addition to the interests of other stockholders, see "The
Merger -- Interests of Phillips Directors and Management in the Merger" on page 59.

TO REVIEW THE BACKGROUND AND REASONS FOR THE MERGER IN GREATER DETAIL, SEE PAGES 24 THROUGH 29.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

     CONOCO (PAGE 34). In deciding to approve the merger, the Conoco Board of Directors considered the oral opinion of Morgan Stanley & Co. Incorporated delivered on November 18, 2001, and subsequently confirmed in writing, and the written opinion of Salomon Smith Barney Inc. dated November 18, 2001, that, as of the date of each opinion and subject to and based on the considerations in each opinion, the exchange ratio of 0.4677 shares of New Parent common stock for each share of Conoco common stock in the merger is fair from a financial point of view to the holders of Conoco common stock. In its analysis of the fairness of the Conoco exchange ratio, each of Morgan Stanley and Salomon Smith Barney took into account, among other considerations set forth in its opinion, the exchange ratio of one share of New Parent common stock for each share of Phillips common stock in the merger. The written opinions of Morgan Stanley and Salomon Smith Barney are attached as Annexes D and E, respectively, to this document. WE ENCOURAGE CONOCO STOCKHOLDERS TO READ EACH OF THESE OPINIONS CAREFULLY AND IN ITS ENTIRETY.

     PHILLIPS (PAGE 46). In deciding to approve the merger, the Phillips Board of Directors considered the oral opinions of Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each delivered on November 17, 2001 and each subsequently confirmed in writing on November 18, 2001, as to the fairness, from a financial point of view, as of the date of each opinion, to the holders of Phillips common stock of the exchange ratio of one share of New Parent common stock for each share of Phillips common stock relative to the exchange ratio of 0.4677 of a share of New Parent common stock for each share of Conoco common stock pursuant to the merger agreement. The written opinions of Goldman Sachs, JPMorgan and Merrill Lynch are attached as Annexes F, G and H, respectively, to this document. WE ENCOURAGE PHILLIPS STOCKHOLDERS TO READ EACH OF THESE OPINIONS CAREFULLY AND IN ITS ENTIRETY.

INTERESTS OF DIRECTORS AND MANAGEMENT IN THE MERGER

     CONOCO (PAGE 54). Conoco stockholders should note that some Conoco directors and officers have interests in the merger that are different in certain respects from the interests of other Conoco stockholders. As provided in the merger agreement, upon the completion of the merger, eight Conoco designees (including Archie W. Dunham, Chairman and Chief Executive Officer of Conoco) and eight Phillips designees will become members of the New Parent Board of Directors. The merger agreement also provides that Mr. Dunham will become Chairman of New Parent. Under his prior employment agreement, upon termination of employment under certain conditions following stockholder approval of the merger, including following the appointment of Mr. Mulva as Chief Executive Officer of New Parent, certain cash payments and other benefits would be made to Mr. Dunham. Mr. Dunham has agreed to forgo these benefits and to continue his employment and has entered into a new employment agreement that will become effective upon the completion of the merger. Under the new employment agreement, Mr. Dunham will be entitled to approximately $16.1 million in cash, options to purchase approximately 1.3 million shares of New Parent common stock at the fair market value of the New Parent common stock on the date of the grant and approximately 32,000 shares of New Parent common stock. Assuming that the merger was completed on November 18, 2001, the date of the announcement of the merger, and assuming that the price of New Parent common stock would have been the same as the closing price, as adjusted for the exchange ratio, of Conoco common stock on such date, the value of 32,000 shares of New Parent common stock would have been approximately $1.7 million as of November 18, 2001. Under his new employment agreement, during the term of Mr. Dunham's employment, Mr. Dunham's compensation and benefits will be the same as those provided to the Chief Executive Officer of New Parent, which, based upon Mr. Dunham's and Mr. Mulva's current salaries, would result in an increase in Mr. Dunham's base salary of $25,000 per year. See "The Merger -- Interests of Conoco Directors and Management in the Merger -- Employment Agreement with Archie W. Dunham" beginning on page 55 for a more detailed summary of the material terms of Mr. Dunham's prior employment agreement, the benefits Mr. Dunham is forgoing pursuant to such agreement and his new employment agreement.

     PHILLIPS (PAGE 59). Phillips stockholders should note that some Phillips directors and officers have interests in the merger that are different in certain respects from the interests of other Phillips stockholders. As provided in the merger agreement, upon the completion of the merger, eight Phillips designees (including J. J. Mulva, Chairman and Chief Executive Officer of Phillips) and eight Conoco designees will become members of the New Parent Board of Directors. The merger agreement also provides that Mr. Mulva will become Chief Executive Officer and President of New Parent. Phillips, New

Parent and Mr. Mulva have entered into an employment agreement that will become effective upon completion of the merger. Under his new employment agreement, Mr. Mulva's compensation and benefits will be the same as Mr. Dunham's while Mr. Dunham is Chairman, and Mr. Mulva's base salary following the merger will not be less than that in effect immediately before completion of the merger. See "The Merger -- Interests of Phillips Directors and Management in the
Merger -- Employment Agreement with James J. Mulva" beginning on page 60 for a more detailed summary of the material terms of Mr. Mulva's new employment agreement. Mr. Mulva has received certain stock-based grants that will accelerate upon completion of the merger, including 250,000 restricted stock units granted to Mr. Mulva on November 17, 2001, that would be forfeited if the merger is not completed, and options granted to Mr. Mulva on November 17, 2001, to purchase 750,000 shares of Phillips common stock at $51.31 per share, which is the average of the high and low trading prices of Phillips common stock on November 16, 2001, and to purchase 750,000 shares of Phillips common stock at $64.13 per share, which is 125% of the average of the high and low trading prices of Phillips common stock on November 16, 2001. The 250,000 restricted stock units represent the right to receive shares of Phillips common stock that had a value at the time of grant of $12,827,500 based upon the $51.31 average of the high and low trading prices of Phillips common stock on November 16, 2001. However, because the restricted stock units are not scheduled to vest or be paid to Mr. Mulva until June 19, 2006, it is not possible to determine the actual value that Mr. Mulva will receive as a result of this grant. See "The
Merger -- Interests of Phillips Directors and Management in the Merger -- Grants of Stock Options and Restricted Stock Units to James J. Mulva" on page 61 for a more detailed summary of these benefits.

CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 74)

     Each of Conoco's and Phillips' obligation to complete the merger is subject to the satisfaction or waiver of a number of conditions, including the following:

     - the merger agreement is adopted by the majority of the outstanding Conoco shares and the majority of the outstanding Phillips shares entitled to vote on the adoption of the merger agreement,

     - no legal prohibition on consummation of the merger is in effect,

     - the applicable waiting period under U.S. antitrust laws has expired or been terminated,

     - approvals have been obtained from the relevant foreign antitrust entities,

     - the shares of New Parent common stock have been approved for listing on the New York Stock Exchange,

     - our respective representations and warranties in the merger agreement are true and correct, to the extent set forth in the merger agreement,

     - we have complied with our respective covenants and agreements in the merger agreement, to the extent set forth in the merger agreement, and

     - we each receive an opinion of tax counsel to the effect that for U.S. federal income tax purposes the merger of C Merger Corp. with and into Conoco, in the case of the opinion received by Conoco, and the merger of P Merger Corp. with and into Phillips, in the case of the opinion received by Phillips, will constitute a reorganization and/or the mergers, taken together, will constitute an exchange described in Section 351 of the Internal Revenue Code.

TERMINATION OF THE MERGER AGREEMENT (PAGE 76)

     Conoco and Phillips can jointly agree to terminate the merger agreement at any time. Either company may also terminate the merger agreement if:

     - the merger is not completed on or before May 18, 2003, so long as the failure to complete the merger before that date is not the result of the failure by the terminating company to fulfill any of its obligations under the merger agreement,

     - government actions do not permit the completion of the merger, so long as the terminating company has used its reasonable best efforts to obtain all necessary governmental approvals and lift any injunctions,

     - either Conoco stockholders or Phillips stockholders fail to adopt the merger agreement at a duly held special meeting of those stockholders,

     - the other company's board of directors fails to recommend that its stockholders adopt the merger agreement, or changes its recommendation, or fails to call its special meeting of stockholders,

     - the other company breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and the breach or failure cannot be cured on or before May 18, 2003, or

     - prior to the receipt of the approval of its stockholders, it terminates the merger agreement in connection with a superior proposal as provided in the merger agreement.

TERMINATION FEES (PAGE 76)

     Conoco and Phillips have each agreed to pay a termination fee of $550 million to the other company if the merger agreement is terminated in the circumstances described under "The Merger Agreement -- Termination Fees" on pages 76 through 77.

"NO SOLICITATION" COVENANT (PAGE 73)

     The merger agreement contains detailed provisions prohibiting Conoco and Phillips from seeking an alternative transaction. The no solicitation covenant generally prohibits Conoco and Phillips, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an acquisition proposal as described on page 73. The merger agreement does not, however, prohibit either Conoco or Phillips or its respective Board of Directors from considering, and potentially recommending, an unsolicited bona fide written superior proposal from a third party in the circumstances described under "The Merger Agreement -- No Solicitation Covenant" on pages 73 through 74.

COMPARATIVE MARKET PRICE INFORMATION (PAGE 85)

     Shares of Conoco common stock are listed on the New York Stock Exchange under the symbol "COC", and shares of Phillips common stock are listed on the New York Stock Exchange, the Pacific Exchange and the Toronto Stock Exchange under the symbol "P". The following table presents the last reported sale price per share of Conoco common stock and Phillips common stock, as reported on the New York Stock Exchange Composite Transaction reporting system on November 16, 2001, the last full trading day prior to the public announcement of the merger, and on February 6, 2002, the last trading day for which this information could be obtained prior to the date of this document.

                                                              CONOCO     PHILLIPS
                                                              COMMON      COMMON
DATE                                                          STOCK       STOCK
----                                                          ------   ------------
November 16, 2001...........................................  $24.30      $51.82
February 6, 2002............................................   27.55       58.13

                       SELECTED HISTORICAL FINANCIAL DATA

     Conoco and Phillips are providing the following financial information to aid you in your analysis of the financial aspects of the merger. The selected financial data of Conoco has been derived from the audited consolidated financial statements and related notes of Conoco for each of the years in the five-year period ended December 31, 2000, and the unaudited consolidated financial statements for the nine months ended September 30, 2001, and September 30, 2000. The selected financial data of Phillips has been derived from the audited consolidated financial statements and related notes of Phillips for each of the years in the five-year period ended December 31, 2000, and the unaudited consolidated financial statements for the nine months ended September 30, 2001, and September 30, 2000. This information is only a summary and you should read it in conjunction with the historical consolidated financial statements of Conoco and Phillips and the related notes contained in the annual reports and other information that Conoco and Phillips have previously filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 125.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CONOCO

                                           NINE MONTHS ENDED
                                             SEPTEMBER 30               YEARS ENDED DECEMBER 31
                                           -----------------   ------------------------------------------
                                            2001      2000      2000     1999     1998     1997     1996
                                           -------   -------   ------   ------   ------   ------   ------
                                                   MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS
Sales and other operating revenues.......  $30,345    28,468   38,737   27,039   22,796   25,796   24,230
Income before extraordinary item and
  cumulative effect of change in
  accounting principle...................    1,449     1,352    1,902      744      450    1,097      863
  Per common share:
    Basic................................     2.32      2.16     3.05     1.19      .95     2.51     1.98
    Diluted..............................     2.28      2.14     3.00     1.17      .95     2.51     1.98
Net Income...............................    1,462     1,352    1,902      744      450    1,097      863
  Per common share:
    Basic................................     2.34      2.16     3.05     1.19      .95     2.51     1.98
    Diluted..............................     2.30      2.14     3.00     1.17      .95     2.51     1.98
Total assets.............................   27,683    18,043   18,127   16,375   16,075   17,062   15,226
Long-term debt...........................    8,040     4,266    4,138    4,080    4,689    1,556    2,388
Cash dividends declared per common
  share*.................................     0.57      0.57     0.76     0.71       --       --       --

---------------

 * Dividends were declared on a quarterly basis throughout 2001, 2000 and 1999. The first quarter dividend of 1999 of $0.14 per share was determined on a pro rata basis covering the period from October 27, 1998, the date of Conoco's initial public offering, to December 31, 1998, and is equivalent to $0.19 per share for a full quarter.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF PHILLIPS

                                            NINE MONTHS ENDED
                                               SEPTEMBER 30               YEARS ENDED DECEMBER 31
                                            ------------------   ------------------------------------------
                                              2001      2000      2000     1999     1998     1997     1996
                                            --------   -------   ------   ------   ------   ------   ------
                                                     MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS
Sales and other operating revenues........  $16,741    16,578    22,690*  15,396*  13,208*  16,545*  16,991*
Income before extraordinary item and
  cumulative effect of change in
  accounting principle....................    1,481     1,118     1,862      609      237      959    1,303
    Per common share:
    Basic.................................     5.63      4.40      7.32     2.41      .92     3.64     4.96
    Diluted...............................     5.59      4.37      7.26     2.39      .91     3.61     4.91
Net Income................................    1,499     1,118     1,862      609      237      959    1,303
    Per common share:
    Basic.................................     5.70      4.40      7.32     2.41      .92     3.64     4.96
    Diluted...............................     5.66      4.37      7.26     2.39      .91     3.61     4.91
Pro forma income before extraordinary item
  assuming the new turnaround accounting
  method is applied retroactively**.......    1,481     1,106     1,851      609      242      971    1,307
    Per common share:
    Basic.................................     5.63      4.35      7.27     2.41      .94     3.69     4.97
    Diluted...............................     5.59      4.32      7.22     2.39      .93     3.66     4.93
Pro forma net income assuming the new
  turnaround accounting method is applied
  retroactively**.........................    1,471     1,106     1,851      609      242      971    1,307
    Per common share:
    Basic.................................     5.59      4.35      7.27     2.41      .94     3.69     4.97
    Diluted...............................     5.55      4.32      7.22     2.39      .93     3.66     4.93
Total assets..............................   35,350    20,580    20,509   15,201   14,216   13,860   13,548
Long-term debt............................    7,838     7,509     6,622    4,271    4,106    2,775    2,555
Mandatorily redeemable preferred
  securities of Phillips 66 Capital Trusts
  I and II................................      650       650       650      650      650      650      300
Cash dividends declared per common
  share...................................     1.04      1.02      1.36     1.36     1.36     1.34     1.25

---------------

 * Restated to include excise taxes on the sale of petroleum products.

** Reflects the pro forma effects of retroactive application of the change in accounting method for major maintenance turnarounds from the accrue-in-advance method to the expense-as-incurred method.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following selected unaudited pro forma combined financial data has been derived from and should be read together with the unaudited pro forma combined financial statements and related notes on pages 87 through 107. This information is based on the historical consolidated balance sheets and related adjusted historical consolidated statements of income of Conoco and Phillips, and gives effect to the merger using the purchase method of accounting for business combinations. Conoco's historical income statements have been adjusted for the pro forma impact of the acquisition of Gulf Canada Resources Limited effective July 1, 2001, and Phillips' historical income statements have been adjusted to reflect the pro forma impact of the acquisition of Tosco Corporation on September 14, 2001. In addition, Phillips' historical income statement for 2000 has been adjusted to reflect the pro forma impact of the acquisition of ARCO's Alaska businesses and the formation of the Duke Energy Field Services and Chevron Phillips Chemical Company joint ventures during 2000.

     The companies may have performed differently had they always been combined. You should not rely on the selected unaudited pro forma combined financial data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that New Parent will experience after the merger.

                                                              NINE MONTHS ENDED       YEAR ENDED
                                                              SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                                              ------------------   -----------------
                                                                    MILLIONS OF DOLLARS EXCEPT
                                                                        PER SHARE AMOUNTS
INCOME STATEMENT DATA
Sales and other operating revenues..........................       $68,966               89,570
Income before extraordinary item and cumulative effect of
  change in accounting principle............................         3,581                4,535
Income before extraordinary item and cumulative effect of
  change in accounting principle per common share
     Basic..................................................          5.32                 6.76
     Diluted................................................          5.26                 6.67

                                                                  AT SEPTEMBER 30, 2001
                                                                  ---------------------
BALANCE SHEET DATA
Total assets................................................             $73,990
Long-term debt..............................................              15,878

                           COMPARATIVE PER SHARE DATA

     Set forth below are net income, cash dividends and book value per common share amounts for Conoco and Phillips on a historical basis, Conoco and Phillips on a pro forma combined basis per Phillips common share, and Conoco and Phillips on a pro forma combined basis per Conoco-equivalent common share.

     The pro forma combined data were derived by combining the adjusted historical consolidated financial information of Conoco and Phillips using the purchase method of accounting for business combinations as described under "Unaudited Pro Forma Combined Condensed Financial Information" on page 87. Conoco's historical income statements have been adjusted for the pro forma impact of the acquisition of Gulf Canada effective July 1, 2001, and Phillips' historical income statements have been adjusted to reflect the pro forma impact of the acquisition of Tosco on September 14, 2001. In addition, Phillips' historical income statement for 2000 has been adjusted to reflect the pro forma impact of the acquisition of ARCO's Alaska businesses and the formation of the Duke Energy Field Services and Chevron Phillips Chemical Company joint ventures during 2000.

     The Conoco-equivalent common share pro forma information shows the effect of the merger from the perspective of an owner of Conoco common stock. The information was computed by multiplying the New Parent pro forma information by the exchange ratio of 0.4677.

     You should read the information below together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the Securities and Exchange Commission and that we have incorporated by reference in this document. See "Where You Can Find More Information" on page 125. The unaudited pro forma combined data below are for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on this information to be indicative of the historical results that would have been achieved had the companies always been combined or the future results that New Parent will experience after the merger.

                                                              NINE MONTHS ENDED       YEAR ENDED
                                                              SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                                              ------------------   -----------------
Conoco historical data, per common share
  Net income -- basic.......................................        $ 2.34                3.05
  Net income -- diluted.....................................          2.30                3.00
  Cash dividends............................................          0.57                0.76
  Book value at end of period...............................         10.61                9.03
Phillips historical data, per common share
  Net income -- basic.......................................          5.70                7.32
  Net income -- diluted.....................................          5.66                7.26
  Cash dividends............................................          1.04                1.36
  Book value at end of period...............................         37.87               23.86
Conoco and Phillips combined pro forma data per Phillips
  common share
  Income before extraordinary item and cumulative effect of
     accounting change -- basic.............................          5.32                6.76
  Income before extraordinary item and cumulative effect of
     accounting change -- diluted...........................          5.26                6.67
  Book value at end of period...............................         44.97                  --
Phillips and Conoco combined pro forma data per
  Conoco-equivalent common share
  Income before extraordinary item and cumulative effect of
     accounting change -- basic.............................          2.49                3.16
  Income before extraordinary item and cumulative effect of
     accounting change -- diluted...........................          2.46                3.12
  Book value at end of period...............................         21.03                  --

                      RISK FACTORS RELATING TO THE MERGER

     In addition to the other information included or incorporated by reference in this document (including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements" on page 15), Conoco stockholders and Phillips stockholders should consider carefully the matters described below in determining whether to vote in favor of the adoption of the merger agreement.

THE VALUE OF THE SHARES OF NEW PARENT COMMON STOCK THAT YOU RECEIVE UPON THE COMPLETION OF THE MERGER MAY BE LESS THAN THE VALUE OF YOUR SHARES OF CONOCO COMMON STOCK OR PHILLIPS COMMON STOCK AS OF THE DATE OF THE MERGER AGREEMENT OR ON THE DATES OF THE SPECIAL MEETINGS.

     Upon completion of the merger, all shares of Conoco common stock and Phillips common stock will be converted into the right to receive shares of New Parent common stock. The ratios at which the shares will be converted are fixed, and there will be no adjustment for changes in the market price of either Conoco common stock or Phillips common stock. Neither company is permitted to walk away from the merger or resolicit the vote of its stockholders solely because of changes in the market price of either company's common stock.

     There may be a significant amount of time between the dates when the Conoco stockholders and Phillips stockholders vote on the merger agreement at their special meetings and the date when the merger is completed. As a result, the relative or absolute prices of shares of Conoco common stock and Phillips common stock may vary significantly between the dates of the merger agreement, this document, the special meetings and the completion of the merger. These variations may be caused by, among other factors, changes in the businesses, operations, results and prospects of our companies, market expectations of the likelihood that the merger will be completed and the timing of its completion, the prospects for our post-merger operations, the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulators, and general market and economic conditions.

     In addition, it is impossible to predict accurately the market price of the New Parent common stock to be received by Conoco stockholders and Phillips stockholders after the completion of the merger. Accordingly, the prices of Conoco common stock and Phillips common stock on the dates of the special meetings may not be indicative of their prices immediately prior to the completion of the merger or the price of New Parent common stock after the merger is completed.

THE INTEGRATION OF CONOCO AND PHILLIPS FOLLOWING THE MERGER WILL PRESENT SIGNIFICANT CHALLENGES THAT MAY RESULT IN THE COMBINED COMPANY NOT OPERATING AS EFFECTIVELY AS EXPECTED OR IN A FAILURE TO ACHIEVE THE ANTICIPATED POTENTIAL BENEFITS OF THE MERGER.

     Conoco and Phillips will face significant challenges in consolidating functions, integrating their organizations, procedures and operations in a timely and efficient manner and retaining key Conoco and Phillips personnel. The integration of Conoco and Phillips will be complex and time-consuming, and the managements of Conoco and Phillips will have to dedicate substantial effort to it. These efforts could divert management's focus and resources from other strategic opportunities and from operational matters during the integration process.

THE MERGER IS SUBJECT TO THE RECEIPT OF CONSENTS AND APPROVALS FROM GOVERNMENT ENTITIES THAT COULD DELAY COMPLETION OF THE MERGER OR IMPOSE CONDITIONS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMBINED COMPANY OR CAUSE ABANDONMENT OF THE MERGER.

     Completion of the merger is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the receipt of consents, orders, approvals or clearances, as required, under the antitrust laws of the European Commission, Canada and those other regulatory authorities where the failure to obtain those approvals would have a material adverse effect on New Parent after completion of the merger. A substantial delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals could have an adverse effect on the business, financial condition or results of operations of Conoco or Phillips, or may cause the abandonment of the merger.

BECAUSE THE ESTIMATES OF COST SAVINGS AND COST SAVING COMPONENTS ARE INHERENTLY UNCERTAIN, THERE CAN BE NO ASSURANCE AS TO THE ACCURACY OF THESE ESTIMATES.

     The cost savings estimates are based on a number of assumptions, including that the combined company will be able to implement necessary cost saving programs such as headcount reductions, consolidation of geographically proximate facilities and elimination of duplicative administrative programs within a defined period. In addition, the cost savings estimates assume that the combined company will be able to realize merger efficiencies such as procurement economies resulting from the increased size of the combined company. Failure to successfully implement necessary cost saving programs or otherwise realize merger efficiencies will result in lower than expected cost savings in connection with the merger.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus, including information incorporated by reference in this joint proxy statement/prospectus (see "Where You Can Find More Information" on page 125), contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and businesses of each of Conoco, Phillips and New Parent, as well as certain information relating to the merger, including, without limitation:

     - statements relating to the synergies and accretion to reported earnings estimated to result from the merger;

     - statements relating to revenue, income and operations of the combined company after the merger; and

     - statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects" or similar expressions.

     The managements of Conoco and Phillips believe that these forward-looking statements are reasonable; however, you should not place undue reliance on these statements, as they are based on our managements' current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

     - the risk factors described under "Risk Factors Relating to the Merger" on page 13;

     - changes in the businesses, operations, results and prospects of our companies;

     - worldwide crude oil or natural gas prices, which are outside the control of Conoco and Phillips, may be lower than expected;

     - revenues following the merger may be lower than expected;

     - expected cost savings from the merger may not be fully realized or realized within the expected time frame;

     - market expectations of the likelihood that the merger will be completed and the timing of its completion;

     - the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulators;

     - the prospects of post-merger operations;

     - costs or difficulties related to the integration of the businesses of Conoco and Phillips may be greater than expected;

     - general economic conditions, either internationally or nationally or in the jurisdictions in which Conoco and Phillips are doing business, may be less favorable than expected;

     - legislative or regulatory changes may adversely affect the businesses in which Conoco and Phillips are engaged;

     - there may be environmental risks and liability under U.S. federal and state and foreign environmental laws and regulations;

     - changes may occur in the securities markets; and

     - other economic, business, competitive and/or regulatory factors may affect Conoco's and Phillips' businesses generally as described in Conoco's and Phillips' filings with the Securities and Exchange Commission.

     Except for their ongoing obligations to disclose material information under U.S. federal securities laws, none of New Parent, Conoco and Phillips undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this document, or to report the occurrence of unanticipated events.

     New Parent acknowledges that the safe harbor provisions of the Private Securities Litigation Reform Act do not apply to it in connection with its initial public offering of New Parent common stock.

                              RECENT DEVELOPMENTS

     On January 24, 2002, Conoco and Phillips announced their respective 2001 fourth-quarter earnings. Conoco's fourth-quarter net income totaled $127 million, or $0.20 per diluted share, and total revenues for the quarter were $8.5 billion. For the year, Conoco's net income totaled $1.6 billion, or $2.50 per diluted share, and total revenues were $39.5 billion. Conoco also announced that it has set its 2002 capital budget at $2.8 billion.

     Phillips' fourth-quarter net income totaled $162 million, or $0.42 per diluted share, and total revenues for the quarter were $10.0 billion. For the year, Phillips' net income totaled $1.7 billion, or $5.63 per diluted share, and total revenues were $26.9 billion. Phillips' capital budget of $3.5 billion for 2002 was previously announced.

     On January 21, 2002, Phillips announced that Thomas O'Malley had resigned from the Phillips Board of Directors, reducing the total number of Phillips directors to 10.

                           THE CONOCO SPECIAL MEETING

     We are furnishing this joint proxy statement/prospectus to Conoco stockholders as part of the solicitation of proxies by the Conoco Board of Directors for use at the Conoco special meeting.

DATE, TIME AND PLACE

     Conoco will hold the Conoco special meeting on Tuesday, March 12, 2002, at 10:00 a.m., local time, at Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas.

PURPOSE OF THE CONOCO SPECIAL MEETING

     At the Conoco special meeting, we are asking holders of record of Conoco common stock to consider and vote on a proposal to adopt the merger agreement by and among Conoco, Phillips, New Parent, C Merger Corp. and P Merger Corp. See "The Merger" on page 24 and "The Merger Agreement" on page 69.

     The Conoco Board of Directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of Conoco stockholders and has approved the merger agreement.

     THE CONOCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CONOCO STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

     Certain directors of Conoco, including Mr. Dunham, will receive substantial benefits in connection with the merger. For a discussion of the benefits and the other interests of directors and officers that are different from or in addition to the interests of other stockholders, see "The Merger -- Interests of Conoco Directors and Management in the Merger" on page 54.

CONOCO RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only holders of record of Conoco common stock at the close of business on February 6, 2002, the Conoco record date, are entitled to notice of and to vote at the Conoco special meeting. On the Conoco record date approximately 625,865,650 shares of Conoco common stock were issued and outstanding and held by approximately 8,667 holders of record. A quorum will be present at the Conoco special meeting if the holders of a majority of the shares of Conoco common stock outstanding and entitled to vote on the Conoco record date are present, in person or by proxy. If a quorum is not present at the Conoco special meeting, we expect that the Conoco special meeting will be adjourned to solicit additional proxies. Holders of record of Conoco common stock on the Conoco record date are entitled to one vote per share at the Conoco special meeting on the proposal to adopt the merger agreement.

VOTE REQUIRED

     The adoption of the merger agreement by Conoco stockholders requires the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the Conoco special meeting as of the Conoco record date, either in person or by proxy, voting as a single class.

VOTING BY CONOCO DIRECTORS AND EXECUTIVE OFFICERS

     At the close of business on the Conoco record date, Conoco directors and executive officers owned and were entitled to vote less than 1% of the Conoco common stock outstanding on that date. Each Conoco director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Conoco common stock owned by him or her for the adoption of the merger agreement.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the Conoco special meeting will be voted at the Conoco special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the adoption of the merger agreement.

     Conoco common stock represented at the Conoco special meeting but not voting, including Conoco common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Conoco special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the proposal. AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT. Also, under New York Stock Exchange rules, brokers that hold shares of Conoco common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. If a Conoco stockholder owns shares through a broker and attends the Conoco special meeting, the stockholder should bring a letter from that stockholder's broker identifying that stockholder as the beneficial owner of the shares and authorizing the stockholder to vote.

     The persons named as proxies by a Conoco stockholder may vote for one or more adjournments of the Conoco special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment.

     Conoco does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the Conoco special meeting. If, however, other matters are properly presented at the Conoco special meeting, the persons named as proxies will vote in accordance with the recommendation of the Conoco Board of Directors.

REVOCABILITY OF PROXIES

     Submitting a proxy on the enclosed form does not preclude a Conoco stockholder from voting in person at the Conoco special meeting. A Conoco stockholder may revoke a proxy at any time before it is voted by filing with Conoco a duly executed revocation of proxy, by submitting a duly executed proxy to Conoco with a later date or by appearing at the Conoco special meeting and voting in person. Conoco stockholders may revoke a proxy by any of these methods, regardless of the method used to deliver a stockholder's previous proxy. Attendance at the Conoco special meeting without voting will not itself revoke a proxy.

SOLICITATION OF PROXIES

     Conoco and Phillips will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of Conoco and its subsidiaries, who will not be specially compensated, may solicit proxies from Conoco stockholders by telephone, facsimile, telegram or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and Conoco will reimburse them for their reasonable out-of-pocket expenses.

     Conoco will mail a copy of this joint proxy statement/prospectus to each holder of record of Conoco common stock on the Conoco record date.

     You should not send in any Conoco share certificates with your proxy card. A letter of transmittal with instructions for the surrender of your Conoco share certificates will be mailed to you as soon as practicable after completion of the merger.

     Conoco has retained Innisfree M&A Incorporated to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for a fee of $50,000 plus reimbursement for expenses.

PROXIES FOR PARTICIPANTS IN CONOCO PLANS

     If you are a participant or eligible beneficiary in the Thrift Plan for Employees of Conoco or the Thrift Plan for Retail Employees of Conoco, you will receive combined voting instructions for those holdings in addition to the voting instructions you will receive for your individual holdings. If you are a record holder of Conoco common stock or a participant in any eligible stock plans for employees outside the United States, you will receive a separate proxy card for each of these holdings. Please complete, sign and mail all proxy cards you receive to ensure that all of your shares are represented at the Conoco special meeting. An independent fiduciary for the thrift plans will direct the voting, in its discretion, of all shares held in the thrift plans for which no voting instructions are received by March 6, 2002.

                          THE PHILLIPS SPECIAL MEETING

     We are furnishing this joint proxy statement/prospectus to Phillips stockholders as part of the solicitation of proxies by the Phillips Board of Directors for use at the Phillips special meeting.

DATE, TIME AND PLACE

     Phillips will hold its special meeting on Tuesday, March 12, 2002, at 10:00 a.m., local time, at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma.

PURPOSE OF THE PHILLIPS SPECIAL MEETING

     At the Phillips special meeting, we are asking holders of record of Phillips common stock to consider and vote on a proposal to adopt the merger agreement by and among Conoco, Phillips, New Parent, C Merger Corp. and P Merger Corp. See "The Merger" on page 24 and "The Merger Agreement" on page 69.

     The Phillips Board of Directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of Phillips stockholders and has approved the merger agreement.

     THE PHILLIPS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PHILLIPS STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

     Certain directors of Phillips, including Mr. Mulva, will receive substantial benefits in connection with the merger. For a discussion of the benefits and the other interests of directors and officers that are different from or in addition to the interests of other stockholders, see "The
Merger -- Interests of Phillips Directors and Management in the Merger" on page 59.

PHILLIPS RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only holders of record of Phillips common stock at the close of business on February 6, 2002, the Phillips record date, are entitled to notice of and to vote at the Phillips special meeting. On the Phillips record date, approximately 409,529,241 shares of Phillips common stock were issued and outstanding and held by approximately 54,504 holders of record. A quorum will be present at the Phillips special meeting if holders of a majority of the shares of Phillips common stock outstanding and entitled to vote on the Phillips record date are present, in person or by proxy. If a quorum is not present at the Phillips special meeting, we expect that the Phillips special meeting will be adjourned to solicit additional proxies. Holders of record of Phillips common stock on the Phillips record date are entitled to one vote per share at the Phillips special meeting on the proposal to adopt the merger agreement.

VOTE REQUIRED

     The adoption of the merger agreement by Phillips stockholders requires the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the Phillips special meeting as of the Phillips record date, either in person or by proxy, voting as a single class.

VOTING BY PHILLIPS DIRECTORS AND EXECUTIVE OFFICERS

     At the close of business on the Phillips record date, Phillips directors and executive officers owned and were entitled to vote less than 1% of the Phillips common stock outstanding on that date. Each Phillips director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Phillips common stock owned by him or her for the adoption of the merger agreement.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the Phillips special meeting will be voted at the Phillips special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the adoption of the merger agreement.

     In addition to manually executing and returning a proxy by mail, Phillips stockholders may submit a proxy by telephone. If submitting a proxy by telephone, the stockholder should dial the toll-free number indicated on the stockholder's proxy card. The stockholder will then be prompted to enter the control number printed on his or her proxy card and to follow the subsequent instructions.

     Phillips common stock represented at the Phillips special meeting but not voting, including Phillips common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Phillips special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the proposals. AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT. Also, under New York Stock Exchange rules, brokers that hold Phillips common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. If a Phillips stockholder owns shares through a broker and attends the Phillips special meeting, the stockholder should bring a letter from that stockholder's broker identifying that stockholder as the beneficial owner of the shares and authorizing the stockholder to vote.

     The persons named as proxies by a Phillips stockholder may vote for one or more adjournments of the Phillips special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment.

     Phillips does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the Phillips special meeting. If, however, other matters are properly presented at the Phillips special meeting, the persons named as proxies will vote in accordance with the recommendation of the Phillips Board of Directors.

REVOCABILITY OF PROXIES

     Submitting a proxy on the enclosed form or by telephone does not preclude a Phillips stockholder from voting in person at the Phillips special meeting. A Phillips stockholder may revoke a proxy at any time before it is voted by filing with Phillips a duly executed revocation of proxy, by submitting a duly executed proxy or telephone proxy to Phillips with a later date or by appearing at the Phillips special meeting and voting in person. Phillips stockholders may revoke a proxy by any of these methods, regardless of the method used to deliver a stockholder's previous proxy. Attendance at the Phillips special meeting without voting will not itself revoke a proxy.

SOLICITATION OF PROXIES

     Conoco and Phillips will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. In addition to solicitation by mail, the directors, officers and employees of Phillips and its subsidiaries, who will not be specially compensated, may solicit proxies from Phillips stockholders by telephone, facsimile, telegram or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and Phillips will reimburse them for their reasonable out-of-pocket expenses.

     Phillips will mail a copy of this joint proxy statement/prospectus to each holder of record of Phillips common stock on the Phillips record date.

     You should not send in any Phillips share certificates with your proxy card. Phillips share certificates immediately prior to the completion of merger will be deemed to represent New Parent common stock following the merger. Phillips stockholders, however, may elect to exchange their Phillips share certificates for New Parent share certificates, at their option.

     Phillips has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for a fee of $40,000 plus reimbursement for expenses.

PROXIES FOR PARTICIPANTS IN PHILLIPS SAVINGS PLANS

     If you are a participant or eligible beneficiary in a Phillips savings plan, you will receive a voting instruction card from the trustee of that Phillips savings plan with respect to shares attributable to your account. Shares of Phillips common stock held by the trustees of the Phillips savings plans will be voted by the respective trustees in accordance with instructions from participants and eligible beneficiaries. Shares held in Phillips' domestic savings plans other than the Retirement Savings Plan, or RSP, for which no instructions are received, including unallocated shares in the Long-Term Stock Savings Plan, will be voted by the respective trustees in the same manner and proportion as instructed by eligible employee participants. Shares held in Phillips' international savings plans for which no instructions are received will be voted by the respective trustees in the same manner and proportion as the shares for which instructions are received. Shares held in the RSP for which no instructions are received are voted by the trustee in its discretion.

     Trustees of the Phillips international savings plans, other than the Irish plan, will receive a voting instruction card to instruct the trustee of the Phillips Compensation and Benefits Trust, which we refer to as the "CBT", to vote the shares of Phillips common stock held by the CBT for which the international savings plan trustees are authorized to give voting instructions in the same manner and proportion as shares held in the plan for which Phillips international savings plan trustees receive instructions from plan participants. If you are a regular employee eligible to give voting instructions under the CBT, you will receive a voting instruction card from the trustee of the CBT. Shares of Phillips common stock held by the CBT, other than those for which the trustees of the international savings plans are authorized to give instructions, will be voted by the CBT trustee in accordance with instructions from Phillips employees in the same manner and proportion as instructed by eligible employee participants. Voting instructions to the trustees of the Phillips international savings plans and the CBT may be either in writing or by means of the respective plan's or trust's telephone voting procedures.

ATTENDING THE SPECIAL MEETING

     If you are a holder of record and plan to attend the Phillips special meeting, please indicate this when you vote. The lower portion of the proxy card will be your admission ticket. IF YOU ARE A BENEFICIAL OWNER OF PHILLIPS COMMON STOCK HELD BY A BROKER, BANK, OR OTHER NOMINEE, YOU WILL NEED PROOF OF OWNERSHIP TO BE ADMITTED TO THE PHILLIPS SPECIAL MEETING. A recent brokerage or benefit plan statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your Phillips common stock held in nominee name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares. If you are an employee, your employee I.D. badge will serve as your admission ticket.

                                   THE MERGER

     The discussion in this joint proxy statement/prospectus of the merger and the principal terms of the merger agreement dated as of November 18, 2001, by and among Conoco, Phillips, New Parent, Corvette Merger Corp. (which was renamed C Merger Corp.) and Porsche Merger Corp. (which was renamed P Merger Corp.), is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated in this joint proxy statement/prospectus by reference.

GENERAL DESCRIPTION OF THE MERGER

     Pursuant to the merger agreement, P Merger Corp. will merge with and into Phillips and C Merger Corp. will merge with and into Conoco, with each of Phillips and Conoco surviving as wholly owned subsidiaries of New Parent. In the merger, each outstanding share of Conoco common stock, par value $0.01 per share, will be converted into the right to receive 0.4677 of a share of New Parent common stock, par value $0.01 per share, and each outstanding share of Phillips common stock, par value $1.25 per share, will be converted into the right to receive one share of New Parent common stock. As a result,

     - Conoco and Phillips will become wholly owned subsidiaries of New Parent, and

     - former Conoco stockholders will hold approximately 43.4%, and former Phillips stockholders will hold approximately 56.6%, of the outstanding shares of New Parent common stock.

BACKGROUND TO THE MERGER

     The oil and gas industry has experienced significant consolidation in recent years. Beginning with the merger of British Petroleum and Amoco Corp. in 1998, the consolidation continued with the merger of Exxon Corp. and Mobil Oil Corp. in 1999, the merger of Total Fina S.A. with Elf Aquitaine in 2000, the acquisition of Atlantic Richfield Co. by BP Amoco p.l.c. in 2000, the merger of Chevron Corporation and Texaco Inc. in 2001 and many smaller transactions.

     In June 2000, Archie W. Dunham, Chairman of the Board, President and Chief Executive Officer of Conoco, contacted J.J. Mulva, Chairman of the Board and Chief Executive Officer of Phillips, regarding a possible merger of equals of the two companies. Several meetings and discussions ensued during the summer of 2000. In October 2000, Mr. Dunham proposed terms with respect to valuation based on a 20-day average trading price of each company's common stock, board size and composition, headquarters' location, company name and transaction structure. Mr. Dunham also proposed that he would serve as Chairman of the Board, and that Mr. Mulva would serve as President and Chief Executive Officer, of the combined company and that the two of them would be jointly responsible for the selection, responsibilities, compensation and removal of the executive officers, management structure, long-range plans, major acquisitions and divestitures and major capital structure changes. However, Conoco and Phillips could not reach agreement on key terms and discussions were terminated in late October.

     Following the termination of talks between Conoco and Phillips, each of Conoco and Phillips pursued alternative strategies to grow and increase shareholder value. Conoco acquired Gulf Canada Resources Limited in July 2001, and Phillips integrated Atlantic Richfield Co.'s Alaska production assets that Phillips had acquired in April 2000 and acquired Tosco Corporation in September 2001. As part of its consideration of its alternative strategies, Conoco retained Credit Suisse First Boston on April 9, 2001, to provide certain financial advisory services to Conoco regarding possible transactions.

     Following its acquisition of Tosco, Phillips again examined a number of potential acquisitions of both large and small companies and assets and other strategic business opportunities in the upstream sector. None of the alternatives considered was as large a transaction as the merger, offered comparable synergies, was as financially attractive or offered as comprehensive and complementary a fit for Phillips as a business combination with Conoco. Based on management analyses, the Phillips Board of Directors concluded that a business combination with Conoco presented the best strategic opportunity for Phillips and its stockholders.

     On September 10, 2001, at its regular meeting, the Phillips Board of Directors authorized Mr. Mulva to contact Mr. Dunham to initiate a discussion about a possible business combination between Phillips and Conoco.

     Later in the week of September 10, 2001, Mr. Mulva's office contacted Mr. Dunham's office and a meeting between Messrs. Dunham and Mulva was scheduled for September 28, 2001.

     On September 28, Mr. Dunham and Mr. Mulva met in Oklahoma City. At that meeting Mr. Mulva outlined his proposal for a business combination. Mr. Mulva also proposed that the selection of other executive officers for the combined company be from the existing executives of Conoco and Phillips on the basis of merit and that the name of the combined company be determined later. Mr. Dunham and Mr. Mulva also discussed possible headquarters and other significant locations for the combined company.

     On October 8, 2001, at the regular meeting of the Phillips Board of Directors, Mr. Mulva reported on his meeting with Mr. Dunham. The Phillips Board of Directors authorized Mr. Mulva to continue to negotiate the terms of a possible merger of equals with Mr. Dunham. Throughout the period from October 3 through November 17, Mr. Mulva had regular telephone conversations with the members of the Phillips Board of Directors, advising them of the status of the merger discussions.

     On October 8, 2001, Mr. Dunham met with the Conoco Executive Committee and discussed the possibility of a combination with Phillips on terms comparable to those proposed by Mr. Dunham in October of 2000. The Executive Committee was supportive of continued discussions.

     On October 11, 2001, Mr. Dunham and Mr. Mulva had a follow-up conversation by telephone in which they further discussed the proposals made by Mr. Mulva at their meeting on September 28, 2001, and agreed to meet in Houston on October 16, 2001.

     On October 16, 2001, Mr. Dunham and Mr. Mulva met in Houston to discuss each company's vision, strategies, long-range objectives, values and culture. At the conclusion of that meeting, Messrs. Dunham and Mulva agreed that the general counsels of each company should meet to discuss certain matters relating to Phillips' recent acquisition of Tosco about which Mr. Dunham and his management team wished to be better informed before proceeding further with the merger discussions.

     On October 19, 2001, Rick A. Harrington, Senior Vice President and General Counsel of Conoco, and J. Bryan Whitworth, Executive Vice President, General Counsel and Chief Administrative Officer of Phillips met in New York. At that meeting Messrs. Harrington and Whitworth, assisted by other members of the management of each company, discussed Phillips' recent acquisition of Tosco. In addition, Messrs. Harrington and Whitworth, together with Conoco's and Phillips' respective legal advisors, also discussed Conoco's recent acquisition of Gulf Canada and various structuring and timetable issues with respect to a potential transaction.

     On October 24, 2001, Mr. Dunham and Mr. Mulva spoke again by telephone and determined that they were satisfied with the reports received on the meeting between their general counsels. Mr. Dunham informed Mr. Mulva that he would discuss the proposed combination of Conoco and Phillips at the upcoming meeting of the Conoco Board of Directors on October 30 and agreed to meet again with Mr. Mulva on November 1, 2001, if the Conoco Board of Directors was favorably disposed toward proceeding to negotiate a transaction.

     During the meeting of the Conoco Board of Directors on October 30, 2001, Mr. Dunham reported on his discussions with Mr. Mulva regarding the merger. The Conoco Board of Directors authorized Conoco's management to continue to negotiate the terms of a possible merger of equals with Phillips.

     On November 1, 2001, Mr. Dunham and Mr. Mulva met again in Houston. At that meeting Mr. Dunham made a proposal for valuing the two companies based on the average trading price of each company's common stock for the 20 trading days prior to signing the merger agreement. Mr. Dunham also proposed a holding company structure with Conoco and Phillips becoming subsidiaries of a new company to be named "ConocoPhillips." Mr. Dunham agreed that he would delay his retirement in order to serve as Chairman, and that Mr. Mulva would serve as President and Chief Executive Officer, of the combined company. Messrs. Dunham and Mulva further discussed the appropriate division of their roles and responsibilities as Chairman and President and Chief Executive Officer, respectively, of the combined company.

     On November 2, 2001, at the instruction of Mr. Whitworth, Phillips' legal advisors sent a draft of a merger agreement to Conoco's legal advisors. Conoco and Phillips and their respective legal advisors began negotiating the merger agreement and other documents related to the proposed transaction on November 5, 2001 and negotiations on principal legal issues, including appropriate deal protections, continued through November 17, 2001.

     On November 4, 2001, Mr. Dunham and Mr. Mulva again spoke by telephone. They agreed, subject to due diligence and to the resolution of remaining issues, that the valuation of the two companies should be based on the average trading price of each company's common stock for the 20 trading days prior to signing the merger agreement and that the transaction should utilize a holding company structure. They also further discussed the governance arrangements for the combined company and agreed that Messrs. Harrington and Whitworth should propose language on this subject to be incorporated in the by-laws of the combined company and in the employment agreements to be entered into in connection with the proposed transaction. Mr. Dunham and Mr. Mulva agreed that the headquarters of the combined company would be in Houston but that the company would maintain a significant and continuing presence in Oklahoma. They also discussed procedural matters, including a timetable for the proposed transaction.

     On November 6, 2001, Conoco and Phillips entered into a mutual confidentiality agreement governing the exchange of confidential information during each company's due diligence review of the other.

     Beginning November 7, 2001, a team of Conoco managers led by Philip L. Frederickson, Conoco's Senior Vice President for Corporate Strategy and Business Development, and a team of Phillips' managers led by John E. Lowe, Phillips' Senior Vice President, Corporate Strategy and Development, and John A. Carrig, Phillips' Senior Vice President and Chief Financial Officer, met in New York to discuss financial and accounting issues and potential synergies arising from combining the two companies.

     On November 9, 2001, Conoco retained Morgan Stanley & Co. Incorporated and Phillips retained Goldman, Sachs & Co., as their respective financial advisors. On November 14, 2001, Conoco also retained Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation as its financial advisors and Phillips also retained J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as its financial advisors. Pursuant to the terms of its April 9, 2001 engagement Credit Suisse First Boston was entitled to be engaged by Conoco as a financial advisor in connection with the merger, and, in connection with the merger, it was asked to continue to make available its expertise on alternative transactions based upon work it had performed for Conoco in the past.

     On November 11 and 12, 2001, teams of Conoco and Phillips management held a series of meetings in New York to discuss the operations of the various business units of their respective companies and to exchange due diligence materials covering the major business units of each company. These materials included financial models, which were within the range of publicly available financial projections. (Conoco and Phillips did not subsequently exchange, directly or indirectly, financial modeling information.) Management representatives from each company's human resources, legal, finance and accounting, and health, safety and environmental organizations also met to exchange due diligence materials. Following these meetings, the companies continued to discuss financial and accounting issues and to perform further due diligence on each other.

     On November 11 and 12, 2001, Mr. Mulva and Mr. Dunham again spoke by telephone. In these conversations, each expressed satisfaction with the progress of the meetings between their respective management teams and each agreed that they would present the final terms of the transaction for consideration by their respective boards at special meetings to be scheduled for the coming weekend.

     On November 13, 2001, as contemplated by the Tax Sharing Agreement, dated as of October 27, 1998, by and among E. I. Du Pont de Nemours and Company and Conoco, entered into at the time of Du Pont's divestiture of Conoco, Conoco delivered to Du Pont tax opinions of its and Phillips' legal advisors regarding the effect of the proposed business combination between Conoco and Phillips on the tax treatment of the split-off by Du Pont of its investment in Conoco in August 1999 under Section 355 of the Code. On November 16, 2001, Du Pont advised Conoco that the foregoing opinions were acceptable to it. As a result of Du Pont's acceptance of the tax opinions, Conoco complied with the conditions precedent in the Tax Sharing Agreement to its entry into the merger agreement with Phillips.

     On November 16, 2001, the Conoco Board of Directors held a special meeting in Houston at which Conoco's senior management and its financial and legal advisors were present. Senior management made presentations on the background and strategic rationale for the proposed combination with Phillips. Morgan Stanley made a presentation on the financial aspects of the transaction and Conoco's legal advisors reviewed the terms of the proposed merger agreement and the proposed governance of the combined company and discussed various legal and regulatory issues relating to the proposed combination. Members of the Conoco compensation committee shared the highlights of their discussions regarding, and stated their support for, the new employment agreement and compensation arrangements that Conoco and New Parent would enter into with Mr. Dunham. Following further discussion, the Conoco Board of Directors agreed to meet again on November 18 for further deliberation by the directors, pending the outcome of the special meeting of the Phillips Board of Directors scheduled for November 17, 2001.

     On November 17, 2001, the Phillips Board of Directors held a special meeting in New York at which Phillips' senior management and its financial and legal advisors were present. Senior management made presentations on the background and strategic rationale for the proposed combination with Conoco. On behalf of all three financial advisors, Goldman Sachs made a presentation on the financial aspects of the transaction. Each of the three financial advisors delivered its oral opinion, subsequently confirmed in writing on November 18, 2001, that the exchange ratio of one share of New Parent common stock for each share of Phillips common stock relative to the exchange ratio of 0.4677 of a share of New Parent common stock for each share of Conoco common stock, was fair from a financial point of view to the holders of Phillips common stock. Phillips' legal advisor reviewed with the Phillips Board of Directors the terms of the proposed merger agreement and the fiduciary duties of the Phillips Board of Directors. The Phillips Board of Directors also discussed the employment agreement and compensation arrangements that Conoco and New Parent would enter into with Mr. Dunham and discussed and approved the employment agreement and other compensation arrangements that Phillips and New Parent would enter into with Mr. Mulva. Following further discussion, the Phillips Board of Directors unanimously determined that the terms of the merger agreement and the transactions contemplated by that agreement are advisable, fair to and in the best interests of Phillips and its stockholders, unanimously approved the merger agreement and the transactions contemplated by that agreement and unanimously recommended that the merger agreement be adopted by the holders of Phillips common stock.

     On the evening of November 17, 2001, Phillips and Conoco and their respective legal advisors completed preparation of the merger agreement, the related schedules and exhibits and the employment agreements for Messrs. Dunham and Mulva to put them in form for signatures.

     On November 18, 2001, a special meeting of the Conoco Board of Directors was held. At that meeting, Morgan Stanley and Conoco's legal advisors updated the Conoco Board of Directors on developments regarding the exchange ratio, the terms of the merger agreement and other matters. In addition, Morgan Stanley delivered its oral opinion, subsequently confirmed in writing, and Salomon Smith Barney delivered its written opinion that the exchange ratio of 0.4677 shares of New Parent common stock for each share of Conoco common stock was fair from a financial point of view to the holders of Conoco common stock. Credit Suisse First Boston was not requested to provide, and did not provide, a fairness opinion. The Conoco Board of Directors also discussed the employment agreement and compensation arrangements that Conoco and New Parent would enter into with Mr. Dunham. Following further discussion, the Conoco Board of Directors unanimously determined that the terms of the merger agreement and the transactions contemplated by that agreement are advisable, fair to and in the best interests of Conoco and its stockholders, approved the merger agreement and the transactions contemplated by that agreement and recommended that the merger agreement be adopted by the holders of Conoco common stock and unanimously approved the terms of the employment agreement and compensation arrangements that Conoco and New Parent would enter into with Mr. Dunham.

     On November 18, 2001, the definitive agreements providing for the merger were executed. That afternoon Conoco and Phillips issued a joint press release announcing the transaction.

REASONS FOR THE MERGER

     The Conoco Board of Directors and the Phillips Board of Directors believe that the complementary strategies of Conoco and Phillips, in combination with their management, personnel, technical expertise and financial strength, will create a company with capabilities and resources better positioned to succeed and grow in the new competitive energy marketplace.

     We believe the merger joins two well-managed companies, providing substantial strategic and financial benefits to Conoco stockholders and Phillips stockholders. The benefits are expected to include:

     - Expanded Scope and Scale to Succeed as a Major Integrated Oil Company in the Changing Marketplace. We believe that the combined company should create significant additional value for our stockholders and accelerate our growth from a strong financial and operational position.

      In the upstream segment, the combined company's global scale and presence will allow for increased efficiency in core areas and delivery of legacy growth projects -- very large oil and gas resources that can generate revenue for many years with competitive per-unit costs. The combined company would have pro forma hydrocarbon reserves at December 31, 2000, of
      8.4 billion barrels of oil equivalent, or BOE, of proved oil and gas reserves, plus 0.3 billion BOE of tar sands reserves. Pro forma daily production would be 1.6 million BOE (which excludes tar sands production) based on Conoco's and Phillips' estimates for 2001 year-end production. The combined company will have numerous assets capable of long-term production, including those in Alaska, Canada, the Lower 48, the North Sea, Venezuela, Indonesia, Vietnam, China, the Timor Sea, the Middle East, Russia and the Caspian area.

      In the refining and marketing segment, the combined company will operate or have equity interests in 19 refineries in the United States, the United Kingdom, Ireland, Germany, the Czech Republic and Malaysia, with a refining capacity of 2.6 million barrels a day. It will also have a strong marketing presence in the United States.

      In addition to maintaining Conoco's midstream natural gas business in the United States, Canada and Trinidad, the combined company will continue Phillips' equity participation in the natural gas gathering and processing joint venture, Duke Energy Field Services. The combined company will also continue Phillips' equity participation in the chemicals and plastics joint venture, Chevron Phillips Chemical Company.

     - Strategic Fit and Compatibility. We believe that the combination creates an extraordinary set of complementary capabilities, drawing on the talented management and core competencies of both Conoco and Phillips. Conoco and Phillips bring together a long history of technological innovation and leadership. The merger creates the opportunity to further apply our capabilities across a much broader asset base. As a result of the merger, the combined company will have numerous legacy asset positions in upstream areas, including those in Alaska, Canada, the lower 48 states, the North Sea, Venezuela, China, the Timor Sea, Indonesia, Vietnam, the Middle East, Russia and the Caspian area, and will become a global player in refining and marketing with operations in North America, Europe and Southeast Asia. We also will have a much broader platform for future growth in the Middle East, the Caspian Sea, West Africa and Russia. In addition, the combined company will inherit Conoco's and Phillips' shared core values and our commitment to safety, environmental responsibility, maintenance of the highest ethical standards and valuing our employees. While we believe that the combined managements of Conoco and Phillips will be able to realize the opportunities created by the merger, we recognize that none of these benefits is assured. See "Risk Factors Relating to the Merger -- The integration of Conoco and Phillips following the merger will present significant challenges that may result in the combined company not operating as effectively as expected or in a failure to achieve the anticipated potential benefits of the merger" on page 13.

     - Strong Financial Position. We believe that the combined company will have strong and stable earnings and cash flow as a result of its outstanding portfolio diversification and a larger relative presence in more politically stable regions of the world. The diversified portfolio base also will allow the combined company to optimize and high grade our portfolio assets to enhance the future returns from our capital investments. In addition, the combined company will have a strong balance sheet, with an expected debt-to-capitalization ratio of approximately 35 percent.

     - Cost Savings. We expect the combined company to achieve annual recurring cost savings of at least $750 million within the first full year after the completion of the merger. These savings exclude one-time cost savings and expenses associated with the merger, which have not been fully identified or quantified. These savings are expected to result from more efficient exploration, production and downstream activities, and the elimination of duplicate corporate and administrative positions, programs and operating offices. A transition team led by Philip L. Frederickson, Conoco's Senior Vice President, Corporate Strategy and Business Development, and John E. Lowe, Phillips' Senior Vice President, Corporate Strategy and Development, is already at work to ensure that integration and synergy realization occurs quickly and smoothly. See "Risk Factors Relating to the Merger -- Because the estimates of cost savings and cost saving components are inherently uncertain, there can be no assurance as to the accuracy of these estimates" on page 14.

RECOMMENDATION OF THE CONOCO BOARD OF DIRECTORS

     At its meeting on November 18, 2001, after due consideration, the Conoco Board of Directors unanimously:

     - determined that it was advisable for Conoco to enter into the merger agreement and that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Conoco stockholders;

     - approved the merger agreement; and

     - recommended that Conoco stockholders vote for the adoption of the merger agreement.

     In approving the merger agreement and making these determinations and recommendations, the Conoco Board of Directors consulted with Conoco management as well as its outside legal counsel and financial advisors, and considered a number of factors.

     The Conoco Board of Directors considered the following positive factors relating to the merger:

     - the benefits of the merger described above under "-- Reasons for the Merger" on page 28;

     - the expectation that the merger would be immediately accretive (without taking into account one-time costs or one-time savings) to Conoco stockholders based on consensus security analyst earnings estimates and the achievement of anticipated recurring synergies;

     - the expectation that the merger would be a tax-free transaction for U.S. federal income tax purposes and the conversion of the Conoco common stock would be tax free to Conoco stockholders;

     - anticipated synergies from the transaction of $750 million per year resulting in cost savings and other benefits over time;

     - the expectation that the merger will create a combined company with strong and stable earnings and cash flow as a result of outstanding portfolio diversification and a low debt-to-capital ratio;

     - the terms and conditions of the merger agreement, one of which provides the Conoco Board of Directors the right to terminate the merger agreement prior to its approval by Conoco stockholders in the exercise of its fiduciary duty in connection with a superior proposal, subject to the termination fee of $550 million payable by Conoco in that event;

     - the proposed composition of the New Parent Board of Directors, including that Archie W. Dunham, Chairman and Chief Executive Officer of Conoco, would be the Chairman of the New Parent Board of Directors and that J. J. Mulva, Chairman and Chief Executive Officer of Phillips, would be President and Chief Executive Officer of New Parent, which is expected to facilitate the integration, and assist the continuation of the best practices and traditions, of the two companies following the merger by providing the combined company with the expertise and the leadership of both companies;

     - the provisions included in the New Parent organizational documents that ensure that the chairman and chief executive officer positions cannot be changed for a certain period of time without a supermajority vote of the New Parent Board of Directors, and that the "ConocoPhillips" name cannot be changed without a supermajority vote of New Parent stockholders and the unanimous approval of the New Parent Board of Directors, which provisions the Conoco Board of Directors believed would provide continuity and stability during the integration of the companies following the merger;

     - the analysis and presentation of Morgan Stanley, and the opinion of Morgan Stanley delivered orally on November 18, 2001, and subsequently confirmed in writing, and the written opinion of Salomon Smith Barney dated November 18, 2001, to the effect that, as of the date of each opinion, and subject to and based on the considerations set forth in each opinion, the exchange ratio applicable to Conoco stockholders in the merger is fair from a financial point of view to the holders of Conoco common stock (the written opinions of Morgan Stanley and Salomon Smith Barney are attached as Annexes D and E, respectively, to this joint proxy statement/prospectus); and

     - the potential benefits to Conoco's employees from the expanded opportunities available as part of a larger organization.

     The Conoco Board of Directors considered the following negative factors relating to the merger:

     - the problems inherent in merging the operations of two large companies, including the possibility that management may be distracted from regular business concerns by (1) unforeseen difficulties in integrating operations and systems, (2) likely employee uncertainty in the face of potential workforce reductions and difficulties in assimilating employees, and (3) potential adverse short-term effects on operating results of the combined company; and

     - the timing of receipt and the terms of approvals from appropriate government entities, including the possibility of delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals.

     The Conoco Board of Directors also considered the following factors relating to the merger:

     - the fact that the headquarters of New Parent will be in Houston, Texas, and that New Parent would have a significant and continuing presence in Oklahoma;

     - the review and analysis of each of Conoco's and Phillips' business, financial condition, earnings, risks and prospects;

     - the historical market prices and trading information with respect to the shares of Conoco common stock and Phillips common stock;

     - the comparisons of historical financial measures for Conoco and Phillips, including earnings, return on capital and cash flow, and comparisons of historical operational measures for Conoco and Phillips;

     - current industry, economic and market conditions, and the prospects of further restructuring and consolidation in the oil and gas industry; and

     - the interests that certain Conoco executive officers and directors may have with respect to the merger in addition to their interests as Conoco stockholders. See "-- Interests of Conoco Directors and Management in the Merger" on page 54.

     In view of the consolidating trend in the industry, and as part of its on-going review of strategies for growth, the Conoco Board of Directors from time to time reviewed and discussed a variety of possible transactions, including acquisitions and combinations with similarly sized and bigger companies. More specifically, the Conoco Board of Directors considered, at a number of board meetings including the meeting held on November 16, 2001, the feasibility and desirability of pursuing alternative strategies, including pursuing growth and increased stockholder value through (1) a large acquisition, such as the acquisition of Gulf Canada, (2) a series of small acquisitions and portfolio upgrading, (3) a transaction with a company of a similar size to Conoco and (4) a combination with a company much larger than Conoco. The Conoco Board of Directors determined that growth through a large acquisition or a series of small acquisitions either would not result in significant economies of scale or synergies or may subject the company to substantial execution risks and integration costs associated with the large number of acquisitions that would be necessary to bring about a growth opportunity comparable to a combination with Phillips. A combination with a company much larger than Conoco raised concerns involving the possible reasons for interest by a larger company, the feasibility of consummating the transaction given the likelihood of significant antitrust scrutiny and the willingness of a larger company to pay a fair premium for Conoco in the current economic environment facing the energy industry and to fairly value Conoco's emerging businesses. Ultimately, based on the anticipated synergies and the complementary asset basis and values, among other considerations, the Conoco Board of Directors determined that a merger of equals with Phillips presented the best possibility for growth and increased stockholder value for the Conoco stockholders.

     The Conoco Board of Directors believed that, overall, the potential benefits of the merger to Conoco and Conoco stockholders outweighed the risks.

     This discussion of the information and factors considered by the Conoco Board of Directors in making its decision is not intended to be exhaustive but includes all material factors considered by the Conoco Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Conoco Board of Directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the Conoco Board of Directors may have given different weight to different factors.

     THE CONOCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CONOCO COMMON STOCK VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

     Certain directors of Conoco, including Mr. Dunham, will receive substantial financial and other benefits in connection with the merger. For a discussion of the benefits and the other interests of directors and officers that are different from or in addition to the interests of other stockholders, see
"-- Interests of Conoco Directors and Management in the Merger" on page 54.

RECOMMENDATION OF THE PHILLIPS BOARD OF DIRECTORS

     At its meeting on November 17, 2001, after due consideration, the Phillips Board of Directors unanimously:

     - determined that it was advisable for Phillips to enter into the merger agreement, and that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Phillips stockholders;

     - approved the merger agreement; and

     - recommended that Phillips stockholders vote for the adoption of the merger agreement.

     In approving the merger agreement and making these determinations and recommendations, the Phillips Board of Directors consulted with Phillips management as well as its outside legal counsel and financial advisors, and considered a number of factors.

     The Phillips Board of Directors considered the following positive factors relating to the merger:

     - the benefits of the merger described above under "-- Reasons for the Merger" on page 28;

     - the expectation that the merger would be immediately accretive (without taking into account one-time costs or one-time savings) to Phillips stockholders based on consensus security analyst earnings estimates and the achievement of anticipated recurring synergies;

     - the expectation that the merger would be a tax-free transaction for U.S. federal income tax purposes and the conversion of the Phillips common stock would be tax free to Phillips stockholders;

     - anticipated synergies from the transaction of $750 million per year resulting in cost savings and other benefits over time;

     - the expectation that the merger will create a combined company with strong and stable earnings and cash flow as a result of outstanding portfolio diversification and a low debt-to-capital ratio;

     - the terms and conditions of the merger agreement, one of which provides the Phillips Board of Directors the right to terminate the merger agreement prior to its approval by Phillips stockholders in the exercise of its fiduciary duty in connection with a superior proposal, subject to the termination fee of $550 million payable by Phillips in that event;

     - the proposed composition of the New Parent Board of Directors, including that J. J. Mulva, Chairman and Chief Executive Officer of Phillips, would be President and Chief Executive Officer of New Parent and Archie W. Dunham, Chairman and Chief Executive Officer of Conoco, would be the Chairman of the New Parent Board of Directors, which is expected to facilitate the integration, and assist the continuation of the best practices and traditions, of the two companies following the merger by providing the combined company with the expertise and the leadership of both companies;

     - the provisions included in the New Parent organizational documents that ensure that the chairman and chief executive officer positions cannot be changed for a certain period of time without a supermajority vote of the New Parent Board of Directors, and that the "ConocoPhillips" name cannot be changed without a supermajority vote of New Parent stockholders and the unanimous approval of the New Parent Board of Directors, which provisions the Phillips Board of Directors believed would provide continuity and stability during the integration of the companies following the merger;

     - the analysis and presentation of Goldman Sachs on behalf of Goldman Sachs, JPMorgan and Merrill Lynch and the oral opinions of Goldman Sachs, JPMorgan and Merrill Lynch, each delivered on November 17, 2001, and each subsequently confirmed in writing on November 18, 2001, to the effect that, as of the date of each opinion, and based upon and subject to the various considerations, assumptions and limitations set forth in those opinions, the exchange ratio of one share of New Parent common stock for each share of Phillips common stock relative to the exchange ratio of
       0.4677 of a share of New Parent common stock for each share of Conoco common stock pursuant to the merger agreement is fair from a financial point of view to the holders of Phillips common stock (the written opinions of Goldman Sachs, JPMorgan and Merrill Lynch are attached as Annexes F, G and H, respectively, to this joint proxy statement/prospectus); and

     - the potential benefits to Phillips' employees from the expanded opportunities available as part of a larger organization.

     The Phillips Board of Directors considered the following negative factors relating to the merger:

     - the problems inherent in merging the operations of two large companies, including the possibility that management may be distracted from regular business concerns by (1) unforeseen difficulties in integrating operations and systems, (2) likely employee uncertainty in the face of potential workforce reductions and difficulties in assimilating employees, and (3) potential adverse short-term effects on operating results of the combined company; and

     - the timing of receipt and the terms of approvals from appropriate government entities, including the possibility of delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals.

     The Phillips Board of Directors also considered the following factors relating to the merger:

     - the fact that the headquarters of New Parent will be in Houston, Texas, and that New Parent would have a significant and continuing presence in Oklahoma;

     - the fact that New Parent would have a staggered board of directors;

     - the review and analysis of each of Conoco's and Phillips' business, financial condition, earnings, risks and prospects;

     - the historical market prices and trading information with respect to the shares of Phillips common stock and Conoco common stock;

     - the comparisons of historical financial measures for Phillips and Conoco, including earnings, return on capital and cash flow, and comparisons of historical operational measures for Phillips and Conoco;

     - current industry, economic and market conditions, and the prospects of further restructuring and consolidation in the oil and gas industry; and

     - the interests that certain Phillips executive officers and directors may have with respect to the merger in addition to their interests as Phillips stockholders. See "-- Interests of Phillips Directors and Management in the Merger" on page 59.

     The Phillips Board of Directors also considered the feasibility and desirability of pursuing alternative strategies, such as pursuing growth and increased stockholder value through acquisitions of assets or companies, such as the acquisition of ARCO's Alaska assets and the acquisition of Tosco. The Phillips Board of Directors reviewed a number of potential acquisitions, both large and small, and other strategic business opportunities in the upstream sector. None of the alternatives considered was as large a transaction as the merger, offered comparable synergies, was as financially attractive or offered as comprehensive and complementary a fit for Phillips as a business combination with Conoco.

     The Phillips Board of Directors believed that, overall, the potential benefits of the merger to Phillips and Phillips stockholders outweighed the risks.

     This discussion of the information and factors considered by the Phillips Board of Directors in making its decision is not intended to be exhaustive but includes all material factors considered by the Phillips Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Phillips Board of Directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, individual members of the Phillips Board of Directors may have given different weight to different factors.

     THE PHILLIPS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PHILLIPS COMMON STOCK VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

     Certain directors of Phillips, including Mr. Mulva, will receive substantial financial and other benefits in connection with the merger. For a discussion of the interests of directors and officers that are different from or in addition to the interests of other stockholders, see "-- Interests of Phillips Directors and Management in the Merger" on page 59.

OPINIONS OF CONOCO'S FINANCIAL ADVISORS

     Pursuant to separate letter agreements, Conoco retained Morgan Stanley, Salomon Smith Barney and Credit Suisse First Boston to act as its financial advisors in connection with the merger. Conoco did not request that a fairness opinion be provided by Credit Suisse First Boston Corporation in connection with the merger.

  OPINION OF MORGAN STANLEY

     At the meeting of the Conoco Board of Directors on November 18, 2001, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of November 18, 2001, and subject to and based on the considerations in its opinion, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to the holders of Conoco common stock. In its analysis of the fairness of the Conoco exchange ratio, Morgan Stanley took into account, among other considerations set forth in its opinion, the exchange ratio of one share of New Parent common stock for each share of Phillips common stock in the merger.

     THE FULL TEXT OF MORGAN STANLEY'S OPINION, DATED AS OF NOVEMBER 18, 2001, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY MORGAN STANLEY IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED INTO THIS JOINT PROXY/PROSPECTUS BY REFERENCE. WE URGE YOU TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF CONOCO, ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT TO THE HOLDERS OF CONOCO COMMON STOCK, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY CONOCO STOCKHOLDER AS TO HOW TO VOTE AT THE SPECIAL MEETING. THIS SUMMARY IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other business and financial information of Conoco and Phillips, respectively;

     - reviewed certain internal financial statements and other financial and operating data concerning Conoco and Phillips prepared by the respective managements of Conoco and Phillips;

     - reviewed certain financial forecasts prepared by the respective managements of Conoco and Phillips;

     - discussed with senior executives of Conoco and Phillips certain strategic, financial and operational benefits they expect to derive from the merger;

     - discussed the past and current operations and financial condition and the prospects of Conoco and Phillips with senior executives of Conoco and Phillips;

     - reviewed the pro forma impact of the merger on, among other things, Conoco's earnings per share, cash flow, consolidated capitalization and financial ratios;

     - reviewed and considered in the analysis, information prepared by the members of the respective senior managements of Conoco and Phillips relating to the relative contributions of Conoco and Phillips to the combined company;

     - reviewed the reported prices and trading activity for the Conoco common stock and the Phillips common stock;

     - compared the prices and trading activity of the Conoco common stock and the Phillips common stock with that of the securities of certain other publicly traded companies comparable with Conoco and Phillips;

     - reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

     - participated in certain discussions and negotiations among representatives of Conoco and Phillips and their financial and legal advisors;

     - reviewed the merger agreement and certain related documents; and

     - performed such other analyses and considered such other factors as deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to it for the purposes of its opinion. With respect to the financial forecasts that Morgan Stanley received from the respective managements of Conoco and Phillips, as well as information relating to certain strategic, financial and operational benefits of the merger, Morgan Stanley assumed that the information provided has been reasonably prepared on the bases reflecting the best currently available estimates and judgments of the future financial and operational performance of Conoco and Phillips, and New Parent, respectively. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Conoco or Phillips, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without material modification or waiver including, among other things, that the merger will be a tax-free transaction for U.S. federal income tax purposes. The opinion of Morgan Stanley is necessarily based on financial, economic, market and other conditions as in effect on, the information made available to Morgan Stanley as of, and the financial condition of Conoco and Phillips on, November 18, 2001.

  FINANCIAL ANALYSIS OF MORGAN STANLEY

     The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Exchange Ratio Analysis. Morgan Stanley compared the daily closing share price of Conoco common stock to the daily closing price of Phillips common stock during the period beginning from July 13, 1999 and ending November 14, 2001, and reviewed and analyzed the historical exchange ratios implied by these comparisons.

     Morgan Stanley also compared both the daily closing share price of Conoco common stock to the corresponding price of Phillips common stock and the daily last twenty-day average of Conoco common stock to the corresponding average of Phillips common stock over various periods beginning from November 14, 2000 and ending November 14, 2001, and reviewed and analyzed the historical exchange ratios implied by these comparisons. The following table presents the implied exchange ratios during the periods covered and as of November 14, 2001.

                           PHILLIPS SHARES PER CONOCO SHARE
---------------------------------------------------------------------------------------
PERIOD                                                        AVERAGE EXCHANGE RATIO(1)
------                                                        -------------------------
At November 14, 2001........................................            0.475x
Last twenty-day average.....................................            0.468
Last month average..........................................            0.467
Last 3 months average.......................................            0.488
Last 6 months average.......................................            0.498
Last 12 months average......................................            0.501

---------------

     (1) Averages of exchange ratios based on daily closing prices.

     As the agreed-upon exchange ratio was implied from the last twenty-day average of Conoco and Phillips common stock as of November 16, 2001, and Morgan Stanley, for purposes of its opinion, reviewed Conoco's and Phillips' stock prices until November 14, 2001, Morgan Stanley also analyzed the sensitivity to the actual exchange ratio on November 16, 2001, by examining independently both Conoco's and Phillips' stock price movements for November 15 and 16, 2001. Based on the actual closing prices per share of Conoco common stock and Phillips common stock on November 15 and November 16, 2001, the agreed-upon exchange ratio is substantially the same as that implied by the November 14 closing prices.

     Historical Share Price Performance. Morgan Stanley reviewed the price performance of Conoco common stock and Phillips common stock from July 13, 1999 through November 14, 2001. Morgan Stanley also reviewed the price performance of Conoco common stock and Phillips common stock from January 1, 2001 through November 14, 2001.

     Morgan Stanley compared the price performance of Conoco common stock and Phillips common stock from July 13, 1999 through November 14, 2001, with that of the S&P 500 Index. This analysis showed that the closing market prices during the period from July 13, 1999 through November 14, 2001, appreciated as follows:

                                                              APPRECIATION
                                                              ------------
Conoco......................................................       (6.8)%
Phillips....................................................        3.2
S&P 500.....................................................      (18.1)

     Morgan Stanley then compared the price performance of Conoco common stock and Phillips common stock from January 1, 2001 through November 14, 2001, with that of the S&P 500 Index. This analysis showed that the closing market prices during the period from January 1, 2001 through November 14, 2001, appreciated as follows:

                                                              APPRECIATION
                                                              ------------
Conoco......................................................     (12.3)%
Phillips....................................................      (6.1)
S&P 500.....................................................     (13.6)

     Last Twelve Months Trading Analysis. Morgan Stanley reviewed the daily closing share prices of Conoco common stock and Phillips common stock over the last twelve months. The table below shows the twelve-month high and low closing prices during that period, compared with a closing price on November 14, 2001, of $25.39 per share for Conoco common stock and $53.42 per share for Phillips common stock:

                                                              NOVEMBER 14, 2000
                                                                   THROUGH
                                                              NOVEMBER 14, 2001
                                                              -----------------
                                                               HIGH       LOW
                                                              -------   -------
Conoco......................................................  $33.15    $24.13
Phillips....................................................   67.52     50.40

The range of exchange ratios implied by this range of values for Conoco common stock and Phillips common stock is between 0.357x and 0.658x. The foregoing analysis was unaffected by the price movements in Conoco common stock and Phillips common stock on November 15 and November 16, 2001.

     Research Analysts' Future Price Targets Analysis. Morgan Stanley reviewed the 12-month price targets for the shares of Conoco common stock and Phillips common stock as projected in recent reports by analysts from eleven financial institutions, in the case of Conoco, and six financial institutions, in the case of Phillips. Such reports represent substantially all the research analysts' reports on Conoco and Phillips that were reasonably available and current at the time the analyses were performed. It should be noted that not all the selected analysts' reports presented all the data points used in Morgan Stanley's analysis. In addition, among the selected research analysts were an employee of Morgan Stanley and an employee of each of Salomon Smith Barney and Credit Suisse First Boston, Conoco's other financial advisors. These targets reflected each analyst's estimate of the future public market trading price of Conoco common stock and Phillips common stock at the end of the particular period considered for each estimate. Morgan Stanley then arrived at the present value for these targets using an estimated equity discount rate of 10.0%.

     This analysis showed the following range of values for Conoco common stock and Phillips common stock:

                                                         12-MONTH ANALYSTS' PRICE TARGET
                                                         -------------------------------
                                                            NOMINAL       PRESENT VALUE
                                                         --------------   --------------
Conoco.................................................  $28.00 - 39.00   $25.45 - 35.45
Phillips...............................................   55.00 - 72.00    50.00 - 65.45

The range of exchange ratios implied by this range of values for Conoco common stock and Phillips common stock is 0.389x to 0.709x.

     Comparable Companies Analysis. Morgan Stanley calculated aggregate value, as equity value adjusted for capital structure, to earnings before interest, taxes, depreciation, amortization and exploration cost, which is referred to as EBITDAX, multiples for Conoco and Phillips for the fiscal year 2002 based on First Call estimates.* Morgan Stanley then compared the EBITDAX multiples obtained for Conoco and Phillips with multiples obtained for a group of selected oil and gas companies.

     The selected oil and gas companies forming such group were ExxonMobil, BP, ChevronTexaco, Royal Dutch Shell, Occidental, Amerada Hess and Marathon, which is referred to as the Selected Companies. Morgan Stanley selected these companies because they are publicly traded companies with integrated oil and gas operations that for purposes of this analysis may be considered similar to those of Conoco and Phillips.

     The analysis showed the following multiples:

                                                              AGGREGATE VALUE/
                                                              ESTIMATED EBITDAX
                                                              -----------------
                                                                    2002
                                                              -----------------
Conoco......................................................         5.6x
Phillips....................................................         4.8
Selected Companies Mean.....................................         5.4

     Morgan Stanley then applied comparable company multiples (ranging between 4.0x and 5.0x for 2001 Aggregate Value/EBITDAX and between 4.5x and 5.5x for 2002 Aggregate Value/EBITDAX) to the corresponding Conoco and Phillips statistics based on publicly available estimates. The following table presents the range of exchange ratios implied by the resulting valuation ranges as computed by Morgan Stanley.

                                                              EXCHANGE RATIO RANGE
                                                              --------------------
Aggregate Value/2001 EBITDAX................................     0.249x - 0.490x
Aggregate Value/2002 EBITDAX................................      0.265 - 0.499

     Morgan Stanley calculated price to earnings per share and price to cash flow per share multiples for Conoco and Phillips for the fiscal year ended 2002 based on First Call estimates. Morgan Stanley then compared the price to earnings per share and price to cash flow per share multiples obtained for Conoco and Phillips with multiples obtained for the Selected Companies.

---------------

* First Call Corporation compiles summaries of financial forecasts published by various investment banking firms. The information published by First Call Corporation is referred to in this document as First Call estimates.

     The analysis showed the following multiples:

                                                          PRICE/ESTIMATED   PRICE/ESTIMATED
                                                                EPS              CFPS
                                                          ---------------   ---------------
                                                               2002              2002
                                                          ---------------   ---------------
Conoco..................................................        11.4x             4.9x
Phillips................................................        11.6              4.9
Selected Companies Mean.................................        13.2              6.3

     Morgan Stanley then applied comparable company multiples (ranging between 4.0x and 5.0x for 2001 Price/Cash Flow per share, between 4.5x and 5.5x for 2002 Price/Cash Flow per share, between 8.0x and 10.0x for 2001 Price/Earnings per share: and between 11.0x and 13.0x for 2002 Price/Earnings per share) to the corresponding Conoco and Phillips statistics based on publicly available estimates. The following table presents the range of exchange ratios implied by the resulting valuation ranges as computed by Morgan Stanley.

                                                              EXCHANGE RATIO RANGE
                                                              --------------------
Price/2001 Cash Flow per Share..............................     0.356x - 0.557x
Price/2002 Cash Flow per Share..............................      0.393 - 0.587
Price/2001 Earnings per Share...............................      0.383 - 0.599
Price/2002 Earnings per Share...............................      0.407 - 0.568

     Morgan Stanley also calculated price to book value multiples for Conoco and Phillips. Morgan Stanley then compared the price to book value multiples obtained for Conoco and Phillips with multiples obtained for the Selected Companies.

                                                              PRICE/BOOK VALUE
                                                              ----------------
Conoco......................................................         2.4x
Phillips....................................................         1.4
Selected Companies Mean.....................................         2.2

     Pro Forma Contribution Analysis. Morgan Stanley compared the pro forma contributions of each of Conoco and Phillips, based on First Call estimates, to the resulting combined company. Morgan Stanley reviewed pro forma estimates of earnings, cash flow and EBITDAX for the years 2001 and 2002.

     Morgan Stanley also reviewed the contributions of the pre-transaction aggregate value, the pre-transaction equity value, and proved reserves based on 2000 reported figures. As more fully described in the table below, Conoco and Phillips will contribute to the combined entity in a manner consistent with the participation that the Conoco stockholders and the Phillips stockholders will have in the ownership of ConocoPhillips, as such participation is implied by the agreed upon exchange ratio:

                                                                                                                        RELATIVE
                                                                                               PRE-          PRE-       OWNERSHIP
                                   2000        EBITDAX        CASH FLOW      NET INCOME     TRANSACTION   TRANSACTION   BASED ON
                                  PROVED    -------------   -------------   -------------    AGGREGATE      EQUITY      EXCHANGE
                                 RESERVES   2001E   2002E   2001E   2002E   2001E   2002E      VALUE         VALUE        RATIO
                                 --------   -----   -----   -----   -----   -----   -----   -----------   -----------   ---------
Conoco.........................     42%      43      44      43      44      44      45         48            44          43.5
Phillips.......................     58       57      56      57      56      56      55         52            56          56.5

     Pro Forma Earnings and Cash Flow Impact Analysis. Morgan Stanley analyzed the pro forma effects of the merger and computed the resulting accretion/dilution to the combined company's projected earnings per share and cash flow per share during 2002 and 2003, based on the relative exchange ratios offered in the merger. Such computations used earnings and cash flow projections for both Conoco and Phillips based on First Call estimates, preliminary synergy estimates provided by Conoco's and Phillips' management prior to finalization of their synergy review, and certain purchase accounting adjustments.

     The analysis indicated that, based on First Call estimates, the merger would be accretive to estimated earnings per share in 2002 and 2003 of both Conoco and Phillips, in each case as compared to the same estimates for Conoco and Phillips on a stand-alone basis. Based on First Call estimates, the merger would also be accretive to cash flow per share for Conoco and Phillips in 2002, and for Conoco in 2003, in each case as compared to the same estimates for Conoco and Phillips on a stand-alone basis.

     Morgan Stanley also analyzed the directional impact on pro forma accretion/dilution to EPS in 2002, 2003 and 2004, for Conoco and Phillips, based on movements in crude oil prices, natural gas prices and light-oil spreads. Relative to First Call crude oil price estimates, an increase in the estimated price of crude oil reduces the accretion to EPS of both Conoco and Phillips in 2002. Any such increase would reduce accretion to EPS of Conoco to a greater degree than it would reduce accretion to EPS of Phillips. Under certain higher crude oil price scenarios, the transaction could be dilutive to Conoco's stand-alone estimated 2002 EPS. Relative to First Call crude oil price estimates, an increase in the expected crude oil price slightly increases the level of accretion to EPS for Phillips in 2003 and 2004, and reduces the level of accretion to EPS for Conoco in 2003 and 2004.

     Relative to First Call natural gas price estimates, an increase in the expected natural gas price increases the accretion to Phillips stand-alone estimated EPS and decreases the accretion to Conoco's estimated stand-alone EPS for 2002, 2003 and 2004. Under certain higher natural gas price scenarios, the transaction could be dilutive in 2002 to Conoco's estimated stand-alone EPS and, under certain lower natural gas price scenarios, the transaction could be dilutive in 2003 to Phillips' estimated stand-alone EPS.

     Relative to First Call light-oil spread estimates, an increase in the expected light-oil spread reduces the accretion to Phillips stand-alone estimated EPS and increases the accretion to Conoco's estimated stand-alone EPS for 2002, 2003 and 2004. Under certain lower light-oil spread scenarios, the transaction could be dilutive to Conoco's estimated stand-alone EPS in 2002 and, under certain higher light-oil spread scenarios, the transaction could be dilutive to Phillips estimated stand-alone EPS in 2003.

     Potential Synergy Analysis. Morgan Stanley compared the potential synergies of this transaction to seven other recent business combinations in the oil and gas industry. These transactions are: the Chevron/ Texaco transaction, the TOTALFina/Elf transaction, the Repsol/YPF transaction, the BP Amoco/ARCO transaction, the Total/Petrofina transaction, the Exxon/Mobil transaction and the BP/Amoco transaction. The following table presents the potential synergies of these transactions relative to various statistics.

                                                                   POTENTIAL PRE-TAX SYNERGIES RELATIVE TO SMALLER ENTITY
                                                           -----------------------------------------------------------------------
   LARGER ENTITY/      DATE TRANSACTION      PRE-TAX                  OPERATING    S, G&A    OP. EX. &                    PRODUCED
   SMALLER ENTITY         ANNOUNCED         SYNERGIES      REVENUES   EXPENSES    EXPENSES    S, G&A       EMPLOYEES        BOE
   --------------      ----------------   --------------   --------   ---------   --------   ---------   --------------   --------
                                          (IN THOUSANDS)                                                 (IN THOUSANDS)
Chevron/Texaco.......     10-16-2000        $1,200,000       2.8%        3.3%      102.9%       3.2%        $63,121        $2.57
TOTALFina/Elf........     09-13-1999         1,500,000       4.1         5.2        44.7        4.7          17,647         4.10
Repsol/YPF...........     04-29-1999           325,000       5.9        12.9        54.3       10.4          34,211         1.18
BP Amoco/ ARCO.......     01-01-1999         1,000,000       9.4        14.3       135.0       12.9          54,348         2.63
Total/Petrofina......     12-01-1998           370,000       2.0         2.3        41.9        2.2          25,519         4.60
Exxon/Mobil..........     12-01-1998         2,800,000       5.0         6.3        68.5        5.7          67,470         4.60
BP/Amoco.............     08-11-1998         2,000,000       6.0         7.9        87.9        7.2          46,029         4.24
HIGH.................                                        9.4        14.3       135.0       12.9          67,470         4.60
MEDIAN...............                                        5.0         6.3        68.5        5.7          46,029         4.10
LOW..................                                        2.0         2.3        41.9        2.2          17,647         1.18
Phillips/Conoco......     11-18-2001           700,000(1)    2.4         3.9        90.5        3.7          27,997         2.48

---------------

(1) Based on average of preliminary estimates provided by Conoco and Phillips prior to the finalization of their synergy review.

     In connection with the review of the merger by the Conoco Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Conoco or Phillips.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic condition and other matters, many of which are beyond the control of Conoco or Phillips. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view to the Conoco stockholders, of the relative exchange ratios pursuant to the merger agreement, and were prepared in connection with the delivery by Morgan Stanley of its opinion dated November 18, 2001 to the Conoco Board of Directors. The analyses do not purport to be appraisals or to reflect the prices at which Conoco common stock or Phillips common stock might actually trade. The exchange ratio and other terms of the merger agreement were determined through arm's length negotiations between Conoco and Phillips and were unanimously approved by the Conoco Board of Directors. Morgan Stanley did not recommend any specific exchange ratio or form of consideration to Conoco or that any specific exchange ratio or form of consideration constituted the only appropriate consideration for the merger.

     Morgan Stanley's opinion was one of the many factors taken into consideration by the Conoco Board of Directors in making its unanimous determination to approve the merger. Morgan Stanley's analyses summarized above should not be viewed as determinative of the opinion of the Conoco Board of Directors with respect to the value of Conoco or Phillips or of whether the Conoco Board of Directors would have been willing to agree to a different exchange ratio or form of consideration.

  OPINION OF SALOMON SMITH BARNEY

     Salomon Smith Barney delivered its written opinion dated November 18, 2001, to the Conoco Board of Directors to the effect that, as of such date, based upon and subject to the considerations and limitations set forth in its opinion, the exchange ratio under the merger agreement applicable to each share of Conoco common stock is fair from a financial point of view to the holders of Conoco common stock. In its analysis of this exchange ratio, Salomon Smith Barney took into account, among other considerations set forth in its opinion, the exchange ratio of one share of New Parent common stock for each share of Phillips common stock in the merger.

     THE FULL TEXT OF THE SALOMON SMITH BARNEY FAIRNESS OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY SALOMON SMITH BARNEY IS ATTACHED AS ANNEX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE SUMMARY OF SALOMON SMITH BARNEY'S OPINION SET FORTH BELOW IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE OPINION. CONOCO STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. THE FAIRNESS OPINION WAS PROVIDED TO THE CONOCO BOARD OF DIRECTORS FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT TO THE HOLDERS OF CONOCO COMMON STOCK.

     In connection with its opinion, Salomon Smith Barney, among other things:

     - reviewed a draft of the merger agreement dated November 16, 2001;

     - discussed with certain senior officers, directors and other representatives and advisors of both Conoco and Phillips the business, operations and prospects of Conoco, Phillips and New Parent;

     - examined certain publicly available business and financial information relating to Conoco and Phillips;

     - examined certain financial forecasts and other information and data concerning Conoco, Phillips and New Parent provided to or discussed with Salomon Smith Barney by the respective managements of Conoco and Phillips;

     - reviewed and discussed with the managements of Conoco and Phillips certain strategic, operational and financial benefits that they anticipate will result from the merger; and

     - conducted such other analyses and considered such other information and financial, economic and market criteria as deemed appropriate.

     In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or reviewed by or discussed with it for the purposes of its opinion and it further relied upon the assurances of managements of Conoco and Phillips that they are not aware of any facts that would make any of that information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by it, Salomon Smith Barney relied on the advice of the managements of Conoco and Phillips that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective management of Conoco and Phillips as to the future performance of Conoco, Phillips and New Parent and the strategic implications and operational and financial benefits anticipated to result from the merger. Salomon Smith Barney expressed no view with respect to such forecasts and other information and data or the assumptions on which they were based. Salomon Smith Barney did not make, nor was Salomon Smith Barney furnished with, any independent evaluation or appraisal of the assets or liabilities of Conoco, Phillips or New Parent. Salomon Smith Barney's opinion relates to the relative value of Conoco and Phillips. Salomon Smith Barney did not express any opinion as to what the value of New Parent common stock will be when issued pursuant to the merger or the price at which the New Parent common stock will trade or otherwise be transferable subsequent to the merger. Salomon Smith Barney was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Conoco or the effect of any other transaction in which Conoco might engage. Salomon Smith Barney assumed that the merger will be treated as a tax-free reorganization for federal income tax purposes and that the final terms of the merger agreement will not vary materially from those set forth in the draft merger agreement delivered to it and that the merger will be consummated in accordance with the terms of the merger agreement, without waiver of any material conditions contained in the merger agreement. The opinion of Salomon Smith Barney is necessarily based on information available to it and financial, stock market and other conditions and circumstances existing and disclosed to it as of November 18, 2001. Salomon Smith Barney did not make a presentation to the Conoco Board of Directors in connection with rendering its fairness opinion.

     SALOMON SMITH BARNEY'S ADVISORY SERVICES AND ITS OPINION EXPRESSED HEREIN WERE PROVIDED FOR THE INFORMATION OF THE CONOCO BOARD OF DIRECTORS IN ITS EVALUATION OF THE MERGER AND SALOMON SMITH BARNEY'S OPINION IS NOT INTENDED TO BE AND DOES NOT CONSTITUTE A RECOMMENDATION OF THE MERGER TO THE BOARD OF DIRECTORS, CONOCO OR TO ANYONE ELSE OR A RECOMMENDATION TO ANY CONOCO STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ON ANY MATTERS RELATING TO THE MERGER.

  FINANCIAL ANALYSIS OF SALOMON SMITH BARNEY

     The following is a summary of the material financial analyses conducted by Salomon Smith Barney in arriving at its opinion evaluating the fairness of the exchange ratio and its letter dated November 18, 2001, to the Conoco Board of Directors. THE FINANCIAL ANALYSES PERFORMED BY SALOMON SMITH BARNEY WERE NOT PROVIDED OR PRESENTED TO THE CONOCO BOARD OF DIRECTORS.

     The summary includes information presented in tabular format. IN ORDER TO UNDERSTAND FULLY THE FINANCIAL ANALYSES USED BY SALOMON SMITH BARNEY, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. The following quantitative information, to the extent it is based on market data is, except as otherwise indicated, based on market data as it existed at or prior to November 15, 2001, and is not necessarily indicative of current or future market conditions.

     In connection with arriving at its opinion, Salomon Smith Barney performed three analyses of the exchange ratio: historical share price performance and exchange ratio analysis, a relative contribution analysis, and a comparable public companies valuation analysis.

  HISTORICAL SHARE PRICE PERFORMANCE AND EXCHANGE RATIO ANALYSIS.

     Salomon Smith Barney derived implied historical exchange ratios by dividing the closing price per share of Conoco stock by the closing price per share of Phillips stock for each trading day in the period from November 15, 2000, through November 15, 2001. Salomon Smith Barney calculated the implied exchange ratio based on market prices as of November 15, 2001, to be 0.475x. Salomon Smith Barney considered the average implied exchange ratio for each of the following calendar periods ending November 15, 2001:

Last one month..............................................   0.468x
Last three months...........................................   0.488
Last six months.............................................   0.498
Last twelve months..........................................   0.501

     Salomon Smith Barney noted that the lowest historical implied exchange ratio had been 0.427x on November 28, 2000, and the highest historical implied exchange ratio had been 0.560x on March 1, 2001.

  RELATIVE CONTRIBUTION ANALYSIS.

     Salomon Smith Barney analyzed and considered the relative contribution of each of Conoco and Phillips to the pro forma merged entity with respect to certain financial data, including:

     - estimated net income for fiscal years 2002 and 2003 based on:

      (a) First Call estimates; and

      (b) operational estimates provided by managements of each of Conoco and Phillips applying a set of pricing assumptions of energy products and as adjusted to reflect pricing of such products published by the New York Mercantile Exchange, which is referred to as the operational estimates,

     - estimated earnings before interest, taxes, depreciation, amortization and exploration costs, which is referred to as EBITDAX, for fiscal years 2002 and 2003, based on the operational estimates; and

     - estimated cash flow for fiscal years 2002 and 2003, based on First Call estimates and the operational estimates.

     For each of the above categories, Salomon Smith Barney derived an approximate implied exchange ratio, or when applying financial data contained in the operational estimates, a range of approximate implied exchange ratios set forth in the table below, based on each company's relative estimated contribution in each category and assuming 625.5 million shares and 35.7 million options (with an average exercise price of $18.29) of Conoco outstanding and
381.3 million shares and 9.86 million options (with an average exercise price of $43.82) of Phillips outstanding.

                                              NET INCOME   NET INCOME     EBITDAX      EBITDAX     CASH FLOW    CASH FLOW
                                                 2002         2003         2002         2003         2002         2003
                                              -----------  -----------  -----------  -----------  -----------  -----------
First Call estimates........................    0.481x       0.475x         --           --         0.480x       0.460x
Operational estimates(1)....................  0.447-0.508  0.369-0.394  0.398-0.428  0.406-0.420  0.541-0.559  0.535-0.545

---------------
(1)Based on the operational estimates and as adjusted operational estimates described in paragraph (b) above.

  COMPARABLE COMPANIES ANALYSIS.

     Salomon Smith Barney compared financial and stock market information, and forecasted financial information for selected publicly traded companies operating in the oil and gas industry that Salomon Smith Barney deemed appropriate for comparison with financial and forecasted financial information for each of Conoco and Phillips. Salomon Smith Barney divided the comparable companies into the following three categories based on their relative equity and firm values: (1) super major integrated energy companies, (2) major integrated energy companies, and (3) mini major integrated energy companies:

     The super major integrated energy companies considered by Salomon Smith Barney were:

     - ExxonMobil Corporation

     - Royal Dutch/Shell Group

     - BP plc

     - TotalFinaElf

     - ChevronTexaco Corporation

     The major integrated energy companies considered by Salomon Smith Barney were:

     - ENI SpA

     - Repsol YPF

     The mini major integrated energy companies considered by Salomon Smith Barney were:

     - USX-Marathon Group

     - Amerada-Hess Corporation

     The forecasted financial information used by Salomon Smith Barney for Conoco, Phillips and the selected comparable companies for this analysis was based on Salomon Smith Barney's equity research estimates. Calculations were made based on the closing price per share of each comparable company's common stock on November 15, 2001.

     For each of Conoco and Phillips and the selected comparable companies Salomon Smith Barney derived and compared, among other things:

     - the ratio of the closing price per common share of each company on November 15, 2001, to:

      (a) its estimated earnings per share, referred to as EPS, for 2002, and

      (b) its estimated EPS for 2003; and

     - the ratio of the closing price per common share of each company on November 15, 2001, to:

      (a) its estimated after tax cash flow per share, referred to as ATCFPS, for 2002, and

      (b) its estimated ATCFPS for 2003.

     In each case the ATCFPS assumed the sum of:

     - forward net income from continuing operations; plus

     - estimated depreciation and amortization; plus

     - estimated deferred taxes; plus

     - estimated minority interest; minus

     - estimated equity income.

     In making these calculations, Salomon Smith Barney used financial statement data reported as of September 30, 2001 (except in the case of the USX-Marathon Group, for which Salomon Smith Barney used balance sheet data as of June 30, 2001, pro forma for the separation of the USX-Marathon Group and the USX-U.S. Steel Group, as presented in the USX Corporation definitive Registration Statement on Form S-4 dated September 20, 2001, filed with the Securities and Exchange Commission).

     The following table sets forth the results of the comparable companies analysis.

                                         COMPARABLE COMPANIES
                                                  AT             CONOCO AT     PHILLIPS AT
                                          NOVEMBER 15, 2001     NOVEMBER 15,   NOVEMBER 15,
                                            CLOSING PRICE           2001           2001
                                         --------------------     CLOSING        CLOSING
                                            RANGE      MEDIAN      PRICE          PRICE
                                         -----------   ------   ------------   ------------
Ratio of closing common share price of
super major comparable companies to:
  (a) Estimated EPS for 2002...........   14.7x-18.3x   17.8x       11.4x          13.9x
  (b) Estimated EPS for 2003...........    14.2-17.4    15.4        12.7           11.9
Ratio of closing common share price of
major comparable companies to:
  (a) Estimated EPS for 2002...........    10.5-13.4    12.0        11.4           13.9
  (b) Estimated EPS for 2003...........    10.3-13.3    11.8        12.7           11.9
Ratio of closing common share price of
mini major comparable companies to:
  (a) Estimated EPS for 2002...........     9.6-12.8    11.2        11.4           13.9
  (b) Estimated EPS for 2003...........    10.2-10.7    10.4        12.7           11.9
Ratio of closing common share price of
super major comparable companies to:
  (a) Estimated ATCFPS for 2002........     7.2-10.8     9.5         4.8            6.1
  (b) Estimated ATCFPS for 2003........      7.0-9.9     8.6         4.9            5.7
Ratio of closing common share price of
major comparable companies to:
  (a) Estimated ATCFPS for 2002........      3.9-5.2     4.5         4.8            6.1
  (b) Estimated ATCFPS for 2003........      3.7-5.1     4.4         4.9            5.7
Ratio of closing common share price of
mini major comparable companies to:
  (a) Estimated ATCFPS for 2002........      2.4-4.4     3.4         4.8            6.1
  (b) Estimated ATCFPS for 2003........      2.1-4.1     3.1         4.9            5.7

     Based on the ratios derived for the comparable companies and Salomon Smith Barney's equity research estimates for Conoco and Phillips, Salomon Smith Barney derived a reference range for the implied equity value per share of Conoco common stock of $25.50 to $29.50, and per share of Phillips common stock of $49.00 to $56.00. Based on these ranges, Salomon Smith Barney derived an implied exchange ratio ranging from 0.455x to 0.602x.

  ACCRETION/DILUTION ANALYSIS.

     Salomon Smith Barney analyzed and considered the impact of the merger on the estimated EPS and estimated ATCFPS of Conoco for fiscal years 2002 and 2003, assuming the merger is completed at the exchange ratio of 0.4677x. Estimated EPS and estimated ATCFPS for each of Conoco and Phillips for 2002 and 2003 were based on First Call estimates and the operational estimates. Salomon Smith Barney's analysis assumed $375 million and $750 million of pre-tax cost savings in 2002 and 2003, respectively.

     The analysis indicated that, based on First Call estimates, the merger would be accretive to estimated EPS and estimated ATCFPS of Conoco in 2002 and 2003 and, based on the operational estimates, the merger would be accretive to estimated EPS of Conoco in 2002 and 2003 and dilutive to estimated ATCFPS of Conoco in 2002 and 2003.

     None of the foregoing analyses was affected by the price movements in Conoco common stock and Phillips common stock on November 16, 2001.

     The preparation of fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors it considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Salomon Smith Barney believes that its analyses, and the summary set forth above, must be considered as a whole and that selecting portions of the analyses and of the factors considered by Salomon Smith Barney without considering all of the analyses and factors could create a misleading or incomplete view of the processes underlying the analyses conducted by Salomon Smith Barney and its opinion. With regard to the comparable companies analyses summarized above, Salomon Smith Barney selected comparable public companies on the basis of various factors, including the size and similarity of the relevant companies as compared to Conoco and Phillips; however, no company utilized as a comparison in these analyses is identical to Conoco and Phillips or the merger, respectively. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the subject companies and other factors that could affect the public trading value of the subject companies to which Conoco and Phillips are being compared.

     In its analyses, Salomon Smith Barney made numerous assumptions and considered a number of factors with respect to Conoco and Phillips, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of either Conoco and Phillips. Any estimates contained in Salomon Smith Barney's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Conoco and Phillips, the Board of Directors of Conoco, Salomon Smith Barney or any other person assumes responsibility if future results or actual values differ materially from the estimates.

     Salomon Smith Barney's analyses were conducted solely as part of Salomon Smith Barney's consideration of the fairness of the exchange ratio in the merger for the purpose of arriving at its opinion and were not provided to the Board of Directors of Conoco. The exchange ratio in the merger was determined through negotiations between Conoco and Phillips. Salomon Smith Barney did not determine the exchange ratio or recommend any specific exchange ratio to Conoco. The opinion of Salomon Smith Barney was only one of the factors taken into consideration by the Board of Directors of Conoco in making its determination to approve and recommend the merger agreement.

  GENERAL

     The Conoco Board of Directors selected each of Morgan Stanley, Salomon Smith Barney and Credit Suisse First Boston as its financial advisor because of their respective reputations as internationally recognized investment banking and advisory firms with substantial experience in transactions similar to the merger and because each of Morgan Stanley, Salomon Smith Barney and Credit Suisse First Boston is familiar with Conoco and its business. As part of its investment banking and financial advisory business, each of Morgan Stanley, Salomon Smith Barney and Credit Suisse First Boston is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Each of Morgan Stanley, Salomon Smith Barney and Credit Suisse First Boston provides a full range of financial advisory, financing, and brokerage services and, in the course of its normal trading and brokerage activities, may from time to time effect transactions and hold positions in securities, including derivative securities, or loans of Conoco or Phillips for its own accounts and for the accounts of its customers. Each of Morgan Stanley, Salomon Smith Barney and Credit Suisse First Boston also may provide investment banking services to New Parent and its subsidiaries in the future.

     In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services to Conoco and Phillips and have received customary fees for the rendering of these services. Among other things, in 2001, Morgan Stanley acted as financial advisor in connection with Conoco's collapse of its dual-class common stock structure. During 2000 and 2001, Morgan Stanley received approximately $1.7 million for services provided to Conoco and its affiliated entities. In addition, in 2001, Morgan Stanley acted as financial advisor in connection with Phillips' acquisitions of Tosco and Petroz N.L. In addition, Morgan Stanley also maintains commodity trading relationships with each of Conoco and Phillips.

     Salomon Smith Barney and its affiliates (including Citigroup Inc. and its affiliates) have in the past provided, and are currently providing, financial advisory, investment banking and financing services to Conoco and Phillips unrelated to the merger for which services Salomon Smith Barney and its affiliates have received customary fees. Among other things, in October 2001, Salomon Smith Barney acted as joint bookrunner in connection with an offering by Conoco of its $3.5 billion three-tranche investment grade debt securities. In addition, Salomon Smith Barney's affiliate, Citibank, N.A., has in the past participated and currently participates as a lender in syndicated loans to Conoco and Phillips. During 2000 and 2001, Salomon Smith Barney and its affiliates (including Citigroup Inc. and its affiliates) received in the aggregate approximately $20.8 million for services provided to Conoco and Phillips described in this paragraph. In the ordinary course of Salomon Smith Barney's business, it and its affiliates may actively trade or hold the securities of Conoco and Phillips for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities.

     Credit Suisse First Boston and its affiliates have provided financial advisory, investment banking and financing services to Conoco. Among other things, pursuant to a letter agreement dated April 9, 2001, Credit Suisse First Boston was retained to provide certain financial advisory services to Conoco regarding possible transactions. Credit Suisse First Boston was retained in connection with the merger, among other things, to continue to make available its expertise and to continue to advise Conoco, as needed, on possible transactions. Conoco did not request that a fairness opinion be provided by Credit Suisse First Boston in connection with the merger.

     Under the terms of separate letter agreements dated November 16, 2001, November 14, 2001 and November 14, 2001, Conoco has agreed to pay each of Morgan Stanley, Salomon Smith Barney and Credit Suisse First Boston a fee of $8 million upon consummation of the merger. In addition, Conoco may pay Morgan Stanley an additional fee of up to $2 million, which will be determined by Conoco, in its sole discretion, upon consummation of the merger. Conoco has also agreed to reimburse each of Morgan Stanley, Salomon Smith Barney and Credit Suisse First Boston for its reasonable out-of-pocket expenses incurred in connection with the engagement, including attorney's fees, and to indemnify each of Morgan Stanley, Salomon Smith Barney and Credit Suisse First Boston and their respective related parties from and against certain liabilities, including liabilities under the federal securities laws.

OPINIONS OF PHILLIPS' FINANCIAL ADVISORS

     On November 17, 2001, each of Goldman Sachs, JPMorgan and Merrill Lynch delivered its oral opinion to the Phillips Board of Directors, which opinions were subsequently confirmed in writing on November 18, 2001, that, as of the date of each opinion, the exchange ratio of one share of New Parent common stock for each share of Phillips common stock relative to the exchange ratio of 0.4677 of a share of New Parent common stock for each share of Conoco common stock pursuant to the merger agreement was fair from a financial point of view to the holders of Phillips common stock.

     THE FULL TEXT OF THE WRITTEN OPINIONS OF GOLDMAN SACHS, JPMORGAN AND MERRILL LYNCH, EACH DATED NOVEMBER 18, 2001, WHICH SET FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED IN CONNECTION WITH EACH SUCH OPINION, ARE ATTACHED AS ANNEX F, ANNEX G AND ANNEX H, RESPECTIVELY, AND ARE INCORPORATED HEREIN BY REFERENCE. EACH OF GOLDMAN SACHS, JPMORGAN AND MERRILL LYNCH PROVIDED ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE PHILLIPS BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE TRANSACTION. NONE OF THE GOLDMAN SACHS, JPMORGAN OR MERRILL LYNCH OPINIONS IS A RECOMMENDATION AS TO HOW ANY PHILLIPS STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE ADOPTION OF THE MERGER AGREEMENT. WE URGE YOU TO READ EACH OPINION IN ITS ENTIRETY.

  OPINION OF GOLDMAN SACHS

     In connection with its opinion, Goldman Sachs reviewed, among other things:

     - the merger agreement;

     - Annual Reports to Stockholders and Annual Reports on Form 10-K of Phillips for the five years ended December 31, 2000;

     - Annual Reports to Stockholders and Annual Reports on Form 10-K of Conoco for the three years ended December 31, 2000;

     - certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Phillips and Conoco;

     - certain other communications from Phillips and Conoco to their respective stockholders; and

     - certain internal financial analyses and forecasts for Phillips and Conoco prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of Phillips and Conoco to result from the transaction contemplated by the merger agreement.

     Goldman Sachs also held discussions with members of the senior managements of Phillips and Conoco regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition, and future prospects of their respective companies. In addition, Goldman Sachs:

     - reviewed the reported price and trading activity for Phillips common stock and Conoco common stock;

     - compared certain financial and stock market information for Phillips and Conoco with similar information for certain other companies, the securities of which are publicly traded; and

     - reviewed the financial terms of certain recent business combinations in the oil and gas industry specifically and in other industries generally, and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed with the consent of the Phillips Board of Directors that the internal financial forecasts prepared by the managements of Phillips and Conoco, including certain cost savings and operating synergies projected by the managements of Phillips and Conoco to result from the transaction contemplated by the merger agreement, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Phillips and Conoco. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Phillips or Conoco or any of their subsidiaries, and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the merger agreement will be obtained without any adverse effect on Phillips or Conoco or their respective subsidiaries or on the contemplated benefits of the transaction contemplated by the merger agreement in any respect material to Goldman Sachs' analysis. Goldman Sachs did not express any opinion as to the price at which New Parent common stock will trade if and when such New Parent common stock is issued.

  OPINION OF JPMORGAN

     In arriving at its opinion, JPMorgan:

     - reviewed the merger agreement;

     - reviewed certain publicly available business and financial information concerning Phillips and Conoco and the industries in which they operate;

     - compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

     - compared the financial and operating performance of Phillips and Conoco with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of Phillips common stock and Conoco common stock and certain publicly traded securities of such other companies;

     - reviewed certain internal financial analyses and forecasts prepared by the managements of Phillips and Conoco relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the merger; and

     - performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

     In addition, JPMorgan held discussions with certain members of the managements of Phillips and Conoco with respect to certain aspects of the merger, and the past and current business operations of Phillips and Conoco, the financial condition and future prospects and operations of Phillips and Conoco, the effects of the merger, including the cost savings and related expenses and synergies expected to result from the merger, on the financial condition and future prospects of Phillips and Conoco, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

     In giving its opinion, JPMorgan relied upon and assumed, without any obligation of independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by Phillips and Conoco or otherwise reviewed by it, and JPMorgan did not assume any responsibility or liability for such information. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities, nor were any such valuations or appraisals provided to it. In relying on financial analyses and forecasts provided to it, including the cost savings and related expenses and synergies expected to result from the merger, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Conoco and Phillips to which such analyses or forecasts relate. JPMorgan also assumed that the merger will qualify as a tax-free reorganization for United States federal income tax purposes and that the merger will be consummated as described in the merger agreement. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of its counsel. JPMorgan further assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Phillips or Conoco or their respective subsidiaries or on the contemplated benefits of the transaction contemplated by the merger agreement in any respect material to its analysis and that all conditions to the merger will be satisfied in all respects material to its analysis.

     JPMorgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Subsequent developments may affect its opinion, and JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. JPMorgan's opinion is limited to the fairness from a financial point of view to the holders of Phillips common stock of the exchange ratio of one share of New Parent common stock for each share of Phillips common stock relative to the exchange ratio of 0.4677 of a share of New Parent common stock for each share of Conoco common stock pursuant to the merger agreement, and JPMorgan expressed no opinion as to the underlying decision by Phillips to engage in the transaction. JPMorgan expressed no opinion as to the price at which Phillips common stock or New Parent common stock will trade at any future time.

  OPINION OF MERRILL LYNCH

     In arriving at its opinion, Merrill Lynch, among other things:

     - reviewed certain publicly available business and financial information relating to Phillips and Conoco that Merrill Lynch deemed to be relevant;

     - reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Phillips and Conoco, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger, furnished to Merrill Lynch by Phillips and Conoco;

     - conducted discussions with members of senior management and representatives of Phillips and Conoco concerning the matters described above, as well as their respective businesses and prospects before and after giving effect to the merger and the cost savings and related expenses and synergies expected to result from the merger;

     - reviewed the market prices and valuation multiples for the shares of Phillips common stock and Conoco common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

     - reviewed the results of operations of Phillips and Conoco and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

     - compared the proposed financial terms of the merger with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant;

     - participated in certain discussions among representatives of Phillips and Conoco and their financial and legal advisors;

     - reviewed the potential pro forma impact of the merger;

     - reviewed the merger agreement; and

     - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Phillips or Conoco and was not furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Phillips or Conoco. With respect to the financial forecast information and the cost savings and related expenses and synergies expected to result from the merger furnished to or discussed with it by Phillips or Conoco, Merrill Lynch was advised by management of Phillips and Conoco, respectively, that they have been reasonably prepared and reflect the best currently available estimates and judgment of Phillips or Conoco's management as to the expected future financial performance of Phillips or Conoco, as the case may be, and the cost savings and related expenses and synergies expected to result from the merger. Merrill Lynch made no independent investigation of any legal matters and accounting advice given to Phillips, Conoco and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences of the merger.

     Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to it as of, the date of its opinion. Merrill Lynch assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Phillips or Conoco or their respective subsidiaries or on the contemplated benefits of the transaction contemplated by the merger agreement in any respect material to its analysis, and Merrill Lynch further assumed that all conditions to the merger will be satisfied in all respects material to its analysis. Merrill Lynch expressed no opinion as to the price at which Phillips common stock or New Parent common stock will trade following the announcement or consummation of the merger, as the case may be.

  JOINT FINANCIAL ANALYSES OF PHILLIPS' FINANCIAL ADVISORS

     The following is a summary of the material financial analyses jointly used by Goldman Sachs, JPMorgan and Merrill Lynch in connection with providing their opinions to the Phillips Board of Directors. Some of the summaries of the financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Goldman Sachs, JPMorgan and Merrill Lynch, the tables must be read together with the full text of each summary. The tables alone are not a complete description of the financial analyses performed by Goldman Sachs, JPMorgan and Merrill Lynch. Goldman Sachs, JPMorgan and Merrill Lynch jointly prepared the presentation made to the Phillips Board of Directors. In preparing that presentation Goldman Sachs, JPMorgan and Merrill Lynch relied on common assumptions and data as set forth in this section. Each of Goldman Sachs, JPMorgan and Merrill Lynch worked on developing these analyses, and coordinated its work with the other investment banks. Therefore, these analyses represent the joint work product of each of Goldman Sachs, JPMorgan and Merrill Lynch. No additional material analyses were performed by any of Goldman Sachs, JPMorgan and Merrill Lynch with respect to rendering their respective fairness opinions. On behalf of all three advisors, a representative of Goldman Sachs delivered the joint presentation to the Phillips Board of Directors at the special meeting in New York on November 17, 2001 and representatives of all three investment banks were present at the meeting to respond to questions and to discuss the presentation with the Phillips Board of Directors. Each of Goldman Sachs, JPMorgan and Merrill Lynch rendered separate opinions as to the fairness, from a financial point of view, as of the date of each opinion, to the holders of Phillips common stock of the exchange ratio of one share of New Parent common stock for each share of Phillips common stock relative to the exchange ratio of 0.4677 of a share of New Parent common stock for each share of Conoco common stock pursuant to the merger agreement.

     Historical Exchange Ratio Analysis. Goldman Sachs, JPMorgan and Merrill Lynch reviewed the closing prices of Conoco common stock divided by the corresponding closing price of Phillips common stock over the period beginning with Conoco's initial public offering in October 1998 and ending on November 16, 2001. In addition, Goldman Sachs, JPMorgan and Merrill Lynch calculated the average of these historical daily exchange ratios for the twenty-day, six-month, one-year and three-year periods ended November 16, 2001. The following table presents the results of these calculations:

                                                                  AVERAGE
PERIOD                                                         EXCHANGE RATIO
------                                                         --------------
Transaction.................................................       0.4677
20-Day Average..............................................       0.4677
6-Month Average.............................................       0.4983
1-Year Average..............................................       0.5014
3-Year Average..............................................       0.5066

     The transaction exchange ratio of 0.4677 would result in the holders of Phillips common stock owning approximately 57% of the outstanding common stock of the pro forma combined company following the merger.

     Contribution Analysis. Goldman Sachs, JPMorgan and Merrill Lynch reviewed specific historical and future operating and financial information, including, among other things, equity market value, net income and cash flow for Phillips, Conoco and the pro forma combined company resulting from the merger based on financial data provided by the managements of Phillips and Conoco and Institutional Brokers Estimate System, or I/B/E/S, estimates. Cash flow was defined as net income adjusted for the non-cash impact of depreciation, depletion, amortization, deferred taxes, dry-hole write offs and other non-cash/non-recurring items. Goldman Sachs, JPMorgan and Merrill Lynch also analyzed the relative income statement contribution of Phillips and Conoco to the combined company on a pro forma basis before taking into account any of the possible benefits that may be realized following the merger based on actual 1998, 1999, 2000 and estimated 2001, 2002 and 2003 results, based on financial data provided by the managements of Phillips and Conoco and I/B/E/S estimates. The following table presents the results of this analysis:

                                               PHILLIPS CONTRIBUTION TO COMBINED COMPANY
                                           --------------------------------------------------
                                                                  LAST 3 YEARS   NEXT 3 YEARS
                                           2000   2001E   2002E    AGGREGATE      AGGREGATE
                                           ----   -----   -----   ------------   ------------
Net Income...............................   50%    53%     56%         47%            58%
Cash Flow................................   54     52      56          49             57

     The analysis further indicated that Phillips would contribute approximately 57% of the equity market value of the pro forma combined company as compared to the approximately 57% of the outstanding common equity of the pro forma combined company that holders of Phillips common stock would receive after the merger based on the exchange ratio of 0.4677.

     Pro Forma Merger Analysis. Goldman Sachs, JPMorgan and Merrill Lynch prepared pro forma analyses of the financial impact of the transaction using I/B/E/S estimates and synergy estimates prepared by the managements of Phillips and Conoco. For each of the years 2002 and 2003, Goldman Sachs, JPMorgan and Merrill Lynch compared the earnings per share and cash flow per share of Phillips common stock, on a stand-alone basis, to the earnings per share and cash flow per share of the common stock of the combined company on a pro forma basis assuming pre-tax synergies of $750 million per year. These analyses were performed based on the closing price of Phillips and Conoco common stock on November 16, 2001. Based on these analyses, the proposed transaction would result in an increase in earnings on a per share basis when compared to Phillips' earnings per share on a stand-alone basis in the years 2002 and 2003. In addition, based on these analyses, the proposed transaction would result in an increase in cash flow on a per share basis, when compared to Phillips' cash flow per share on a stand-alone basis, in the years 2002 and 2003.

     Selected Transactions Analysis. Goldman Sachs, JPMorgan and Merrill Lynch analyzed certain information relating to the proposed transaction in relation to certain publicly available information for the following five stock-for-stock transactions in the oil and gas industry:

     - The British Petroleum Company p.l.c.'s combination with Amoco Corporation, completed in December 1998;

     - Exxon Corporation's combination with Mobil Corporation, completed in November 1999;

     - BP Amoco p.l.c.'s combination with Atlantic Richfield Company, completed in April 2000;

     - Total Fina S.A.'s combination with Elf Aquitaine, completed in February 2000; and

     - Chevron Corporation's combination with Texaco Inc., completed in October 2001.

     Goldman Sachs, JPMorgan and Merrill Lynch calculated and compared for each of the five selected oil and gas industry transactions the synergy value split between the respective shareholders of the larger and smaller company, as compared to the corresponding synergy value split for the proposed transaction. The synergy values were determined based on both (1) the estimated dollar value of synergies publicly announced by the companies at the time of announcement of the transaction and (2) to the extent subsequently revised, the revised estimated dollar value of synergies publicly announced by the companies, other than for the Chevron/Texaco transaction for which the revised synergy value was based on then-available market estimates. The synergy value for the proposed transaction was based on estimates prepared by the managements of Phillips and Conoco. The following table presents the results of this analysis:

                                                                                          SYNERGY VALUE SPLIT(2)
                                                  SYNERGIES    POTENTIAL VALUE   EQUITY   -----------------------
                                                 (ANNOUNCED/    CREATION FROM    SPLIT      BIGGER      SMALLER
TRANSACTION                                       REVISED)      SYNERGIES(1)      (%)      COMPANY      COMPANY
-----------                                      -----------   ---------------   ------   ----------   ----------
                                                             (DOLLAR AMOUNTS IN BILLIONS OF DOLLARS)
BP/Amoco.......................................     $ 2.0           $12.0        60/40        16%          84%
  Revised......................................       4.0            24.0        60/40        38           62
Exxon/Mobil....................................       2.8            16.5        70/30        (8)         108
  Revised......................................       7.0            42.0        70/30        40           60
BP/ARCO........................................       1.0             6.0        80/20         5           95
Total/Elf......................................       1.3             7.8        68/32        25           75
  Revised......................................       2.3            13.8        68/32        44           56
Chevron/Texaco.................................       1.2             7.2        61/39         6           94
  Revised......................................       2.1            12.6        61/39        30           70
  Mean......................................................................................   9           91
  Mean revised..............................................................................  38           62
Phillips/Conoco................................       0.75            4.5        57/43        57           43

---------------
(1) The potential value created from the synergies was calculated at six times the pre-tax synergy estimate, based upon discounted cash flow analyses of the estimated cash flows of the synergies as provided by the managements of Phillips and Conoco and assuming a range of discount rates and perpetuity growth rates.

(2) The synergy value split calculation took into account that, when analyzing the estimated proportion of the synergy value that the shareholders of the larger company would enjoy, any premium paid by the larger company to the shareholders of the smaller company would erode the synergy value available to the larger company's shareholders.

     Selected Companies Analyses. Goldman Sachs, JPMorgan and Merrill Lynch reviewed and compared certain financial information as described below for Phillips and Conoco to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the oil and gas industry, which were divided into two tiers reflecting their relative market capitalization:

              SUPER MAJORS                                INTEGRATEDS
              ------------                                -----------
- Exxon Mobil Corporation                  - Amerada Hess Corporation
- Royal Dutch Petroleum Company/           - USX-Marathon Group
  Shell Transportation and Trading         - ENI SpA
  Company p.l.c.
- BP p.l.c.
- ChevronTexaco Corporation
- TotalFinaElf S.A.

     Goldman Sachs, JPMorgan and Merrill Lynch also calculated and compared various financial multiples and ratios based on publicly available financial data as of November 16, 2001, information it obtained from Securities and Exchange Commission filings, Goldman Sachs Equity Research Estimates and I/B/E/S estimates. The multiples for Phillips were calculated using Phillips' closing price on November 16, 2001, and the multiples for Conoco were calculated using Conoco's closing price on November 16, 2001. The multiples for each of the selected companies were based on the most recent publicly available information.

     The results of these analyses are as summarized as follows:

                                                            MARKET
                                                        CAPITALIZATION      PRICE/EARNINGS
                                                        (IN BILLIONS)       RATIO (2002E)
                                                        --------------   --------------------
Exxon Mobil...........................................       $264                21.0x
Royal Dutch/Shell.....................................        172                15.7
BP plc................................................        172                16.1
TotalFinaElf..........................................        103                14.4
ChevronTexaco.........................................         93                16.4
ENI...................................................         49                10.4
USX-Marathon..........................................          8                13.2
Amerada Hess..........................................          5                 8.9
Phillips..............................................         20                11.2
Conoco................................................         15                10.8

  GENERAL

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstance, and therefore is not readily susceptible to partial analysis. Goldman Sachs, JPMorgan and Merrill Lynch believe that selecting portions of their analyses or the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying their opinions. In arriving at their fairness determinations, Goldman Sachs, JPMorgan and Merrill Lynch considered the results of each of these analyses in their totality and did not isolate or reach separate conclusions with respect to any particular analysis. No company or transaction used in the above analyses as a comparison is directly comparable to Phillips or Conoco or the merger.

     The analyses were prepared solely for the purposes of Goldman Sachs, JPMorgan and Merrill Lynch providing their opinions to the Phillips Board of Directors as to the fairness from a financial point of view to the holders of Phillips common stock as of the date of such opinions of the exchange ratio of one share of New Parent common stock for each share of Phillips common stock relative to the exchange ratio of 0.4677 of a share of New Parent common stock for each share of Conoco common stock pursuant to the merger agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, none of Phillips, Conoco, Goldman Sachs, JPMorgan, Merrill Lynch or any other person assumes responsibility if future results are materially different from those forecast. As described above, the opinions of Goldman Sachs, JPMorgan and Merrill Lynch to the Phillips Board of Directors were one of many factors taken into consideration by the Phillips Board of Directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs, JPMorgan and Merrill Lynch.

     Goldman Sachs, JPMorgan and Merrill Lynch, as part of their investment banking businesses, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and financial analyses for estate, corporate and other purposes. Phillips selected Goldman Sachs, JPMorgan and Merrill Lynch as financial advisors because each is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

     Goldman Sachs is familiar with Phillips having provided certain investment banking services to Phillips from time to time, including having acted as financial advisor to Phillips in connection with its acquisition of assets from Atlantic Richfield Company in April 2000, having acted as co-arranger in connection with the public offering of $200 million aggregate principal amount of Phillips' 7% Debentures due 2029 in March 1999 and the public offering of $300 million aggregate principal amount of Phillips' 6 3/8% Notes due 2009 in March 1999, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs has also provided certain investment banking services to Conoco from time to time, including having acted as co-manager in connection with the public offering of 191.5 million shares of Conoco's Class A Common Stock in October 1998, as co-arranger in connection with the public offering of $1.35 billion aggregate principal amount of Conoco's 5.90% Notes due 2004, $1.9 billion aggregate principal amount of Conoco's 6.95% Notes due 2029 and $750 million aggregate principal amount of Conoco's 6.35% Notes due 2009 in April 1999, and as agent for Conoco's commercial paper program. During 2000 and 2001, the aggregate consideration received by Goldman Sachs for services provided to Phillips was approximately $3.4 million.

     JPMorgan is familiar with Phillips and Conoco having provided financial advisory and financing services from time to time to Phillips and Conoco, including acting as co-lead on Conoco's $4.5 billion high grade bond offering, advising and arranging the financing for Conoco's acquisition of Gulf Canada Resources Limited, advising Phillips on its joint venture with Chevron Corp. and financing Phillips' acquisition of ARCO's Alaskan assets. In addition, one of JPMorgan's commercial bank affiliates is the agent bank for certain outstanding credit facilities for Phillips and Conoco. During 2000 and 2001, the aggregate consideration received by JPMorgan for services provided to Phillips was approximately $19.1 million.

     Merrill Lynch is familiar with Phillips and Conoco having provided financial advisory and financing services from time to time to Phillips and Conoco, including acting as financial advisor to Phillips in connection with the formation of a gathering, processing and marketing joint venture (called Duke Energy Field Services, L.L.C.) with Duke Energy Corporation, acting as co-arranger for Phillips' $6.5 billion interim credit facility in connection with the acquisition of ARCO's Alaskan assets and acting as joint book-running manager on Phillips' public offering of $1.15 billion 8.5% Notes due 2005 and $1.35 billion 8.75% Notes due 2010. During 2000 and 2001, the aggregate consideration received by Merrill Lynch for services provided to Phillips was approximately $14.0 million.

     Each of Goldman Sachs, JPMorgan and Merrill Lynch provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of Phillips or Conoco for its own accounts and for the accounts of its customers. Each of Goldman Sachs, JPMorgan and Merrill Lynch also may provide investment banking services to New Parent and its subsidiaries in the future.

     Pursuant to separate letter agreements dated November 15, 2001, November 16, 2001 and November 16, 2001, Phillips engaged each of Goldman Sachs, JPMorgan and Merrill Lynch, respectively, to act as financial advisor in connection with the contemplated transaction. Pursuant to the terms of these letters, Phillips has agreed to pay each of Goldman Sachs, JPMorgan and Merrill Lynch a fee of between $8 million and $10 million, the exact amount of which will be separately determined by Phillips, in its sole discretion, for each financial advisor upon consummation of the merger.

     Phillips has agreed to reimburse each of Goldman Sachs, JPMorgan and Merrill Lynch for their reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify each of Goldman Sachs, JPMorgan and Merrill Lynch against certain liabilities, including liabilities under the federal securities laws.

INTERESTS OF CONOCO DIRECTORS AND MANAGEMENT IN THE MERGER

     In considering the recommendation of the Conoco Board of Directors to vote for the proposal to adopt the merger agreement, Conoco stockholders should be aware that members of the Conoco Board of Directors and members of the Conoco management team have agreements or arrangements that provide them with interests in the merger that differ from those of other Conoco stockholders. The Conoco Board of Directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to Conoco stockholders that they vote for the proposal to adopt the merger agreement.

  GOVERNANCE STRUCTURE AND MANAGEMENT POSITIONS

     The merger agreement provides for the initial composition of the New Parent Board of Directors, certain committees of the New Parent Board of Directors and selected New Parent executive officer positions. See "Directors and Management Following the Merger" on page 80.

  TREATMENT OF STOCK OPTIONS AND OTHER STOCK-BASED AWARDS

     Upon Conoco stockholder approval of the merger agreement, Conoco stock options and other stock-based awards granted under Conoco employee and director stock plans that were outstanding on November 18, 2001 and not previously vested or exercisable will become fully vested and exercisable and generally will remain exercisable for the remainder of their term. As of February 4, 2002, the number of shares of Conoco common stock subject to unvested options held by Archie W. Dunham, Robert E. McKee III, Jimmy W. Nokes, Robert W. Goldman, all other Conoco executive officers and all Conoco non-employee directors, the vesting and exercisability of which will accelerate upon Conoco stockholder approval of the merger agreement, are 2,492,846, 408,427, 340,938, 157,562,
599,204 and 0, respectively. The weighted average exercise prices of the unvested options held by Messrs. Dunham, McKee, Nokes, Goldman and all other Conoco executive officers, the vesting and exercisability of which will accelerate upon Conoco stockholder approval of the merger agreement, are $26.19, $25.12, $25.99, $26.06 and $25.71, respectively. As of February 4, 2002, the number of shares of Conoco common stock subject to other unvested stock-based awards held by Messrs. Dunham, McKee, Nokes, Goldman, all other Conoco executive officers of Conoco and all non-employee Conoco directors, the vesting and exercisability of which will accelerate upon Conoco stockholder approval of the merger agreement, are 72,022, 19,890, 19,890, 0, 0 and 38,497, respectively.

  EMPLOYMENT AGREEMENT WITH ARCHIE W. DUNHAM

     Conoco and Mr. Dunham are parties to an existing employment agreement. In connection with entering into the merger agreement, New Parent, Conoco and Mr. Dunham entered into a new employment agreement that contains substantially the same terms and conditions as Mr. Dunham's current employment agreement, with modifications to reflect Mr. Dunham's new responsibilities with New Parent and to provide Mr. Dunham with appropriate incentives to continue his employment with New Parent following the completion of the merger. Upon the completion of the merger, Mr. Dunham's new employment agreement will become effective and will supersede Mr. Dunham's current employment agreement. The term of Mr. Dunham's new employment agreement will commence upon the date of the completion of the merger and end on the later of October 1, 2004 and the second anniversary of the date of the completion of the merger.

     During the term of Mr. Dunham's employment, Mr. Dunham will be a senior executive employee of New Parent, a member and Chairman of the New Parent Board of Directors and Chairman of the Executive Committee of the New Parent Board of Directors, and Mr. Dunham's services will be performed at New Parent's headquarters in Houston, Texas. During the term of his employment, Mr. Dunham will preside at meetings of the New Parent Board of Directors and of New Parent stockholders, will work with the Chief Executive Officer of New Parent on external stakeholder relations (community, state, federal and foreign governments), business development (growth) initiatives, and the creation of an outstanding and cohesive New Parent Board of Directors, and will have other executive responsibilities as may be agreed between Mr. Dunham and the Chief Executive Officer of New Parent.

     While Mr. Dunham is Chairman of the New Parent Board of Directors, he and the Chief Executive Officer of New Parent will jointly recommend to the New Parent Board of Directors the long-range strategic plan for New Parent, major acquisitions and divestitures, and major changes to New Parent's capital structure, and, with respect to all other matters, the Chief Executive Officer will, in consultation with Mr. Dunham, arrange the agenda for meetings of, and shall report to, the New Parent Board of Directors. At the conclusion of the term of Mr. Dunham's employment, Mr. Dunham will retire from employment with New Parent and as Chairman, but shall remain a member of the New Parent Board of Directors and a member of the Executive Committee and Chairman of the Committee on Directors' Affairs of the New Parent Board of Directors until his 70th birthday (or earlier retirement from such positions), subject to being periodically re-elected to the New Parent Board of Directors by New Parent stockholders. New Parent will propose Mr. Dunham for re-election whenever his then current term as a member of the New Parent Board of Directors is set to expire before his 70th birthday. See also "Directors and Management Following the Merger" on page 80. Pursuant to Mr. Dunham's new employment agreement, Mr. Dunham's duties and responsibilities may not be terminated or diminished during the term of his employment other than pursuant to the affirmative vote of at least two-thirds of the members of the New Parent Board of Directors.

     Stockholder approval of the merger will constitute a "change of control" under Mr. Dunham's current employment agreement, and the election of another individual as Chief Executive Officer will constitute "good reason" under Mr. Dunham's current employment agreement. As a result, Mr. Dunham would be permitted under the terms of Mr. Dunham's current employment agreement to terminate his employment with Conoco and receive certain compensation and benefits. In consideration for Mr. Dunham's entering into a new employment agreement, which results in substantial modifications of the terms and conditions of Mr. Dunham's continuing relationship with Conoco, in lieu of the compensation and benefits that would have been payable to Mr. Dunham under his current employment agreement had he voluntarily terminated his employment at such time, Mr. Dunham will receive, promptly following the completion of the merger, a lump sum severance payment equal to (1) the sum of his salary, deferred compensation and vacation accrued to the date of completion of the merger, (2) the salary and bonus that would have been payable to him under his current employment agreement for three years following the date of completion of the merger, based on his then current salary and an assumed annual bonus equal to the average of the two highest annual bonus awards to Mr. Dunham in the three fiscal years preceding the completion of the merger, and (3) an amount equal to the additional retirement benefit he would have accrued if he had remained employed for three years following the date of completion of the merger. In addition, Mr. Dunham will receive grants of options, restricted stock and other compensatory awards he would have received had his employment continued for three years following the date of completion of the merger, based upon grants of options and restricted stock and other compensatory awards received by Mr. Dunham in the preceding three years, and to the vesting of, and termination of restrictions on, any unvested equity or performance-based awards, and extension of the term during which these awards may be exercised by Mr. Dunham until the earlier of (x) the first anniversary of the date of completion of the merger or
(y) the date upon which the right to exercise any such award would have expired if Mr. Dunham had continued to be employed by Conoco under the terms of his current employment agreement for three years following the date of completion of the merger; provided, however, that any option grants described above will not vest until the second anniversary of the completion of the merger, subject to earlier vesting upon the occurrence of certain events as contemplated by Mr. Dunham's new employment agreement as described below and/or Conoco's customary stock option grants. Mr. Dunham will receive welfare and other benefits continuation for three years following the date of completion of the merger, and will also continue to receive at no cost to him, until the earlier of Mr. Dunham's death or the expiration or exercise of all his company stock options, the financial and tax planning and life insurance benefits afforded during employment. The foregoing payments and benefits are substantially the same as those that Mr. Dunham would have been entitled to receive under his current employment agreement except that, had he voluntarily terminated his employment at the completion of the merger, Mr. Dunham would have been entitled to receive under his current employment agreement an additional $3 million cash payment, and the new grants of options described above would have been fully vested under his current employment agreement, and not subject to a two-year cliff vesting schedule.

     Mr. Dunham's new employment agreement provides that Mr. Dunham will also be entitled to receive an additional payment sufficient to compensate him for the amount of any excise tax imposed on the payments described above or otherwise pursuant to Section 4999 of the Internal Revenue Code and for any taxes imposed on that additional payment. Mr. Dunham's new employment agreement also provides that Mr. Dunham may elect, on or before March 31, 2002 (but in no event later than the date 30 days prior to the date of completion of the merger), to defer any of the payments described above under the terms of Conoco's Global Variable Compensation Deferral Plan. Assuming that the merger is completed in July 2002, and excluding any gross-up payments for excise taxes that may be payable under
Section 4999 of the Internal Revenue Code, the estimated amount of the cash portion of the payments described above payable to Mr. Dunham at the completion of the merger is approximately $16.1 million. At the completion of the merger, Mr. Dunham will also be granted options to purchase approximately 1.3 million shares of New Parent common stock, at the fair market value of the New Parent common stock on the date of the grant, and approximately 32,000 shares of New Parent common stock. Assuming that the merger was completed on November 18, 2001, the date of the announcement of the merger, and assuming that the price of New Parent common stock would have been the same as the closing price, as adjusted for the exchange ratio, of Conoco common stock on such date, the value of 32,000 shares of New Parent common stock would have been approximately $1.7 million as of November 18, 2001.

     In general, during the term of Mr. Dunham's employment, Mr. Dunham's compensation and benefits will be, both in the aggregate and with respect to each element of compensation and benefits, the same as that provided to the Chief Executive Officer of New Parent.

     Pursuant to Mr. Dunham's new employment agreement, Mr. Dunham will receive an annual base salary of not less than his annual base salary in effect immediately prior to the completion of the merger, subject to annual reviews and increases, bonuses and long-term equity-based compensation that are competitive with industry practices, and participation in the most favorable incentive, retirement, welfare and other benefits New Parent offers to New Parent senior executives, including term life insurance in an amount equal to four times Mr. Dunham's annual base salary. In no event will the annual base salary or annual bonuses (in respect of each applicable fiscal year) provided to Mr. Dunham be less than that provided to the Chief Executive Officer of New Parent. In addition, the long-term equity-based compensation provided to Mr. Dunham will be substantially the same, both in amount, exercise or strike or base price, and other terms and conditions, as those awarded to the Chief Executive Officer of New Parent.

     During the term of Mr. Dunham's new employment agreement, Mr. Dunham has agreed not to terminate his employment within six months following a subsequent change of control of New Parent (as defined in Mr. Dunham's new employment agreement), other than as a result of retirement at the end of the term of Mr. Dunham's employment, for good reason (as defined in Mr. Dunham's new employment agreement) or disability. If, during the term of Mr. Dunham's employment, Mr. Dunham's employment is terminated by Mr. Dunham at any time for good reason or by New Parent at any time other than for cause (as defined in Mr. Dunham's new employment agreement) or by reason of Mr. Dunham's death or disability, then Mr. Dunham will be entitled to payments and benefits comparable to those provided to him at the completion of the merger as described above, replacing references to the completion of the merger with references to the termination of Mr. Dunham's employment; provided, that (1) the lump-sum severance payment of salary and bonus plus the additional retirement benefit accruals as described above will be based on the salary and bonus and retirement benefit accruals that Mr. Dunham would have received through the end of the term of his employment, (2) Mr. Dunham will receive a pro rata annual bonus for the year in which his termination of employment occurs, based on the annual bonus paid or awarded in respect of the fiscal year immediately preceding the date of termination of employment, (3) the grants of options, restricted stock and other compensatory awards described above will be based on those that Mr. Dunham would have received through the end of the term of his employment and (4) welfare and other benefits will be continued through the later of three years following the date of termination of his employment and the date Mr. Dunham attains age 70, which we refer to as the

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"benefits continuation period;" provided, that New Parent's obligation to provide these welfare benefits will cease upon Mr. Dunham's refusal to serve as a member of the New Parent Board of Directors.

     If Mr. Dunham's employment is terminated under circumstances described above, Mr. Dunham will receive the following additional benefits, which we refer to as "post-employment compensation," during the benefits continuation period:
(1) continued participation in the Director's Charitable Gift Program, (2) continued participation in welfare benefit plans and fringe benefits arrangements applicable as if Mr. Dunham had remained employed, (3) continued coverage under the comprehensive security program applicable during employment (in the same manner and providing the same level of security protection as in effect on the date of the merger agreement, and in any event on a basis no less favorable than the coverage provided to the Chief Executive Officer of New Parent) and (4) continued participation in the Conoco domestic relocation policy with respect to a single relocation.

     If the merger were completed on July 1, 2002 and the employment of Mr. Dunham were terminated without "cause" immediately thereafter, the estimated cash severance that would be payable to Mr. Dunham under the agreement, plus the value of the additional retirement benefits described above, based on certain assumptions and currently available information, would be approximately $13.8 million.

     If Mr. Dunham remains employed through the expiration of the term of his employment, upon any termination of his employment thereafter, he is entitled to vesting of, and termination of restrictions on, any unvested equity or performance-based awards. In addition, upon such a termination, Mr. Dunham will receive his post-employment compensation; provided that New Parent's obligation to provide these benefits will cease upon Mr. Dunham's refusal to serve as a member of the New Parent Board of Directors. It is contemplated that Mr. Dunham will serve as a member of the New Parent Board during the benefits continuation period.

  SEVERANCE ARRANGEMENTS

     Conoco's executive officers (other than Mr. Dunham) participate in the Conoco Key Employee Severance Plan. The plan provides that if the employment of a participant in the plan is terminated (i) within two years of a "Change in Control" of Conoco or (ii) after a "Potential Change in Control" of Conoco but prior to a Change in Control (whether or not a Change in Control ever occurs), in either case by Conoco other than for "cause" or by the participant for "good reason" (as such terms are defined in the plan), the participant will be entitled to:

     - a lump-sum severance payment equal to one-and-one-half, two, or three times the sum of the employee's base salary, previous year's bonus, and economic equivalent of the previous fiscal year's stock option award;

     - the present value of the increase in retirement benefits resulting from the crediting of an additional one-and-one-half, two, or three times the employee's number of years of age and service under the applicable retirement plan;

     - 36 months of welfare benefits continuation;

     - a pro rata portion of the annual bonus for which the employee is eligible in the year of termination; and

     - if necessary, a gross-up payment sufficient to compensate the participant for the amount of any excise tax imposed on payments made under the plan or otherwise pursuant to Section 4999 of the Internal Revenue Code and for any taxes imposed on this additional payment.

     Prior to October 19, 2005, the Key Employee Severance Plan may not be amended or terminated if such amendment would be adverse to the interests of any eligible employee, without the employee's written consent. Amounts payable under the plan will be in lieu of any payments or benefits that may be payable to the severed employee under any other plan, policy or program of Conoco relating to severance.

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

     Stockholder approval of the merger will constitute a "Change of Control" under the Key Employee Severance Plan. Assuming that the merger is completed in July 2002, and excluding any gross-up payments for excise taxes that may be payable under Section 4999 of the Internal Revenue Code, the estimated maximum amount of the cash severance payments that would be payable to Messrs. McKee, Nokes, Goldman and all other executive officers of Conoco, upon a termination of their employment by New Parent without cause, is approximately $13.8 million, $13.2 million, $4.5 million and $15.9 million, respectively.

  DIRECTOR DEFERRED COMPENSATION

     Pursuant to the Conoco Deferred Compensation Plan for Non-Employee Directors, participants may elect that, upon a change in control of Conoco, at the director's election, all deferred amounts (including deferred restricted stock units) may be paid in full in a lump-sum payment within 60 days of the Change in Control. Stockholder approval of the merger will constitute a Change of Control under the Conoco Deferred Compensation Plan for Non-Employee Directors. Assuming that the merger is completed in July 2002, the estimated aggregate maximum amount of payments that would be payable to all of Conoco directors within 60 days following the Conoco stockholder approval of the merger is approximately $2.1 million.

  DIRECTOR SUPPLEMENTAL COMPENSATION

     Pursuant to the merger agreement, Conoco may, but is not obligated to, pay to any Conoco non-employee director immediately prior to the completion of the merger who does not become a New Parent director, an amount per Conoco non-employee director not in excess of three times the then-annual compensation for that Conoco non-employee director. Based on the current annual compensation provided by Conoco to Conoco non-employee directors, the estimated maximum amount that could be payable to each applicable Conoco non-employee director is approximately $300,000.

  INDEMNIFICATION AND INSURANCE

     The merger agreement includes provisions relating to indemnification and insurance for directors, officers and employees of Conoco and Phillips. See "The Merger Agreement -- Indemnification and Insurance."

INTERESTS OF PHILLIPS DIRECTORS AND MANAGEMENT IN THE MERGER

     In considering the recommendation of the Phillips Board of Directors to vote for the adoption of the merger agreement, Phillips stockholders should be aware that members of the Phillips Board of Directors and members of the Phillips management team have agreements or arrangements that provide them with interests in the merger that differ from those of Phillips stockholders. The Phillips Board of Directors was aware of these agreements and arrangements during its deliberations on the merits of the merger and in determining to recommend to the Phillips stockholders that they vote for the adoption of the merger agreement.

  GOVERNANCE STRUCTURE AND MANAGEMENT POSITIONS

     The merger agreement provides for the initial composition of the New Parent Board of Directors, certain committees of the New Parent Board of Directors and selected New Parent executive officer positions. See "Directors and Management Following the Merger."

  PHILLIPS STOCK OPTIONS, SARS AND STOCK-BASED COMPENSATION AWARDS

     All unvested Phillips employee stock options, SARs, restricted stock and restricted stock units that were outstanding on November 18, 2001, other than certain stock options and restricted stock units granted to James J. Mulva described below, will vest upon stockholder approval of the merger, which is considered a "change of control" for purposes of those awards. As of February 28, 2002, the number of unvested stock options and SARs held by Mr. Mulva, J.A. Carrig, B.Z. Parker, J.B. Whitworth, all other

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Phillips executive officers and all Phillips non-employee directors are expected to be 462,891, 60,416, 99,966, 87,707, 328,281 and 0, respectively. The weighted average price of unvested stock options and SARs held by Mr. Mulva, J.A. Carrig, B.Z. Parker, J.B. Whitworth and all other Phillips executive officers are expected to be $55.09, $55.06, $53.38, $54.00, and $54.63, respectively.

     In January 2002, Phillips concluded an exchange offer permitting eligible holders of restricted stock (including executive officers and directors) to exchange that restricted stock for restricted stock units, and eligible holders of long-term incentive awards (including executive officers) to exchange those awards for long-term incentive awards to be settled in restricted stock units. Restricted stock units have the same economic consequences as restricted stock, but Phillips does not issue actual shares to the holders until the award finally is settled, regardless of when the award vests, thus permitting the holders of restricted stock units, as opposed to restricted stock, an opportunity to avoid possible adverse tax consequences due to stockholder approval of the merger. 93.4% of eligible shares of restricted stock and 86.5% of eligible long-term incentive awards were exchanged in this exchange offer.

     As of February 28, 2002, the number of shares underlying other unvested stock-based awards and/or restricted stock units held by Messrs. Mulva, Carrig, Parker, Whitworth, all other Phillips executive officers and all Phillips non-employee directors are expected to be 301,020, 53,527, 72,378, 35,030, 219,707 and 89,072, respectively.

  EMPLOYMENT AGREEMENT WITH JAMES J. MULVA

     As of November 18, 2001, Phillips and New Parent entered into an employment agreement with James J. Mulva under which Mr. Mulva will serve as Chief Executive Officer and President of New Parent beginning upon completion of the merger, and as Chairman of the New Parent Board of Directors, beginning when Mr. Dunham ceases to hold that position. Unless either party gives a notice of nonrenewal, the initial three-year term of the agreement will be automatically extended by one year on each anniversary of the completion of the merger, but not beyond the end of the month in which Mr. Mulva attains age 65.

     During his employment under this new agreement, Mr. Mulva will have general responsibility for the management of New Parent as provided in the by-laws of New Parent, reporting directly to the New Parent Board of Directors, and he will be a member of the New Parent Board of Directors. His services will be performed at New Parent's headquarters in the Houston, Texas metropolitan area. He will have all the customary duties and responsibilities of a chief executive officer and president, and all of New Parent's executive officers will report directly to him or indirectly to him through another such executive officer who reports to him. While Mr. Dunham is serving as Chairman of the New Parent Board of Directors, Mr. Mulva will work with Mr. Dunham on external stakeholder relations (community, state, federal and foreign governments), business development (growth) initiatives, and the creation of an outstanding and cohesive New Parent Board of Directors. Furthermore, while Mr. Dunham is Chairman of the New Parent Board of Directors, Messrs. Mulva and Dunham will jointly recommend to the New Parent Board of Directors the long-range strategic plan for New Parent, major acquisitions and divestitures, and major changes to New Parent's capital structure and with respect to all other matters, Mr. Mulva will, in consultation with Mr. Dunham, arrange the agenda for meetings of the New Parent Board of Directors, and will report to the New Parent Board of Directors and arrange for other executives and advisors to report to the New Parent Board of Directors. Until the later of October 1, 2004 and the second anniversary of completion of the merger, Mr. Mulva's duties and responsibilities may not be terminated or diminished, except by the affirmative vote of two-thirds of the members of the New Parent Board of Directors.

     While Mr. Dunham is Chairman, Mr. Mulva's compensation and benefits will be the same as Mr. Dunham's. Mr. Mulva's base salary will be not less than his annual base salary as in effect immediately before completion of the merger, subject to annual review, and increased as necessary to be substantially consistent with competitive industry practice. In addition, Mr. Mulva will be awarded annual bonus opportunities substantially consistent with competitive industry practice. Mr. Mulva will also be

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entitled to other compensation, benefits and perquisites to the extent applicable generally to other executives of New Parent. In connection with Mr. Mulva's relocation to Houston, Texas, Phillips will provide Mr. Mulva with the home sale assistance that he would have received, had he been eligible for such assistance under the Phillips Work Force Stabilization Plan.

     If New Parent terminates Mr. Mulva's employment other than for death, disability or cause, or Mr. Mulva resigns for good reason, Mr. Mulva will receive a lump sum payment equal to three times the sum of his annual base salary and the average of the two highest annual bonuses paid or awarded to him for the last three full fiscal years, a pro-rata bonus for the year in which the termination occurs, and the value of the additional pension benefits he would have received, had he continued to be employed by New Parent for an additional three years. In addition, he will be granted the stock options and other equity-based awards to which he would have been entitled, had his employment continued for three additional years, all of his then-outstanding unvested equity-based awards will vest and the remaining term for exercise of his stock options will be not less than one year or, if shorter, until the date they would have expired, had his employment continued for three years. His welfare benefits will continue for three years after the termination date or, if longer, until age 70, and he will receive tax and financial planning benefits with related income tax gross-ups so long as he or his family hold New Parent stock options. In addition, if a future change of control of New Parent precedes or occurs within one year following the termination date, Mr. Mulva will have the right to cash out his equity-based compensation awards at the most favorable price paid in the context of the change of control. Mr. Mulva's stock options and other equity-based awards will also vest upon termination of his employment at or after the expiration of the agreement.

     New Parent will pay Mr. Mulva's legal fees and expenses incurred in any contest involving the employment agreement. If any payments or benefits that Mr. Mulva receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, he will receive an additional payment to restore him to the after-tax position that he would have been in, if the excise tax had not been imposed. However, it is not expected that any such excise tax will be owed.

     If the merger were completed on July 1, 2002 and the employment of Mr. Mulva were terminated without "cause" immediately thereafter, the estimated cash severance that would be payable to Mr. Mulva under the agreement, plus the value of the additional retirement benefits described above, based on certain assumptions and currently available information, would be $13,686,522.

     GRANTS OF STOCK OPTIONS AND RESTRICTED STOCK UNITS TO JAMES J. MULVA

     On November 17, 2001, Mr. Mulva was granted options to purchase 750,000 shares of Phillips common stock at $51.31 per share, which is the average of the high and low trading prices of Phillips common stock on November 16, 2001, and options to purchase 750,000 shares of Phillips common stock at $64.13 per share, which is 125% of the average of the high and low trading prices of Phillips common stock on November 16, 2001. These options will be converted into options for New Parent common stock when the merger is completed. Generally, the options will vest one-third on completion of the merger, one-third on the first anniversary thereof, and one-third on the second anniversary thereof. If the merger is not completed, they will vest on November 17, 2007. The options will also vest upon a future change of control other than the merger, and as required by his employment agreement in the case of certain terminations of employment.

     Mr. Mulva was also granted, on November 17, 2001, 250,000 restricted stock units based on shares of Phillips common stock, which will be converted into units based on New Parent common stock when the merger is completed. Additional restricted stock units representing a number of shares having a fair market value equal to the value of the dividends that would have been paid on the units if they had been actual shares will be credited to Mr. Mulva under the award when dividends are paid on the Phillips common stock or, after the merger, New Parent common stock. These 250,000 restricted stock units represent the right to receive shares of Phillips common stock that had a value at the time of grant of $12,827,500 based upon the $51.31 average of the high and low trading prices of Phillips common stock on November 16, 2001. As set forth below, because the restricted stock units are not scheduled to vest or to be paid to

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Mr. Mulva until some point in the future, it is not possible to determine the actual value that Mr. Mulva will receive as a result of this grant.

     The restricted stock units will be forfeited if the merger is not completed. If the merger is completed, the restricted stock units will vest on June 19, 2006. The units will also vest upon a future change of control other than the merger, upon his death or disability, and as required by his employment agreement in the case of certain terminations of employment. When the units vest, Mr. Mulva will be paid the value of the units, unless he has previously elected to defer the payments under the Phillips Key Employee Deferred Compensation Plan.

EXECUTIVE SEVERANCE PLAN

     Phillips maintains an Executive Severance Plan that provides for the payment of certain severance benefits to participants, including Phillips' executive officers, in the event of a termination of a participant's employment within two years after a change in control of Phillips either (1) by Phillips, other than for death, disability, transfer to another employer, retirement, cause, as a result of certain sales of subsidiaries or divisions, or (2) by the participant, within 90 days of an event constituting good reason. Stockholder approval of the merger will constitute a change in control of Phillips for purposes of this severance plan. Upon completion of the merger, the plan will be assumed by New Parent.

     "Group one" participants in the plan, which include Phillips' Executive Vice Presidents and Senior Vice Presidents and, until completion of the merger, Mr. Mulva, receive severance benefits based on three years' pay, and "group two" participants, including Phillips' Vice Presidents, receive benefits based on two years' pay. The severance benefits under the severance plan consist of:

     - a lump-sum payment of three or two times the sum of the participant's base salary and the greater of (1) the bonus earned by the participant for the last fiscal year before the termination date or (2) the highest target award for the calendar year of the termination date; and

     - continuation of medical, dental and prescription drug coverage for 18 months after the termination date.

     The participant will also be credited with additional years of service under Phillips' retirement plans based upon the number of years represented by the above lump-sum payment, and up to one year's worth of such lump-sum payment will be treated as pensionable earnings.

     In addition, in the event that a participant institutes any legal action seeking to obtain or enforce any right or benefit provided by the severance plan, the participant is entitled to be reimbursed for all reasonable costs and expenses relating to such legal action, including any legal fees and expenses incurred by the participant, unless a court makes a determination that the participant's position was frivolous. Finally, if the participant relocates in order to secure new employment, he or she will be entitled to the home sale assistance benefits provided under the Phillips Work Force Stabilization Plan.

     If any payments or benefits that a participant receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the participant will generally receive an additional payment to restore such participant to the after-tax position that the participant would have been in if the excise tax had not been imposed, except that, if the payments or benefits that the participant receives do not exceed 110% of the maximum amount that the participant is permitted to receive without being subjected to the golden parachute excise taxes, no such additional payment will be made, and the amounts payable under the severance plan will be reduced to the maximum amount permissible to avoid imposition of the tax. However, it is not expected that any such excise tax will be owed.

     If the merger were completed on July 1, 2002 and the employment of Phillips executive officers other than Mr. Mulva were terminated without cause immediately thereafter, the estimated cash severance that would be payable under the severance plan, plus the value of the additional retirement benefits described above, based on certain assumptions and currently available information, to Messrs. Carrig, Parker, Whitworth, and all other Phillips executive officers would be $2,867,013, $3,954,556, $3,750,381, and $15,877,948,
respectively. After the completion of the merger, Mr. Mulva will not be eligible to receive

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any severance benefits under the severance plan because it will be superseded by his new employment agreement with Phillips and New Parent, described above.

  INDEMNIFICATION AND INSURANCE

     The merger agreement includes provisions relating to indemnification and insurance for directors, officers and employees of Conoco and Phillips. See "The Merger Agreement -- Indemnification and Insurance" on page 78.

LISTING OF NEW PARENT CAPITAL STOCK

     It is a condition to the completion of the merger that New Parent common stock issuable to Conoco and Phillips stockholders pursuant to the merger agreement be approved for listing on the New York Stock Exchange.

DIVIDENDS

     Pursuant to the merger agreement, each of Conoco and Phillips are prohibited from making any changes to their dividend policies prior to the completion of the merger without the other's consent. The most recent quarterly dividend declared by Conoco was $0.19 per share payable on December 10, 2001. Conoco's current dividend is $0.76 per share of Conoco common stock on an annual basis. The most recent quarterly dividend declared by Phillips was $0.36 per share payable on December 3, 2001. Phillips' current dividend is $1.44 per share of Phillips common stock on an annual basis.

     We expect that, after the completion of the merger, New Parent will adopt a dividend policy that is competitive with comparable companies in the energy industry. The payment of dividends by New Parent, however, will be subject to approval and declaration by the New Parent Board of Directors, and will depend on a variety of factors, including business, financial and regulatory considerations.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion summarizes the opinions of Cravath, Swaine & Moore, counsel to Conoco, and Wachtell, Lipton, Rosen & Katz, counsel to Phillips, as to the material U.S. federal income tax consequences of the merger to holders of Conoco common stock and holders of Phillips common stock, which opinions are attached as Exhibits 8.1 and 8.2 to the registration statement on Form S-4 of which this joint proxy statement/prospectus forms part. See "Where You Can Find More Information" on page 125. This summary applies only to holders of Conoco common stock or Phillips common stock that are U.S. holders.

     For purposes of this discussion, a U.S. holder means:

     - a citizen or resident of the United States,

     - a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions,

     - a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or

     - an estate that is subject to U.S. federal income tax on its income, regardless of its source.

     This discussion is based upon the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion applies only to Conoco stockholders that hold their Conoco common stock and Phillips stockholders that hold their Phillips common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of his, her or its personal

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investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws, including:

     - insurance companies,

     - tax-exempt organizations,

     - dealers in securities or foreign currency,

     - banks or trusts,

     - financial institutions,

     - mutual funds,

     - persons that hold their Conoco common stock or Phillips common stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction,

     - persons that have a functional currency other than the U.S. dollar,

     - investors in pass-through entities,

     - stockholders who acquired their Conoco common stock or Phillips common stock through the exercise of options, or otherwise as compensation or through a tax-qualified retirement plan, or

     - holders of options granted under any Conoco or Phillips benefit plan.

     THE SUMMARY DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. THE SUMMARY DOES NOT ADDRESS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER. ACCORDINGLY, EACH CONOCO STOCKHOLDER AND PHILLIPS STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO THE HOLDER.

     The following discussion is not binding on the Internal Revenue Service. None of Conoco, Phillips or New Parent has requested a ruling from the Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the merger and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

     Cravath, Swaine & Moore, counsel to Conoco, has delivered an opinion, dated as of the date hereof, to Conoco as to the U.S. federal income tax consequences to Conoco stockholders of the transaction. The Cravath tax opinion is subject to qualifications and is based on currently applicable law, certain factual representations made by New Parent, Conoco and Phillips and certain assumptions. The Cravath tax opinion is attached as Exhibit 8.1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission, which includes this joint proxy statement/prospectus. Conoco stockholders should read the Cravath tax opinion in its entirety. The conclusions reached in the Cravath tax opinion are, in general:

     - the merger of C Merger Corp. with and into Conoco will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and/or the mergers, taken together, will constitute an exchange described in Section 351 of the Internal Revenue Code,

     - no gain or loss will be recognized by Conoco stockholders on the exchange of Conoco common stock solely for New Parent common stock in the transaction, except with respect to cash received by Conoco stockholders in lieu of fractional shares of New Parent common stock,

     - the aggregate adjusted basis of the New Parent common stock received in the transaction by Conoco stockholders will be equal to the aggregate adjusted basis of those stockholders' Conoco common stock exchanged for the New Parent common stock reduced, in the case of a Conoco stockholder that receives cash in lieu of fractional shares of New Parent common stock, by any amount allocable to the fractional share interests in New Parent common stock for which cash is received, and

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     - the holding period of New Parent common stock received in the merger by a
       Conoco stockholder, including any New Parent fractional interest deemed received in the merger, will include the holding period of the stockholder's Conoco common stock exchanged for that New Parent common stock.

     The receipt of cash instead of a fractional share of New Parent common stock by a holder of Conoco common stock will result in taxable gain or loss to that Conoco stockholder for U.S. federal income tax purposes equal to the difference between the amount of cash received by the Conoco stockholder and the Conoco stockholder's adjusted tax basis in its Conoco common stock allocable to the fractional share as set forth above. The gain or loss will generally constitute capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than 12 months as of the date of the merger. For non-corporate holders, this long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitation. Certain non-corporate Conoco stockholders and Phillips stockholders, as the case may be, may be subject to backup withholding at a rate not to exceed 30% on cash payments received instead of fractional shares of New Parent common stock unless they comply with certain certification requirements.

     Wachtell, Lipton, Rosen & Katz, counsel to Phillips, has delivered an opinion, dated as of the date hereof, to Phillips as to the U.S. federal income tax consequences to Phillips stockholders of the transaction. The Wachtell tax opinion is subject to qualifications and is based on currently applicable law, certain factual representations made by New Parent, Conoco and Phillips and certain assumptions. The Wachtell tax opinion is attached as Exhibit 8.2 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission, which includes this joint proxy statement/prospectus. Phillips stockholders should read the Wachtell tax opinion in its entirety. The conclusions reached in the Wachtell tax opinion are, in general:

     - the merger of P Merger Corp. with and into Phillips will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and/or the mergers, taken together, will constitute an exchange described in Section 351 of the Internal Revenue Code,

     - no gain or loss will be recognized by Phillips stockholders on the exchange of Phillips common stock solely for New Parent common stock in the transaction,

     - the aggregate adjusted basis of the New Parent common stock received in the transaction by Phillips stockholders will be equal to the aggregate adjusted basis of those stockholders' Phillips common stock exchanged for the New Parent common stock, and

     - the holding period of New Parent common stock received in the merger by a Phillips stockholder will include the holding period of the stockholder's Phillips common stock exchanged for that New Parent common stock.

     Completion of the merger is conditioned upon, among other things, (1) the receipt by Conoco of a written opinion dated the closing date of Cravath, Swaine & Moore, counsel to Conoco, to the effect that for U.S. federal income tax purposes, the merger of C Merger Corp. with and into Conoco will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and/or the mergers, taken together, will constitute an exchange described in
Section 351 of the Internal Revenue Code and (2) the receipt by Phillips of a written opinion dated the closing date of Wachtell, Lipton, Rosen & Katz, counsel to Phillips, to the effect that for U.S. federal income tax purposes, the merger of P Merger Corp. with and into Phillips will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and/or the mergers, taken together, will constitute an exchange described in
Section 351 of the Internal Revenue Code. Those opinions will be based upon customary assumptions and representations, including representations made by New Parent, Conoco and Phillips. Each of Cravath, Swaine & Moore and Wachtell, Lipton, Rosen & Katz presently intend to deliver to Conoco and Phillips, respectively, on the closing date of the mergers an opinion that satisfies the requirements set forth in this paragraph. In the unlikely event that Conoco or Phillips agrees to waive the condition relating to the receipt of its respective tax opinion, the company doing so would circulate revised materials to its stockholders and would resolicit

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proxies from its stockholders if there are any material adverse changes in the
U.S. federal income tax consequences to its stockholders.

ACCOUNTING TREATMENT

     The merger will be accounted for using purchase accounting. Although the business combination of Conoco and Phillips is a merger of equals, generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquiror for accounting purposes. Phillips has been designated as the acquiror based on the fact that its stockholders are expected to hold more than 50% of the New Parent stock after the merger. The purchase price (based on the price of Phillips common stock two days before and after November 19, 2001) will be allocated to Conoco's identifiable assets and liabilities based on their estimated fair market values at the date of the completion of the merger, and any excess of the purchase price over those fair market values will be accounted for as goodwill. The results of final valuations of property, plant and equipment, and intangible and other assets and the finalization of any potential plans of restructuring have not yet been completed. We may revise the allocation of the purchase price when additional information becomes available.

REGULATORY MATTERS

     Certain regulatory requirements imposed by U.S. and foreign regulatory authorities must be complied with before the merger is completed. Conoco and Phillips are not aware of any material governmental consents or approvals that are required prior to the completion of the merger other than those described below. We have agreed that, if any additional governmental consents and approvals are required, we shall each use our reasonable best efforts to obtain these consents and approvals.

     Under the HSR Act and the rules promulgated under it by the U.S. Federal Trade Commission, which we refer to as the FTC, the merger cannot be completed until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the U.S. Department of Justice, which we refer to as the Antitrust Division, and the specified waiting periods have expired or been terminated. Conoco and Phillips filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on December 17, 2001. On January 16, 2002, the FTC made a request for additional information and documentary material, thereby extending the statutory waiting period until thirty days after Conoco and Phillips substantially comply with this request, unless the waiting period is terminated earlier or extended with the consent of Conoco and Phillips. Conoco and Phillips are continuing to work closely with the FTC staff on their request.

     At any time before or after completion of the merger, the Antitrust Division or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets of Conoco or Phillips. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. A challenge to the merger on antitrust grounds may be made, and, if such a challenge is made, it is possible that Conoco and Phillips will not prevail.

     Completion of the merger may also require other regulatory approvals of foreign regulatory authorities. Under the laws of certain jurisdictions, the merger may not be completed unless certain filings are made with the antitrust regulatory authorities of these jurisdictions and these authorities approve or clear the merger. Conoco and Phillips each conducts business in member states of the European Union. Council Regulation (EEC) 4064/89, as amended, requires notification to and approval by the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specific thresholds before these mergers or acquisitions are implemented. Conoco and Phillips filed a merger notification with the European Union antitrust authorities on February 5, 2002.

     The European Commission must review the merger to determine whether or not it is compatible with the common market, and, accordingly, whether or not to permit it to proceed. A merger or acquisition that does not create or strengthen a dominant position that would significantly impede effective competition in

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the common market or in a substantial part of it shall be declared compatible with the common market and must be allowed to proceed. If, following a preliminary one-month Phase I investigation, the European Commission determines that it needs to examine the merger more closely because the merger raises serious doubts as to its compatibility with the common market, it must initiate a Phase II investigation. If it initiates a Phase II investigation, the European Commission must issue a final decision as to whether or not the merger is compatible with the common market no later than four months after the initiation of the Phase II investigation.

     The Competition Act (Canada) provides for the substantive review and regulation of mergers in Canada and establishes a regime for pre-merger notification and review of merger transactions that exceed certain thresholds. Conoco and Phillips filed an application for an Advance Ruling Certificate, or ARC, with the Commissioner of Competition under the Competition Act (Canada) on January 31, 2002. The Commissioner will conduct an investigation of the merger. If the Commissioner determines that the merger will not substantially lessen competition in any relevant market in Canada, he will issue an ARC. If the Commissioner issues an ARC and the merger is completed within one year from the date the ARC was issued, the Commissioner is prevented by the Competition Act from challenging the merger before the Competition Tribunal (an administrative body that has exclusive jurisdiction to review mergers under the Competition
Act) solely on the basis of information that is the same or substantially the same as the information on the basis of which the ARC was issued. The Commissioner may instead issue a no-action letter stating that he does not intend to challenge the merger at that time; in this case, the Commissioner retains the authority to challenge the merger for three years after completion of the merger should circumstances warrant. The Commissioner may also, if he concludes that a merger would substantially lessen competition in any relevant market in Canada, apply to the Competition Tribunal to enjoin the completion of the merger on an interim or permanent basis. In addition to a Canadian competition filing, Conoco and Phillips may also be required to file a notification or application for review under the Investment Canada Act, which is a foreign investment, rather than competition, law.

     Conoco and Phillips conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. Under the merger agreement, we are required to obtain these approvals prior to completing the merger, unless the failure to obtain the approvals would not have a material adverse effect on New Parent after completion of the merger. Conoco and Phillips are currently reviewing whether filings or approvals may be required or advisable in those jurisdictions that may be material to Conoco and Phillips and have made or will make regulatory filings in those jurisdictions.

     It is possible that any of the regulatory authorities with which filings are made may seek regulatory concessions as conditions for granting approval of the merger. Under the merger agreement, each of Conoco and Phillips has agreed to use its reasonable best efforts to complete the merger, including to gain clearance from antitrust and competition authorities and to obtain other required approvals. However, neither Conoco nor Phillips nor any of their respective subsidiaries is required to hold separate or divest any of their businesses or assets, or to take, or to agree to take, any action or agree to any limitation that could reasonably be expected to have a material adverse effect on New Parent after giving effect to the merger or to impair substantially the benefits that Conoco and Phillips expected to realize from the merger at the time they entered into the merger agreement. Also, neither Conoco nor Phillips is required to agree to any divestiture, to hold separate any business or to take any other action that is not conditional on the consummation of the merger.

     Prior to completing the merger, the applicable waiting period under the HSR Act must expire or be terminated, and Conoco and Phillips are required to obtain antitrust approvals from the European Commission and any other regulatory authorities if the failure to obtain antitrust approvals of those regulatory authorities would have a material adverse effect on New Parent after the completion of the merger.

     Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the merger, we cannot assure you that we will obtain all required regulatory approvals or

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that these regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to New Parent after the completion of the merger.

APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, neither Conoco stockholders nor Phillips stockholders will have any appraisal rights as a result of the merger.

RESALE OF NEW PARENT COMMON STOCK

     New Parent common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended, except for shares of New Parent common stock issued to any Conoco stockholder or Phillips stockholder that is, or is expected to be, an "affiliate" of Conoco or Phillips, as applicable, for purposes of Rule 145 under the Securities Act. Persons that may be deemed to be "affiliates" of Conoco or Phillips for such purposes generally include individuals or entities that control, are controlled by, or are under common control with, Conoco or Phillips, respectively, and include the directors of Conoco and Phillips, respectively. The merger agreement requires each of Conoco and Phillips to use its reasonable best efforts to cause each of its affiliates to execute a written agreement with New Parent to the effect that they will not transfer any New Parent common stock received in the merger, except pursuant to an effective registration statement under the Securities Act or in a transaction not required to be registered under the Securities Act.

     This joint proxy statement/prospectus does not cover resales of New Parent common stock received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

LEGAL PROCEEDINGS RELATED TO THE MERGER

     Several complaints have been filed and remain pending in the Delaware Court of Chancery naming as defendants one or more of Conoco, the directors of Conoco and Phillips. The complaints purport to be filed on behalf of holders of Conoco common stock and allege breaches of fiduciary duty by Conoco directors and, in certain complaints, aiding and abetting these breaches of fiduciary duty by Phillips, in connection with the merger of Conoco and Phillips. The plaintiffs in each case seek to enjoin completion of the merger and/or damages. The time for the defendants to answer or move with respect to the complaints has not yet elapsed. Each of Conoco and Phillips intends to defend against these lawsuits vigorously.

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                              THE MERGER AGREEMENT

     The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated in this joint proxy statement/prospectus by reference.

THE MERGER

     Pursuant to the merger agreement, C Merger Corp. will merge with and into Conoco and P Merger Corp. will merge with and into Phillips, with each of Conoco and Phillips surviving as wholly owned subsidiaries of New Parent. In the merger, each outstanding share of Conoco common stock will be converted into the right to receive 0.4677 of a share of New Parent common stock, and each outstanding share of Phillips common stock will be converted into the right to receive one share of New Parent common stock.

MERGER CONSIDERATION

     The merger agreement provides that each share of Conoco common stock outstanding immediately prior to the effectiveness of the merger will be converted into the right to receive 0.4677 of a share of New Parent common stock upon the effectiveness of the merger. Any shares of Conoco capital stock held by Conoco as treasury shares or owned by Conoco, New Parent, C Merger Corp. or P Merger Corp. will be canceled without any payment for those shares. The merger agreement provides that each share of Phillips common stock outstanding immediately prior to the effectiveness of the merger will be converted into the right to receive one share of New Parent common stock upon the effectiveness of the merger. Any shares of Phillips capital stock held by Phillips as treasury shares or owned by Phillips, New Parent, C Merger Corp. or P Merger Corp. will be canceled without any payment for those shares.

PROCEDURES FOR EXCHANGE OF SHARE CERTIFICATES; FRACTIONAL SHARES

     Conoco stockholders and Phillips stockholders should not return share certificates with the enclosed proxy card.

     As soon as reasonably practicable after the completion of the merger, Mellon Investor Services LLC, the exchange agent, will mail the following materials to each holder of record of Conoco common stock whose shares were converted into the right to receive shares of New Parent common stock:

     - a letter of transmittal for use in submitting their shares to the exchange agent for exchange, and

     - instructions explaining what Conoco stockholders must do to effect the surrender of Conoco share certificates in exchange for the consideration to be issued in the merger.

     Conoco stockholders should complete and sign the letter of transmittal and return it to the exchange agent together with the Conoco stockholders' share certificates in accordance with the instructions.

     Upon completion of the merger, each Conoco share certificate will represent only the right to receive 0.4677 of a share of New Parent common stock, with cash instead of any fractional shares of New Parent common stock. New Parent will not issue any fractional shares of New Parent common stock upon the conversion of Conoco common stock.

     Phillips share certificates of Phillips stockholders immediately prior to the completion of the merger will be deemed to represent New Parent common stock upon completion of the merger. Phillips stockholders, however, may elect to exchange their Phillips share certificates for New Parent share certificates, at their option.

     At or prior to the completion of the merger, New Parent will deposit with the exchange agent, in trust for the benefit of the former Conoco stockholders, New Parent share certificates and will make available to the exchange agent cash sufficient to pay to each former Conoco stockholder after the completion of the merger an amount in cash equal to the product of any fractional share interest to which the former

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Conoco stockholder would otherwise be entitled and the closing price for a share of New Parent common stock as reported on the New York Stock Exchange on the first trading day following the date of the completion of the merger.

     No dividends or distributions with a record date after the merger will be paid to the holders of any unsurrendered Conoco share certificate, nor will those holders be paid cash for any fractional shares of New Parent common stock until their Conoco share certificates are surrendered to the exchange agent for exchange. When their Conoco share certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

     All shares of New Parent common stock issued upon surrender of Conoco share certificates, including any cash paid instead of any fractional shares of New Parent common stock, will be deemed to have been issued in full satisfaction of all rights relating to those shares of Conoco common stock. Each of Conoco and Phillips will remain obligated, however, to pay any dividends or make any other distributions declared or made by Conoco or Phillips on Conoco common stock or Phillips common stock, as appropriate, with a record date before the completion of the merger and that remain unpaid at the completion of the merger. If Conoco share certificates or Phillips share certificates are presented to New Parent, Conoco, Phillips or the exchange agent after the completion of the merger, they will be canceled and exchanged as described above.

REPRESENTATIONS AND WARRANTIES

     Conoco and Phillips have each made a number of representations and warranties to the other regarding aspects of our respective businesses, financial condition, capitalization, corporate structure and other facts pertinent to the merger. The topics covered by these representations and warranties include the following:

     - corporate organization, existence, good standing, power and authority;

     - subsidiaries;

     - capitalization;

     - authorization, execution, delivery and performance and the enforceability of the merger agreement and the absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transactions;

     - receipt of all required consents and approvals;

     - filings with the Securities and Exchange Commission and the accuracy and completeness of the information contained in those filings, including the financial statements;

     - the absence of undisclosed material liabilities;

     - the absence of certain changes or events since September 30, 2001;

     - legal proceedings;

     - compliance with applicable law;

     - environmental matters;

     - employee benefit plans and labor matters;

     - taxes;

     - reorganization within the meaning of Section 368(a) of the Internal Revenue Code and/or exchange under Section 351 of the Internal Revenue Code;

     - the accuracy of the information contained in this joint proxy statement and prospectus, and the compliance of this joint proxy statement and prospectus with the applicable U.S. securities laws;

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     - state takeover laws, rights plans;

     - the receipt of fairness opinions from our respective financial advisors;

     - approval by the Conoco Board of Directors and the Phillips Board of Directors;

     - brokers' fees; and

     - ownership of the other company's capital stock.

     Many of the representations and warranties are qualified by a material adverse effect standard. A material adverse effect, with respect to either Conoco or Phillips, means a material adverse effect on (1) the business, operations, results of operations or financial condition of Conoco or Phillips, as the case may be, and its respective subsidiaries taken as a whole, or (2) the ability of Conoco or Phillips to timely consummate the transactions contemplated by the merger agreement, except, in each case, for any effect reasonably attributable to:

     - general political and economic conditions (including prevailing interest rate and stock market levels) in the United States or the other countries in which it operates;

     - the general state of the industries in which it operates; or

     - the negotiation, announcement, execution or delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement.

INTERIM OPERATIONS OF CONOCO AND PHILLIPS

     Under the merger agreement, each of Conoco and Phillips and their respective subsidiaries has agreed that, prior to completion of the merger, except as expressly contemplated or permitted by the merger agreement, it will carry on its respective business in the usual, regular and ordinary course in all material respects, substantially in the same manner as previously conducted, and will use its reasonable best efforts, among other things, to retain its key employees and to preserve intact its present lines of business and its relationships with third parties so that its ongoing businesses will not be impaired in any material respect at the completion of the merger. Each of Conoco and Phillips has also agreed that it will not, and it will not permit any of its subsidiaries to, enter into any new material line of business or incur or commit any capital expenditures or any obligations or liabilities in connection with such capital expenditures, other than as previously disclosed to the other party or in the ordinary course of business consistent with past practice.

     In addition to these agreements regarding the conduct of business generally, subject to specified exceptions, each of Conoco and Phillips has agreed to specific restrictions relating to the following:

     - the declaration or payment of dividends;

     - the alteration of share capital, including, among other things, stock splits, combinations or reclassifications;

     - the repurchase or redemption of capital stock;

     - the issuance or sale of capital stock, any voting debt, stock options or other equity interests;

     - the amendment of its certificate of incorporation or by-laws;

     - the acquisition of material assets or other entities;

     - the disposition of material assets;

     - the extension of loans, advances, capital contributions or investments;

     - the incurrence or guarantee of debt;

     - the issuance or sale of debt securities, warrants or other rights to acquire debt securities;

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     - the taking of actions that would prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or from qualifying as an exchange within the meaning of Section 351 of the Internal Revenue Code;

     - changes in compensation of directors or executive officers of the company and its significant subsidiaries;

     - changes to employee benefits;

     - changes in accounting policies and procedures;

     - the amendment or waiver of any standstill agreements; and

     - any actions for the purpose of preventing, delaying or impeding the completion of the merger or any other transaction contemplated by the merger agreement.

EMPLOYEE BENEFIT MATTERS

     After the completion of the merger, New Parent and its subsidiaries will honor the obligations under employment agreements, severance arrangements and employee and director stock plans of Conoco and Phillips and their respective subsidiaries existing as of the date of the merger agreement in accordance with their terms.

     New Parent will also adopt and assume the employee and director stock plans of Conoco and Phillips effective upon completion of the merger.

     Subject to obligations under applicable law, it is the intention of Conoco and Phillips to develop new benefit plans, as soon as reasonably practicable following the completion of the merger, which, among other things, (1) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (2) do not discriminate between employees who were covered by Conoco benefit plans, on the one hand, or Phillips benefit plans, on the other hand. It is the current intention of Conoco and Phillips that, for one year following the completion of the merger, New Parent will provide employee benefits to employees and former employees of Conoco or Phillips and their subsidiaries that are comparable in the aggregate to those provided to those employees pursuant to the benefit plans of Conoco or Phillips or their subsidiaries, respectively, in effect on the date of the merger agreement and the date of the completion of the merger.

     With respect to benefit plans in which employees and former employees of Conoco or Phillips become eligible to participate after the completion of the merger, and in which such employees and former employees did not participate prior to the completion of the merger, New Parent will:

     - waive all pre-existing conditions, exclusions and waiting periods under the new benefit plan with respect to applicable participation and coverage requirements, except to the extent those conditions, exclusions and waiting periods would apply under the analogous benefit plan of Conoco or Phillips, as the case may be;

     - provide each employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the completion of the merger under a benefit plan of Conoco or Phillips to the same extent that such credit was given prior to the completion of the merger under the analogous benefit plan of Conoco or Phillips, as the case may be, in satisfying any applicable deductible or out-of-pocket requirements under any new benefit plan; and

     - recognize all service with Conoco and Phillips, and their respective affiliates, for all purposes (including purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) to the extent that service is taken into account under the new benefit plan, but not if such credit would result in the duplication of benefits.

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EFFECT ON AWARDS OUTSTANDING UNDER STOCK PLANS

     Pursuant to the merger agreement, each stock option and other stock-based award of Conoco and Phillips will be converted into a stock option to acquire, or right in respect of, the same number of shares of New Parent common stock as the holder of that stock option or stock-based award would have been entitled to receive pursuant to the merger had the holder exercised that stock option or stock-based award immediately prior to the completion of the merger. The exercise price or base price of each Conoco stock option and Conoco stock-based award that is converted into a New Parent stock option and New Parent stock-based award will be equal to the exercise price or base price of the applicable Conoco stock option or Conoco stock-based award divided by 0.4677. The exercise price or base price of each Phillips stock option and Phillips stock-based award that is converted into a New Parent stock option and New Parent stock-based award will be equal to the exercise price or base price of the applicable Phillips stock option or Phillips stock-based award. The terms and conditions of the New Parent options and stock-based awards will otherwise be the same as were applicable under the stock option or stock-based award of Conoco or Phillips, as the case may be, but taking into account any changes, including acceleration, provided for in the applicable stock plan of Conoco or Phillips, as the case may be, in any applicable award agreement or as a result of the merger agreement or the transactions contemplated by the merger agreement. All dividend equivalents credited to the account of each holder of a stock-based award of Conoco or Phillips as of the completion of the merger will remain credited to that holder's account immediately following the completion of the merger, subject to adjustment in the same manner as provided above for the adjustment of stock-based awards of Conoco and Phillips.

     All Conoco stock options, Phillips stock options and other stock-based awards, granted, or committed to be granted, after the merger agreement was signed shall be on terms consistent with past practice, except that no reload rights may be granted, and the vesting, exercisability or lapse of restrictions with respect to any Conoco stock option, Phillips stock option or other stock-based award will not accelerate as a result of the approval or consummation of any transaction contemplated by the merger agreement.

"NO SOLICITATION" COVENANT

     Conoco, Phillips, their respective subsidiaries, and the directors and officers of Conoco, Phillips and their respective subsidiaries, will not, and Conoco and Phillips must use their reasonable best efforts to cause their and their subsidiaries' employees, agents and representatives not to:

     - initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to an acquisition proposal,

     - have any discussions with or provide any confidential information or data to a third party relating to an acquisition proposal, or engage in any negotiations regarding any acquisition proposal, or knowingly facilitate any effort or attempt to make or implement an acquisition proposal,

     - approve or recommend, or propose publicly to approve or recommend, any acquisition proposal or

     - approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement related to any acquisition proposal.

     Notwithstanding the foregoing, each of the Conoco Board of Directors and the Phillips Board of Directors is permitted to: (1) change its recommendation to its stockholders or (2) engage in discussions or negotiations with, or provide any information to, a third party in response to an unsolicited bona fide written acquisition proposal for the company, if:

     - the vote of the company's stockholders on the adoption of the merger agreement has not been taken;

     - in the case of clause (1) above, the company's board of directors, in good faith, concludes that the acquisition proposal is a superior proposal, and, in the case of clause (2) above, the company's

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       board of directors concludes in good faith that there is a reasonable likelihood that an acquisition proposal would lead to a superior proposal;

     - the company's board of directors, after consultation with outside counsel, determines in good faith that there is a reasonable probability that failure to take this action would violate its fiduciary obligations;

     - prior to providing any information or data to the third party, the company executes a confidentiality agreement with the third party having provisions that are at least as restrictive as the confidentiality agreement, dated as of November 6, 2001, between Conoco and Phillips; and

     - prior to taking any action in relation to the acquisition proposal, the company promptly notifies the other of the existence and the terms of such proposal or inquiry, including the name of the third party.

     Additionally, notwithstanding the no solicitation covenant, the Conoco Board of Directors and the Phillips Board of Directors are permitted to comply with applicable law (including Rule 14d-9 and Rule 14e-2 of the Securities Exchange Act of 1934, as amended).

     "Acquisition proposal" means, with respect to Conoco and Phillips, any inquiry, proposal or offer with respect to (1) a merger, reorganization, share exchange, consolidation, business combination, liquidation, or similar transaction, (2) any purchase or sale of 20% or more of the consolidated assets (including stock of its subsidiaries) of such company and its subsidiaries, taken as a whole, or (3) any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in a third party beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in the transaction).

     "Superior proposal" means, with respect to Conoco and Phillips, a bona fide proposal made by a third party that is (1) for an acquisition proposal (except that the references to 20% shall be 50%) involving such company and (2) is on terms which the Conoco Board of Directors or the Phillips Board of Directors, as the case may be, in good faith concludes (following advice of its financial advisors and outside counsel) would result in a more favorable transaction to Conoco stockholders or Phillips stockholders, as the case may be, from a financial point of view and is reasonably capable of being completed.

TIMING OF CLOSING

     The closing will occur on the first business day following the satisfaction or waiver of the conditions set forth in the merger agreement, unless Conoco and Phillips agree to a different date or time.

     We expect to complete the merger in the second half of 2002.

CONDITIONS TO THE COMPLETION OF THE MERGER

     Each of Conoco's and Phillips' obligations to complete the merger is subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

     - the adoption of the merger agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Conoco common stock and Phillips common stock;

     - the absence of any law, order or injunction prohibiting completion of the merger;

     - the expiration or termination of the applicable waiting periods under the HSR Act;

     - the approval of the merger by the European Commission and Canadian governmental entities;

     - the receipt of all other governmental and regulatory consents, approvals and authorizations required to complete the merger, unless not obtaining those consents or approvals would not reasonably be expected to have a material adverse effect on New Parent after giving effect to the merger;

     - the approval for listing, by the New York Stock Exchange, of the shares of New Parent common stock to be issued, or to be reserved for issuance, in connection with the merger, subject to official notice of issuance; and

     - the declaration of effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, by the Securities and Exchange Commission, and the absence of any stop order or threatened or pending proceedings seeking a stop order.

     Conoco's obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

     - Phillips' representations and warranties contained in the merger agreement that are qualified as to materiality or material adverse effect must be true and correct and those material representations and warranties not so qualified must be true and correct in all material respects, as of the date of completion of the merger, except for representations and warranties that address matters as of another date, which must be true and correct as of that other date,

     - Phillips must have:

           - performed or complied with all agreements and covenants required to be performed by it under the merger agreement that are qualified as to materiality or material adverse effect, and

           - performed or complied in all material respects with all other material agreements and covenants required to be performed by it under the merger agreement that are not so qualified, and

     - Conoco must have received from Cravath, Swaine & Moore, counsel to Conoco, a written opinion, dated the closing date, to the effect that, for U.S. federal income tax purposes, the merger of C Merger Corp. with and into Conoco will constitute a reorganization within the meaning of
       Section 368(a) of the Internal Revenue Code and/or the mergers, taken together, will constitute an exchange described in Section 351 of the Internal Revenue Code.

     Phillips' obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

     - Conoco's representations and warranties contained in the merger agreement that are qualified as to materiality or material adverse effect must be true and correct and those material representations and warranties not so qualified must be true and correct in all material respects, as of the date of completion of the merger, except for representations and warranties that address matters as of another date, which must be true and correct as of that other date,

     - Conoco must have:

        - performed or complied with all agreements and covenants required to be performed by it under the merger agreement that are qualified as to materiality of material adverse effect, and

        - performed or complied in all material respects with all other material agreements and covenants required to be performed by it under the merger agreement that are not so qualified, and

     - Phillips must have received from Wachtell, Lipton, Rosen & Katz, counsel to Phillips, a written opinion dated the closing date to the effect that, for U.S. federal income tax purposes, the merger of P Merger Corp. with and into Phillips will constitute a reorganization within the meaning of
       Section 368(a) of the Internal Revenue Code and/or the mergers, taken together, will constitute an exchange described in Section 351 of the Internal Revenue Code.

TERMINATION OF THE MERGER AGREEMENT

     Either Conoco or Phillips may terminate the merger agreement:

     - by mutual written consent of both companies;

     - if the merger is not completed on or before May 18, 2003, so long as the failure to complete the merger before that date is not the result of the failure by the terminating company to fulfill any of its obligations under the merger agreement;

     - if a governmental entity takes any action permanently prohibiting the transactions contemplated by the merger agreement or fails to take any other action that is necessary to satisfy the conditions regarding the antitrust laws, the New York Stock Exchange listing, the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, and that act has become final and nonappealable;

     - if either Conoco stockholders or Phillips stockholders fail to adopt the merger agreement at a duly held meeting of stockholders;

     - if the other company fails to recommend that its stockholders adopt the merger agreement or changes its recommendation or fails to call its special meeting;

     - if the other company breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and the breach or failure cannot be cured on or before May 18, 2003; or

     - prior to the receipt of the approval of its stockholders, if:

        - its board of directors has received a superior proposal,

        - in light of the superior proposal, its board of directors has determined in good faith, after consultation with outside counsel, that it is necessary for it to withdraw or modify its approval or recommendation of the merger agreement or the merger in order to comply with its fiduciary duty,

        - it has given the other company at least five business days' written notice and then reconfirmed its board of directors' determination under the immediately preceding sub-bullet after taking into account any revised proposal by the other company,

        - it is not in breach of its no solicitation covenant, and

        - it is not in breach of its material representations, warranties, covenants or other agreements contained in the merger agreement.

TERMINATION FEES

     Conoco has agreed to pay a termination fee of $550 million to Phillips in the event that:

     - (1)(a) either Conoco or Phillips terminates the merger agreement because Conoco stockholders fail to adopt the merger agreement or Conoco fails to hold the Conoco special meeting on or before May 18, 2003, or (b) Phillips terminates the merger agreement because Conoco breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and the breach or failure cannot be cured on or before May 18, 2003, (2) an acquisition proposal with respect to Conoco is publicly announced or otherwise communicated to Conoco management, the Conoco Board of Directors or Conoco stockholders after the date of the merger agreement and is not publicly withdrawn more than 30 days prior to the termination of the merger agreement, and (3) within 12 months of the termination, Conoco enters into a definitive agreement with respect to or completes any acquisition proposal; or

     - Phillips terminates the merger agreement because the Conoco Board of Directors fails to recommend the adoption of the merger agreement to Conoco stockholders or changes its recommendation or fails to call the Conoco special meeting as required by the merger agreement; or

     - prior to receipt of the approval of Conoco stockholders, Conoco terminates the merger agreement in connection with a superior proposal as described under "-- Termination of the Merger Agreement" on page 76; or

     - (1) either Conoco or Phillips terminates the merger agreement because Conoco stockholders fail to adopt the merger agreement or Conoco fails to hold the Conoco special meeting on or before May 18, 2003, (2) an acquisition proposal with respect to Conoco is publicly announced or otherwise communicated to Conoco management, the Conoco Board of Directors or Conoco stockholders after the date of the merger agreement, and (3) within 12 months of the termination, Conoco enters into a definitive agreement with respect to or completes an acquisition proposal with the person who made the acquisition proposal referred to in clause
       (2).

     Phillips has agreed to pay a termination fee of $550 million to Conoco in the event that:

     - (1)(a) either Conoco or Phillips terminates the merger agreement because Phillips stockholders fail to adopt the merger agreement or Phillips fails to hold the Phillips special meeting on or before May 18, 2003, or
       (b) Conoco terminates the merger agreement because Phillips breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement and the breach or failure cannot be cured on or before May 18, 2003, (2) an acquisition proposal with respect to Phillips is publicly announced or otherwise communicated to Phillips management, the Phillips Board of Directors or Phillips stockholders after the date of the merger agreement and is not publicly withdrawn more than 30 days prior to the termination of the merger agreement, and (3) within 12 months of the termination, Phillips enters into a definitive agreement with respect to or completes any acquisition proposal; or

     - Conoco terminates the merger agreement because the Phillips Board of Directors fails to recommend the adoption of the merger agreement to Phillips stockholders or changes such recommendation or fails to call the Phillips special meeting as required by the merger agreement; or

     - prior to receipt of the approval of Phillips stockholders, Phillips terminates the merger agreement in connection with a superior proposal as described under "-- Termination of the Merger Agreement" on page 76; or

     - (1) either Conoco or Phillips terminates the merger agreement because Phillips stockholders fail to adopt the merger agreement or Phillips fails to hold the Phillips special meeting on or before May 18, 2003, (2) an acquisition proposal with respect to Phillips is publicly announced or otherwise communicated to Phillips management, the Phillips Board of Directors or Phillips stockholders after the date of the merger agreement, and (3) within 12 months of such termination, Phillips enters into a definitive agreement with respect to or completes an acquisition proposal with the person that made the acquisition proposal referred to in clause (2).

OTHER EXPENSES

     Whether or not the merger is completed, and except as provided under "-- Termination Fees" on page 76, all expenses and fees incurred in connection with the merger agreement and the merger will be paid by the party incurring the expenses or fees, except that all expenses and fees incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus and the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part and all expenses and fees incurred in connection with any consultants that Conoco and Phillips shall have retained to assist in obtaining the approvals and clearances under the antitrust laws, will, in each case, be shared equally by Conoco and Phillips.

INDEMNIFICATION AND INSURANCE

     The merger agreement provides that New Parent (1) will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Conoco and Phillips and their subsidiaries to the same extent as such individuals are indemnified or have the right to advancement of expenses as of the date of the merger agreement and (2) will not take any action to amend, modify or repeal the provisions for indemnification of directors, officers and employees contained in Conoco's restated certificate of incorporation or by-laws or the indemnification provisions contained in Phillips' restated certificate of incorporation or by-laws for acts or omissions occurring at or prior to the completion of the merger. In addition, the merger agreement requires New Parent to maintain the current (or, in the aggregate, no less advantageous) provisions in Conoco's restated certificate of incorporation or by-laws and Phillips' restated certificate of incorporation or by-laws regarding directors', officers' and employees' liability and indemnification and directors and officers' liability (and fiduciary) insurance policies of Conoco and its subsidiaries, and Phillips and its subsidiaries, in each case, for six years following the completion of the merger.

ADDITIONAL AGREEMENTS

     Each of Conoco and Phillips has agreed to cooperate with each other and to use its reasonable best efforts to take all actions and do all things necessary, proper and advisable under the merger agreement and applicable laws to complete the merger as soon as practicable. Accordingly, each has agreed to use its reasonable best efforts to:

     - as promptly as practicable, prepare and file all applications, notices, petitions, filings, ruling requests and other documents, and to obtain all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances from any third party or any domestic or foreign governmental entity necessary to complete the merger; and

     - take all reasonable steps to obtain all necessary consents and required approvals, including those required under applicable antitrust laws.

     Conoco and Phillips have also agreed to use their reasonable best efforts, including (1) selling, holding separate or otherwise disposing of or conducting their respective businesses in a specified manner, or (2) agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or (3) permitting the sale, holding separate or other disposition of their assets or the conduct of their respective businesses in a specified manner, to contest and resist actions challenging the merger as illegal and laws or orders making the merger illegal or prohibiting or materially impairing or delaying the merger. However, neither Conoco nor Phillips shall be required to take any action that could reasonably be expected to have a material adverse effect on New Parent after giving effect to the merger or to impair substantially the benefits that Conoco and Phillips expected to realize from the merger at the time they entered into the merger agreement. Also, neither Phillips nor Conoco shall be required to agree to, or effect any divestiture, hold separate any business or take any other action that is not conditional on the completion of the merger.

     The merger agreement provides that the executive headquarters for New Parent will be located in the Houston, Texas area and also provides for other governance related matters. See "Directors and Management Following the Merger" on page 80.

AMENDMENT; EXTENSION AND WAIVER

     The merger agreement may be amended by Conoco and Phillips, by action taken or authorized by their respective boards of directors at any time before or after the adoption of the merger agreement by Conoco stockholders or Phillips stockholders. After the adoption of the merger agreement, no amendment may be made that by law or in accordance with the rules of the New York Stock Exchange requires further approval by Conoco stockholders or Phillips stockholders, as the case may be, without this further approval. All amendments to the merger agreement must be in writing signed by each party.

     At any time prior to the completion of the merger, Conoco and Phillips, by action taken or authorized by their respective boards of directors may, to the extent legally allowed, extend the time for performance of any obligations and waive any inaccuracies in representations and warranties or compliance with any agreements or conditions contained in the merger agreement. Any agreement to any of these extensions or waivers must be in writing.

                 DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

DIRECTORS

     The merger agreement provides that, at the completion of the merger, the New Parent Board of Directors will consist of 16 members divided into three classes with each class serving a staggered three-year term. Initially:

     - Class I will consist of five directors, two directors nominated by Conoco and three directors nominated by Phillips, who will hold office until the first annual meeting following the completion of the merger;

     - Class II will consist of five directors, three directors nominated by Conoco and two directors nominated by Phillips, who will hold office until the second annual meeting following the completion of the merger; and

     - Class III will consist of six directors, three directors nominated by Conoco (including Archie W. Dunham, Chairman and Chief Executive Officer of Conoco) and three directors nominated by Phillips (including J. J. Mulva, Chairman and Chief Executive Officer of Phillips), who will hold office until the third annual meeting following the completion of the merger. Conoco and Phillips will select their designees from the current members of the Conoco Board of Directors and the Phillips Board of Directors, respectively.

     Messrs. Dunham and Mulva will serve as directors of New Parent. Mr. Dunham will serve as Chairman of the New Parent Board, subject to the terms of Mr. Dunham's new employment agreement, and Mr. Mulva will become the Chairman of the New Parent Board of Directors following the retirement of Mr. Dunham. For further details on the roles and responsibilities of Mr. Dunham and Mr. Mulva see "The Merger -- Interests of Conoco Directors and Management in the
Merger -- Employment Agreement with Archie W. Dunham" on page 55 and "The
Merger -- Interests of Phillips Directors and Management in the
Merger -- Employment Agreement with James J. Mulva" on page 60. Conoco and Phillips have not yet selected any other directors who will be designated to serve on the New Parent Board of Directors. See also "The Merger -- Interests of Conoco Directors and Management in the Merger" on page 54.

     Neither Conoco nor Phillips has yet determined which individuals, other than Messrs. Dunham and Mulva, it will nominate to serve as directors on the New Parent Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Each of the committees of the New Parent Board of Directors initially will consist of an equal number of the directors designated by Conoco and Phillips. The New Parent Board of Directors shall have

     - an Executive Committee,

     - an Audit and Compliance Committee,

     - a Compensation Committee,

     - a Committee on Directors' Affairs, and

     - a Public Policy Committee,

each consisting of at least three directors, to perform the functions traditionally performed by these committees. In addition, the New Parent Board of Directors may designate other committees, each consisting of one or more of the directors of New Parent.

COMPENSATION OF DIRECTORS

     The directors may be paid their expenses, if any, of attendance at each meeting of the New Parent Board of Directors and will receive compensation for their services as directors as shall be determined by the New Parent Board of Directors. Members of the committees of the New Parent Board of Directors may be allowed like compensation for attending committee meetings.

MANAGEMENT

     Upon completion of the merger, Mr. Dunham will serve as Chairman of the New Parent Board of Directors and Mr. Mulva will serve as President and Chief Executive Officer of New Parent. As described in "The Merger -- Interests of Conoco Directors and Management in the Merger" on page 54 and "The
Merger -- Interests of Phillips Directors and Management in the Merger" on page 59, New Parent has entered into an employment agreement with each of Mr. Dunham and Mr. Mulva that will become effective upon completion of the merger. Under Mr. Dunham's new employment agreement, Mr. Dunham will serve as the Chairman of the New Parent Board of Directors until the later of (1) October 1, 2004, and
(2) the second anniversary of the completion of the merger. Upon Mr. Dunham's retirement, Mr. Mulva will, in accordance with his employment agreement, succeed Mr. Dunham as Chairman of the New Parent Board of Directors.

     As Chairman of the New Parent Board of Directors, Mr. Dunham will preside at meetings of the New Parent Board of Directors and of New Parent stockholders. Mr. Dunham will work with Mr. Mulva on external stakeholder relations (community, state, U.S. federal government and foreign government), business development (growth) initiatives, and the creation of an outstanding and cohesive New Parent Board of Directors; and will have other executive responsibilities as he and Mr. Mulva may agree. Mr. Dunham and Mr. Mulva will jointly recommend to the New Parent Board of Directors the long-range strategic plan for New Parent, major acquisitions and divestitures and major changes to New Parent's capital structure. With respect to all other matters, Mr. Mulva will, in consultation with Mr. Dunham, arrange the agenda for meetings of the New Parent Board of Directors, and will report to the New Parent Board of Directors and arrange for other executives and advisors to report to the New Parent Board of Directors.

     Mr. Mulva, as President and Chief Executive Officer of New Parent, will have general responsibility for the management of New Parent, reporting directly to the New Parent Board of Directors. Mr. Mulva will have all the customary duties and responsibilities of a chief executive officer, and all of the New Parent executive officers will report directly to him or indirectly to him through another New Parent executive officer who reports to him.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CONOCO

     The following table provides, as of February 6, 2002, information with respect to (1) persons that are known to Conoco to beneficially own more than five percent of Conoco common stock and (2) the beneficial ownership of Conoco common stock by the following directors, nominees and executive officers of Conoco.

                                                                   COMMON STOCK
                                                              -----------------------
                                                               NUMBER OF     PERCENT
NAME AND ADDRESS                                              SHARES(1)(2)   OF CLASS
----------------                                              ------------   --------
FMR Corp. (Fidelity Investments)(3).........................   77,415,370        12.4%
  82 Devonshire Street
  New York, New York 10004
Richard A. Auchinleck.......................................       12,135           *
Archie W. Dunham(4).........................................    6,674,576         1.1
Kenneth M. Duberstein.......................................       17,612           *
Charles C. Krulak...........................................       16,502           *
Ruth R. Harkin(5)...........................................       22,084           *
Frank A. McPherson..........................................       23,963           *
William K. Reilly...........................................       24,454           *
William R. Rhodes...........................................       64,034           *
A.R. Sanchez, Jr. ..........................................       13,795           *
Franklin A. Thomas..........................................       21,562           *
Gary W. Edwards.............................................    2,180,614           *
Robert E. McKee III(6)......................................    1,999,457           *
Jimmy W. Nokes(7)...........................................    1,162,857           *
Robert W. Goldman(8)........................................      675,691           *
Rick A. Harrington..........................................      716,479           *
Directors and executive officers as a group (18 persons)....   15,138,537         2.4

---------------
 *  Less than one percent.

(1) Includes restricted or deferred stock units credited under the 1998 Stock and Performance Incentive Plan and the Deferred Compensation Plan for Non-employee Directors, the following number of which may be voted or sold only upon passage of time: Mr. Auchinleck -- 8,135; Mr. Dunham -- 538,314; Mr. Duberstein -- 16,182; Mr. Krulak -- 15,072; Ms. Harkin -- 6,308; Mr. McPherson -- 7,510; Mr. Reilly -- 11,728; Mr. Rhodes -- 6,308; Mr.
    Sanchez -- 12,365; Mr. Thomas -- 8,835; Mr. Edwards -- 123,059; Mr.
    McKee -- 34,150; Mr. Nokes -- 53,139 and Mr. Harrington -- 10,627.

(2) Includes beneficial ownership of the following number of shares of common stock which may be acquired within 60 days of February 4, 2002 through stock options awarded under compensation plans: Mr. Dunham -- 5,898,330; Mr. Duberstein -- 1,430; Mr. Krulak -- 1,430; Ms. Harkin -- 8,264; Mr.
    McPherson -- 8,264; Mr. Reilly -- 8,264; Mr. Rhodes -- 8,264; Mr.
    Sanchez -- 1,430; Mr. Thomas -- 8,264; Mr. Edwards -- 1,880,691; Mr.
    McKee -- 1,839,682; Mr. Nokes -- 1,052,528; Mr. Goldman -- 632,153 and Mr.
    Harrington -- 686,376.

(3) Based on disclosure provided by FMR Corp. directly to Conoco Inc. on February 5, 2002, on behalf of itself and certain of its direct and indirect subsidiaries and Fidelity International Limited on behalf of its direct and indirect subsidiaries (collectively "Fidelity Investments"), Fidelity indirectly held 77,415,370 shares or 12.38% of shares of Conoco common stock outstanding as of December 31, 2001.

(4) Includes 50,556 shares of Conoco common stock held in Dunham Management Trust, a revocable grantor trust.

(5) Includes 50 shares of common stock owned by Ms. Harkin's daughter.

(6) Includes 80,022 shares of common stock owned by the McKee Family Trust and 1,182 shares of common stock owned by Mr. McKee's son.

(7) Includes 413 shares of common stock owned by Mr. Nokes's daughter.

(8) Includes 1,471 shares of common stock owned by Mr. Goldman's wife and 245 shares of common stock owned by Mr. Goldman's son.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PHILLIPS

     The following tables provide, as of February 6, 2002, information with respect to (1) persons who are known to Phillips to beneficially own more than five percent of Phillips common stock and (2) the beneficial ownership of Phillips common stock by the following current directors, nominees and executives officers of Phillips.

                                                        SHARES OF COMMON STOCK   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      BENEFICIALLY OWNED       CLASS
------------------------------------                    ----------------------   ----------
Vanguard Fiduciary Trust Company(1)...................        35,488,855            8.7%
AXA Financial, Inc.(2)................................        26,380,491            6.4

---------------

(1) As of February 6, 2002, Vanguard as Trustee held 35,488,855 shares under the Phillips' Thrift Plan, Long-Term Stock Savings Plan ("LTSSP"), Retirement Savings Plan and Tosco Corporation's Capital Accumulation Plan ("Tosco CAP") (together the "Plans") with shared voting power. Vanguard and the Plans have disclaimed beneficial ownership of the shares held by Vanguard as Trustee of the Plans. Vanguard votes shares held by the Plans which represent the allocated interests of participants in the manner directed by individual participants. Employee participants in the Thrift Plan, LTSSP and Tosco CAP are appointed by Phillips and Tosco as fiduciaries entitled to direct the Trustee as to how to vote allocated shares which are not directed in these plans and unallocated shares held by the Thrift Plan, LTSSP and Tosco CAP. Such shares are allocated pro rata among employee participants accepting their fiduciary appointment and are voted by the Trustee as directed by the employee fiduciaries. The Trustee votes non-directed shares of the Retirement Savings Plan at its discretion. The Trustee will vote other shares held by the Plans at its discretion only if required to do so by ERISA.

    Vanguard is also the Trustee and record holder of the 27,556,573 shares in the Compensation and Benefits Trust ("CBT"), without any voting power. Vanguard has disclaimed beneficial ownership of such shares. As Trustee of the CBT, Vanguard will vote shares in the CBT only in accordance with the pro rata directions of eligible domestic employees and the trustees of certain international stock plans of Phillips. Trust agreements for the Plans and CBT each provide that all voting directions of individual employees received by the Trustee will be held in confidence and not be disclosed to any person, including Phillips.

(2) On April 10, 2001, AXA Financial, Inc. ("Alliance"), the parent of Alliance Capital Management L.P. which acquired the investment advisory assets of Sanford C. Bernstein & Co., Inc., reported that it exercised sole voting power over 13,583,791 shares, shared voting power over 3,115,065 shares, sole dispositive power over 26,273,291 shares and shared dispositive power over 107,200 shares, as of March 31, 2001. According to the Schedule 13G filed by Alliance with the Securities and Exchange Commission, such shares equal 10.3% of the outstanding shares of Phillips common stock. However, when shares held as of February 6, 2002, by the CBT and shares issued in the Tosco merger are included, shares held by Alliance equal only 6.4% of Phillips' outstanding shares.

Beneficial Ownership of Directors and Management of Phillips

                                                          AMOUNT AND NATURE OF
                                                          BENEFICIAL OWNERSHIP
                                                         ----------------------
NAME OF BENEFICIAL OWNER                                 DIRECT (1)    INDIRECT   PERCENT OF CLASS
------------------------                                 -----------   --------   ----------------
DIRECTORS (3)
Norman R. Augustine....................................       11,262                       *
David L. Boren.........................................        6,373                       *
Robert E. Chappell, Jr.................................       12,825                       *
Robert M. Devlin.......................................        4,262                       *
Larry D. Horner........................................        7,962                       *
J.J. Mulva.............................................      560,564                       *
J. Stapleton Roy.......................................        1,050                       *
Randall L. Tobias......................................        9,062                       *
Victoria J. Tschinkel..................................        8,136                       *
Kathryn C. Turner......................................        5,168                       *

EXECUTIVE OFFICERS
E.L. Batchelder........................................       23,711                       *
Rand C. Berney.........................................       41,074                       *
John A. Carrig.........................................      102,071                       *
Dodd W. DeCamp.........................................        5,476                       *
John E. Lowe...........................................       29,855                       *
Kevin O. Meyers........................................        9,463                       *
J.C. Mihm..............................................      134,453      2,142            *
M.J. Panatier..........................................      113,399                       *
B.Z. Parker............................................      166,768                       *
R.A. Ridge.............................................       67,109                       *
J. Bryan Whitworth.....................................      143,360                       *
All directors and executive officers as a group (21 in
  group)...............................................    1,463,403      2,142         0.36%

---------------

 *  Less than 1%

(1) Direct ownership includes shares that may be acquired under Phillips stock options within 60 days of the record date.

(2)Pursuant to the exchange offer described on page 60, the following directors and officers exchanged a total of 479,435 shares of restricted stock for restricted stock units, as follows: Norman R. Augustine -- 14,808; David L. Boren -- 8,134; Robert E. Chappell, Jr. -- 10,364; Larry D. Horner -- 15,174; J.J. Mulva -- 183,868; Randall L. Tobias -- 11,801; Victoria J.
   Tschinkel -- 12,254; Kathryn C. Turner -- 8,191; E.L. Batchelder -- 12,629; Rand C. Berney -- 5,460; John A. Carrig -- 38,815; John E. Lowe -- 25,215; Kevin E. Meyers -- 23,734; J.C. Mihm -- 20,255; M.J. Panatier -- 16,112; B.Z.
   Parker -- 42,244; R.A. Ridge -- 19,596 and J. Bryan Whitworth -- 10,781.

(3) The shares stated as being beneficially owned by each director do not include shares beneficially owned by the other companies on whose boards of directors the directors serve. Each director disclaims beneficial ownership of all such shares.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     Conoco common stock is listed for trading on the New York Stock Exchange under the symbol "COC" and Phillips common stock is listed for trading on the New York Stock Exchange under the symbol "P." The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of Conoco common stock and Phillips common stock on the New York Stock Exchange Composite Transaction reporting system. From Conoco's initial public offering on October 27, 1998, until October 5, 2001, when Conoco eliminated its dual capital structure, Conoco had outstanding shares of Conoco Class A and Class B common stock, which were listed on the New York Stock Exchange under the symbols "COC.A" and "COC.B," respectively. For the periods before October 5, 2001, the following table sets forth the data for the Conoco Class B common stock, which represented over 70% of the dual-class common stock then outstanding and over 90% of its voting power and Conoco Class A common stock. For current price information, you should consult publicly available sources.

                                              CONOCO CLASS A                 CONOCO CLASS B
                                               COMMON STOCK                   COMMON STOCK
                                        ---------------------------    ---------------------------
                                                          DIVIDENDS                      DIVIDENDS
CALENDAR PERIOD                          HIGH     LOW       PAID        HIGH     LOW       PAID
---------------                         ------   ------   ---------    ------   ------   ---------
1998
  Fourth Quarter......................  $25.75    19.38
1999
  First Quarter.......................   25.44    19.38      0.14
  Second Quarter......................   31.25    22.94      0.19
  Third Quarter.......................   29.25    25.31      0.19       29.38    24.50      0.19
  Fourth Quarter......................   29.06    20.94      0.19       28.94    20.75      0.19
2000
  First Quarter.......................   27.88    18.81      0.19       28.75    19.00      0.19
  Second Quarter......................   27.06    22.00      0.19       29.00    23.25      0.19
  Third Quarter.......................   27.63    21.38      0.19       28.75    22.31      0.19
  Fourth Quarter......................   29.56    24.00      0.19       29.69    24.69      0.19
2001
  First Quarter.......................   30.79    25.75      0.19       31.10    26.00      0.19
  Second Quarter......................   32.99    26.30      0.19       33.35    26.75      0.19
  Third Quarter.......................   31.60    23.65      0.19       32.00    23.77      0.19
  Fourth Quarter(1)
     To October 5.....................   26.65    24.60        --(2)    26.57    24.61        --(2)
                                            CONOCO COMMON STOCK
                                        ---------------------------
                                                          DIVIDENDS
                                         HIGH     LOW       PAID
                                        ------   ------   ---------
     From October 6 to December 31....   28.80    23.97      0.19(2)
2002
  First Quarter (through February 6,
     2002)............................   29.33    27.22      0.19(3)

---------------

(1) Conoco eliminated its dual capital structures on October 5, 2001.

(2) A dividend of $0.19 per share of Conoco common stock was paid on December 10, 2001 to holders of record on November 10, 2001.

(3)A dividend of $0.19 per share of Conoco common stock was declared on January 24, 2002, payable on March 10, 2002 to holders of record on February 10, 2002.

                                                                 PHILLIPS COMMON STOCK
                                                              ---------------------------
                                                                                DIVIDENDS
CALENDAR PERIOD                                                HIGH     LOW       PAID
---------------                                               ------   ------   ---------
1998
  First Quarter.............................................  $53.25    42.81      0.34
  Second Quarter............................................   52.00    47.13      0.34
  Third Quarter.............................................   49.50    40.19      0.34
  Fourth Quarter............................................   48.31    40.63      0.34
1999
  First Quarter.............................................   48.44    37.69      0.34
  Second Quarter............................................   54.69    46.44      0.34
  Third Quarter.............................................   57.25    45.81      0.34
  Fourth Quarter............................................   51.88    44.56      0.34
2000
  First Quarter.............................................   47.13    35.94      0.34
  Second Quarter............................................   57.69    45.50      0.34
  Third Quarter.............................................   70.00    46.81      0.34
  Fourth Quarter............................................   68.25    51.50      0.34
2001
  First Quarter.............................................   59.00    51.70      0.34
  Second Quarter............................................   68.00    52.78      0.34
  Third Quarter.............................................   59.86    50.00      0.36
  Fourth Quarter............................................   60.95    50.66      0.36
2002
  First Quarter (through February 6, 2002)..................   60.70    57.30        --

     The following table sets forth the high and low sales prices per share of Conoco common stock and Phillips common stock on the New York Stock Exchange Composite Transaction reporting system on November 16, 2001, the last full trading day prior to the public announcement of the merger, and on February 6, 2002, the last trading day for which this information could be calculated prior to the date of this joint proxy statement/prospectus:

                                                        CONOCO COMMON    PHILLIPS COMMON
                                                            STOCK             STOCK
                                                        --------------   ---------------
                                                         HIGH     LOW     HIGH     LOW
                                                        ------   -----   ------   ------
November 16, 2001.....................................  $25.10   23.95   51.95    50.66
February 6, 2002......................................   27.80   27.23   58.45    57.60

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION

     The following unaudited pro forma financial statements combine the historical consolidated balance sheets and statements of income of Conoco and Phillips, giving effect to the merger using the purchase method of accounting. The business combination of Conoco and Phillips is a merger of equals. Neither company paid a premium in the stock-for-stock exchange ratio and neither company anticipates dominating the New Parent Board of Directors. However, generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquiror for accounting purposes. Phillips has been designated as the acquiror based on the fact that its stockholders are expected to hold more than 50% of the New Parent stock after the merger.

     Conoco's historical income statements have been adjusted for the pro forma impact of the acquisition of Gulf Canada effective July 1, 2001, and Phillips' historical income statements have been adjusted to reflect the pro forma impact of the acquisition of Tosco Corporation on September 14, 2001. In addition, Phillips' historical income statement for 2000 has been adjusted to reflect the pro forma impact of the acquisition of ARCO's Alaska businesses and the formation of the Duke Energy Field Services and Chevron Phillips Chemical Company joint ventures during 2000.

     We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2000, from the audited financial statements of Conoco and Phillips for that year. The income statement information for the nine-month period ended September 30, 2001, and the balance sheet information at September 30, 2001, were derived from the unaudited financial information of the companies. Conoco has provided all the information set forth herein regarding Conoco and its subsidiaries. Phillips has provided all the information set forth herein regarding Phillips and its subsidiaries. Neither Conoco nor Phillips assumes any responsibility for the accuracy or completeness of the information provided by the other party. THIS INFORMATION SHOULD BE READ TOGETHER WITH OUR HISTORICAL FINANCIAL STATEMENTS AND RELATED NOTES CONTAINED IN THE ANNUAL REPORTS AND OTHER INFORMATION THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 125.

     The unaudited pro forma combined statements of income assume the merger was effected on January 1, 2000. The unaudited pro forma combined balance sheet gives effect to the merger as if it had occurred on September 30, 2001. Except for planned major maintenance expenditures, the accounting policies of Conoco and Phillips are substantially comparable.

     The unaudited pro forma combined information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Further, the unaudited pro forma combined financial statements do not reflect the effect of asset dispositions, if any, that may be required by order of regulatory authorities, restructuring charges that will be incurred to fully integrate and operate the combined organization more efficiently, or anticipated synergies resulting from the merger. The restructuring activities to integrate the companies, noted here and on pages 14, 30 and 32, will result in head count reduction, asset rationalization and other activities. Because the plans for these activities have not yet been finalized, we are not able to reasonably quantify the cost for such activities. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that ConocoPhillips will experience.

                                 CONOCOPHILLIPS
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                                            YEAR ENDED DECEMBER 31, 2000
                                             ----------------------------------------------------------
                                               PHILLIPS        CONOCO
                                                  AS             AS         PRO FORMA      PRO FORMA
                                             ADJUSTED(A)*   ADJUSTED(B)*   ADJUSTMENTS   CONOCOPHILLIPS
                                             ------------   ------------   -----------   --------------
                                                     MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA
REVENUES
Sales and other operating revenues.........    $48,896         40,674           --           89,570
Equity in earnings of affiliated
  companies................................        231            252          (51)(c)          432
Other revenues.............................        275            317           --              592
                                               -------        -------         ----          -------
          Total Revenues...................     49,402         41,243          (51)          90,594
                                               -------        -------         ----          -------
COSTS AND EXPENSES
Purchased crude oil and products...........     30,969         24,267           --           55,236
Production and operating expenses..........      3,817          2,624           (9)(d)        6,432
Exploration expenses.......................        319            367           --              686
Selling, general and administrative
  expenses.................................        852            849           --            1,701
Depreciation, depletion and amortization...      1,550          1,847          (98)(c)(e)      3,299
Property impairments.......................        100              5           --              105
Taxes other than income taxes..............      6,122          6,986           --           13,108
Accretion on discounted liabilities........         13             --            7(f)            20
Interest expense...........................        596            776          (96)(g)        1,276
Foreign currency transaction losses
  (gains)..................................         57            (22)          --               35
Preferred dividend requirements of capital
  trusts...................................         53             --           --               53
                                               -------        -------         ----          -------
          Total Costs and Expenses.........     44,448         37,699         (196)          81,951
                                               -------        -------         ----          -------
Income before income taxes.................      4,954          3,544          145            8,643
Provision for income taxes.................      2,385          1,654           69(h)         4,108
                                               -------        -------         ----          -------
INCOME BEFORE EXTRAORDINARY ITEM AND
  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE................................    $ 2,569          1,890           76            4,535
                                               =======        =======         ====          =======
INCOME BEFORE EXTRAORDINARY ITEM AND
  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE PER SHARE OF COMMON STOCK
  Basic....................................    $  6.79           3.03                          6.76(k)
  Diluted..................................       6.70           2.99                          6.67(k)
                                               -------        -------                       -------
AVERAGE COMMON SHARES OUTSTANDING
                                                                   (IN THOUSANDS)
  Basic....................................    378,549        624,354                       670,559(k)
  Diluted..................................    383,211        632,760                       679,813(k)
                                               -------        -------                       -------

---------------

* See Supplemental Schedules beginning on page 94 for additional information.

             See Notes to Unaudited Pro Forma Financial Statements.

                                 CONOCOPHILLIPS
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                                        NINE MONTHS ENDED SEPTEMBER 30, 2001
                                             ----------------------------------------------------------
                                             PHILLIPS AS     CONOCO AS      PRO FORMA      PRO FORMA
                                             ADJUSTED(A)*   ADJUSTED(B)*   ADJUSTMENTS   CONOCOPHILLIPS
                                             ------------   ------------   -----------   --------------
                                                   MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS
REVENUES
Sales and other operating revenues.........    $ 37,445         31,521          --           68,966
Equity in earnings of affiliated
  companies................................         106            156         (39)(c)          223
Other revenues.............................          61            353          --              414
                                               --------       --------        ----          -------
          Total Revenues...................      37,612         32,030         (39)          69,603
                                               --------       --------        ----          -------
COSTS AND EXPENSES
Purchased crude oil and products...........      23,736         18,614          --           42,350
Production and operating expenses..........       3,160          2,385          11(d)         5,556
Exploration expenses.......................         202            261          --              463
Selling, general and administrative
  expenses.................................         913            627          --            1,540
Depreciation, depletion and amortization...       1,153          1,398        (102)(c)(e)      2,449
Property impairments.......................          23             69          --               92
Taxes other than income taxes..............       4,272          5,143          --            9,415
Accretion on discounted liabilities........          16             --           5(f)            21
Interest expense...........................         350            455         (72)(g)          733
Foreign currency transaction losses........          10             69          --               79
Preferred dividend requirements of capital
  trusts...................................          40             --          --               40
                                               --------       --------        ----          -------
          Total Costs and Expenses.........      33,875         29,021        (158)          62,738
                                               --------       --------        ----          -------
Income before income taxes, extraordinary
  item and cumulative effect of change in
  accounting principle.....................       3,737          3,009         119            6,865
Provision for income taxes.................       1,782          1,445          57(h)         3,284
                                               --------       --------        ----          -------
INCOME BEFORE EXTRAORDINARY ITEM AND
  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE................................    $  1,955          1,564          62            3,581
                                               ========       ========        ====          =======
INCOME BEFORE EXTRAORDINARY ITEM AND
  CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE PER SHARE OF COMMON STOCK
  Basic....................................    $   5.14           2.50                         5.32(k)
  Diluted..................................        5.09           2.46                         5.26(k)
                                               --------       --------                      -------
AVERAGE COMMON SHARES OUTSTANDING
                                                                   (IN THOUSANDS)
  Basic....................................     380,540        625,332                      673,008(k)
  Diluted..................................     384,068        635,345                      681,127(k)
                                               --------       --------                      -------

---------------

* See Supplemental Schedules beginning on page 94 for additional information.

             See Notes to Unaudited Pro Forma Financial Statements.

                                 CONOCOPHILLIPS
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                               AT SEPTEMBER 30, 2001
                                               -----------------------------------------------------
                                                                      PRO FORMA         PRO FORMA
                                               PHILLIPS    CONOCO    ADJUSTMENTS      CONOCOPHILLIPS
                                               --------   --------   -----------      --------------
                                                                MILLIONS OF DOLLARS
ASSETS
Cash and cash equivalents....................  $   199         214         --                413
Accounts and notes receivable................    1,568       2,061         --              3,629
Inventories..................................    2,617       1,127        538(c)           4,282
Deferred income taxes........................       85          41         --                126
Prepaid expenses and other current assets....      319         900         --              1,219
                                               -------    --------     ------             ------
          Total Current Assets...............    4,788       4,343        538              9,669
Investments and long-term receivables........    3,306       1,950        978(c)           6,234
Properties, plants and equipment (net).......   23,443      17,760      1,967(c)          43,170
Goodwill.....................................    2,366       2,982      6,327(c)          11,675
Intangibles..................................    1,313           3      1,147(c)           2,463
Deferred income taxes........................        7          20         --                 27
Deferred charges and other assets............      127         625         --                752
                                               -------    --------     ------             ------
Total........................................  $35,350      27,683     10,957             73,990
                                               =======    ========     ======             ======
LIABILITIES
Accounts payable.............................  $ 3,417       2,019         --              5,436
Notes payable and long-term debt due within
  one year...................................       43       1,611         --              1,654
Accrued income and other taxes...............    1,406         788        194(c)           2,388
Other accruals...............................      839       1,660        (53)(d)          2,446
                                               -------    --------     ------             ------
          Total Current Liabilities..........    5,705       6,078        141             11,924
Long-term debt...............................    7,838       8,040         --             15,878
Accrued dismantlement, removal and
  environmental costs........................    1,150         558       (415)(e)(f)       1,293
Deferred income taxes........................    4,027       4,047      1,733(c)           9,807
Employee benefit obligations.................      614         594        276(i)           1,484
Other liabilities and deferred credits.......      938       1,020         --              1,958
                                               -------    --------     ------             ------
Total Liabilities............................   20,272      20,337      1,735             42,344
COMPANY-OBLIGATED MANDATORILY REDEEMABLE
  PREFERRED SECURITIES AND MINORITY
  INTERESTS..................................      656         709         --              1,365
TOTAL COMMON STOCKHOLDERS' EQUITY............   14,422       6,637      9,222(j)(k)       30,281
                                               -------    --------     ------             ------
Total........................................  $35,350      27,683     10,957             73,990
                                               =======    ========     ======             ======

             See Notes to Unaudited Pro Forma Financial Statements.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a) Phillips' historical income statements for the year ended December 31, 2000, and the nine months ended September 30, 2001, have been adjusted on a pro forma basis to reflect the acquisition of Tosco on September 14, 2001, as if it had occurred on January 1, 2000. During the third quarter of 2001, Phillips began including excise taxes on the sales of petroleum products in operating revenues, with the corresponding expense included in taxes other than income taxes. Prior periods have been restated to reflect this change in presentation.

     The significant pro forma adjustments that were made for the acquisition of Tosco were:

     - Estimated income statement impacts resulting from the purchase price allocation to the Tosco assets and liabilities -- for example increased depreciation due to the step-up of the property, plant and equipment to fair value. These preliminary purchase price allocations have not yet been finalized;

      - The conforming of Tosco's accounting policies to Phillips'; and

      - An increase in average common shares outstanding for stock and stock options issued in the acquisition.

      For additional information on this transaction see the Unaudited Supplemental Pro Forma Information on pages 95 through 96.

      Phillips' income statement information for the year ended December 31, 2000, has been further adjusted on a pro forma basis to reflect four significant transactions that were consummated during 2000:

      - The disposition of Phillips' gas gathering, processing and marketing business, and the simultaneous acquisition of a 30.3% equity interest in Duke Energy Field Services on March 31, 2000;

      - The acquisition of ARCO's Alaska businesses, completed in two phases on April 26 and August 1, 2000;

      - The disposition of Phillips' chemicals business, and the simultaneous acquisition of a 50% equity interest in Chevron Phillips Chemical Company on July 1, 2000; and

      - The disposition of Tosco's Avon refinery on August 31, 2000;

      as if they had occurred January 1, 2000.

      The significant pro forma adjustments that were made for the Duke Energy Field Services and Chevron Phillips Chemical Company transactions were:

      - The removal of Phillips' chemical and gas gathering, processing, and marketing businesses from consolidation;

      - The inclusion of Phillips' estimated 50% and 30.3% equity interest earnings from Chevron Phillips Chemical Company and Duke Energy Field Services, respectively, based on the pro forma financial results of those two entities prior to their inception; and

      - The amortization of the basis difference between the book value of Phillips' contributions to Duke Energy Field Services and Chevron Phillips Chemical Company, and its equity in the two entities.

      The significant pro forma adjustments that were made for the acquisition of ARCO's Alaska businesses were:

      - Estimated income statement impacts resulting from the purchase price allocation to the Alaska assets and liabilities -- for example, increased depreciation due to the step-up of the property, plant and equipment to fair-market value. These preliminary purchase price allocations continued to be refined during 2000 and into 2001;

      - The conforming of ARCO's accounting policies to Phillips'; and

      - An increase in interest expense due to the debt incurred to partially fund the acquisition.

      For additional information on these four transactions see the Unaudited Supplemental Pro Forma Information on pages 95 through 96.

(b) Conoco's historical income statements for the year ended December 31, 2000 and the nine months ended September 30, 2001 have been adjusted to reflect the July, 2001 acquisition of Gulf Canada on Conoco under the purchase method of accounting. The unaudited pro forma combined statement on income for the year ended December 31, 2000 also gives effect to the acquisition of Crestar by Gulf Canada as if the acquisition had occurred on January 1, 2000.

      The significant pro forma adjustments that were made for the acquisition of Gulf Canada were:

      - Estimated income statement impacts resulting from the purchase price allocation to the Gulf Canada assets and liabilities. For example, increased depreciation expense due to the step-up of the property, plant and equipment value to fair value.

      - The conforming of Gulf Canada's accounting policies to Conoco's including conversion from Canadian GAAP to US GAAP and Canadian dollars to U.S. dollars.

      - An increase in interest expense due to the debt incurred to fund the acquisition.

      -  Recognition of approximately $3 billion in goodwill.

      For additional information on this transaction see the Unaudited Supplemental Pro Forma Information on pages 100 through 103.

(c) The following is a preliminary estimate of the deemed purchase price for Conoco on a purchase accounting basis:

     Number of shares of New Parent common stock
       expected to be issued in the exchange.......         292.5   million
     Multiplied by Phillips' average stock price
       two days before and after the announcement
       date........................................  X    $ 53.15
                                                          -------
                                                          $15,546   million
     Estimated fair value of Conoco stock options
       expected to be exchanged for New Parent
       stock options...............................           327   million
     Estimated transaction-related costs...........            50   million
                                                          -------
     Total.........................................       $15,923   million
                                                          =======

     For purposes of this pro forma analysis, the above deemed purchase price has been allocated based on a preliminary assessment of the fair value of the assets and liabilities of Conoco at September 30, 2001. The pro forma income statement adjustments reflect the estimated effects of depreciating and amortizing these purchase accounting adjusted balances in properties, plants and equipment, equity method investments, and identifiable intangible assets over their estimated useful lives. The preliminary assessment of fair value resulted in $950 million of tradename assets with indefinite lives and $9,309 million of goodwill, both of which will be subject to periodic impairment testing instead of amortization.

     We are currently planning to engage an outside appraisal firm to assist us in finalizing the allocation of the purchase price. This preliminary assessment of the fair value of the long-lived, tangible assets of Conoco, other than the Gulf Canada assets, was based primarily on Conoco's internal projections of future net cash flows from those assets, present valued at a 9 percent discount rate. The Gulf Canada assets were valued at the amounts recorded for that recent acquisition and are comparable with a recent outside appraisal. Tradename intangible assets were valued using a royalty-relief calculation typically used by the appraisal profession. Various corporate real estate and technology assets were valued based on an estimate of their potential market value in their current state and condition. Equity method investments were valued based on Conoco's internal projections of future net cash flows from those assets, present valued at a 9 percent discount rate. Inventory was valued at estimated replacement costs. Employee benefit obligations were valued at their current funded status. See note (e) for a description of how asset decommissioning liabilities were adjusted in the pro forma analysis. All other Conoco assets and liabilities were valued on book values, which we believe do not differ materially from their fair values. In addition, where possible, these values were compared with external specialized research services for reasonableness.

     Under the purchase method of accounting for business combinations, this preliminary fair value assessment resulted in goodwill of $9,309 million. Included in this amount is $6,067 million that offsets net deferred tax liabilities arising from differences between the allocated financial bases and historical tax bases of the Conoco net assets (due to the non-taxable nature of this transaction, Conoco's tax bases in its assets would carry over to ConocoPhillips). This goodwill reflects the anticipated benefits of the merger that are in addition to those reflected in the tangible and intangible assets described above. These benefits would include, for example, expanded growth opportunities from a stronger financial position and global presence, complementary capabilities and strategies, and synergistic cost savings. For further information, see "The
     Merger -- Reasons for the Merger" on page 28.

(d) Conforms Conoco's accounting policy on planned major maintenance to Phillips', expensing the costs of such maintenance as incurred.

(e) Under Phillips' current accounting policy and current prevalent industry accounting practice for the acquisition of oil and gas businesses, ConocoPhillips will not record an initial liability for the estimated costs of removing Conoco's properties, plants and equipment at the end of their useful lives. Instead, currently estimated total undiscounted removal costs of $1,100 million will be accrued as an additional component of future depreciation, building the liability for removal over the remaining lives of the properties, plants and equipment on a unit-of-production basis.

(f) Includes the impact of discounting Conoco's estimated environmental liabilities and recording the related accretion.

(g) Capitalization of interest based on the estimated fair value of Conoco's qualifying assets of $1,600 million using a weighted-average interest rate of 6 percent.

(h) Reflects the estimated income tax effects of the pro forma adjustments to Conoco's pretax income using a blended statutory tax rate of 48 percent.

(i) Adjustment to increase Conoco's pension and other post-retirement benefit obligations to the estimated difference between projected benefit obligations and plan assets.

(j) Included in the preliminary assessment of fair value of Conoco was an estimated $100 million for the value of in-process research and development projects. Under generally accepted accounting principles, this value, net of its related deferred tax liability, would be charged against earnings immediately after consummation of the merger. Due to the non-recurring nature of this one-time charge, the pro forma income statements do not include this charge. The after-tax effect of the charge is reflected in the pro forma balance sheet as a reduction of common stockholders' equity.

(k) Reflects the exchange of outstanding Conoco stock, the issuance of 292.5 million shares of ConocoPhillips common stock, and the effect of ConocoPhillips' stock options issued in the exchange to Conoco stock option holders.

                             SUPPLEMENTAL SCHEDULES

                              PHILLIPS AS ADJUSTED
                  UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION

                                                          YEAR ENDED DECEMBER 31, 2000
                                ---------------------------------------------------------------------------------
                                 PHILLIPS                                                              PHILLIPS
                                HISTORICAL   TOSCO(A)*        DEFS        ALASKA(J)    CPCHEM         AS ADJUSTED
                                ----------   ---------        ----        ---------   --------        -----------
                                                   MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA
REVENUES
Sales and other operating
  revenues....................   $ 22,690     27,155(B)       (219)(H)      1,113      (1,843)(N)        48,896
Equity in earnings of
  affiliated companies........        114         --            41 (H)(I)      --          76 (N)(O)        231
Other revenues................        278         10(B)(C)     --               4         (17)(N)           275
                                 --------     ------          ----          -----      ------           -------
          Total Revenues......     23,082     27,165          (178)         1,117      (1,784)           49,402
                                 --------     ------          ----          -----      ------           -------
COSTS AND EXPENSES
Purchased crude oil and
  products....................     12,131     20,121(B)       (63)(H)          10      (1,230)(N)        30,969
Production and operating
  expenses....................      2,166      1,735(A)(B)    (46)(H)         270(K)     (308)(N)         3,817
Exploration expenses..........        298         --           --              21          --               319
Selling, general and
  administrative expenses.....        636        338           --              22        (144)(N)           852
Depreciation, depletion and
  amortization................      1,179        283(A)(B)    (22)(H)         167(J)      (57)(N)         1,550
Property impairments..........        100         --           --              --          --               100
Taxes other than income
  taxes.......................      2,323      3,711           (5)(H)         113         (20)(N)         6,122
Accretion on discounted
  liabilities.................         --         13(D)        --              --          --                13
Interest expense..............        369        166(B)(E)     --              61(L)       --               596
Foreign currency transaction
  losses......................         58         --           --              --          (1)(N)            57
Preferred dividend
  requirements of capital
  trusts......................         53         --(F)        --              --          --                53
                                 --------     ------          ----          -----      ------           -------
          Total Costs and
            Expenses..........     19,313     26,367          (136)           664      (1,760)           44,448
                                 --------     ------          ----          -----      ------           -------
Income before income taxes....      3,769        798          (42)            453         (24)            4,954
Provision for income taxes....      1,907        324(G)       (16)(H)         181(M)      (11)(N)         2,385
                                 --------     ------          ----          -----      ------           -------
          NET INCOME..........   $  1,862        474          (26)            272         (13)            2,569
                                 ========     ======          ====          =====      ======           =======
NET INCOME PER SHARE OF COMMON
  STOCK
  Basic.......................   $   7.32                                                                  6.79
  Diluted.....................       7.26                                                                  6.70
                                 --------                                                               -------
AVERAGE COMMON SHARES
  OUTSTANDING
                                                                 (IN THOUSANDS)
  Basic.......................    254,490                                                               378,549
  Diluted.....................    256,326                                                               383,211
                                 --------                                                               -------

---------------
* Certain amounts have been reclassified to conform to Phillips' presentation.

 See Notes to Phillips as Adjusted Unaudited Supplemental Pro Forma Information
                       for Year Ended December 31, 2000.

   NOTES TO PHILLIPS AS ADJUSTED UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION
                        FOR YEAR ENDED DECEMBER 31, 2000

     The Phillips income statement for the year ended December 31, 2000, has been adjusted on a pro forma basis to reflect four significant transactions as if they were consummated January 1, 2000:

     - The acquisition of Tosco Corporation (Tosco) on September 14, 2001;

     - The disposition of Phillips' gas gathering, processing and marketing business, and the simultaneous acquisition of a 30.3 percent equity interest in Duke Energy Field Services (DEFS) on March 31, 2000;

     - The acquisition of Atlantic Richfield Company's Alaska businesses, completed in two phases on April 26, and August 1, 2000; and

     - The disposition of Phillips' chemicals business, and the simultaneous acquisition of a 50 percent equity interest in Chevron Phillips Chemical Company (CPChem) on July 1, 2000.

     Footnotes referenced from the statement follow:

     The Tosco information is presented on a pro forma basis and has been adjusted as described below:

     (A) Phillips' purchase price for Tosco (millions of dollars, except as indicated):

     Number of shares of Phillips common stock issued in the
      exchange (millions)....................................        124.1
     Multiplied by Phillips' average stock price two days
      before and two days after the date the merger was
      announced..............................................  x    $55.50
                                                                    ------
                                                                    $6,886
     Fair value of Tosco stock options exchanged for 4.7
      million vested Phillips stock options..................          153
     Transaction-related costs...............................           42
                                                                    ------
     Purchase price..........................................       $7,081
                                                                    ------
                                                                    ------

          For purposes of this pro forma analysis, the above purchase price has been allocated based on a preliminary assessment of the fair value of the assets and liabilities acquired and was based on Tosco's balance sheet at June 30, 2001. Based on this pro forma analysis, the allocation of the purchase price would result in recording $7,729 million of properties, plants and equipment; $1,312 million of identifiable intangible assets; and $2,081 million of goodwill. The pro forma income statement adjustments reflect the estimated effects of depreciating and amortizing properties, plants and equipment and finite-lived intangible assets over their estimated useful lives and the presentation of turnaround costs as production and operating expense. Goodwill, land and intangible assets with indefinite lives are not subject to amortization but are periodically tested for impairment.

          Due to the non-taxable nature of this transaction, Tosco's tax basis in its assets carries over to Phillips. The difference between the financial and tax bases is estimated to result in $1,980 million of net deferred tax liabilities in the purchase price allocation.

     (B) Adjusted to reflect the disposition of Tosco's Avon refinery on August 31, 2000, as if it had occurred January 1, 2000. The significant adjustments that were made for the Avon refinery were 1) the removal of Tosco's ownership, operations and gain from the sale from consolidation, and 2) a reduction in interest expense as a result of reducing long-term debt collateralized by the refinery.

     (C) Includes the reversal of a deferred gain on Tosco's balance sheet that is not subject to any future performance requirement, along with the related amortization of the deferred gain.

     (D) Includes the impact of adjusting and discounting Tosco's net environmental liabilities to a present value of $256 million and recording the corresponding 5 percent discount accretion over time.

     (E) Reflects the restatement of Tosco debt to fair value and the corresponding reduction in interest expense as the resulting $122 million premium is amortized over a weighted average effective yield period of nine years.

     (F) Reflects the February 2001 conversion of Tosco's company-obligated, mandatorily redeemable, convertible preferred securities into 9.1 million shares of Tosco common stock.

     (G) Reflects the 40 percent estimated federal and state income tax effects of the pro forma adjustments to Tosco's pretax income.

     The pro forma adjustments for the DEFS transaction include the following:

     (H) Reflects the disposition and removal of Phillips' gas gathering, processing and marketing business from consolidated results.

     (I)  Reflects Phillips' 30.3 percent equity interest in DEFS' earnings.

     The Alaska information is presented on a pro forma basis and has been adjusted as described below:

     (J) The following was the preliminary estimate of the purchase price for ARCO Alaska:

                                                               MILLIONS
                                                              OF DOLLARS
                                                              ----------
     Base price.............................................   $ 6,475
     Estimated transaction-related costs....................        10
     Special one-time purchase of crude oil inventory.......       170
     Adjustment to purchase price based upon West Texas
      Intermediate crude prices exceeding $25 per barrel and
      actual North Slope volumes sold.......................        73
     Net cash generated between January 1, 2000, and
      closing, retained by BP...............................      (241)
     Phillips' assumption of ARCO Alaska marine terminal
      revenue bonds.........................................      (265)
                                                               -------
     Adjusted cash price....................................     6,222
     Use of cash on hand to make payments to BP.............    (1,031)
                                                               -------
     Debt incurred by Phillips to make cash payments to
      BP....................................................   $ 5,191
                                                               =======

          The purchase price was preliminarily allocated based on the fair value of the assets and liabilities acquired. Based upon the above preliminary estimate of the purchase price, Phillips did not anticipate recording goodwill related to the acquisition. The company expected the tax basis in the purchased assets to essentially equal the purchase price, so deferred tax liabilities at the time of acquisition were expected to be minimal.

     (K) Reflects Phillips' conforming of ARCO Alaska's accounting policy on enhanced oil recovery miscible injectants to Phillips' expensing the costs of such injectants as incurred.

     (L) Reflects additional interest expense associated with the debt used to finance the ARCO Alaska acquisition at an average borrowing rate of
          6.35 percent, net of additional capitalized interest on qualifying assets under development.

     (M) Reflects the 40 percent estimated federal and state income tax effects of the pro forma adjustments to ARCO Alaska's pretax income.

     The pro forma adjustments for the CPChem transaction include the following:

     (N) Reflects the disposition and removal of Phillips' chemicals business from consolidated results.

     (O)  Reflects Phillips' 50 percent equity interest in CPChem's earnings.

                              PHILLIPS AS ADJUSTED
                  UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION

                                                               NINE MONTHS ENDED SEPTEMBER 30, 2001
                                                              --------------------------------------
                                                               PHILLIPS                   PHILLIPS
                                                              HISTORICAL     TOSCO*     AS ADJUSTED
                                                              -----------   --------    ------------
                                                                       MILLIONS OF DOLLARS,
                                                                      EXCEPT PER SHARE DATA
REVENUES
Sales and other operating revenues..........................    $16,741      20,704        37,445
Equity in earnings of affiliated companies..................        106          --           106
Other revenues..............................................         57           4(A)         61
                                                                -------     -------       -------
          Total Revenues....................................     16,904      20,708        37,612
                                                                -------     -------       -------
COSTS AND EXPENSES
Purchased crude oil and products............................      8,295      15,441        23,736
Production and operating expenses...........................      1,696       1,464(B)      3,160
Exploration expenses........................................        202          --           202
Selling, general and administrative expenses................        569         344           913
Depreciation, depletion and amortization....................        952         201(B)      1,153
Property impairments........................................         23          --            23
Taxes other than income taxes...............................      1,928       2,344         4,272
Accretion on discounted liabilities.........................          7           9(C)         16
Interest expense............................................        240         110(D)        350
Foreign currency transaction losses.........................         10          --            10
Preferred dividend requirements of capital trusts...........         40          --(E)         40
                                                                -------     -------       -------
          Total Costs and Expenses..........................     13,962      19,913        33,875
                                                                -------     -------       -------
Income before income taxes, extraordinary item and
  cumulative effect of change in accounting principle.......      2,942         795         3,737
Provision for income taxes..................................      1,461         321(F)      1,782
                                                                -------     -------       -------
INCOME BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE............................    $ 1,481         474         1,955
                                                                =======     =======       =======
INCOME BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE PER SHARE OF COMMON STOCK
  Basic.....................................................    $  5.63                      5.14
  Diluted...................................................       5.59                      5.09
                                                                -------                   -------
AVERAGE COMMON SHARES OUTSTANDING
                                                                          (IN THOUSANDS)
  Basic.....................................................    263,144                   380,540
  Diluted...................................................    264,988                   384,068
                                                                -------                   -------

---------------

* Certain amounts have been reclassified to conform to Phillips' presentation.

 See Notes to Phillips as Adjusted Unaudited Supplemental Pro Forma Information
                   for Nine Months Ended September 30, 2001.

   NOTES TO PHILLIPS AS ADJUSTED UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 2001

     The Phillips income statement for the nine months ended September 30, 2001, has been adjusted on a pro forma basis to reflect the acquisition of Tosco on September 14, 2001, as if it was consummated January 1, 2000. The Tosco information is presented on a pro forma basis and has been adjusted as described below.

     Footnotes referenced from the statement follow:

     (A) Includes the reversal of a deferred gain on Tosco's balance sheet that is not subject to any future performance requirement, along with the related amortization of the deferred gain.

     (B) Reflects adjustments related to the purchase price allocation. See Footnote (A) on page 95.

     (C) Includes the impact of adjusting and discounting Tosco's environmental liabilities and recording the corresponding accretion over time.

     (D) Reflects the restatement of Tosco debt to fair value and the corresponding reduction in interest expense as the resulting premium is amortized.

     (E) Reflects the February 2001 conversion of Tosco's company-obligated, mandatorily redeemable, convertible preferred securities into 9.1 million shares of Tosco common stock.

     (F) Reflects the estimated federal and state income tax effects of the pro forma adjustments to Tosco's pretax income.

                               CONOCO AS ADJUSTED
                  UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION

                                                          YEAR ENDED DECEMBER 31, 2000
                                     ----------------------------------------------------------------------
                                                      GULF CANADA
                                        CONOCO       HISTORICAL(B)                 PRO FORMA      CONOCO
                                     HISTORICAL(A)    (U.S. GAAP)    CRESTAR(C)   ADJUSTMENTS   AS ADJUSTED
                                     -------------   -------------   ----------   -----------   -----------
                                                   MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA
REVENUES
Sales and other operating
  revenues.........................     $38,737          1,464          473            --          40,674
Equity in earnings of affiliates...         277            (25)          --            --             252
Other revenues.....................         273             66           --           (22)(D)         317
                                        -------          -----          ---          ----         -------
          Total Revenues...........      39,287          1,505          473           (22)         41,243
                                        -------          -----          ---          ----         -------
COSTS AND EXPENSES
Purchased crude and products (Cost
  of goods sold)...................      23,921            324           --            22(E)       24,267
Operating expenses.................       2,215            329           80            --           2,624
Selling, general & administrative
  expenses.........................         794             33           22            --             849
Exploration expenses...............         279             90           14           (16)(F)         367
Depreciation, depletion and
  amortization.....................       1,301            269          106           176(G)
                                                                                       (5)(H)       1,847
Property impairments...............          --             --           --             5(H)            5
Taxes other than income taxes......       6,981              5           --            --           6,986
Interest and debt expense..........         338            184           37           217(I)          776
Foreign currency transaction losses
  (gains)..........................          --             --           --           (22)(D)         (22)
                                        -------          -----          ---          ----         -------
          Total Costs and
            Expenses...............      35,829          1,234          259           377          37,699
                                        -------          -----          ---          ----         -------
Income before income taxes.........       3,458            271          214          (399)          3,544
Provision for income taxes.........       1,556            200          102          (204)(J)       1,654
                                        -------          -----          ---          ----         -------
NET INCOME.........................     $ 1,902             71          112          (195)          1,890
                                        =======          =====          ===          ====         =======
EARNINGS PER SHARE
  Basic............................     $  3.05                                                      3.03
  Diluted..........................        3.00                                                      2.99
AVERAGE COMMON SHARES OUTSTANDING
                                                                 (IN THOUSANDS)
  Basic............................     624,354                                                   624,354
  Diluted..........................     632,760                                                   632,760
                                        -------                                                   -------

  See Notes to Conoco as Adjusted Unaudited Supplemental Pro Forma Information
                       for Year Ended December 31, 2000.

  NOTES TO THE CONOCO AS ADJUSTED UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 2000

BASIS FOR PRESENTATION

     The unaudited supplemental pro forma financial information of Conoco for the year ended December 31, 2000 was prepared to reflect the July 1, 2001 acquisition of Gulf Canada on Conoco under the purchase method of accounting. The unaudited supplemental pro forma combined statement of income was prepared as if the acquisition of Gulf Canada by Conoco had occurred on January 1, 2000. The unaudited pro forma supplemental financial information for the year ended December 31, 2000 also gives effect to the acquisition (that closed effective November 6, 2000) of Crestar by Gulf Canada as if the acquisition had occurred on January 1, 2000.

     The following represents Conoco's allocation of the purchase price for Gulf Canada.

CALCULATION OF THE PURCHASE PRICE FOR ASSETS ACQUIRED
  Cash paid for stock purchased.............................  $4,551
  Other purchase price costs (e.g. fees, etc.)..............      20
                                                              ------
          Total purchase price for common equity............   4,571
Plus fair market value of liabilities assumed
  Current and other liabilities.............................     776
  Debt......................................................   1,691
  Deferred tax..............................................   1,824
  Minority interest.........................................     552
                                                              ------
          Total liabilities and minority interest...........   4,843
                                                              ------
Total purchase price for assets acquired....................  $9,414
                                                              ======
ALLOCATION OF PURCHASE PRICE FOR ASSETS ACQUIRED
  Property, plant and equipment.............................  $5,396
  Goodwill..................................................   3,066
  All other assets, including intangibles...................     952
                                                              ------
Total.......................................................  $9,414
                                                              ======

     Footnotes referenced from the statement follow:

     (A) Conoco's historical financial statements were filed with the SEC on Conoco's Current Report on Form 8-K/A filed on September 10, 2001 for the year ended December 31, 2000.

     (B) Derived from Gulf Canada's historical results for the year ended December 31, 2000. The historical consolidated Statement of Income of Gulf Canada was prepared under Canadian GAAP and in Canadian dollars. The following unaudited supplemental pro forma financial information of Gulf Canada was converted to U.S. GAAP, conformed to Conoco's presentation and converted to U.S. dollars using the average exchange rate for the year ended December 31, 2000 of .67.

                                                                YEAR ENDED DECEMBER 31, 2000
                                       -------------------------------------------------------------------------------
                                                               CANADIAN DOLLARS                           U.S. DOLLARS
                                       ----------------------------------------------------------------   ------------
                                       GULF CANADA
                                       HISTORICAL    CANADIAN TO         CONFORMING         GULF CANADA   GULF CANADA
                                        (CANADIAN     U.S. GAAP         PRESENTATION        HISTORICAL     HISTORICAL
                                          GAAP)      ADJUSTMENTS        ADJUSTMENTS         (U.S. GAAP)   (U.S. GAAP)
                                       -----------   -----------        ------------        -----------   ------------
        REVENUES
        Net oil and gas..............    $1,774          411(5,6)            --                2,185         1,464
        Equity in earnings of
          affiliates.................        --          (38)(5)             --                  (38)          (25)
        Other........................        24          (20)(5)             95(9)                99            66
                                         ------         ----                ---                -----         -----
                  Total Revenues.....     1,798          353                 95                2,246         1,505
                                         ------         ----                ---                -----         -----
        COSTS AND EXPENSES
        Purchased crude and products
          (Cost of goods sold).......        --          449(6)              35(11)              484           324
        Operating....................       411           61(5,6)            19(8,10)            491           329
        Exploration..................        85           (2)(5)             52(7)               135            90
        General and administrative...        45            5(6)              --                   50            33
        Depreciation, depletion and
          amortization...............       579         (126)(3,5)          (52)(7)              401           269
        Taxes other than income
          taxes......................        --           --                  7(8)                 7             5
        Net (gain) loss on asset
          disposals and provision for
          other losses...............       (86)          (9)(1,5)           95(9)                --            --
        Pension settlement and
          restructuring charges......         4           22(2)             (26)(10)              --            --
        Finance charges, net.........       277           (3)(5)             --                  274           184
        Income tax expense
          (recovery).................       300           (1)(4)             --                  299           200
        Minority interest............        35           --                (35)(11)              --            --
                                         ------         ----                ---                -----         -----
                  Total Costs and
                    Expenses.........     1,650          396                 95                2,141         1,434
                                         ------         ----                ---                -----         -----
        EARNINGS (LOSS) FOR THE
          YEAR.......................    $  148          (43)                --                  105            71
                                         ======         ====                ===                =====         =====

             The following adjustments are necessary to restate Gulf Canada's historical income statements from Canadian GAAP to U.S. GAAP and conform Gulf Canada's presentation to Conoco's presentation.

             Canadian GAAP to U.S. GAAP adjustments in Canadian dollars

              1. Under U.S. GAAP, unrealized gains or losses arising on translation of long-term liabilities in foreign funds would be included in earnings in the period in which they arise. The capitalized balance on Gulf Canada's balance sheet of such losses was $60 million at December 31, 2000.

              2. Additional pension and post-retirement expenses of $22 million for the year ended December 31, 2000 and an additional liability of $10 million at December 31, 2000, recognized under U.S. GAAP.

              3. U.S. GAAP requires that impaired assets (Petrovera Resources) be written down to their fair value, rather than undiscounted future cash flows from use. Accordingly, Gulf Canada would have recognized additional impairment losses of $46 million in 2000 and $123 million in 1998, which in turn lowers depreciation expense by $14 million in 2000.

              4.  The related tax impacts of all U.S. GAAP adjustments.

              5. Gulf Canada accounts for certain companies with less than 100 percent ownership using proportionate consolidation, whereas under U.S. GAAP, these companies would be accounted for under the equity method of accounting. There is no profit and loss impact to these line item reclassifications.

              6. Gulf Canada reported revenues net of purchase costs, transportation costs and marketing fees. This entry is made to reflect revenues gross and to reflect purchase costs, transportation costs and marketing fees in the individual line items of cost of goods sold, operating expenses and general and administrative expenses, respectively. There is no profit and loss impact to these line item reclassifications.

            Conforming adjustments to reclassify certain amounts in Gulf Canada's historical financial statements to conform to Conoco's presentation

              7. Gulf Canada reflected undeveloped leasehold amortization as depreciation, depletion and amortization expense whereas Conoco reflects undeveloped leasehold amortization as exploration expense, which is consistent with U.S. oil and gas industry practices.

              8. Gulf Canada reflected property taxes as other operating expenses whereas Conoco reflects property taxes as taxes other than income taxes.

              9. Gulf Canada reflected net (gain) loss on asset disposals and provision for other losses in a cost and expense caption. Conoco would reflect this activity in other revenues.

             10. Conoco reflects pension settlements in operating costs whereas Gulf Canada reported these costs separately.

             11. Conoco reflects its minority interest as Purchased crude and products, formerly Cost of goods sold.

     The above financial information relates to the acquisition by Conoco of Gulf Canada and was filed with the SEC on Conoco's Current Report on Form 8-K filed on July 31, 2001, as amended by Form 8-K/A filed September 10, 2001, and Current Report on Form 8-K filed October 22, 2001 and should be reviewed in conjunction with this financial information.

      (C) Estimated income effects of the Crestar acquisition by Gulf Canada for the first ten months of 2000. Gulf Canada purchased Crestar effective November 6, 2000. The historical consolidated financial statements of Crestar were prepared under Canadian GAAP and in Canadian dollars. The Crestar statement of income for the period ended November 5, 2000 has been converted to U.S. GAAP using the successful efforts method of accounting for oil and gas properties and converted to U.S. dollars using the average exchange rate of approximately .69 for the period ended November 5, 2000.

      (D) Phillips reflects foreign currency transaction losses and gains as an individual caption, whereas Conoco reflected these transactions in other income. This adjustment is to conform to the Phillips' presentation.

      (E) Recognition of Gulf Canada's preferred stock dividend. Gulf Canada reflected preferred stock in the stockholders' equity section of the balance sheet. Conoco reflects these shares as a minority interest as after the acquisition, such shares represent preferred stock of a subsidiary.

      (F) Incremental undeveloped leasehold amortization expense based on the estimated fair value of the undeveloped leaseholds acquired. During 2000, Gulf Canada recorded an impairment of undeveloped leaseholds, which has been reflected in the fair value allocated by Conoco as of June 30, 2001. This resulted in a pro forma adjustment to decrease amortization expense in the pro forma combined income statement for the year ended December 31, 2000.

      (G) Incremental depreciation, depletion and amortization expense for Gulf Canada and Crestar based on the step-up to estimated fair value of the assets assuming the acquisition occurred on January 1, 2000. Oil and gas properties are depreciated on a unit-of-production basis using estimated proved reserve quantities attributable to Gulf Canada.

      (H) Phillips reflects oil and gas property impairments as an individual caption, whereas Conoco reflected these transactions in depreciation, depletion and amortization. This adjustment is to conform to the Phillips' presentation.

      (I) Additional pro forma interest expense related to the borrowing of $4,500 million necessary to fund the Gulf Canada acquisition. This entry assumes that the borrowing occurred on January 1, 2000. Interest expense calculations are based on Conoco's $4,500 million senior unsecured 364-day bridge credit facility used to fund the acquisition. Interest expense was calculated using an effective interest rate of approximately 4.76 percent. This rate was based on a July 1, 2001 LIBOR three-month rate of approximately 3.83 percent. A 1/8th percent change in the effective interest rate would change interest expense by $6 million for the year ended December 31, 2000. Conoco refinanced the 364-day bridge credit facility of $4,500 million in the capital markets in October 2001.

      (J) Income tax benefit related to purchase price adjustments, which was calculated using a blended statutory rate of 43 percent for cost and expense items (with the exception of interest expense, which was calculated using a rate of 58 percent reflecting the deductibility of interest expense in both Canada and the U.S.).

                               CONOCO AS ADJUSTED
                  UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION

                                                             NINE MONTHS ENDED SEPTEMBER 30, 2001
                                             ---------------------------------------------------------------------
                                                                        GULF CANADA
                                               CONOCO HISTORICAL        (U.S. GAAP)      GULF CANADA
                                               NINE MONTHS ENDED      SIX MONTHS ENDED    PURCHASE       CONOCO
                                             SEPTEMBER 30, 2001(A)    JUNE 30, 2001(B)   ADJUSTMENTS   AS ADJUSTED
                                             ----------------------   ----------------   -----------   -----------
                                                          MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA
REVENUES
Sales and other operating revenues.........         $30,345                1,176                          31,521
Equity in earnings of affiliates...........             159                   (3)                            156
Other revenues.............................             260                   24              69(C)          353
                                                    -------                -----            ----         -------
          Total Revenues...................          30,764                1,197              69          32,030
                                                    -------                -----            ----         -------
COSTS AND EXPENSES
Purchase crude and products
  (Cost of goods sold).....................          18,353                  250              11(D)       18,614
Operating expenses.........................           2,150                  235                           2,385
Selling, general and administrative
  expenses.................................             591                   36                             627
Exploration expenses.......................             202                   57               2(E)          261
Depreciation, depletion and amortization...           1,223                  213              31(F)
                                                                                             (69)(G)       1,398
Property impairments.......................              --                   --              69(G)           69
Taxes other than income taxes..............           5,138                    5                           5,143
Interest and debt expense..................             277                   70             108(H)          455
Foreign currency transaction losses........              --                   --              69(C)           69
                                                    -------                -----            ----         -------
          Total Costs and Expenses.........          27,934                  866             221          29,021
                                                    -------                -----            ----         -------
Income before taxes........................           2,830                  331            (152)          3,009
Provision for income taxes.................           1,381                  146             (82)(I)       1,445
                                                    -------                -----            ----         -------
INCOME BEFORE EXTRAORDINARY ITEM AND
  ACCOUNTING CHANGE........................         $ 1,449                  185             (70)          1,564
                                                    =======                =====            ====         =======
EARNINGS PER SHARE BEFORE EXTRAORDINARY
  ITEM AND ACCOUNTING CHARGE
  Basic....................................         $  2.32                                                 2.50
  Diluted..................................            2.28                                                 2.46
                                                    -------                                              -------
AVERAGE COMMON SHARES OUTSTANDING
                                                                        (IN THOUSANDS)
  Basic....................................         625,332                                              625,332
  Diluted..................................         635,345                                              635,345
                                                    -------                                              -------

  See Notes to Conoco as Adjusted Unaudited Supplemental Pro Forma Information
                   for Nine Months Ended September 30, 2001.

  NOTES TO THE CONOCO AS ADJUSTED UNAUDITED SUPPLEMENTAL PRO FORMA INFORMATION
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

BASIS FOR PRESENTATION

     The unaudited pro forma combined statement of income of Conoco for the nine months ended September 30, 2001, was prepared to reflect the July 1, 2001 acquisition of Gulf Canada by Conoco under the purchase method of accounting. The unaudited pro forma combined statement of income was prepared as if the acquisition of Gulf Canada by Conoco had occurred on January 1, 2000.

     See "Calculation of the Purchase Price For Assets Acquired" on page 100 for Conoco's allocation of the purchase price for Gulf Canada.

     Footnotes referenced from the statement follow:

     (A) Conoco's historical financial statements were filed with the SEC on Conoco's Form 10-Q dated September 30, 2001 and filed November 7, 2001 for the nine months ended September 30, 2001. Since the acquisition of Gulf Canada occurred in July 2001, the income statement for the quarter ending September 30, 2001 includes financial results for Gulf Canada.

     (B) Derived from Gulf Canada's historical results for the six months ending June 30, 2001. The historical consolidated Statement of Income of Gulf Canada was prepared under Canadian GAAP and in Canadian dollars. The following unaudited supplemental pro forma financial information of Gulf Canada has been converted to U.S. GAAP, conformed to Conoco's presentation and converted to U.S. dollars using the average exchange rate for the six month period ended June 30, 2001 of .65.

                                                               SIX MONTHS ENDED JUNE 30, 2001
                                         --------------------------------------------------------------------------
                                                              CANADIAN DOLLARS                         U.S. DOLLARS
                                         -----------------------------------------------------------   ------------
                                         GULF CANADA
                                         HISTORICAL    CANADIAN TO         CONFORMING    GULF CANADA   GULF CANADA
                                          (CANADIAN     U.S. GAAP         PRESENTATION   HISTORICAL     HISTORICAL
                                            GAAP)      ADJUSTMENTS        ADJUSTMENTS    (U.S. GAAP)   (U.S. GAAP)
                                         -----------   -----------        ------------   -----------   ------------
           REVENUES
           Net oil and gas.............    $1,406          403(5,7)            --           1,809         1,176
           Equity in earnings of
             affiliates................        --           (4)(5)             --              (4)           (3)
           Other.......................         1           --                 36(10)          37            24
                                           ------          ---                ---           -----         -----
                     Total Revenues....     1,407          399                 36           1,842         1,197
                                           ------          ---                ---           -----         -----
           COSTS AND EXPENSES
           Purchased crude and products
             (Cost of goods sold)......        --          374(7)              11(12)         385           250
           Operating...................       308           56(5,7)            (3)(9,11)      361           235
           Exploration.................        80           (2)(5)             10(8)           88            57
           General and
             administrative............        51            5(7)              --              56            36
           Depreciation, depletion and
             amortization..............       372          (34)(3,5)          (10)(8)         328           213
           Taxes other than income
             taxes.....................        --           --                  7(9)            7             5
           Net (gain) loss on asset
             disposals and provision
             for other losses..........        --          (36)(1,6)           36(10)          --            --
           Restructuring charges.......         4           --                 (4)(11)         --            --
           Finance charges, net........       110           (2)(5)             --             108            70
           Income tax expense..........       212           13(4)              --             225           146
           Minority interest...........        11           --                (11)(12)         --            --
                                           ------          ---                ---           -----         -----
                     Total Costs and
                       Expenses........     1,148          374                 36           1,558         1,012
                                           ------          ---                ---           -----         -----
           EARNINGS FOR THE PERIOD.....    $  259           25                 --             284           185
                                           ======          ===                ===           =====         =====

             The following adjustments are necessary to restate Gulf Canada's historical income statements from Canadian GAAP to U.S. GAAP and conform Gulf Canada's presentation to Conoco's presentation.

             Canadian GAAP to U.S. GAAP adjustments in Canadian dollars

              1. Under U.S. GAAP, unrealized gains or losses arising on translation of long-term liabilities in foreign funds would be included in earnings in the period in which they arise. The capitalized balance on Gulf Canada's balance sheet of such losses was $75 million at June 30, 2001.

              2. An additional pension liability of $10 million at June 30, 2001, recognized under U.S. GAAP.

              3. U.S. GAAP requires that impaired assets (Petrovera Resources) be written down to their fair value, rather than undiscounted future cash flows from use. Accordingly, Gulf Canada would have recognized additional impairment losses of $46 million in 2000 and $123 million in 1998, which in turn lowers depreciation expense by $8 million in 2001.

              4.  The related tax impacts of all U.S. GAAP adjustments.

              5. Gulf Canada accounts for certain companies with less than 100 percent ownership using proportionate consolidation, whereas under U.S. GAAP, these companies would be accounted for under the equity method of accounting. There is no profit and loss impact to these line item reclassifications.

              6. Under U.S. GAAP, Gulf Canada would have been required to adopt SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," effective January 1, 2001. Gulf Canada has not designated any of the derivatives it held at January 1, 2001 as hedges under the provisions of these standards. The adoption of these standards would have resulted in a pre-tax gain of $51 million for the period ended June 30, 2001 (exclusive of the cumulative effect adjustment) and the recognition of $3 million in assets and $62 million in liabilities as of June 30, 2001.

              7. Gulf Canada reported revenues net of purchase costs, transportation costs and marketing fees. This entry is made to reflect revenues gross and to reflect purchase costs, transportation costs and marketing fees in the individual line items of cost of goods sold, operating expenses and general and administrative expenses, respectively. There is no profit and loss impact to these line item reclassifications.

            Conforming adjustments to reclassify certain amounts in Gulf Canada's historical financial statements to conform to Conoco's presentation

              8. Gulf Canada reflected undeveloped leasehold amortization as depreciation, depletion and amortization expense whereas Conoco reflects undeveloped leasehold amortization as exploration expense, which is consistent with U.S. oil and gas industry practices.

              9. Gulf Canada reflected property taxes as other operating expenses whereas Conoco reflects property taxes as taxes other than income taxes.

             10. Gulf Canada reflected net (gain) loss on asset disposals and provision for other losses in a cost and expense caption. Conoco would reflect this activity in other revenues.

             11. Conoco reflects pension settlements in operating costs whereas Gulf Canada reported these costs separately.

             12. Conoco reflects its minority interest as Purchased crude and products, formerly Cost of goods sold.

     The above financial information relates to the acquisition by Conoco of Gulf Canada and was filed with the SEC on Conoco's Current Report on Form 8-K filed on July 31, 2001, as amended by Form 8-K/A filed September 10, 2001, and Current Report on Form 8-K filed October 22, 2001 and should be reviewed in conjunction with this financial information.

     (C) Phillips reflects foreign currency transaction losses and gains as an individual caption, whereas Conoco reflected these transactions in other income. This adjustment is to conform to the Phillips' presentation.

     (D) Recognition of Gulf Canada's preferred stock dividend. Gulf Canada reflected preferred stock in the stockholders' equity section of the balance sheet. Conoco reflects these shares as a minority interest as after the acquisition, such shares represent preferred stock of a subsidiary.

     (E) Incremental undeveloped leasehold amortization expense based on the estimated fair value of the undeveloped leaseholds acquired.

     (F) Incremental depreciation, depletion and amortization expense for Gulf Canada and Crestar based on the step-up to estimated fair value of the assets assuming the acquisition occurred on January 1, 2000. Oil and gas properties are depreciated on a unit-of-production basis using estimated proved reserve quantities attributable to Gulf Canada.

     (G) Phillips reflects oil and gas property impairments as an individual caption, whereas Conoco reflected these transactions in depreciation, depletion and amortization. This adjustment is to conform to the Phillips' presentation.

     (H) Additional pro forma interest expense related to the borrowing of $4,500 million necessary to fund the Gulf Canada acquisition. This entry assumes that the borrowing occurred on January 1, 2000. Interest expense calculations are based on Conoco's $4,500 million senior unsecured 364-day bridge credit facility used to fund the acquisition. Interest expense was calculated using an effective interest rate of approximately 4.76 percent. This rate was based on a July 1, 2001 LIBOR three-month rate of approximately 3.83 percent. A 1/8th percent change in the effective interest rate would change interest expense by $3 million for the six months ended June 30, 2001. Conoco refinanced the 364-day bridge credit facility of $4,500 million in the capital markets in October 2001.

     (I) Income tax benefit related to purchase price adjustments, which was calculated using a blended statutory rate of 43 percent for cost and expense items (with the exception of interest expense, which was calculated using a rate of 58 percent reflecting the deductibility of interest expense in both Canada and the U.S.).

                      SUPPLEMENTAL OIL AND GAS DISCLOSURES
                                  (UNAUDITED)
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     Phillips and Conoco are providing the following unaudited, supplemental pro forma oil and gas disclosures, prepared in accordance with FASB Statement No. 69, "Disclosures about Oil and Gas Producing Activities," and regulations of the U.S. Securities and Exchange Commission. While this data was developed with reasonable care and disclosed in good faith, it is emphasized that some of the data is necessarily imprecise and represents only approximate amounts because of the subjective judgments involved in developing such information. The Standardized Measure projections should not be viewed as realistic estimates of future cash flows. Material revisions to estimates of proved reserves may occur in the future; development and production of the reserves may not occur in the periods assumed; actual prices realized are expected to vary significantly from those used; and actual costs also may vary.

ESTIMATED PROVED RESERVES

     The following pro forma estimated reserve quantities, including equity affiliates, show the effect of the acquisition of Gulf Canada as of December 31, 2000.

                                                                                       GULF
                                                           PHILLIPS      CONOCO       CANADA
                                                          HISTORICAL   HISTORICAL   HISTORICAL   PRO FORMA
                                                          ----------   ----------   ----------   ---------
Oil (in millions of barrels)(1).........................    3,597        1,638          267        5,502
Gas (in billion cubic feet).............................    8,534        6,053        2,800       17,387

---------------
(1) Oil reserves comprise oil and condensate and natural gas liquids expected to be removed from natural gas deliveries.

ESTIMATED STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The following pro forma estimated standardized measure of discounted future net cash flows, including equity affiliates, shows the effect of the acquisition of Gulf Canada as of December 31, 2000.

     Amounts are computed using the year-end prices and costs (adjusted only for existing contractual changes), appropriate statutory tax rates and a prescribed 10% discount factor. Continuation of year-end economic conditions also is assumed. The calculation is based on estimates of proved reserves, which are revised over time as new data becomes available. Probable or possible reserves that may be proved in the future are not considered. The calculation also requires assumptions as to the timing of future production of proved reserves, and the timing and amount of future development and production costs.

                                                                                     GULF
                                                         PHILLIPS      CONOCO       CANADA
                                                        HISTORICAL   HISTORICAL   HISTORICAL   PRO FORMA
                                                        ----------   ----------   ----------   ---------
Future cash flows
  Revenues............................................   $110,736       67,540      17,631      195,907
  Production costs....................................    (30,823)     (11,276)     (2,856)     (44,955)
  Development costs...................................     (7,155)      (3,143)       (914)     (11,212)
  Income tax expense..................................    (27,695)     (20,233)     (5,058)     (52,986)
                                                         --------     --------     -------     --------
Future net cash flows.................................     45,063       32,888       8,803       86,754
Discounted to present value at 10% annual rate........    (24,646)     (15,112)     (3,998)     (43,756)
                                                         --------     --------     -------     --------
Total.................................................   $ 20,417       17,776       4,805       42,998
                                                         ========     ========     =======     ========
Minority interest's share of standardized discounted
  net cash flow relating to proved reserves...........   $     --           --         228          228
                                                         ========     ========     =======     ========

INFORMATION ON SYNCRUDE PROJECT NOT INCLUDED ABOVE

     In addition to conventional liquids and natural gas proved reserves, Gulf Canada has a 9.03 percent interest in proven tar sands in Canada associated with the Syncrude project. Conoco views the reserves associated with this project and their development as an integral part of total upstream operations. However, U.S. Securities and Exchange Commission regulations define these reserves as mining related and not a part of conventional oil and gas reserves. The following is Gulf Canada's share of reserves and estimated standardized measure of discounted future net cash flows associated with the Syncrude project at December 31, 2000:

                                                                 GULF
                                                                CANADA
                                                              HISTORICAL
                                                              ----------
Syncrude proved reserves at December 31, 2000 (in millions
  of barrels)...............................................     284

     The following estimate of discounted future net cash flows was calculated using December 31, 2000 unescalated prices and costs and a discount rate of 10 percent.

                                                                 GULF
                                                                CANADA
                                                              HISTORICAL
                                                              ----------
Syncrude estimate of discounted future net cash flows.......     $663

                    DESCRIPTION OF NEW PARENT CAPITAL STOCK

     The following description of the material terms of the capital stock of New Parent includes a summary of specified provisions of New Parent's restated certificate of incorporation and by-laws that will be in effect upon completion of the merger. This description is subject to the relevant provisions of Delaware law and is qualified by reference to New Parent's restated certificate of incorporation and by-laws, copies of which are attached as Annex B and C, respectively, to this joint proxy statement/prospectus and are incorporated in this joint proxy statement/prospectus by reference.

AUTHORIZED CAPITAL STOCK

     New Parent will be authorized to issue 2.5 billion shares of common stock, par value $0.01 per share, and 500 million shares of preferred stock, par value $0.01 per share.

COMMON STOCK

     The shares of New Parent common stock to be issued in the merger will be duly authorized, validly issued, fully paid and nonassessable. Each holder of New Parent common stock will be entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders; provided, however, that, except as otherwise required by law, holders of New Parent common stock will not be entitled to vote on any amendment to New Parent's restated certificate of incorporation that relates solely to the terms of any series of New Parent preferred stock if holders of the New Parent preferred stock are entitled to vote on the amendment under New Parent's restated certificate of incorporation or Delaware law. No holder of New Parent common stock may cumulate votes in voting for New Parent directors.

     Subject to the rights of the holders of any New Parent preferred stock that may be outstanding from time to time, each share of New Parent common stock will have an equal and ratable right to receive dividends as may be declared by the New Parent Board of Directors out of funds legally available for the payment of dividends, and, in the event of the liquidation, dissolution or winding up of New Parent, will be entitled to share equally and ratably in the assets available for distribution to New Parent stockholders. No holder of New Parent common stock will have any preemptive right to subscribe for any securities of New Parent.

     Application will be made to list New Parent common stock on the New York Stock Exchange under the trading symbol "COP."

PREFERRED STOCK

     New Parent's restated certificate of incorporation permits New Parent to issue up to 500 million shares of New Parent preferred stock in one or more series with designations and powers, preferences, and rights, and such qualifications, limitations and restrictions thereof, as may be fixed by the New Parent Board of Directors without any further action by New Parent stockholders.

     In connection with New Parent's adoption of a rights plan (as described below), 10 million shares of New Parent preferred stock will be designated Series A Junior Participating Preferred Stock. New Parent Series A preferred stock will be issuable only in connection with the exercise of rights under the rights plan.

     Each share of New Parent Series A preferred stock will be entitled to a minimum preferential quarterly dividend payment per share of the greater of $1 or 100 times the dividend declared per share of New Parent common stock. In the event of the liquidation, dissolution or winding up of New Parent, the holders of New Parent Series A preferred stock will be entitled to a minimum preferential liquidation payment per share equal to the greater of $100 (plus all accrued and unpaid dividends) or 100 times the liquidation payment made per share of New Parent common stock. Each share of New Parent Series A preferred stock will have 100 votes on all matters submitted to a vote of New Parent stockholders, voting together with the New Parent common stock. In the event of any merger, consolidation or other transaction in which shares of New Parent common stock are exchanged for securities, cash and/or any other property, each share of New Parent Series A preferred stock will be entitled to receive 100 times the amount of securities, cash and/or other properties received per share of New Parent common stock. These rights will be protected by customary antidilution provisions.

RIGHTS PLAN

     Before the effective time of the merger, New Parent will enter into a rights agreement. As with most rights agreements, the terms of the New Parent rights agreement are complex and not easily summarized, particularly as they relate to the acquisition of New Parent common stock and to the exercisability of the rights. Accordingly, this summary may not contain all of the information that is important to you, and is qualified in its entirety by reference to the form of the New Parent rights agreement which we have filed as an exhibit to the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part.

     Under the terms of the New Parent rights agreement, each share of New Parent common stock issued will have attached to it a right to purchase one one-hundredth of a share of New Parent Series A preferred stock. The purchase price per one-hundredth of a share of New Parent Series A preferred stock under our rights agreement will be determined prior to the effective time of the merger.

     Initially, the rights under the New Parent rights agreement will be attached to certificates representing New Parent common stock and no separate certificates representing the rights will be distributed. The rights will separate from the New Parent common stock and be represented by separate certificates at the earlier of (1) the first date of a public announcement that a person has acquired 15% or more of the outstanding New Parent common stock or
(2) the date as may be determined by the New Parent Board of Directors after the commencement by a person of a tender offer or exchange offer for 15% or more of the outstanding New Parent common stock.

     After the rights separate from the New Parent common stock, certificates representing the rights will be mailed to record holders of New Parent common stock. Once distributed, the rights certificates alone will represent the rights.

     The rights will not be exercisable until the date the rights separate from the New Parent common stock. The rights will expire on the tenth anniversary of the date of the rights agreement unless earlier redeemed or exchanged by New Parent.

     If an acquiror obtains beneficial ownership of 15% or more of New Parent common stock, then each right will be adjusted so that it will entitle the holder (other than the acquiror, whose rights will become void) to purchase a number of shares of New Parent common stock equal to two times the exercise price of the right.

     If an acquiror obtains beneficial ownership of 15% or more of New Parent common stock and any of the following occurs:

     - New Parent merges into or consolidates with another entity,

     - an acquiring entity merges into New Parent with New Parent as the surviving entity and the outstanding shares of New Parent common stock are converted into cash, property or securities, or

     - New Parent sells more than 50% of its assets or earning power;

then each right will entitle the holder to purchase a number of shares of common stock of the acquiror having a then-current market value of twice the exercise price of the right.

     In the event of a public announcement of an acquiror obtaining beneficial ownership of 15% or more of the outstanding shares of New Parent common stock (but only if the beneficial ownership of the acquiror is less than 50%), the New Parent Board of Directors may, at its option, exchange all or a part of the outstanding rights for New Parent common stock at an exchange ratio of one share of New Parent common stock per right, adjusted to reflect stock splits, stock dividends or similar transactions.

     The New Parent Board of Directors may, at its option, redeem the rights, in whole but not in part, at any time prior to the time an acquiror obtains beneficial ownership of 15% or more of the outstanding shares of New Parent common stock. The redemption price will be $.01 per right, adjusted to reflect stock splits, stock dividends or similar transactions. New Parent may, at its option, pay the redemption price in cash, common stock or other consideration as deemed appropriate by the New Parent Board of Directors.

     The terms of the rights may be amended by the New Parent Board of Directors without the consent of the holders of the rights, except that, after an acquiror obtains 15% or more of New Parent common stock, the New Parent rights agreement may not be amended in any manner that would adversely affect the interests of the rights holders.

     The New Parent rights agreement will contain rights that will have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire New Parent on terms not approved by the New Parent Board of Directors. However, since the rights may either be redeemed or otherwise made inapplicable by New Parent prior to an acquiror obtaining beneficial ownership of 15% or more of New Parent common stock, the rights should not interfere with any merger or business combination approved by the New Parent Board of Directors prior to that occurrence. In addition, the rights should not interfere with a proxy contest.

                        COMPARISON OF STOCKHOLDER RIGHTS

     Conoco, Phillips and New Parent are incorporated under the laws of the State of Delaware. In accordance with the merger agreement, at the effective time of the merger, the holders of Conoco common stock and Phillips common stock will exchange their respective shares of common stock for New Parent common stock. Your rights as a New Parent stockholder will be governed by Delaware law and New Parent's restated certificate of incorporation and by-laws of New Parent. The following is a comparison of the material rights of Conoco stockholders, Phillips stockholders and New Parent stockholders under each company's organizational documents and the statutory framework in Delaware.

     The forms of the New Parent restated certificate of incorporation and by-laws are included in this joint proxy statement/prospectus as Annex B and Annex C, respectively, and are incorporated herein by reference. Copies of the restated certificates of incorporation and by-laws of Conoco and Phillips were previously filed with the Securities and Exchange Commission. See "References to Additional Information" on the inside front cover of this document and "Where You Can Find More Information" on page 125. The following description does not purport to be complete and is qualified by reference to Delaware law, and the restated certificates of incorporation and by-laws of Conoco, Phillips and New Parent.

COMPARISON OF CERTAIN CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------
AUTHORIZED CAPITAL     4,850 million, of       1,300 million, of       3,000 million, of
STOCK                  which (1) 4,600         which (1) 1,000         which (1) 2,500
                       million are shares of   million are shares of   million, are shares
                       common stock, par       common stock, par       of common stock, par
                       value $0.01 per         value $1.25 per         value $0.01 per
                       share, and (2) 250      share, and (2) 300      share, and (2) 500
                       million are shares of   million are shares of   million are shares of
                       preferred stock, par    preferred stock, par    preferred stock, par
                       value $0.01 per         value $1.00 per         value $0.01 per
                       share.                  share.                  share.

BOARD OF DIRECTORS
SIZE OF BOARD          The board of            The board of            The board of
                       directors must have     directors must have     directors must have
                       at least 6 and not      at least 9 and not      at least 6 and not
                       more than 15            more than 21            more than 20
                       directors. The exact    directors. The exact    directors. The exact
                       number is determined    number is fixed from    number is determined
                       from time to time by    time to time by         from time to time by
                       resolution adopted by   resolution of the       resolution adopted by
                       a majority of the       board of directors.     a majority of the
                       entire board of         Phillips currently      entire board of
                       directors. Conoco       has 11 directors.       directors. Initially,
                       currently has 10                                New Parent will have
                       directors.                                      16 directors.

QUALIFICATION OF       Directors need not be   Directors need not be   Directors need not be
DIRECTORS              stockholders.           stockholders. Any       stockholders. Any
                                               individual is           individual is
                                               eligible for election   eligible for election
                                               as a director,          as a director,
                                               provided that the       provided that (1) a
                                               individual is less      director who is also
                                               than 70 years old.      an employee of New
                                               Any employee who is     Parent (a) is not
                                               also a

PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------

                                               director, including     eligible for
                                               the Chairman of the     appointment as a
                                               Board, must resign as   director after
                                               a director upon         attaining the age of
                                               retiring as an          65 and (b)
                                               employee. A majority    automatically ceases
                                               of the board must be    to be a director on
                                               "independent outside    termination of
                                               directors."             employment with New
                                                                       Parent and (2) no
                                                                       individual is
                                                                       eligible for
                                                                       appointment as a
                                                                       director after
                                                                       attaining the age of
                                                                       70. These
                                                                       restrictions do not
                                                                       apply to Archie W.
                                                                       Dunham, who may
                                                                       continue to be
                                                                       reelected as a
                                                                       director until he is
                                                                       70.
                                                                       New Parent's restated
                                                                       certificate of
                                                                       incorporation
                                                                       prohibits any other
                                                                       limitation on the
                                                                       qualification of
                                                                       directors, other than
                                                                       as required by
                                                                       applicable law or as
                                                                       set forth in New
                                                                       Parent's restated
                                                                       certificate of
                                                                       incorporation or as
                                                                       set forth in a by-law
                                                                       adopted by the board
                                                                       with respect to age
                                                                       and cessation of
                                                                       employment by the
                                                                       company.

REMOVAL OF DIRECTORS   A director may only     Delaware law provides   Same as Conoco.
                       be removed for cause    that a director or
                       upon the affirmative    the entire board of
                       vote of the shares      directors of a
                       representing a          Delaware corporation
                       majority of the votes   may be removed, with
                       entitled to be cast     or without cause, by
                       by the Company's        the holders of a
                       voting stock            majority of the
                       (excluding any          shares then entitled
                       preferred stock         to vote at an
                       entitled to vote only   election of
                       in the event of         directors.
                       dividend arrearages).
                       In general, unless
                       the board of
                       directors determines
                       that the removal of
                       the director is in
                       the best interests of
                       the company (in which
                       case the

PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------

                       following definition
                       does not apply),
                       "cause" is defined to
                       mean (1) a felony
                       conviction, no longer
                       subject to direct
                       appeal, (2) willful
                       misconduct in
                       performance of duties
                       to the Company, or
                       (3) mental
                       incompetence.
                       Notwithstanding the
                       foregoing, directors
                       elected by preferred
                       stockholders,
                       pursuant to
                       provisions applicable
                       in the case of
                       arrearages in
                       dividend payments or
                       other defaults
                       contained in the
                       board of directors'
                       resolutions
                       establishing such
                       series of preferred
                       stock, may be removed
                       by the preferred
                       stockholders in
                       accordance with the
                       provisions of the
                       resolutions.

CUMULATIVE VOTING      None.                   None.                   None.

CLASSES OF DIRECTORS   The board of            All directors serve     Same as Conoco.
                       directors is            one-year terms and      Initially Class I,
                       classified into three   are elected at each     Class II and Class
                       classes of              annual meeting.         III directors will
                       directors --                                    hold office until the
                       designated Class I,                             first, second and
                       Class II and Class                              third, respectively,
                       III. Each class                                 annual meeting
                       consists, as nearly                             following the
                       as possible, of                                 completion of the
                       one-third of the                                merger. See
                       total number of                                 "Directors and
                       directors                                       Management Following
                       constituting the                                the Merger."
                       entire board of
                       directors. Each
                       director serves for a
                       three-year term.

VACANCIES ON THE       Vacancies (unless       Vacancies and newly-    Same as Conoco.
BOARD                  they are the result     created directorships
                       of the action of        are filled by an
                       stockholders) and       individual elected by
                       newly-created           a majority vote of
                       directorships are       the remaining
                       filled by the           directors, even
                       majority vote of the    though less than a
                       remaining directors     quorum.
                       in office, even
                       though

PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------

                       less than a quorum,
                       or by a sole
                       remaining director.
                       Vacancies that result
                       from the action of
                       stockholders are
                       filled by the
                       stockholders.

BOARD QUORUM AND VOTE  A majority of the       A majority of the       Same as Conoco.
REQUIREMENTS           entire board of         total number of
                       directors constitutes   directors then in       Additionally, the New
                       a quorum.               office constitutes a    Parent's restated
                                               quorum.                 certificate of
                       The affirmative vote    The affirmative vote    incorporation
                       of a majority of        of a majority of the    prohibits any special
                       directors present at    total directors then    quorum requirements
                       a meeting at which      in office constitutes   or any supermajority
                       there is a quorum       action by the board     voting requirements
                       constitutes action by   of directors.           for action by the New
                       the board of                                    Parent Board of
                       directors.                                      Directors other than
                                                                       those required by law
                                                                       or set forth in the
                                                                       restated certificate
                                                                       of incorporation,
                                                                       which is attached as
                                                                       Annex B to this joint
                                                                       proxy
                                                                       statement/prospectus.

STOCKHOLDER MEETINGS

ANNUAL MEETINGS        Date, time and place    Date, time and place    Same as Conoco.
                       of the annual meeting   of the annual meeting
                       is determined by the    is determined by the
                       board of directors.     board of directors.
                                               Notice must be mailed
                                               to stockholders no
                                               less than 10 and no
                                               more than 60 days
                                               prior to the meeting.

SPECIAL MEETINGS       Special meetings may    Special meetings may    Same as Conoco.
                       only be called by       only be called by a
                       resolution of the       resolution approved
                       board of directors or   by a majority of the
                       by the Chairman of      entire board of
                       the Board. The power    directors or by the
                       of stockholders to      Chairman or Vice
                       call a special          Chairman of the Board
                       meeting is              or by the President.
                       specifically denied.


PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------

QUORUM REQUIREMENTS    The presence, in        The holders of a        Same as Conoco.
                       person or by proxy,     majority of the
                       of the holders of       issued and
                       shares of capital       outstanding shares of
                       stock entitled to       common stock, present
                       cast a majority of      in person or by
                       the votes that could    proxy, constitute a
                       be cast at the          quorum for all
                       meeting by the          purposes at any
                       holders of all of the   meeting of
                       outstanding shares of   stockholders.
                       capital stock
                       entitled to vote at
                       the meeting
                       constitutes a quorum.

ACTION BY WRITTEN      None permitted.         None permitted.         None permitted.
CONSENT

NOTICE REQUIREMENTS    In general, to bring    In general, to bring    See Conoco first
FOR STOCKHOLDER        a matter before an      a matter before an      paragraph.
NOMINATIONS AND OTHER  annual meeting or to    annual meeting or to
PROPOSALS              nominate a candidate    nominate a candidate    If the annual meeting
                       for director, a         for director, a         is not within 30 days
                       stockholder must give   stockholder must give   before or after the
                       notice of the           notice of the           anniversary date of
                       proposed matter or      proposed matter or      the preceding annual
                       nomination not less     nomination not less     meeting, the
                       than 90 and not more    than 60 and not more    stockholder notice
                       than 120 days prior     than 90 days prior to   must be received no
                       to the first            the first anniversary   later than the later
                       anniversary date of     date of the             of (1) 90 days prior
                       the immediately         immediately preceding   to the anniversary
                       preceding annual        annual meeting.         date and (2) close of
                       meeting.                                        business on the 10th
                                               If the annual meeting   day following the day
                       If the annual meeting   is not within 30 days   on which notice of
                       is not within 30 days   before or 60 days       the annual meeting
                       before or after the     after the anniversary   was mailed or first
                       anniversary date of     date of the preceding   publicly disclosed,
                       the preceding annual    annual meeting, the     whichever first
                       meeting, the            stockholder notice      occurs.
                       stockholder notice      must be received no
                       must be received no     earlier than the 90th
                       later than the close    day prior to the
                       of business on the      annual meeting and no
                       10th day following      later than the close
                       the day on which        of business the later
                       notice of the annual    of (1) the 60th day
                       meeting was mailed or   prior to the
                       first publicly          anniversary date and
                       disclosed, whichever    (2) close of business
                       first occurs.           on the 10th day
                                               following the day on
                                               which notice of the
                                               annual meeting was
                                               announced publicly.


PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------

CERTIFICATE TAKEOVER   Conoco's restated       Phillips' restated      Same as Conoco.
RESTRICTIONS           certificate of          certificate of
                       incorporation           incorporation
                       requires that certain   requires the
                       business combinations   affirmative vote of
                       (including mergers      75% of the
                       and consolidations      outstanding shares
                       and sales, leases and   entitled to vote for
                       exchanges of            a merger,
                       substantially all of    consolidation, sale
                       Conoco's assets)        or lease of all or
                       involving a person or   any substantial part
                       entity that             of the assets of
                       beneficially owns 15%   Phillips, or
                       or more of the          liquidation,
                       outstanding shares of   spin-off, split-off,
                       Conoco voting stock     split-up or any
                       or is an affiliate of   similar transaction
                       that person, which we   involving an
                       refer to as a related   interested person
                       person, must be         that beneficially
                       approved by (1) at      owns 10% or more of
                       least 80% of the        the outstanding
                       votes entitled to be    shares of Phillips
                       cast by the voting      common stock or is an
                       stock and (2) at        affiliate of that
                       least 66 2/3% of the    person. This
                       votes entitled to be    supermajority
                       cast by the voting      requirement does not
                       stock other than        apply if:
                       voting stock owned by
                       the related person.     - directors who are
                       These supermajority       unaffiliated with
                       requirements do not       the interested
                       apply if:                 person and were in
                                                 office before the
                       - a majority of the       interested person
                         directors who are       became an
                         unaffiliated with       interested person
                         the related person      or were
                         and who were in         subsequently
                         office before the       approved by 75% of
                         interested person       the unaffiliated
                         became an               directors to become
                         interested person       a director, which
                         approve the             we refer to as the
                         transaction, or         continuing
                       - certain fair price      directors,
                         conditions are met      constitute a
                         that in general         majority of the
                         provide that the        entire board of
                         payment received by     directors, and a
                         the stockholders in     majority of such
                         the business            continuing
                         combination is not      directors approve
                         less than the           the transaction
                         amount the related      with the interested
                         person paid or          person, or
                         agreed to pay for     - a number of other
                         any shares of the       conditions are met,
                         company's voting        including that the
                                                 payment received by
                                                 stockholders must
                                                 be at least equal
                                                 to the highest
                                                 price paid by the
                                                 person for shares

PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------
                         stock acquired          prior to the
                         within one year of      transaction.
                         the business
                         combination.

AMENDMENTS TO
ORGANIZATIONAL
DOCUMENTS
CERTIFICATE OF         Amendments generally    See Conoco first        See Conoco first
INCORPORATION          must be approved by     paragraph.              paragraph.
                       the board of
                       directors and by a
                       majority of the
                       outstanding stock
                       entitled to vote on
                       the amendment, and,
                       if applicable, by a
                       majority of the
                       outstanding stock of
                       each class or series
                       entitled to vote on
                       the amendment as a
                       class or series.

                       The affirmative vote    The affirmative vote    The affirmative vote
                       of shares               of at least 80% of      of shares
                       representing not less   the voting power of     representing not less
                       than 80% of the votes   all outstanding         than 80% of the votes
                       entitled to be cast     shares entitled to      entitled to be cast
                       by the voting stock     vote generally for      by the voting stock
                       (excluding any          directors is required   (excluding any
                       preferred stock         to amend the            preferred stock
                       entitled to vote only   provisions that (1)     entitled to vote only
                       in the event of         deny stockholders the   in the event of
                       dividend arrearages)    right to call a         dividend arrearages)
                       is required to alter,   special meeting or to   is required to alter,
                       amend or adopt any      act by written          amend or adopt any
                       provision               consent and (2)         provision
                       inconsistent with or    require                 inconsistent with or
                       repeal the provisions   super-majority          repeal the provisions
                       that (1) control the    approval of certain     that (1) control the
                       constitution of the     business transactions   constitution of the
                       board and (2) deny      with interested         board of directors,
                       stockholders the        persons, as described   (2) deny stockholders
                       right to call a         under "-- Certificate   the right to call a
                       special meeting or to   Takeover                special meeting or to
                       act by written          Restrictions."          act by written
                       consent.                                        consent, (3) limit or
                                                                       eliminate the
                       Additionally, the                               liability of
                       affirmative vote of                             directors to the
                       shares representing                             corporation, (4)
                       (1) not less than 80%                           establish the name of
                       of the votes entitled                           the corporation as
                       to be cast by the                               "New Parent" (and, in
                       voting stock                                    the case of this
                       (excluding any                                  clause (4), any such
                       preferred stock                                 amendment or
                       entitled to vote only                           alteration must also
                       in the event                                    be

PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------
                       of dividend                                     recommended
                       arrearages) voting                              unanimously by the
                       together as a single                            entire board of
                       class and (2) not                               directors), and (5)
                       less than 66 2/3% of                            set the 80%
                       the votes entitled to                           supermajority
                       be cast by the voting                           threshold applicable
                       stock (excluding any                            with respect to the
                       preferred stock                                 provisions above.
                       entitled to vote only
                       in the event of                                 Additionally, the
                       dividend arrearages)                            affirmative vote of
                       not beneficially                                shares representing
                       owned, directly or                              (1) not less than 80%
                       indirectly, by any                              of the votes entitled
                       related person is                               to be cast by the
                       required to amend,                              voting stock
                       repeal, or adopt any                            (excluding any
                       provisions                                      preferred stock
                       inconsistent with the                           entitled to vote only
                       provisions                                      in the event of
                       restricting certain                             dividend arrearages)
                       business combinations                           voting together as a
                       with related persons,                           single class and (2)
                       as described under                              not less than 66 2/3%
                       "-- Certificate                                 of the votes entitled
                       Takeover                                        to be cast by the
                       Restrictions."                                  voting stock not
                                                                       beneficially owned,
                                                                       directly or
                                                                       indirectly, by any
                                                                       related person is
                                                                       required to amend,
                                                                       repeal, or adopt any
                                                                       provisions
                                                                       inconsistent with,
                                                                       the provisions
                                                                       restricting certain
                                                                       business combinations
                                                                       with related persons,
                                                                       as described under
                                                                       "-- Certificate
                                                                       Takeover
                                                                       Restrictions."

BY-LAWS                In general, Conoco's    Phillips' by-laws may   In general, New
                       by-laws may be          be altered, amended     Parent's by-laws may
                       altered, amended or     or repealed by the      be altered, amended
                       repealed by (1)         affirmative vote of a   or repealed by (1)
                       action of the board     majority of             action of the board
                       of directors or (2)     stockholders present    of directors or (2)
                       by the affirmative      in person or by         by the affirmative
                       vote of a majority of   proxy, at any annual    vote of a majority of
                       votes entitled to be    meeting (or a special   votes entitled to be
                       cast by the voting      meeting called for      cast by the voting
                       stock at a meeting of   this purpose) at        stock (excluding any
                       stockholders,           which a quorum is       preferred stock
                       provided that the       present. Except for     entitled to vote only
                       proposed alteration,    those by- laws          in the event of
                       amendment or repeal     adopted by the          dividend arrearages)
                       was contained in the    stockholders and        at a meeting of
                       notice of that          those by-laws as to
                       meeting.                which the

PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------

                                               power to make, alter,   stockholders,
                                               repeal or amend is      provided that the
                                               reserved to the         proposed alteration,
                                               stockholders, the       amendment or repeal
                                               board of directors      was contained in the
                                               may also make, alter,   notice of that
                                               repeal or amend the     meeting.
                                               by-laws.

                       However, the                                    However, the
                       alteration, amendment                           alteration, amendment
                       or repeal of, or the                            or repeal of, or the
                       adoption of a by-law                            adoption of a by- law
                       inconsistent with any                           inconsistent with any
                       of the following                                of the following
                       provisions by                                   provisions by
                       stockholder action                              stockholder action
                       requires (a) an                                 requires an
                       affirmative vote of                             affirmative vote of
                       80% of the votes                                80% of the votes
                       entitled to be cast                             entitled to be cast
                       by the voting stock                             by the voting stock
                       (excluding any                                  (excluding any
                       preferred stock                                 preferred stock
                       entitled to vote only                           entitled to vote only
                       in the event of                                 in the event of
                       dividend arrearages)                            dividend arrearages):
                       and (b) if there are
                       multiple classes of                             - provisions
                       common stock, a                                 regarding special
                       majority of the votes                             meetings of
                       entitled to be cast                               stockholders,
                       by each class, voting                           - provisions
                       separately:                                     regarding prohibition
                                                                         on action by
                       - provisions                                      written consent of
                       regarding special                                 stockholders,
                         meetings of                                   - provisions
                         stockholders,                                 regarding procedures
                       - provisions                                      for nomination of
                       regarding prohibition                             directors,
                         on action by                                  - provisions
                         written consent of                            regarding business
                         stockholders,                                   properly brought
                       - provisions                                      before the annual
                       regarding procedures                              meeting of
                         for nomination of                               stockholders,
                         directors,                                    - provisions
                       - provisions                                    regarding the number,
                       regarding business                                classification and
                         properly brought                                qualification of
                         before the annual                               directors,
                         meeting of                                    - procedures for
                         stockholders,                                 filling vacancies on
                       - provisions                                      the board of
                       regarding the number                              directors,
                         and classification                            - provisions
                         of directors,                                 regarding procedures
                       - provisions                                      for removing
                       regarding procedures                              directors,
                         for filling                                   - provisions setting
                         vacancies on the                                forth the roles and
                                                                         responsibility of
                                                                         the

PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------
                         board of directors,                             Chairman of the
                         and                                             Board of Directors,
                       - provisions                                      the Chief Executive
                       regarding procedures                              Officer and
                         for removing                                    President,
                         directors.                                    - provisions
                                                                       regarding the
                                                                         succession
                                                                         arrangements and
                                                                         modification of Mr.
                                                                         Dunham's and Mr.
                                                                         Mulva's employment
                                                                         contracts.

EXCULPATION AND
INDEMNIFICATION OF
DIRECTORS, OFFICERS
AND EMPLOYEES
EXCULPATION            A director shall not    Same as Conoco.         No director shall be
                       be personally liable                            liable to the company
                       to the company for                              or its stockholders
                       monetary damages for                            for breach of
                       breach of fiduciary                             fiduciary duty as a
                       duty as a director,                             director to the
                       except for liability:                           fullest extent that
                                                                       the Delaware General
                       - for any breach of                             Corporation Law or
                       the director's duty                             other law of the
                         of loyalty to the                             state of Delaware
                         company or its                                permits the
                         stockholders,                                 limitation or
                       - for acts or                                   elimination of
                       omissions not in good                           liability of
                         faith or that                                 directors.
                         involve intentional
                         misconduct or
                         knowing violation
                         of law,
                       - for unlawful
                       payment of dividends
                         under Section 174
                         of the Delaware
                         General Corporation
                         Law, or
                       - for any transaction
                         from which the
                         directors derived
                         an improper
                         personal benefit.

                       Each of the above provisions protects Conoco, Phillips and New Parent directors, as the case may be, against personal liability for monetary damages related to breaches of their fiduciary duty of care.
                       None of the above provisions eliminates the director's duty of care nor has any effect on the availability of

PROVISION              CONOCO                  PHILLIPS                NEW PARENT
---------              ------                  --------                ----------

                       equitable remedies, such as an injunction or rescission, based upon a director's breach of his or her duty of care.

INDEMNIFICATION        In general, the         In general, the         Same as Conoco.
                       by-laws provide for     by-laws provide for
                       the indemnification     indemnification, to
                       of any director or      the fullest extent
                       officer who was or is   authorized by
                       a party to any          Delaware law, for
                       threatened, pending     each individual who
                       or completed action     is a party to, or
                       by reason of his or     otherwise involved
                       her status as a         in, any proceeding
                       director or officer     because of his or her
                       against any expenses,   status as a director,
                       judgments, fines or     officer or employee
                       settlements actually    of Phillips.
                       and reasonably
                       incurred by the         Indemnification in
                       director or officer,    connection with a
                       if the individual:      proceeding brought by
                                               the director, officer
                       - acted in good faith   or employee is
                         and in a manner       permitted only if the
                         reasonably believed   proceeding was
                         to be in, or not      authorized by the
                         opposed to, the       board of directors.
                         best interests of
                         the company; and      The company must
                       - with respect to any   advance expenses to a
                         criminal action,      director, officer or
                         had no reasonable     employee upon receipt
                         cause to believe      of an undertaking to
                         the conduct was       repay the advanced
                         unlawful.             amount if it is
                                               ultimately determined
                       The company will        that the individual
                       advance expenses to a   is not entitled to
                       director or officer     indemnification.
                       upon receipt of an
                       undertaking to repay
                       the advanced amount
                       if it is ultimately
                       determined that the
                       individual is not
                       entitled to
                       indemnification.

                                 LEGAL MATTERS

     The validity of the New Parent common stock offered by this joint proxy statement/prospectus will be passed upon for New Parent by Wayne C. Byers, Vice President, Treasurer and Assistant Secretary of New Parent, and Kenneth E. Rogers, Vice President, Secretary and Assistant Treasurer of New Parent.

                                    EXPERTS

     The consolidated financial statements of Conoco as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated in this prospectus by reference to the Current Report on Form 8-K/A of Conoco filed with the SEC on September 10, 2001, and the financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K of Conoco for the year ended December 31, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Gulf Canada Resources Limited at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated in this joint proxy statement/prospectus by reference to Conoco's Current Report on Form 8-K/A filed with the SEC on September 10, 2001, have been audited by Ernst & Young LLP, independent chartered accountants, as set forth in their report included therein, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Phillips included in Phillips' Annual Report on Form 10-K for the year ended December 31, 2000, as amended, as set forth in their report, which is incorporated by reference in this joint proxy statement/prospectus. Phillips' financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP have also audited the consolidated balance sheet of ConocoPhillips at December 4, 2001, as set forth in their report. We have included the ConocoPhillips balance sheet in this joint proxy statement/prospectus in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Tosco Corporation at December 31, 2000 and 1999, and for each of the years then ended, incorporated in this joint proxy statement/prospectus by reference to Phillips' Current Report on Form 8-K/A filed with the SEC on October 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              INDEPENDENT AUDITORS

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Conoco special meeting, and representatives of Ernst & Young LLP are expected to be present at the Phillips special meeting. The representatives of the independent auditors will have the opportunity to make a statement regarding the merger if they desire to do so, and they are expected to be available to respond to appropriate questions from the stockholders at their respective meetings.

                             STOCKHOLDER PROPOSALS

CONOCO

     For a stockholder proposal to be included in the proxy statement for the 2002 Conoco annual meeting, including a proposal for the election of a director, the proposal must have been received by Conoco at its principal offices no later than November 26, 2001. Also, under Conoco's by-laws, Conoco stockholders must give advance notice of nominations for director or other business to be addressed at the annual meeting not later than the close of business on February 7, 2002 and not earlier than January 8, 2002.

PHILLIPS

     For a stockholder proposal to be included in the proxy statement for the 2002 Phillips annual meeting, including a proposal for the election of a director, the proposal must have been received by Phillips at its principal offices no later than December 4, 2001. Also, under Phillips' by-laws, Phillips stockholders must give advance notice of nominations for director or other business to be addressed at the annual meeting not later than the close of business on March 8, 2002 and not earlier than February 6, 2002.

                                 OTHER MATTERS

     As of the date of this joint proxy statement/prospectus, neither the Conoco Board of Directors nor the Phillips Board of Directors knows of any matter that will be presented for consideration at the Conoco special meeting or the Phillips special meeting, respectively, other than as described in this joint proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     New Parent filed a registration statement on Form S-4 on December 7, 2001, to register with the Securities and Exchange Commission the New Parent common stock to be issued to Conoco stockholders and Phillips stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of New Parent in addition to being a joint proxy statement of Conoco and Phillips. As allowed by Securities and Exchange Commission rules, this joint proxy statement/prospectus does not contain all the information you can find in New Parent's registration statement or the exhibits to the registration statement. Conoco and Phillips file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Conoco and Phillips file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Reports, proxy statements and other information concerning Conoco and Phillips may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

     The Securities and Exchange Commission allows Conoco, Phillips and New Parent to "incorporate by reference" information in this joint proxy statement/prospectus, which means that Conoco, Phillips and New Parent can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus.

     This joint proxy statement/prospectus incorporates by reference the documents set forth below that Conoco and Phillips have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Conoco and Phillips that is not included in or delivered with this joint proxy statement/prospectus.

CONOCO FILINGS (FILE NO. 1-14521)                            PERIOD/FILING DATE
---------------------------------                            ------------------
Annual Report on Form 10-K...................   Year ended December 31, 2000
Quarterly Reports on Form 10-Q...............   Quarters ended March 31, June 30, and
                                                September 30, 2001
Current Reports on Form 8-K..................   November 19, 2001
                                                November 16, 2001
                                                October 22, 2001
                                                October 9, 2001
                                                October 5, 2001
                                                September 24, 2001
                                                September 20, 2001
                                                September 17, 2001
                                                September 10, 2001 (amended)
                                                July 31, 2001
                                                July 17, 2001
                                                May 30, 2001
                                                March 29, 2001
                                                March 29, 2001 (amended)
                                                February 23, 2001
                                                February 22, 2001

PHILLIPS FILINGS (FILE NO. 1-00720)                          PERIOD/FILING DATE
-----------------------------------                          ------------------
Annual Report on Form 10-K, as amended.......   Year ended December 31, 2000
Quarterly Reports on Form 10-Q...............   Quarters ended March 31, June 30, and
                                                September 30, 2001
Current Reports on Form 8-K..................   December 13, 2001
                                                November 19, 2001
                                                November 13, 2001
                                                October 31, 2001
                                                September 28, 2001
                                                September 18, 2001
                                                April 11, 2001
                                                February 21, 2001
                                                February 5, 2001

     This joint proxy statement/prospectus also incorporates by reference all additional documents that may be filed by Conoco and Phillips with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the Conoco special meeting and the date of the Phillips special meeting, as applicable. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Conoco has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Conoco, and Phillips has supplied all information contained in or incorporated by reference in this joint proxy statement/prospectus relating to Phillips. Conoco and Phillips have jointly supplied all information contained or incorporated by reference in this joint proxy statement/ prospectus relating to New Parent, C Merger Corp. and P Merger Corp.

     If you are a Conoco stockholder or a Phillips stockholder, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them through Conoco or Phillips, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Conoco or Phillips without charge, excluding all exhibits, except that, if Conoco or Phillips have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

    Conoco Inc.                                  Phillips Petroleum Company
    600 North Dairy Ashford Road                 1234 Adams Building
    Houston, Texas 77079                         4th Street and Keeler Avenue
    (281) 293-6800                               Bartlesville, Oklahoma 74004
    Attention: Shareholder Relations             (918) 661-5638
                                                 Attention: Secretary

     If you would like to request documents, please do so by March 5, 2002, in order to receive them before your special meeting.

     You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This joint proxy statement/ prospectus is dated February 7, 2002. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to Conoco stockholders and Phillips stockholders nor the issuance of New Parent common stock in the merger creates any implication to the contrary.

                         REPORT OF INDEPENDENT AUDITORS

ConocoPhillips
The Board of Directors and Stockholders

     We have audited the accompanying consolidated balance sheet of ConocoPhillips (formerly CorvettePorsche Corp.) as of December 4, 2001. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ConocoPhillips at December 4, 2001, in conformity with accounting principles generally accepted in the United States.

                                          ERNST & YOUNG LLP

Tulsa, Oklahoma
January 11, 2002

                                 CONOCOPHILLIPS
                           CONSOLIDATED BALANCE SHEET

                                                              AT DECEMBER 4,
                                                                   2001
                                                              ---------------
ASSETS
Cash                                                                     $200
-----------------------------------------------------------------------------
Total Assets                                                             $200
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Preferred stock -- 100 shares authorized at $.01 par value;
  none issued or outstanding                                             $ --
Common stock -- 100 shares authorized at $.01 par value
     Issued (2 shares)
       Par value                                                           --
Additional paid-in capital                                                200
-----------------------------------------------------------------------------
Total Stockholders' Equity                                               $200
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

              See accompanying Note to Consolidated Balance Sheet.

                                 CONOCOPHILLIPS
                       NOTE TO CONSOLIDATED BALANCE SHEET

BASIS OF PRESENTATION

     ConocoPhillips, formerly known as CorvettePorsche Corp., (the company) was incorporated in the state of Delaware on November 16, 2001. ConocoPhillips has two stockholders, Conoco Inc. (Conoco) and Phillips Petroleum Company (Phillips), each holding one share of the company's common stock, par value $.01. Phillips contributed $100 for its share on November 30, 2001, while Conoco contributed $100 for its share on December 4, 2001. The company was formed in connection with the anticipated merger of Conoco and Phillips.

     The company has two wholly owned subsidiaries -- C Merger Corp. (formerly known as Corvette Merger Corp.) and P Merger Corp. (formerly known as Porsche Merger Corp.). At the effective date of the merger, C Merger Corp. would merge with and into Conoco, and P Merger Corp. would merge with and into Phillips, at which point C Merger Corp. and P Merger Corp. would no longer exist as separate corporate entities, and the company's only two wholly owned subsidiaries would be Conoco and Phillips. Upon completion of the merger, each outstanding share of Conoco common stock would be converted into 0.4677 of a share of the company's common stock, and each outstanding share of Phillips common stock would be converted into one share of the company's common stock. This action will necessitate the authorization of additional common shares of the company before the merger takes place.

     The consolidated balance sheet includes the accounts of the company and its two wholly owned subsidiaries, C Merger Corp. and P Merger Corp. Intercompany accounts have been eliminated. Other than its formation, the company and its subsidiaries have not conducted any activities.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF NOVEMBER 18, 2001

                                  BY AND AMONG

                          PHILLIPS PETROLEUM COMPANY,

                             CORVETTEPORSCHE CORP.,

                             PORSCHE MERGER CORP.,

                             CORVETTE MERGER CORP.

                                      AND

                                  CONOCO INC.

                               TABLE OF CONTENTS


                                                                                 PAGE
                                                                                 ----
 ARTICLE I    CERTAIN DEFINITIONS..............................................   A-1
 ARTICLE II   FORMATION OF NEW PARENT; THE MERGERS.............................   A-7
        2.1   Formation of New Parent; Merger Subs.............................   A-7
        2.2   The Mergers......................................................   A-7
        2.3   Effective Time of the Mergers....................................   A-7
        2.4   Effects of the Mergers...........................................   A-8
        2.5   Closing..........................................................   A-8
        2.6   Certificates of Incorporation....................................   A-8
        2.7   By-Laws..........................................................   A-8
        2.8   Directors and Officers...........................................   A-8
        2.9   Actions of Phillips and Conoco...................................   A-8
        2.10  Actions of New Parent............................................   A-8
 ARTICLE III  CONVERSION OF SECURITIES.........................................   A-9
        3.1   Effect on Capital Stock of Phillips and Merger Sub One...........   A-9
        3.2   Effect on Capital Stock of Conoco and Merger Sub Two.............   A-9
        3.3   Effect on New Parent Common Stock................................  A-10
        3.4   Conoco Stock Options and Other Equity-Based Awards...............  A-10
        3.5   Phillips Stock Options and Other Equity-Based Awards.............  A-11
        3.6   Exchange Fund....................................................  A-12
        3.7   Exchange Procedures..............................................  A-12
        3.8   Distributions with Respect to Unexchanged Shares.................  A-13
        3.9   No Further Ownership Rights in Conoco Common Stock or Phillips
              Common Stock.....................................................  A-13
        3.10  No Fractional Shares of New Parent Common Stock..................  A-13
        3.11  Termination of Exchange Fund.....................................  A-14
        3.12  No Liability.....................................................  A-14
        3.13  Investment of the Exchange Fund..................................  A-14
        3.14  Lost Certificates................................................  A-14
        3.15  Withholding Rights...............................................  A-14
        3.16  Further Assurances...............................................  A-15
        3.17  Stock Transfer Books.............................................  A-15
 ARTICLE IV   REPRESENTATIONS AND WARRANTIES...................................  A-15
        4.1   Representations and Warranties of Conoco.........................  A-15
              (a)  Corporate Organization......................................  A-15
              (b)  Capitalization..............................................  A-15
              (c)  Authority; No Violation.....................................  A-16
              (d)  Consents and Approvals......................................  A-17
              (e)  Financial Reports and SEC Documents.........................  A-17
              (f)  Absence of Undisclosed Liabilities..........................  A-18
              (g)  Absence of Certain Changes or Events........................  A-18
              (h)  Legal Proceedings...........................................  A-18
              (i)  Compliance with Applicable Law..............................  A-18
              (j)  Environmental Liability.....................................  A-19

                                                                                 PAGE
                                                                                 ----
              (k)  Employee Benefit Plans; Labor Matters.......................  A-19
              (l)  Taxes.......................................................  A-19
              (m)  Reorganization under the Code...............................  A-20
              (n)  Form S-4; Joint Proxy Statement/Prospectus..................  A-20
              (o)  State Takeover Laws; Rights Plan............................  A-20
              (p)  Opinion of Financial Advisors...............................  A-21
              (q)  Board Approval..............................................  A-21
              (r)  Brokers' Fees...............................................  A-21
              (s)  Ownership of Phillips Capital Stock.........................  A-21
        4.2   Representations and Warranties of Phillips.......................  A-21
              (a)  Corporate Organization......................................  A-21
              (b)  Capitalization..............................................  A-21
              (c)  Authority; No Violation.....................................  A-22
              (d)  Consents and Approvals......................................  A-23
              (e)  Financial Reports and SEC Documents.........................  A-23
              (f)  Absence of Undisclosed Liabilities..........................  A-23
              (g)  Absence of Certain Changes or Events........................  A-24
              (h)  Legal Proceedings...........................................  A-24
              (i)  Compliance with Applicable Law..............................  A-24
              (j)  Environmental Liability.....................................  A-24
              (k)  Employee Benefit Plans; Labor Matters.......................  A-25
              (l)  Taxes.......................................................  A-25
              (m)  Reorganization under the Code...............................  A-26
              (n)  Form S-4; Joint Proxy Statement/Prospectus..................  A-26
              (o)  State Takeover Laws; Rights Plan............................  A-26
              (p)  Opinion of Financial Advisors...............................  A-27
              (q)  Board Approval..............................................  A-27
              (r)  Brokers' Fees...............................................  A-27
              (s)  Ownership of Conoco Capital Stock...........................  A-27
   ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS........................  A-27
        5.1   Covenants of Conoco..............................................  A-27
              (a)  Ordinary Course.............................................  A-27
              (b)  Dividends; Changes in Share Capital.........................  A-27
              (c)  Issuance of Securities......................................  A-28
              (d)  Governing Documents.........................................  A-28
              (e)  No Acquisitions.............................................  A-28
              (f)  No Dispositions.............................................  A-28
              (g)  Investments; Indebtedness...................................  A-28
              (h)  Tax-Free Qualification......................................  A-29
              (i)  Compensation................................................  A-29
              (j)  Financial Accounting Methods................................  A-29
              (k)  Standstill..................................................  A-29
              (l)  Certain Actions.............................................  A-29

                                                                                 PAGE
                                                                                 ----
        5.2   Covenants of Phillips............................................  A-29
              (a)  Ordinary Course.............................................  A-29
              (b)  Dividends, Changes in Share Capital.........................  A-30
              (c)  Issuance of Securities......................................  A-30
              (d)  Governing Documents.........................................  A-30
              (e)  No Acquisitions.............................................  A-30
              (f)  No Dispositions.............................................  A-31
              (g)  Investments; Indebtedness...................................  A-31
              (h)  Tax-Free Qualification......................................  A-31
              (i)  Compensation................................................  A-31
              (j)  Financial Accounting Methods................................  A-31
              (k)  Standstill..................................................  A-31
              (l)  Certain Actions.............................................  A-32
        5.3   Governmental Filings.............................................  A-32
        5.4   Control of Other Party's Business................................  A-32
  ARTICLE VI  ADDITIONAL AGREEMENTS............................................  A-32
        6.1   Preparation of Proxy Statement; Stockholders Meetings............  A-32
        6.2   Governance Matters; Headquarters; Company Name...................  A-33
        6.3   Access to Information............................................  A-34
        6.4   Reasonable Best Efforts..........................................  A-34
        6.5   Acquisition Proposals............................................  A-36
        6.6   Fees and Expenses................................................  A-37
        6.7   Directors' and Officers' Indemnification and Insurance...........  A-37
        6.8   Employee Benefits................................................  A-38
        6.9   Public Announcements.............................................  A-40
        6.10  Listing of Shares of New Parent Common Stock.....................  A-40
        6.11  Rights Agreements................................................  A-40
        6.12  Affiliates.......................................................  A-40
        6.13  Section 16 Matters...............................................  A-41
        6.14  Dividends........................................................  A-41
 ARTICLE VII  CONDITIONS PRECEDENT.............................................  A-41
        7.1   Conditions to Each Party's Obligation to Effect the Mergers......  A-41
              (a)  Stockholder Approval........................................  A-41
              (b)  No Injunctions or Restraints; Illegality....................  A-41
              (c)  HSR Act; Other Approvals....................................  A-41
              (d)  NYSE Listing................................................  A-41
              (e)  Effectiveness of the Form S-4...............................  A-41
        7.2   Additional Conditions to Obligations of Phillips.................  A-42
              (a)  Representations and Warranties..............................  A-42
              (b)  Performance of Obligations of Conoco........................  A-42
              (c)  Tax Opinion.................................................  A-42

                                                                                 PAGE
                                                                                 ----
        7.3   Additional Conditions to Obligations of Conoco...................  A-42
              (a)  Representations and Warranties..............................  A-42
              (b)  Performance of Obligations of Phillips......................  A-42
              (c)  Tax Opinion.................................................  A-42
ARTICLE VIII  TERMINATION AND AMENDMENT........................................  A-43
        8.1   Termination......................................................  A-43
        8.2   Effect of Termination............................................  A-44
        8.3   Amendment........................................................  A-45
        8.4   Extension; Waiver................................................  A-45
        8.5   Procedure for Termination........................................  A-45
ARTICLE IX  GENERAL PROVISIONS.................................................  A-45
        9.1   Non-Survival of Representations, Warranties and Agreements.......  A-45
        9.2   Notices..........................................................  A-46
        9.3   Interpretation...................................................  A-46
        9.4   Counterparts.....................................................  A-46
        9.5   Entire Agreement; No Third Party Beneficiaries...................  A-46
        9.6   Governing Law....................................................  A-47
        9.7   Severability.....................................................  A-47
        9.8   Assignment.......................................................  A-47
        9.9   Submission to Jurisdiction; Waivers..............................  A-47
        9.10  Enforcement......................................................  A-47

                                LIST OF EXHIBITS

EXHIBIT                               TITLE
-------                               -----
Exhibit A  Form of Certificate of Incorporation of New Parent
Exhibit B  Form of By-Laws of New Parent
Exhibit C  Form of Certificate of Incorporation of Phillips Surviving
           Corporation
Exhibit D  Form of Certificate of Incorporation of Conoco Surviving
           Corporation
Exhibit E  Form of New Parent Rights Agreement
Exhibit F  Form of Affiliate Agreement

     AGREEMENT AND PLAN OF MERGER, dated as of November 18, 2001 (this "Agreement"), by and among PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("Phillips"), CORVETTEPORSCHE CORP., a Delaware corporation ("New Parent"), PORSCHE MERGER CORP., a Delaware corporation and direct wholly owned subsidiary of New Parent ("Merger Sub One"), CORVETTE MERGER CORP., a Delaware corporation and direct wholly owned subsidiary of New Parent ("Merger Sub Two"), and CONOCO INC., a Delaware corporation ("Conoco").

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Phillips, New Parent, Merger Sub One, Merger Sub Two and Conoco deem it advisable and in the best interests of their respective corporations and stockholders that Phillips and Conoco engage in a business combination in a merger of equals in order to advance the long-term strategic business interests of Phillips and Conoco;

     WHEREAS, to effect such merger of equals, upon the terms and subject to the conditions set forth herein, (i) Merger Sub One will merge with and into Phillips with Phillips continuing as the surviving corporation (the "Phillips Merger") and (ii) Merger Sub Two will merge with and into Conoco with Conoco continuing as the surviving corporation (the "Conoco Merger" and together with the Phillips Merger, the "Mergers");

     WHEREAS, upon consummation of the Mergers, (i) each of Phillips and Conoco will become a wholly owned subsidiary of New Parent, which has been formed by Phillips and Conoco solely for the purpose of the transactions contemplated by this Agreement and (ii) New Parent will change its name to ConocoPhillips; and

     WHEREAS, for U.S. federal income tax purposes, it is intended that the Phillips Merger and the Conoco Merger shall each qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that the Mergers, taken together, shall qualify as an exchange described in Section 351 of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Acquisition Proposal" shall have the meaning set forth in Section
6.5(a)(i).

     "Affiliate Agreement" shall have the meaning set forth in Section 6.12(a).

     "Agreement" shall have the meaning set forth in the preamble.

     "Antitrust Laws" means the HSR Act, the EC Merger Regulation, the Canadian Investment Regulations or other antitrust, competition or premerger notification, trade regulation law, regulation or order.

     "beneficial ownership" or "beneficially own" shall have the meaning ascribed to such terms under Section 13(d) of the Exchange Act.

     "Benefit Plan" means, with respect to any entity, any employee benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any of its affiliates or any beneficiary or dependent thereof that is sponsored or maintained by such entity or any of its affiliates or to which such entity or any of its affiliates contributes or is obligated to contribute, whether or not written, including any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program or policy.

     "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

     "Canadian Investment Regulations" means the Competition Act (Canada) and the Investment Canada Act of 1984 (Canada).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

     "Certificates of Merger" shall have the meaning set forth in Section 2.3.

     "Change in the Conoco Recommendation" shall have the meaning set forth in
Section 6.1(b).

     "Change in the Phillips Recommendation" shall have the meaning set forth in
Section 6.1(c).

     "Closing" shall have the meaning set forth in Section 2.5.

     "Closing Date" shall have the meaning set forth in Section 2.5.

     "Code" shall have the meaning set forth in the recitals.

     "Confidentiality Agreement" shall have the meaning set forth in Section
6.3.

     "Conoco" shall have the meaning set forth in the preamble.

     "Conoco 2000 10-K" means Conoco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC.

     "Conoco 10-Q" means Conoco's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as filed with the SEC.

     "Conoco Benefit Plan" means a Benefit Plan maintained or contributed to by Conoco or any of its Subsidiaries, or to which Conoco or any of its Subsidiaries is required to contribute.

     "Conoco Capital Stock" means the Conoco Common Stock together with the Conoco Preferred Stock.

     "Conoco Certificate" shall have the meaning set forth in Section 3.2(b).

     "Conoco Certificate of Merger" shall have the meaning set forth in Section 2.3.

     "Conoco Common Stock" means common stock, par value $.01 per share, of Conoco.

     "Conoco Disclosure Schedule" means the disclosure schedule delivered by Conoco to Phillips concurrently herewith.

     "Conoco Merger" shall have the meaning set forth in the recitals.

     "Conoco Merger Consideration" shall have the meaning set forth in Section 3.2(b).

     "Conoco Necessary Consents" shall have the meaning set forth in Section 4.1(d).

     "Conoco Preferred Stock" means the preferred stock, par value $.01, of Conoco.

     "Conoco Recommendation" shall have the meaning set forth in Section 6.1(b).

     "Conoco Right" means a preferred share purchase right issuable pursuant to the Conoco Rights Agreement.

     "Conoco Rights Agreement" means the Rights Agreement, dated as of July 29, 1999, between Conoco and Equiserve Trust Company, N.A., as successor to First Chicago Trust Company of New York, as rights agent, as amended.

     "Conoco SAR" shall have the meaning set forth in Section 3.4(a).

     "Conoco SEC Documents" shall have the meaning set forth in Section 4.1(e).

     "Conoco Stock-Based Award" shall have the meaning set forth in Section 3.4(b).

     "Conoco Stock Option" shall have the meaning set forth in Section 3.4(a).

     "Conoco Stock Plans" shall have the meaning set forth in Section 3.4(a).

     "Conoco Stockholder Approval" shall have the meaning set forth in Section 4.1(c)(i).

     "Conoco Stockholders Meeting" shall have the meaning set forth in Section 4.1(c)(i).

     "Conoco Surviving Corporation" shall have the meaning set forth in Section 2.2(b).

     "Conoco Termination Fee" means $550 million.

     "Controlled Group Liability" means any and all liabilities (a) under Title IV of ERISA, other than for payment of premiums to the Pension Benefit Guaranty Corporation, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) for violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 9801 et seq. of the Code and Sections 701 et seq. of ERISA, and (e) under corresponding or similar provisions of foreign laws or regulations.

     "Delaware Secretary" shall have the meaning set forth in Section 2.3.

     "DGCL" means the General Corporation Law of the State of Delaware.

     "DOJ" means the Antitrust Division of the U.S. Department of Justice.

     "EC Merger Regulation" shall have the meaning set forth in Section 4.1(d).

     "Effective Time" shall have the meaning set forth in Section 2.3.

     "Environmental Claims" means, in respect of any person, (i) any and all administrative, regulatory or judicial actions, suits, orders, decrees, suits, demands, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person, alleging potential presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such person, (ii) circumstances forming the basis of any actual or alleged violation of, or liability under, any Environmental Law or (iii) any and all indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials.

     "Environmental Laws" means all applicable federal, state, local and foreign laws (including international conventions, protocols and treaties), common law, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into, by or with any Governmental Entity, relating to pollution, Hazardous Materials, natural resources or the protection, investigation or restoration of the environment.

     "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under applicable Environmental Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" shall have the meaning set forth in Section 3.6.

     "Exchange Fund" shall have the meaning set forth in Section 3.6.

     "Exchange Ratio" shall have the meaning set forth in Section 3.2(b).

     "Expenses" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the Form S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby.

     "Form S-4" shall have the meaning set forth in Section 4.1(d)(iv).

     "FTC" means the U.S. Federal Trade Commission.

     "GAAP" means U.S. generally accepted accounting principles.

     "Governmental Entity" means any supranational, national, state, municipal or local government, foreign or domestic, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

     "GIRL" means Gulf Indonesia Resources Limited, a corporation formed in Canada.

     "Gulf" means Conoco Canada Resources Limited, a corporation formed in Canada.

     "Hazardous Materials" means any petroleum or petroleum products, radioactive materials or wastes, asbestos, polychlorinated biphenyls and any chemical, material, substance or waste, in each case that is prohibited, limited or regulated pursuant to any Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "IRS" means the Internal Revenue Service.

     "Joint Proxy Statement/Prospectus" shall have the meaning set forth in
Section 4.1(d)(iv).

     "knowledge" or "known" means, with respect to any entity, the knowledge of such entity's executive officers after reasonable inquiry.

     "Liens" shall have the meaning set forth in Section 2.1(b).

     "Material Adverse Effect" means, with respect to any entity, a material adverse effect on (a) the business, operations, results of operations or financial condition of such entity and its Subsidiaries taken as a whole or (b) the ability of such entity to timely consummate the transactions contemplated by this Agreement, except, in each case, for any such effect reasonably attributable to (i) general political and economic conditions (including prevailing interest rate and stock market levels) in the United States or the other countries in which such entity operates, (ii) the general state of the industries in which such entity operates or (iii) other than with respect to Sections 4.1(c)(ii), 4.1(d), 4.2(c)(ii), 4.2(d), 6.4(a) or 7.1(c), the
negotiation, announcement, execution, delivery or consummation of the transactions contemplated by, or in compliance with, this Agreement.

     "Merger Sub One" shall have the meaning set forth in the preamble.

     "Merger Sub One Common Stock" shall have the meaning set forth in Section 2.1(b).

     "Merger Sub Two" shall have the meaning set forth in the preamble.

     "Merger Sub Two Common Stock" shall have the meaning set forth in Section 2.1(b).

     "Mergers" shall have the meaning set forth in the recitals.

     "New Parent" shall have the meaning set forth in the preamble.

     "New Parent Common Stock" shall have the meaning set forth in Section
2.1(a).

     "New Parent Rights Agreement" shall have the meaning set forth in Section 6.11(c).

     "New Parent SAR" shall have the meaning set forth in Section 3.4(a).

     "New Parent Stock Option" shall have the meaning set forth in Section
3.4(a).

     "New Parent Stock-Based Award" shall have the meaning set forth in Section 3.4(b).

     "New Plans" shall have the meaning set forth in Section 6.8(b).

     "Newco Employees" shall have the meaning set forth in Section 6.8(a).

     "NYSE" means the New York Stock Exchange, Inc.

     "other party" means, with respect to Phillips, Conoco, and with respect to Conoco, Phillips.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     "Phillips" shall have the meaning set forth in the preamble.

     "Phillips 2000 10-K" means Phillips's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC.

     "Phillips 10-Q" means Phillips's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, as filed with the SEC.

     "Phillips Benefit Plan" means a Benefit Plan maintained or contributed to by Phillips or a Subsidiary of Phillips, or to which Phillips or any Subsidiary of Phillips is required to contribute.

     "Phillips Capital Stock" means the Phillips Common Stock together with the Phillips Preferred Stock.

     "Phillips Certificate" shall have the meaning set forth in Section 3.7(b).

     "Phillips Certificate of Merger" shall have the meaning set forth in
Section 2.3.

     "Phillips Common Stock" means common stock, par value $1.25 per share, of Phillips.

     "Phillips Disclosure Schedule" means the disclosure schedule delivered by Phillips to Conoco concurrently herewith.

     "Phillips Merger" shall have the meaning set forth in the recitals.

     "Phillips Merger Consideration" shall have the meaning set forth in Section 3.1(b).

     "Phillips Necessary Consents" shall have the meaning set forth in Section 4.2(d).

     "Phillips Preferred Stock" means the preferred stock, par value $1.00 per share, of Phillips.

     "Phillips Recommendation" shall have the meaning set forth in Section
6.1(c).

     "Phillips Right" means a preferred share purchase right issuable pursuant to the Phillips Rights Agreement.

     "Phillips Rights Agreement" means the Rights Agreement, dated as of August 1, 1999, between Phillips and ChaseMellon Shareholder Services, L.L.C., as rights agent.

     "Phillips SAR" shall have the meaning set forth in Section 3.5(a).

     "Phillips SEC Documents" shall have the meaning set forth in Section
4.2(e).

     "Phillips Stock Option" shall have the meaning set forth in Section 3.5(a).

     "Phillips Stock Plans" shall have the meaning set forth in Section 3.5(a).

     "Phillips Stock-Based Award" shall have the meaning set forth in Section 3.5(b).

     "Phillips Stockholder Approval" shall have the meaning set forth in Section 4.2(c)(i).

     "Phillips Stockholders Meeting" shall have the meaning set forth in Section 4.2(c)(i).

     "Phillips Surviving Corporation" shall have the meaning set forth in
Section 2.2(a).

     "Phillips Termination Fee" means $550 million dollars.

     "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (i) a Change in the Phillips Recommendation or a Change in the Conoco Recommendation (as the case may be), (ii) a statement of the reasons of the Board of Directors of Phillips or Conoco (as the case may be) for making such Change in the Phillips Recommendation or Change in the Conoco Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing.

     "Regulatory Law" means the HSR Act, and all other U.S. federal and state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations, (b) foreign investment, or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

     "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

     "Required Approvals" shall have the meaning set forth in Section 6.4(a)(i).

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Significant Subsidiary" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

     "Subsidiary" shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X of the SEC.

     "Superior Proposal" means, with respect to Phillips or Conoco, as the case may be, a bona fide written proposal made by a Person other than a party hereto that is (a) for an Acquisition Proposal (except that references in the definition of "Acquisition Proposal" to "20%" shall be "50%") involving such party and (b) is on terms which its Board of Directors in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

     "Tosco" means Tosco Corporation, a Nevada corporation and a wholly owned subsidiary of Phillips.

     "Tosco Merger Agreement" shall have the meaning set forth in Section
6.8(a).

     "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

     "Taxes" means any and all U.S. federal, state or local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

     "Termination Date" shall have the meaning set forth in Section 8.1(b).

     "Voting Debt" means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which holders of capital stock of the same issuer may vote.

                                   ARTICLE II

                      FORMATION OF NEW PARENT; THE MERGERS

     2.1 Formation of New Parent; Merger Subs. (a) Phillips and Conoco have caused New Parent to be organized under the laws of the State of Delaware and each owns 50% of the capital stock of New Parent. The authorized capital stock of New Parent consists of 100 shares of common stock, par value $.01 per share (the "New Parent Common Stock"), of which one share has been issued to Phillips and one share has been issued to Conoco. Phillips and Conoco shall take, and shall cause New Parent to take, all requisite action to cause the certificate of incorporation of New Parent to be in the form of Exhibit A (the "New Parent Charter") and the by-laws of the New Parent to be in the form of Exhibit B (the "New Parent By-Laws"), in each case, at the Effective Time.

     (b) Merger Subs. Phillips and Conoco have caused New Parent to organize, and New Parent has organized, Merger Sub One and Merger Sub Two under the laws of the State of Delaware. The authorized capital stock of Merger Sub One consists of 100 shares of common stock, par value $.01 per share (the "Merger Sub One Common Stock"), all of which are validly issued, fully paid and nonassessable, and are owned by New Parent free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"). The authorized capital stock of Merger Sub Two consists of 100 shares of common stock, par value $.01 per share (the "Merger Sub Two Common Stock"), all of which are validly issued, fully paid and nonassessable, and are owned by New Parent free and clear of any Liens.

     2.2 The Mergers. Upon the terms and subject to the conditions hereof, in accordance with the DGCL, at the Effective Time:

          (a) The Phillips Merger. Merger Sub One shall merge with and into Phillips, with Phillips continuing as the surviving corporation in the Phillips Merger (the "Phillips Surviving Corporation") and the separate corporate existence of Merger Sub One shall cease. As a result of the Phillips Merger, Phillips will become a wholly owned subsidiary of New Parent.

          (b) The Conoco Merger. Merger Sub Two shall merge with and into Conoco, with Conoco continuing as the surviving corporation in the Conoco Merger (the "Conoco Surviving Corporation") and the separate corporate existence of Merger Sub Two shall cease.

As a result of the Conoco Merger, Conoco will become a wholly owned subsidiary of New Parent.

     2.3 Effective Time of the Mergers. As soon as practicable on the Closing Date, Phillips shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary") a certificate of merger with respect to the Phillips Merger (the "Phillips Certificate of Merger") and Conoco shall file with the Delaware Secretary a certificate of merger with respect to the Conoco Merger (the "Conoco Certificate of Merger," together with the Phillips Certificate of Merger, the "Certificates of Merger"), which Certificates of Merger shall be in such form as is required by, and executed and acknowledged in accordance with, the DGCL. The Mergers shall become effective at such date and time as Phillips and Conoco shall agree and shall be specified in the Certificates of Merger; provided that (i) such date and time shall be after the time of filing of the Certificates of Merger and (ii) both Mergers shall become effective at the same date and time. As used in this Agreement, the term "Effective Time" shall mean the date and time when the Mergers become effective.

     2.4 Effects of the Mergers. The Mergers shall have the effects set forth in the applicable provisions of the DGCL.

     2.5 Closing.  Upon the terms and subject to the conditions set forth in
Article VII and the termination rights set forth in Article VIII, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019 at 10:00 A.M. on the first Business Day following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to in writing by Phillips and Conoco (the date of the Closing, the "Closing Date").

     2.6 Certificates of Incorporation. (a) At the Effective Time, the certificate of incorporation of the Phillips Surviving Corporation shall be amended in its entirety to read as set forth in Exhibit C, until thereafter changed or amended as provided therein or by applicable law.

     (b) At the Effective Time, the certificate of incorporation of the Conoco Surviving Corporation shall be amended in its entirety to read as set forth in Exhibit D, until thereafter changed or amended as provided therein or by applicable law.

     2.7 By-Laws. At the Effective Time, the by-laws of Merger Sub One shall be the by-laws of the Phillips Surviving Corporation and the by-laws of Merger Sub Two shall be the by-laws of the Conoco Surviving Corporation.

     2.8 Directors and Officers. (a) The directors and officers of New Parent at the Effective Time shall be as Phillips and Conoco shall hereafter agree subject to the covenants and agreements set forth in Section 6.2.

     (b) The directors of Merger Sub One immediately prior to the Effective Time shall be the directors of the Phillips Surviving Corporation and the officers of Phillips immediately prior to the Effective Time shall be the officers of the Phillips Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

     (c) The directors of Merger Sub Two immediately prior to the Effective Time shall be the directors of the Conoco Surviving Corporation and the officers of Conoco immediately prior to the Effective Time shall be the officers of the Conoco Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

     (d) Phillips and Conoco shall cause such persons as shall be mutually agreed upon by Phillips and Conoco to be appointed directors of Merger Sub One and Merger Sub Two, respectively, effective as of immediately prior to the Effective Time.

     2.9 Actions of Phillips and Conoco. Phillips and Conoco, as the holders of all the outstanding shares of New Parent Common Stock, have approved this Agreement and the transactions contemplated hereby and shall cause New Parent, as the sole stockholder of each of Merger Sub One and Merger Sub Two, to adopt this Agreement. Each of Phillips and Conoco shall take all actions necessary to cause New Parent, Merger Sub One and Merger Sub Two to take any actions necessary in order to consummate the Mergers and the other transactions contemplated hereby.

     2.10 Actions of New Parent. New Parent shall honor, and shall cause the Phillips Surviving Corporation and the Conoco Surviving Corporation, as applicable, to honor, in accordance with their respective terms, the obligations under the employment agreements and severance plans and arrangements listed in the Phillips Disclosure Schedule and the Conoco Disclosure Schedule, as applicable, and under the Phillips Stock Plans and the Conoco Stock Plans, as applicable, for rights and benefits arising as a result of this Agreement and the transactions contemplated hereby.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

     3.1 Effect on Capital Stock of Phillips and Merger Sub One. At the Effective Time, by virtue of the Phillips Merger and without any action on the part of Phillips, New Parent, Merger Sub One or any holder of any shares of Phillips Common Stock:

          (a) All shares of Phillips Capital Stock that are held by Phillips as treasury stock or that are owned by New Parent, Phillips, Merger Sub One or Merger Sub Two immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (b) Subject to Section 3.1(a), each outstanding share of Phillips Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one fully paid and nonassessable share of New Parent Common Stock (the "Phillips Merger Consideration"). All shares of New Parent Common Stock issued pursuant to this Section 3.1(b) shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (c) All of the shares of Phillips Common Stock converted into the right to receive New Parent Common Stock pursuant to this Section 3.1 shall cease to be outstanding and shall be cancelled and retired and shall cease to exist and, as of the Effective Time, the holders of Phillips Common Stock shall be deemed to have received shares of New Parent Common Stock (without the requirement for the surrender of any certificate previously representing any such shares of Phillips Common Stock or issuance of new certificates representing New Parent Common Stock), with each certificate representing shares of Phillips Common Stock prior to the Effective Time being deemed to represent automatically an equivalent number of shares of New Parent Common Stock.

          (d) Each share of Merger Sub One Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Phillips Surviving Corporation.

     3.2 Effect on Capital Stock of Conoco and Merger Sub Two. At the Effective Time, by virtue of the Mergers and without any action on the part of Conoco, New Parent, Merger Sub Two or any holder of any shares of Conoco Common Stock:

          (a) All shares of Conoco Capital Stock that are held by Conoco as treasury stock or that are owned by New Parent, Conoco, Merger Sub One or Merger Sub Two immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist.

          (b) Subject to Sections 3.2(a) and 3.10, each outstanding share of Conoco Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.4677 (the "Exchange Ratio") of a fully paid and nonassessable share of New Parent Common Stock (the "Conoco Merger Consideration"). All of such shares of New Parent Common Stock shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof. All shares of Conoco Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Conoco Common Stock (a "Conoco Certificate") shall thereafter cease to have any rights with respect to such shares of Conoco Common Stock, except the right to receive the Conoco Merger Consideration to be issued in consideration therefor, any cash in lieu of fractional shares of applicable New Parent Common Stock with respect thereto to be issued in consideration therefor and any dividends or other distributions to which holders of Conoco Common Stock become entitled all in accordance with this Article III upon the surrender of such Conoco Certificate.

          (c) If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, split-up, stock dividend, combination or exchange of shares with respect to, or rights issued in respect of, Conoco Common Stock or Phillips Common Stock, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Conoco Common Stock and Phillips Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          (d) Each share of Merger Sub Two Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Conoco Surviving Corporation.

     3.3 Effect on New Parent Common Stock. At the Effective Time, each share of the capital stock of New Parent issued and outstanding immediately prior to the Effective Time shall remain outstanding. Immediately following the Effective Time, shares of the capital stock of New Parent owned by the Phillips Surviving Corporation or the Conoco Surviving Corporation shall be cancelled by New Parent without payment therefor.

     3.4 Conoco Stock Options and Other Equity-Based Awards. (a) Each option to purchase shares of Conoco Common Stock (a "Conoco Stock Option") and each stock appreciation right with respect to shares of Conoco Common Stock (a "Conoco SAR") granted under the employee and director stock plans of Conoco (the "Conoco Stock Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall cease to represent respectively a right to acquire shares of Conoco Common Stock or a stock appreciation right with respect to shares of Conoco Common Stock and shall be converted, at the Effective Time, into respectively an option to purchase shares of New Parent Common Stock (a "New Parent Stock Option") and a stock appreciation right with respect to shares of New Parent Common Stock (a "New Parent SAR"), on the same terms and conditions as were applicable under such Conoco Stock Option or Conoco SAR (but taking into account any changes thereto, including the acceleration thereof, provided for in the Conoco Stock Plans, in any award agreement or in such Conoco Stock Option or Conoco SAR by reason of this Agreement or the transactions contemplated hereby). The number of shares of New Parent Common Stock subject to each such New Parent Stock Option or New Parent SAR shall be the number of shares of Conoco Common Stock subject to each such Conoco Stock Option or Conoco SAR multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of New Parent Common Stock, and such New Parent Stock Option or New Parent SAR shall have an exercise price (or base price) per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price (or base price) specified in such Conoco Stock Option or Conoco SAR divided by the Exchange Ratio; provided, however, that, in the case of any Conoco Stock Option to which Section 421 of the Code as of the Effective Time (after taking into account the effect of any accelerated vesting thereof) applies by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares of New Parent Common Stock subject to such option and the terms and conditions of exercise of such option and any related SAR shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

     (b) At the Effective Time, each right of any kind, contingent or accrued, to receive shares of Conoco Common Stock or benefits measured by the value of a number of shares of Conoco Common Stock, and each award of any kind consisting of shares of Conoco Common Stock, granted under the Conoco Stock Plans (including restricted stock, restricted stock units, deferred stock units and dividend equivalents), other than Conoco Stock Options or Conoco SARs (each, a "Conoco Stock-Based Award"), whether vested or unvested, which is outstanding immediately prior to the Effective Time shall cease to represent a right or award with respect to shares of Conoco Common Stock and shall be converted, at the Effective Time, into a right or award with respect to New Parent Common Stock (a "New Parent Stock-Based Award"), on the same terms and conditions as were applicable under the Conoco Stock-Based Awards (but taking into account any changes thereto, including the acceleration thereof, provided for in the Conoco Stock Plans, in any award agreement or in such Conoco Stock-Based Award by reason of this Agreement or the transactions contemplated hereby). The number of shares of New Parent Common Stock subject to each such New Parent Stock-Based Award shall be equal to the number of shares of Conoco Common Stock subject to the Conoco Stock-Based Award, multiplied by the Exchange Ratio, rounded if necessary to the nearest whole share of New Parent Common Stock. All dividend equivalents credited to the account of each holder of a Conoco Stock-Based Award as of the Effective Time shall remain credited to such holder's account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

     (c) As soon as practicable after the Effective Time, New Parent shall deliver to the holders of Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards appropriate notices setting forth such holders' rights pursuant to the respective Conoco Stock Plans and agreements evidencing the grants of such Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards, and stating that such Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards and agreements have been assumed by New Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.4 after giving effect to the Mergers and the terms of the Conoco Stock Plans).

     (d) Prior to the Effective Time, Conoco shall take all necessary action for the adjustment of Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards under this Section 3.4. New Parent shall reserve for issuance a number of shares of New Parent Common Stock at least equal to the number of shares of New Parent Common Stock that will be subject to New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards as a result of the actions contemplated by this Section 3.4. As soon as practicable following the Effective Time, New Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of New Parent Common Stock subject to such New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such New Parent Stock Options, New Parent SARs or New Parent Stock-Based Awards remain outstanding.

     3.5 Phillips Stock Options and Other Equity-Based Awards. (a) Each option to purchase shares of Phillips Common Stock (a "Phillips Stock Option") and each stock appreciation right with respect to shares of Phillips Common Stock (a "Phillips SAR") granted under the employee and director stock plans of Phillips (the "Phillips Stock Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall cease to represent respectively a right to acquire shares of Phillips Common Stock and shall be converted, at the Effective Time, into a New Parent Stock Option and a New Parent SAR, on the same terms and conditions as were applicable under such Phillips Stock Option or Phillips SAR (but taking into account any changes thereto, including the acceleration thereof, provided for in the Phillips Stock Plans, in any award agreement or in such Phillips Stock Option or Phillips SAR by reason of this Agreement or the transactions contemplated hereby). The number of shares of New Parent Common Stock subject to each such New Parent Stock Option or New Parent SAR shall be equal to the number of shares of Phillips Common Stock subject to each such Phillips Stock Option or Phillips SAR and such New Parent Stock Option or New Parent SAR shall have an exercise price (or base price) per share equal to the per share exercise price (or base price) specified in such Phillips Stock Option or Phillips SAR.

     (b) At the Effective Time, each right of any kind, contingent or accrued, to receive shares of Phillips Common Stock or benefits measured by the value of a number of shares of Phillips Common Stock, and each award of any kind consisting of shares of Phillips Common Stock, granted under the Phillips Stock Plans (including restricted stock, restricted stock units, deferred stock units and dividend equivalents), other than Phillips Stock Options or Phillips SARs (each, a "Phillips Stock-Based Award"), whether vested or unvested, which is outstanding immediately prior to the Effective Time shall cease to represent a right or award with respect to shares of Phillips Common Stock and shall be converted, at the Effective Time, into a New Parent Stock-Based Award, on the same terms and conditions as were applicable under the Phillips Stock-Based Awards (but taking into account any changes thereto, including the acceleration thereof, provided for in the Phillips Stock Plans, in any award agreement or in such Phillips Stock-Based Award by reason of this Agreement or the transactions contemplated hereby). The number of shares of New Parent Common Stock subject to each such New Parent Stock-Based Award shall be equal to the number of shares of Phillips Common Stock subject to the Phillips Stock-Based Award. All dividend equivalents credited to the account of each holder of a Phillips Stock-Based Award as of the Effective Time shall remain credited to such holder's account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

     (c) As soon as practicable after the Effective Time, New Parent shall deliver to the holders of Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards appropriate notices setting forth such holders' rights pursuant to the respective Phillips Stock Plans and agreements evidencing the grants of such Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards and stating that such Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards and agreements have been assumed by New Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.5 after giving effect to the Mergers and the terms of the Phillips Stock Plans).

     (d) Prior to the Effective Time, Phillips shall take all necessary action for the adjustment of Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards under this Section 3.5. New Parent shall reserve for issuance a number of shares of New Parent Common Stock at least equal to the number of shares of New Parent Common Stock that will be subject to New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards as a result of the actions contemplated by this Section 3.5. As soon as practicable following the Effective Time, New Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of New Parent Common Stock subject to such New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards remain outstanding.

     3.6 Exchange Fund. Prior to the Effective Time, Phillips and New Parent shall appoint Mellon Investor Services LLC, or a commercial bank or trust company, or a subsidiary thereof, reasonably acceptable to Conoco, to act as exchange agent hereunder for the purpose of exchanging Conoco Certificates for the Conoco Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, New Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Conoco Common Stock, certificates representing the shares of New Parent Common Stock issuable pursuant to Section
3.2 in exchange for outstanding shares of Conoco Common Stock. Following the Effective Time, New Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any amounts required under Sections 3.8 and 3.10. Any cash and certificates representing New Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

     3.7 Exchange Procedures. (a) Promptly after the Effective Time, New Parent shall cause the Exchange Agent to mail to each holder of a Conoco Certificate
(i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Conoco Certificates shall pass, only upon proper delivery of the Conoco Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Phillips or Conoco may reasonably specify (such letter to be reasonably acceptable to Phillips and Conoco prior to the Effective Time) and (ii) instructions for effecting the surrender of such Conoco Certificates in exchange for the Conoco Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares of New Parent Common Stock. Upon surrender of a Conoco Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Conoco Certificate shall be entitled to receive in exchange therefor (A) certificates representing shares of New Parent Common Stock representing, in the aggregate, the whole number of shares of New Parent Common Stock that such holder has the right to receive pursuant to
Section 3.2 (after taking into account all shares of Conoco Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of New Parent Common Stock pursuant to Section 3.10 and dividends and other distributions pursuant to
Section 3.8. Any uncertificated shares of Conoco Common Stock in book-entry form shall be deemed surrendered to the Exchange Agent at the Effective Time, and each holder thereof shall be entitled to receive (A) certificates representing shares of New Parent Common Stock representing, in the aggregate, the whole number of shares of New Parent Common Stock that such holder has the right to receive pursuant to Section 3.2 (after taking into account all shares of Conoco Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of New Parent Common Stock pursuant to Section 3.10 and dividends and other distributions pursuant to Section 3.8. Until such time as a certificate representing New Parent Common Stock is issued to or at the direction of the holder of a surrendered Conoco Certificate, such New Parent Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. No interest will be paid or will accrue on any cash payable pursuant to Section 3.8 or Section 3.10. In the event of a transfer of ownership of Conoco Common Stock that is not registered in the transfer records of Conoco, one or more shares of New Parent Common Stock evidencing, in the aggregate, the proper number of shares of New Parent Common Stock, a check in the proper amount of cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of New Parent Common Stock pursuant to
Section 3.10 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.8, may be issued with respect to such Conoco Common Stock to such a transferee if the Conoco Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (b) Each certificate representing shares of Phillips Common Stock prior to the Effective Time (a "Phillips Certificate") (and each uncertificated share of Phillips Common Stock in book-entry form, if any, prior to the Effective Time) shall be deemed to represent an equivalent number of shares of New Parent Common Stock without any action on the part of the holder thereof provided, however, that if an exchange of Phillips Certificates for new certificates is required by law or applicable rule or regulation, or is requested by any holder thereof, the parties will cause New Parent to arrange for such exchange on a one-share-for-one-share basis.

     3.8 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Conoco Certificate with respect to the shares of New Parent Common Stock that such holder would be entitled to receive upon surrender of such Conoco Certificate, and no cash payment in lieu of fractional shares of New Parent Common Stock shall be paid to any such holder pursuant to
Section 3.10 until such holder shall surrender such Conoco Certificate in accordance with Section 3.7. Subject to the effect of applicable law, following surrender of any such Conoco Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of New Parent Common Stock to which such holder is entitled pursuant to Section 3.10 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of New Parent Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of New Parent Common Stock.

     3.9 No Further Ownership Rights in Conoco Common Stock or Phillips Common Stock. All shares of New Parent Common Stock issued and cash paid upon conversion of shares of Conoco Common Stock or Phillips Common Stock in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.8 or 3.10) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Conoco Common Stock or Phillips Common Stock.

     3.10 No Fractional Shares of New Parent Common Stock. No certificates or scrip or shares of New Parent Common Stock representing fractional shares of New Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Conoco Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of New

Parent or a holder of shares of New Parent Common Stock. For purposes of this
Section 3.10, all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places. Notwithstanding any other provision of this Agreement, each holder of Conoco Certificates who would otherwise have been entitled to receive a fraction of a share of New Parent Common Stock (determined after taking into account all Conoco Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (a) such fractional part of a share of New Parent Common Stock multiplied by (b) the closing price for a share of New Parent Common Stock as reported on the NYSE on the first trading day following the date on which the Effective Time occurs. As soon as practicable after the determination of the amount of cash to be paid to such former holders of Conoco Common Stock in lieu of any fractional interests, the Exchange Agent shall notify New Parent, and New Parent shall ensure that there is deposited with the Exchange Agent and shall cause the Exchange Agent to make available in accordance with this Agreement such amounts to such former holders of Conoco Common Stock.

     3.11 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Conoco Certificates one year after the Effective Time shall, at New Parent's request, be delivered to New Parent or otherwise on the instruction of New Parent, and any holders of Conoco Certificates who have not theretofore complied with this Article III shall after such delivery look only to New Parent for the Conoco Merger Consideration with respect to the shares of Conoco Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 3.2 and 3.7, any cash in lieu of fractional shares of New Parent Common Stock to which such holders are entitled pursuant to Section 3.10 and any dividends or distributions with respect to shares of New Parent Common Stock to which such holders are entitled pursuant to Section 3.8. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Conoco Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of New Parent free and clear of any claims or interest of any Person previously entitled thereto.

     3.12 No Liability. None of Phillips, New Parent, Merger Sub One, Merger Sub Two, Conoco or the Exchange Agent shall be liable to any Person in respect of any Conoco Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     3.13 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by New Parent, on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to Conoco stockholders pursuant to
Article II and the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to New Parent.

     3.14 Lost Certificates. If any Conoco Certificate or Phillips Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Conoco Certificate or Phillips Certificate to be lost, stolen or destroyed and, if required by New Parent, the posting by such Person of a bond in such reasonable amount as New Parent may direct as indemnity against any claim that may be made against it with respect to such Conoco Certificate or Phillips Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Conoco Certificate or Phillips Certificate, the Conoco Merger Consideration or Phillips Merger Consideration, as applicable, with respect to the shares of Conoco Common Stock or Phillips Common Stock formerly represented thereby, any cash in lieu of fractional shares of New Parent Common Stock, and unpaid dividends and distributions on shares of New Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

     3.15 Withholding Rights. New Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by New Parent, such withheld amounts shall be treated for all purposes of this

Agreement as having been paid to the Person in respect of which such deduction and withholding was made by New Parent.

     3.16 Further Assurances. At and after the Effective Time, the officers and directors of New Parent, the Phillips Surviving Corporation or the Conoco Surviving Corporation, as applicable, shall be authorized to execute and deliver, in the name and on behalf of the Phillips Surviving Corporation, Merger Sub One or Phillips, or the Conoco Surviving Corporation, Merger Sub Two or Conoco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Phillips Surviving Corporation, Merger Sub One or Phillips, or the Conoco Surviving Corporation, Merger Sub Two or Conoco, any other actions and things necessary to vest, perfect or confirm of record or otherwise in New Parent, the Phillips Surviving Corporation or the Conoco Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by New Parent, the Phillips Surviving Corporation or the Conoco Surviving Corporation, as applicable, as a result of, or in connection with, the Mergers.

     3.17 Stock Transfer Books. The stock transfer books of Phillips and Conoco shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Conoco Common Stock or Phillips Common Stock thereafter on the records of Conoco or Phillips. On or after the Effective Time, any Conoco Certificates or Phillips Certificates presented to the Exchange Agent, New Parent, the Phillips Surviving Corporation or the Conoco Surviving Corporation for any reason shall be converted into the right to receive the Conoco Merger Consideration or Phillips Merger Consideration, as applicable, with respect to the shares of Conoco Common Stock or Phillips Common Stock formerly represented thereby (including any cash in lieu of fractional shares of New Parent Common Stock to which the holders thereof are entitled pursuant to Section 3.10 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.8).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of Conoco. Except as disclosed in the Conoco Disclosure Schedule or in the Conoco SEC Documents filed with the SEC prior to the date of this Agreement, Conoco hereby represents and warrants to Phillips as follows:

          (a) Corporate Organization. (i) Conoco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Conoco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Conoco. True and complete copies of the Restated Certificate of Incorporation and By-Laws of Conoco, as in effect as of the date of this Agreement, have previously been made available by Conoco to Phillips.

          (ii) Each Subsidiary of Conoco (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and
     (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Conoco.

          (b) Capitalization. (i) The authorized capital stock of Conoco consists of (A) 4,600,000,000 shares of Conoco Common Stock, of which, as of November 15, 2001, 625,486,343 shares were issued and outstanding and 3,451,703 shares were held in treasury and (B) 250,000,000 shares of Conoco Preferred Stock, of which no shares are issued and outstanding. From November 16, 2001 to the date of this Agreement, no shares of Conoco Capital Stock have been issued except pursuant to the Conoco Stock Plans. All issued and outstanding shares of Conoco Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of stock options and stock issued pursuant to Conoco Stock Plans and pursuant to the Conoco Rights, Conoco does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Conoco Capital Stock or any other equity securities of Conoco or any securities of Conoco representing the right to purchase or otherwise receive any shares of Conoco Capital Stock. As of November 15, 2001, no shares of Conoco Capital Stock were reserved for issuance, except for 45,000,000 shares of Conoco Common Stock reserved for issuance upon the exercise of stock options pursuant to the Conoco Stock Plans and in respect of the employee and director savings, compensation and deferred compensation plans described in the Conoco 2000 10-K, and 1,000,000 shares of Series A Junior Participating Preferred Stock reserved for issuance in connection with the Conoco Rights Agreement. Conoco has no Voting Debt issued or outstanding. As of November 15, 2001, 43,195,351 shares of Conoco Common Stock are subject to Conoco Stock Options. Since November 16, 2001, except as permitted by this Agreement, (i) no Conoco Common Stock has been issued except in connection with the exercise of issued and outstanding Conoco Stock Options and (ii) no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Conoco Common Stock have been issued, granted or made.

          (ii) Except for immaterial amounts of directors' qualifying shares in foreign Subsidiaries of Conoco, as of the date hereof Conoco owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Significant Subsidiary of Conoco, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Significant Subsidiary of Conoco has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

          (c) Authority; No Violation. (i) Conoco has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Conoco. The Board of Directors of Conoco has directed that this Agreement be submitted to Conoco stockholders at a meeting of Conoco stockholders for the purpose of adopting this Agreement (the "Conoco Stockholders Meeting"), and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Conoco Common Stock (the "Conoco Stockholder Approval"), no other corporate proceedings on the part of Conoco are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Conoco and (assuming due authorization, execution and delivery by Phillips, New Parent, Merger Sub One and Merger Sub Two) constitutes a valid and binding obligation of Conoco, enforceable against Conoco in accordance with its terms.

          (ii) Neither the execution and delivery of this Agreement by Conoco, nor the consummation by Conoco of the transactions contemplated hereby, nor compliance by Conoco with any of the terms or provisions hereof, will (A) violate any provision of the Restated Certificate of Incorporation or By-Laws of Conoco, or (B) assuming that the consents and approvals referred to in Section 4.1(d) are duly obtained, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Conoco or any of its Subsidiaries or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Conoco or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Conoco or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Liens that, either individually or in the aggregate, would not have a Material Adverse Effect on Conoco, the Conoco Surviving Corporation or New Parent.

          (d) Consents and Approvals. Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the filings under Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"), (iii) the filings under the Canadian Investment Regulations, (iv) the filing with the SEC of a joint proxy statement/prospectus relating to the matters to be submitted to Phillips stockholders at the Phillips Stockholders Meeting and the matters to be submitted to Conoco stockholders at the Conoco Stockholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and a registration statement on Form S-4 with respect to the issuance of New Parent Common Stock in the Mergers (such Form S-4, and any amendments or supplements thereto, the "Form S-4"), (v) the filing of the Certificates of Merger pursuant to the DGCL, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE,
     (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of New Parent Common Stock pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to clauses (ii) through (vii) above, "Conoco Necessary Consents") and (viii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Conoco, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Conoco of this Agreement and (B) the consummation by Conoco of the transactions contemplated by this Agreement.

          (e) Financial Reports and SEC Documents. The Conoco 2000 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Conoco or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed, or to be filed, with the SEC (collectively, the "Conoco SEC Documents"), (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date of this Agreement), (A) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (B) each of the balance sheets contained in or incorporated by reference into any such Conoco SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Conoco SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements; provided that, with respect to Gulf or GIRL only, in no event shall any non-compliance as to form, untrue statements, omissions or failures of the balance sheets or financial statements to fairly present the financial position be deemed material unless such non-compliance, untrue statements, omissions or failures would, in the aggregate, be material with respect to Conoco and its Subsidiaries taken as a whole.

          (f) Absence of Undisclosed Liabilities. Neither Conoco nor any of its Subsidiaries had at September 30, 2001, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that (A) are accrued or reserved against in the financial statements in the Conoco 10-Q or reflected in the notes thereto or (B) were incurred in the ordinary course of business, (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected to have a Material Adverse Effect on Conoco, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Conoco and its Subsidiaries prepared in accordance with GAAP consistently applied.

          (g) Absence of Certain Changes or Events. Since September 30, 2001, Conoco has conducted its business only in the ordinary course, and since such date there has not been:

             (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Conoco;

             (ii) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Conoco Capital Stock or any repurchase for value by Conoco of any Conoco Capital Stock;

             (iii) prior to the date of this Agreement, any split, combination or reclassification of any Conoco Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Conoco Capital Stock;

             (iv) prior to the date of this Agreement, (A) any granting by Conoco to any director or executive officer of Conoco of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements included in the Conoco SEC Documents, (B) any granting by Conoco to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements included in the Conoco SEC Documents, or (C) any entry by Conoco into, or any amendment of, any employment, severance or termination agreement with any such director or executive officer; or

             (v) prior to the date of this Agreement, any change in financial accounting methods, principles or practices by Conoco or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of Conoco, except insofar as may have been required by a change in GAAP.

          (h) Legal Proceedings. There is no suit, action or proceeding or investigation pending or, to the knowledge of Conoco, threatened, against or affecting Conoco or any of its Subsidiaries or, to the knowledge of Conoco, any basis for any such suit, action, proceeding or investigation that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Conoco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Conoco or its Subsidiaries having, or which would reasonably be expected to have, any such effect.

          (i) Compliance with Applicable Law. Conoco and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Conoco or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Conoco.

          (j) Environmental Liability. Except for matters that individually or in the aggregate, would not have a Material Adverse Effect on Conoco, (i) Conoco and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained or applied for all Environmental Permits necessary for their operations as currently conducted; (ii) there have been no Releases of any Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim against Conoco or any of its Subsidiaries; (iii) there are no Environmental Claims pending or, to the knowledge of Conoco, threatened against Conoco or any of its Subsidiaries; (iv) none of Conoco and its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation under any Environmental Law; and (v) none of Conoco and its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to have formed the basis of any Environmental Claim against Conoco or any of its Subsidiaries.

          (k) Employee Benefit Plans; Labor Matters. (i) There do not now exist, and to the knowledge of Conoco, there are no existing, circumstances that could reasonably be expected to result in, any Controlled Group Liability to Conoco or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Conoco. No Conoco Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Conoco, (A) each of the Conoco Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Conoco, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Conoco Benefit Plans, any fiduciaries thereof with respect to their duties to the Conoco Benefit Plans or the assets of any of the trusts under any of the Conoco Benefit Plans that could reasonably be expected to result in any material liability of Conoco or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Conoco Benefit Plan, any participant in a Conoco Benefit Plan, or any other party.

          (iii) As of the date of this Agreement, neither Conoco nor any of its Subsidiaries is a party to any material collective bargaining or other labor union contract applicable to individuals employed by Conoco or any of its Subsidiaries, and no such collective bargaining agreement or other labor union contract is being negotiated by Conoco or any of its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect on Conoco, (A) there is no labor dispute, strike, slowdown or work stoppage against Conoco or any of its Subsidiaries pending or, to the knowledge of Conoco, threatened against Conoco or any of its Subsidiaries and (B) no unfair labor practice or labor charge or complaint has occurred with respect to Conoco or any of its Subsidiaries.

          (iv) Section 4.1(k)(iv) of the Conoco Disclosure Schedule sets forth an accurate and complete list of each Benefit Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Conoco or any of its Subsidiaries, or could limit the right of Conoco or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Conoco Benefit Plan or related trust or any material employment agreement or related trust.

          (l) Taxes. (i) Each of Conoco and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Conoco. Conoco and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Conoco. There are no pending or, to the knowledge of Conoco, threatened audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Conoco or any of its Subsidiaries, except for those that would not reasonably be expected to have a Material Adverse Effect on Conoco. There are no Liens for Taxes upon the assets of Conoco or any of its Subsidiaries, other than Liens for current Taxes not yet due, Liens for Taxes that are being contested in good faith by appropriate proceedings, and Liens for Taxes that would not reasonably be expected to have a Material Adverse Effect on Conoco. Neither Conoco nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year that have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Conoco. The consolidated U.S. federal income Tax Returns of Conoco have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 1995. Neither Conoco nor any of its Subsidiaries has any liability for Taxes of any Person (other than Conoco and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of U.S. state or local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Conoco. Neither Conoco nor any of its Subsidiaries is a party to any agreement (with any Person other than Conoco and/or any of its Subsidiaries), other than the Tax Sharing Agreement, dated as of October 27, 1998, by and among E. I. du Pont de Nemours and Company and Conoco (a copy of which has been delivered to Phillips), relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Conoco.

          (ii) To Conoco's knowledge, Conoco has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution that otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Mergers.

          (m) Reorganization under the Code. As of the date of this Agreement, neither Conoco nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Conoco Merger or the Phillips Merger from qualifying as a "reorganization" within the meaning of
     Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code.

          (n) Form S-4; Joint Proxy Statement/Prospectus. None of the information to be supplied by Conoco or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Phillips Stockholders Meeting and the Conoco Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by Conoco with respect to information supplied by Phillips for inclusion therein.

          (o) State Takeover Laws; Rights Plan. (i) The Board of Directors of Conoco has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

          (ii) Conoco has taken all action, if any, necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in the ability of any Person to exercise any Conoco Rights under the Conoco Rights Agreement or enable or require the Conoco Rights to separate from the shares of Conoco Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the Conoco Rights Agreement) has occurred.

          (p) Opinion of Financial Advisors. Conoco has received the opinions of Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., dated the date hereof, to the effect that the Conoco Merger Consideration to be received by holders of Conoco Common Stock in the Conoco Merger is fair to such stockholders from a financial point of view.

          (q) Board Approval. The Board of Directors of Conoco, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Conoco stockholders, (ii) approved this Agreement and (iii) recommended that this Agreement be adopted by the holders of Conoco Common Stock.

          (r) Brokers' Fees. Neither Conoco nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation.

          (s) Ownership of Phillips Capital Stock. As of the date of this Agreement, Conoco does not beneficially own any shares of Phillips Capital Stock.

     4.2 Representations and Warranties of Phillips. Except as disclosed in the Phillips Disclosure Schedule or in the Phillips SEC Documents filed with the SEC prior to the date of this Agreement, Phillips hereby represents and warrants to Conoco as follows:

          (a) Corporate Organization. (i) Phillips is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Phillips has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Phillips. True and complete copies of the Restated Certificate of Incorporation and By-Laws of Phillips, as in effect as of the date of this Agreement, have previously been made available by Phillips to Conoco.

          (ii) Each Subsidiary of Phillips (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and
     (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Phillips.

          (b) Capitalization. (i) The authorized capital stock of Phillips consists of (A) 1,000,000,000 shares of Phillips Common Stock, of which, as of November 15, 2001, 408,879,521 shares were issued and outstanding and 21,560,222 shares were held in treasury and (B) 300,000,000 shares of Phillips Preferred Stock, of which no shares are issued and outstanding. From November 16, 2001 to the date of this Agreement, no shares of Phillips Capital Stock have been issued except pursuant to the Phillips Stock Plans. All issued and outstanding shares of Phillips Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of stock options and stock issued pursuant to Phillips Stock Plans and pursuant to the Phillips Rights, Phillips does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Phillips Capital Stock or any other equity securities of Phillips or any securities of Phillips representing the right to purchase or otherwise receive any shares of Phillips Capital Stock. As of November 15, 2001, no shares of Phillips Capital Stock were reserved for issuance, except for 15,671,607 shares of Phillips Common Stock reserved for issuance upon the exercise of stock options pursuant to the Phillips Stock Plans and in respect of the employee and director savings, compensation and deferred compensation plans described in the Phillips 2000 10-K and 5,000,000 shares of Series B Junior Participating Preferred Stock reserved for issuance in connection with the Phillips Rights Agreement. Phillips has no Voting Debt issued or outstanding. As of November 15, 2001, 15,671,607 shares of Phillips Common Stock are subject to Phillips Stock Options. Since November 16, 2001, except as permitted by this Agreement, (i) no Phillips Common Stock has been issued except in connection with the exercise of issued and outstanding Phillips Stock Options and (ii) no options, warrants, securities convertible into, or commitments made with respect to the issuance of, shares of Phillips Common Stock have been issued, granted or made.

          (ii) Except for immaterial amounts of directors' qualifying shares in foreign Subsidiaries of Phillips, Phillips as of the date hereof owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Significant Subsidiary of Phillips, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Significant Subsidiary of Phillips has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

          (c) Authority; No Violation. (i) Phillips has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Phillips. The Board of Directors of Phillips has directed that this Agreement be submitted to Phillips's stockholders at a meeting of Phillips stockholders for the purpose of adopting this Agreement (the "Phillips Stockholders Meeting") and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Phillips Common Stock (the "Phillips Stockholder Approval"), no other corporate proceedings on the part of Phillips are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Phillips and (assuming due authorization, execution and delivery by Conoco, New Parent, Merger Sub One and Merger Sub Two) constitutes a valid and binding obligation of Phillips, enforceable against Phillips in accordance with its terms.

          (ii) Neither the execution and delivery of this Agreement by Phillips nor the consummation by Phillips of the transactions contemplated hereby, nor compliance by Phillips with any of the terms or provisions hereof, will
     (A) violate any provision of the Restated Certificate of Incorporation or By-Laws of Phillips, or (B) assuming that the consents and approvals referred to in Section 4.2(d) are duly obtained, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Phillips or any of its Subsidiaries or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Phillips or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Phillips or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Liens that, either individually or in the aggregate, would not have a Material Adverse Effect on Phillips, the Phillips Surviving Corporation or New Parent.

          (d) Consents and Approvals. Except for (i) the filing of a notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the filings under the EC Merger Regulation, (iii) the filings under the Canadian Investment Regulations, (iv) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Form S-4, (v) the filing of the Certificates of Merger pursuant to the DGCL, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of New Parent Common Stock pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to clauses (ii) through (vii) above, "Phillips Necessary Consents") and (viii) such other consents, approvals, filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Phillips, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Phillips of this Agreement and (B) the consummation by Phillips of the transactions contemplated by this Agreement.

          (e) Financial Reports and SEC Documents. The Phillips 2000 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Phillips or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed, with the SEC (collectively, the "Phillips SEC Documents") (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date of this Agreement), (A) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (B) each of the balance sheets contained in or incorporated by reference into any such Phillips SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Phillips SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements; provided that, with respect to Tosco only, in no event shall any non-compliance as to form, untrue statements, omissions or failures of the balance sheets or financial statements to fairly present the financial position be deemed material unless such non-compliance, untrue statements, omissions or failures would, in the aggregate, be material with respect to Phillips and its Subsidiaries taken as a whole.

          (f) Absence of Undisclosed Liabilities. Neither Phillips nor any of its Subsidiaries had at September 30, 2001, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that (A) are accrued or reserved against in the financial statements in the Phillips 10-Q or reflected in the notes thereto or (B) were incurred in the ordinary course of business, (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected to have a Material Adverse Effect on Phillips, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Phillips and its Subsidiaries prepared in accordance with GAAP consistently applied.

          (g) Absence of Certain Changes or Events. Since September 30, 2001, Phillips has conducted its business only in the ordinary course, and since such date there has not been:

             (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Phillips;

             (ii) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Phillips Capital Stock or any repurchase for value by Phillips of any Phillips Capital Stock;

             (iii) prior to the date of this Agreement, any split, combination or reclassification of any Phillips Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Phillips Capital Stock;

             (iv) prior to the date of this Agreement, (A) any granting by Phillips to any director or executive officer of Phillips of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements included in the Phillips SEC Documents, (B) any granting by Phillips to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements included in the Phillips SEC Documents, or (C) any entry by Phillips into, or any amendment of, any employment, severance or termination agreement with any such director or executive officer; or

             (v) prior to the date of this Agreement, any change in financial accounting methods, principles or practices by Phillips or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of Phillips, except insofar as may have been required by a change in GAAP.

          (h) Legal Proceedings. There is no suit, action or proceeding or investigation pending or, to the knowledge of Phillips, threatened, against or affecting Phillips or any of its Subsidiaries or, to the knowledge of Phillips, any basis for any such suit, action, proceeding or investigation that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Phillips, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Phillips or its Subsidiaries having, or which would reasonably be expected to have, any such effect.

          (i) Compliance with Applicable Law. Phillips and each of its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Phillips or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Phillips.

          (j) Environmental Liability. Except for matters that individually or in the aggregate, would not have a Material Adverse Effect on Phillips, (i) Phillips and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained or applied for all Environmental Permits necessary for their operations as currently conducted; (ii) there have been no Releases of any Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim against Phillips or any of its Subsidiaries; (iii) there are no Environmental Claims pending or, to the knowledge of Phillips, threatened against Phillips or any of its Subsidiaries; (iv) none of Phillips and its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation under any Environmental Law; and (v) none of Phillips and its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to have formed the basis of any Environmental Claim against Phillips or any of its Subsidiaries.

          (k) Employee Benefit Plans; Labor Matters. (i) There do not now exist, and to the knowledge of Phillips, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to Phillips or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Phillips. No Phillips Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Phillips, (A) each of the Phillips Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Phillips, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Phillips Benefit Plans, any fiduciaries thereof with respect to their duties to the Phillips Benefit Plans or the assets of any of the trusts under any of the Phillips Benefit Plans that could reasonably be expected to result in any material liability of Phillips or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Phillips Benefit Plan, any participant in a Phillips Benefit Plan, or any other party.

          (iii) As of the date of this Agreement, neither Phillips nor any of its Subsidiaries is a party to any material collective bargaining or other labor union contract applicable to individuals employed by Phillips or any of its Subsidiaries, and no such collective bargaining agreement or other labor union contract is being negotiated by Phillips or any of its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect on Phillips, (A) there is no labor dispute, strike, slowdown or work stoppage against Phillips or any of its Subsidiaries pending or, to the knowledge of Phillips, threatened against Phillips or any of its Subsidiaries and (B) no unfair labor practice or labor charge or complaint has occurred with respect to Phillips or any of its Subsidiaries.

          (iv) Section 4.2(k)(iv) of the Phillips Disclosure Schedule sets forth an accurate and complete list of each Benefit Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Phillips or any of its Subsidiaries, or could limit the right of Phillips or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Phillips Benefit Plan or related trust or any material employment agreement or related trust.

          (l) Taxes. (i) Each of Phillips and its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Phillips. Phillips and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Phillips. There are no pending or, to the knowledge of Phillips, threatened audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Phillips or any of its Subsidiaries, except for those that would not reasonably be expected to have a Material Adverse Effect on Phillips. There are no Liens for Taxes upon the assets of Phillips or any of its Subsidiaries, other than Liens for current Taxes not yet due, Liens for Taxes that are being contested in good faith by appropriate proceedings, and Liens for Taxes that would not reasonably be expected to have a

     Material Adverse Effect on Phillips. Neither Phillips nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year that have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Phillips. The consolidated U.S. federal income Tax Returns of Phillips have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 1995. Neither Phillips nor any of its Subsidiaries has any liability for Taxes of any Person (other than Phillips and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of U.S. state or local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Phillips. Neither Phillips nor any of its Subsidiaries is a party to any agreement (with any Person other than Phillips and/or any of its Subsidiaries) relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Phillips.

          (ii) Phillips has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution that otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Mergers.

          (iii) To Phillips's knowledge, Conoco has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution that otherwise constitutes a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Mergers.

          (m) Reorganization under the Code. As of the date of this Agreement, neither Phillips nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Conoco Merger or the Phillips Merger from qualifying as a "reorganization" within the meaning of
     Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code.

          (n) Form S-4; Joint Proxy Statement/Prospectus. None of the information to be supplied by Phillips or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Phillips Stockholders Meeting and the Conoco Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by Phillips with respect to information supplied by Conoco for inclusion therein.

          (o) State Takeover Laws; Rights Plan. (i) The Board of Directors of Phillips has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

          (ii) Phillips has taken all action, if any, necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in the ability of any Person to exercise any Phillips Rights under the Phillips Rights Agreement or enable or require the Phillips Rights to separate from the shares of Phillips Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Phillips Rights Agreement) has occurred.

          (p) Opinion of Financial Advisors. Phillips has received the opinions of Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch & Co., dated the date hereof, to the effect that the Phillips Merger Consideration relative to the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to holders of Phillips Common Stock.

          (q) Board Approval. The Board of Directors of Phillips, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Phillips stockholders, (ii) approved this Agreement and (iii) recommended that this Agreement be adopted by the holders of Phillips Common Stock.

          (r) Brokers' Fees. Neither Phillips nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch & Co.

          (s) Ownership of Conoco Capital Stock. As of the date of this Agreement, Phillips does not beneficially own any shares of Conoco Capital Stock.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Covenants of Conoco. During the period from the date of this Agreement and continuing until the Effective Time, Conoco agrees as to itself and its Subsidiaries that (except (i) as expressly contemplated or permitted by this Agreement or disclosed in the Conoco Disclosure Schedule, (ii) subject to
Section 5.1(a)(iii), for transactions by GIRL and (iii) for transactions between and among Conoco and its wholly owned Subsidiaries):

          (a) Ordinary Course. (i) Conoco and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

          (ii) Conoco shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business or contemplated by the 2001 capital budget of Conoco and previously disclosed to Phillips or by future capital budgets of Conoco approved by the Board of Directors of Conoco consistent with past practice.

          (iii) Notwithstanding anything to the contrary in this Section 5.1, subject to the fiduciary duties of Conoco or its officers serving as directors of GIRL, Conoco shall cause GIRL to carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall cause GIRL to use its reasonable best efforts to keep available the services of its present officers and key employees, preserve intact its present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing businesses shall not be impaired in any material respect at the Effective Time.

          (b) Dividends; Changes in Share Capital. Conoco shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.19 per share of Conoco Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) the declaration and payment of regular dividends from a Subsidiary of Conoco to Conoco or to another Subsidiary of Conoco in accordance with past dividend practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Conoco that remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for the purchase from time to time by Conoco of Conoco Common Stock (and the associated Conoco Rights) in connection with the Conoco Benefit Plans in the ordinary course of business.

          (c) Issuance of Securities. Conoco shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Conoco Common Stock (and the associated Conoco Rights) upon the exercise of Conoco Stock Options or Conoco SARs or the settlement of Conoco Stock-Based Awards, in each case in accordance with their present terms or pursuant to Conoco Stock Options, Conoco SARs or Conoco Stock-Based Awards granted in accordance with Section 5.1(c) of the Conoco Disclosure Schedule, (ii) issuances, sales or deliveries by a wholly owned Subsidiary of Conoco of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Conoco, (iii) pursuant to acquisitions and investments as disclosed in Section 5.1(e) or 5.1(g) of the Conoco Disclosure Schedule or the financings therefor, (iv) issuances or deliveries in accordance with the Conoco Rights Agreement, (v) sales or dispositions of capital stock of a Subsidiary of Conoco in connection with a disposition permitted pursuant to Section 5.1(f), (vi) issuances or deliveries of capital stock of Subsidiaries of Conoco in the ordinary course of business in connection with joint venture agreements existing as of the date hereof or (vii) issuances of Conoco Stock Options to the extent required pursuant to reload options that are outstanding on the date hereof.

          (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable law, Conoco shall not amend or propose to so amend its Restated Certificate of Incorporation or By-Laws.

          (e) No Acquisitions. Other than acquisitions in the ordinary course of business that do not present a material risk of making it materially more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory Law, Conoco shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Conoco and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor).

          (f) No Dispositions. Other than dispositions referred to in the Conoco SEC Documents filed prior to the date of this Agreement, Conoco shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Conoco), other than in the ordinary course of business and dispositions in the aggregate amount of up to $700 million per year in fair market value.

          (g) Investments; Indebtedness. Conoco shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Conoco or a Subsidiary of Conoco to or in Conoco or any Subsidiary of Conoco, (B) in the ordinary course of business (provided that none of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory
     Law) and (C) any capital contributions to or other obligations in respect of any joint ventures of Conoco or any of its Subsidiaries pursuant to an agreement in existence on or prior to the date of this Agreement, or (ii) except in the ordinary course, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Conoco or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, other than refinancings of pre-existing indebtedness.

          (h) Tax-Free Qualification. Conoco shall use its reasonable best efforts to, and to cause each of its Subsidiaries to, (i) cause the Conoco Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and the Mergers, taken together, to qualify as an exchange described in Section 351 of the Code and (ii) obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3(c), including the execution of the officers' certificates referred to therein. Conoco shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Conoco Merger or the Phillips Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in
     Section 351 of the Code.

          (i) Compensation. Except as required by applicable law or by the terms of any collective bargaining agreement or other binding agreement currently in effect, Conoco and its Significant Subsidiaries shall not: (A) increase the amount of compensation of, or pay any severance to, any director or officer of Conoco or any Significant Subsidiary of Conoco, except in the ordinary course of business consistent with past practice; or
     (B) adopt or amend or make any commitment to adopt or amend any Benefit Plan or fund or make any contribution to any Conoco Benefit Plan or any related trust or other funding vehicles, except for amendments in the ordinary course of business consistent with past practice and regularly scheduled contributions to trusts funding qualified plans.

          (j) Financial Accounting Methods. Except as disclosed in Conoco SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Conoco shall not change in any material respect its methods of financial accounting in effect at September 30, 2001, except as required by changes in GAAP as concurred in by Conoco's independent public accountants.

          (k) Standstill. Conoco shall not, and shall not permit any of its Subsidiaries to, waive the benefits of, or commit or agree to modify in any manner, any standstill or similar covenant or agreement for the benefit of Conoco or any Subsidiary.

          (l) Certain Actions. Conoco and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Mergers or the other transactions contemplated by this Agreement.

     5.2 Covenants of Phillips. During the period from the date of this Agreement and continuing until the Effective Time, Phillips agrees as to itself and its Subsidiaries that (except (i) as expressly contemplated or permitted by this Agreement or disclosed in the Phillips Disclosure Schedule and (ii) for transactions between and among Phillips and its wholly owned Subsidiaries):

          (a) Ordinary Course. (i) Phillips and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

          (ii) Phillips shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business or contemplated by the 2001 capital budget of Phillips and previously disclosed to Conoco or by future capital budgets of Phillips approved by the Board of Directors of Phillips consistent with past practice.

          (b) Dividends; Changes in Share Capital. Phillips shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.36 per share of Phillips Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) the declaration and payment of regular dividends from a Subsidiary of Phillips to Phillips or to another Subsidiary of Phillips in accordance with past dividend practice,
     (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Phillips that remains a wholly owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for the purchase from time to time by Phillips of Phillips Common Stock (and the associated Phillips Rights) in connection with the Phillips Benefit Plans in the ordinary course of business.

          (c) Issuance of Securities. Phillips shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Phillips Common Stock (and the associated Phillips Rights) upon the exercise of Phillips Stock Options or Phillips SARs, or the settlement of Phillips Stock-Based Awards, in each case in accordance with their present terms or pursuant to Phillips Stock Options, Phillips SARs or Phillips Stock-Based Awards granted in accordance with Section 5.2(c) of the Phillips Disclosure Schedule, (ii) issuances, sales or deliveries by a wholly owned Subsidiary of Phillips of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Phillips, (iii) pursuant to acquisitions and investments as disclosed in
     Section 5.2(e) or 5.2(g) of the Phillips Disclosure Schedule or the financings therefor, (iv) issuances or deliveries in accordance with the Phillips Rights Agreement, (v) sales or dispositions of capital stock of a Subsidiary of Conoco in connection with a disposition permitted pursuant to
     Section 5.2(f), (vi) issuances of capital stock of Subsidiaries of Phillips in the ordinary course of business in connection with joint venture agreements existing as of the date hereof or (vii) issuances of Phillips Stock Options to the extent required pursuant to reload options that are outstanding on the date hereof.

          (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable law, Phillips shall not amend or propose to so amend its Restated Certificate of Incorporation or By-Laws.

          (e) No Acquisitions. Other than acquisitions in the ordinary course of business that do not present a material risk of making it materially more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory Law, Phillips shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Phillips and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor).

          (f) No Dispositions. Other than dispositions referred to in the Phillips SEC Documents filed prior to the date of this Agreement, Phillips shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Phillips), other than in the ordinary course of business and dispositions in the aggregate amount of up to $1,000 million per year in fair market value.

          (g) Investments; Indebtedness. Phillips shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Phillips or a Subsidiary of Phillips to or in Phillips or any Subsidiary of Phillips, (B) in the ordinary course of business (provided that none of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory
     Law) and (C) any capital contributions to or other obligations in respect of any joint ventures of Conoco or any of its Subsidiaries pursuant to an agreement in existence on or prior to the date of this Agreement, or (ii) except in the ordinary course, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Phillips or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, other than refinancings of pre-existing indebtedness.

          (h) Tax-Free Qualification. Phillips shall use its reasonable best efforts to, and to cause each of its Subsidiaries to, (i) cause the Phillips Merger to qualify as a "reorganization" within the meaning of
     Section 368(a) of the Code and the Mergers, taken together, to qualify as an exchange described in Section 351 of the Code and (ii) obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3(c), including the execution of the officers' certificates referred to therein. Phillips shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Conoco Merger or the Phillips Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in
     Section 351 of the Code.

          (i) Compensation. Except as required by applicable law or by the terms of any collective bargaining agreement or other binding agreement currently in effect, Phillips and its Significant Subsidiaries shall not:
     (A) increase the amount of compensation of, or pay any severance to, any director or officer of Phillips or any Significant Subsidiary of Phillips, except in the ordinary course of business consistent with past practice; or
     (B) adopt or amend or make any commitment to adopt or amend any Benefit Plan or fund or make any contribution to any Phillips Benefit Plan or any related trust or other funding vehicles, except for amendments in the ordinary course of business consistent with past practice and regularly scheduled contributions to trusts funding qualified plans.

          (j) Financial Accounting Methods. Except as disclosed in Phillips SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Phillips shall not change in any material respect its methods of financial accounting in effect at September 30, 2001, except as required by changes in GAAP as concurred in by Phillips's independent public accountants.

          (k) Standstill. Phillips shall not, and shall not permit any of its Subsidiaries to, waive the benefits of, or commit or agree to modify in any manner, any standstill or similar covenant or agreement for the benefit of Phillips or any Subsidiary.

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          (l) Certain Actions.  Phillips and its Subsidiaries shall not take any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Mergers or the other transactions contemplated by this Agreement.

     5.3 Governmental Filings. Phillips and Conoco shall (a) confer on a reasonable basis with each other and (b) report to each other (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) on operational matters. Phillips and Conoco shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly upon request.

     5.4 Control of Other Party's Business. Nothing contained in this Agreement shall give Conoco, directly or indirectly, the right to control or direct Phillips's operations or give Phillips, directly or indirectly, the right to control or direct Conoco's operations prior to the Effective Time. Prior to the Effective Time, each of Phillips and Conoco shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 Preparation of Proxy Statement; Stockholders Meetings. (a) As promptly as reasonably practicable following the date hereof, Phillips and Conoco shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the Joint Proxy Statement/Prospectus and Phillips and Conoco shall prepare, and New Parent shall file with the SEC, the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as New Parent's prospectus. Each of Phillips, Conoco and New Parent shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby. Each of Phillips, Conoco and New Parent shall, as promptly as practicable after receipt thereof, provide the other parties with copies of any written comments, and advise each other of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. Phillips, Conoco and New Parent shall cooperate and provide the other parties with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and each will provide each other parties with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Phillips and Conoco, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party hereto that are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that Phillips, in connection with a Change in the Phillips Recommendation, and Conoco, in connection with a Change in the Conoco Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. Phillips will use reasonable best efforts to cause the Joint Proxy Statement/ Prospectus to be mailed to Phillips stockholders, and Conoco will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Conoco stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each of Phillips, Conoco and New Parent will advise the other parties, promptly after it receives notice thereof, of the time when the

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

Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the New Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If, at any time prior to the Effective Time, any information relating to Phillips or Conoco, or any of their respective affiliates, officers or directors, is discovered by Phillips or Conoco and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Phillips and Conoco.

     (b) Conoco shall duly take all lawful action to call, give notice of, convene and hold the Conoco Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Phillips and Conoco for the purpose of obtaining the Conoco Stockholder Approval and, subject to
Section 6.5 and Section 8.5, shall take all lawful action to solicit the Conoco Stockholder Approval. The Board of Directors of Conoco shall recommend the adoption of the plan of merger contained in this Agreement by the Conoco stockholders to the effect as set forth in Section 4.1(q) (the "Conoco Recommendation"), and shall not, unless Phillips makes a Change in the Phillips Recommendation, (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Phillips the Conoco Recommendation or (ii) take any action or make any statement in connection with the Conoco Stockholders Meeting inconsistent with the Conoco Recommendation (collectively, a "Change in the Conoco Recommendation"); provided, however, that Conoco and the Board of Directors of Conoco may take any action permitted under Section 6.5, 8.1(i) or
8.5. Notwithstanding any Change in the Conoco Recommendation pursuant to Section 6.5, this Agreement shall be submitted to the Conoco stockholders at the Conoco Stockholders Meeting for the purpose of obtaining the Conoco Stockholder Approval, and nothing contained herein shall be deemed to relieve Conoco of such obligation.

     (c) Phillips shall duly take all lawful action to call, give notice of, convene and hold the Phillips Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Phillips and Conoco for the purpose of obtaining the Phillips Stockholder Approval and, subject to
Section 6.5 and Section 8.5, shall take all lawful action to solicit the Phillips Stockholder Approval. The Board of Directors of Phillips shall recommend the adoption of the plan of merger contained in this Agreement by the Phillips stockholders to the effect as set forth in Section 4.2(q) (the "Phillips Recommendation"), and shall not, unless Conoco makes a Change in the Conoco Recommendation, (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Conoco the Phillips Recommendation or (ii) take any action or make any statement in connection with the Phillips Stockholders Meeting inconsistent with the Phillips Recommendation (collectively, a "Change in the Phillips Recommendation"); provided, however, that Phillips and the Board of Directors of Phillips may take any action permitted under Section 6.5, 8.1(i) or 8.5. Notwithstanding any Change in the Phillips Recommendation pursuant to Section 6.5, this Agreement shall be submitted to the Phillips stockholders at the Phillips Stockholders Meeting for the purpose of obtaining the Phillips Stockholder Approval, and nothing contained herein shall be deemed to relieve Phillips of such obligation.

     6.2 Governance Matters; Headquarters; Company Name. (a) Phillips and Conoco shall take, and shall cause New Parent to take, all requisite action to, effective as of the Effective Time, (i) expand the New Parent Board of Directors such that it consists of 16 members, (ii) cause the New Parent Board of Directors to consist of eight current Phillips directors nominated by Phillips and eight current Conoco directors nominated by Conoco, (iii) cause each committee of the New Parent Board of Directors to consist of an equal number of directors nominated by Conoco and Phillips and (iv) cause Archie Dunham to be appointed Chairman of the New Parent Board, subject to the terms of his employment agreement entered into pursuant to Section 6.2(c). Immediately following the Effective Time, James J. Mulva shall become Chief Executive Officer of New Parent, and, subject to the terms of his employment agreement

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

entered into pursuant to Section 6.2(c), James J. Mulva shall become the Chairman of the Board following the retirement of Archie Dunham.

     (b) The New Parent Board of Directors shall be divided into three classes, Class I, Class II and Class III. Two directors nominated by Conoco and three directors nominated by Phillips shall comprise Class I and shall hold office until the first annual meeting of the New Parent Board following the Closing Date. Three directors nominated by Conoco and two directors nominated by Phillips shall comprise Class II and shall hold office until the second annual meeting of the New Parent Board following the Closing Date. Three directors nominated by Conoco (one of whom shall be Archie Dunham) and three directors nominated by Phillips (one of whom shall be James J. Mulva) shall comprise Class III and shall hold office until the third annual meeting of the New Parent Board following the Closing Date.

     (c) Concurrently with entering into this Agreement, Phillips and Conoco shall cause New Parent to enter into employment agreements, effective as of the Effective Time, with the executives of Phillips and Conoco in the forms mutually satisfactory to both parties. All other officers of New Parent shall be elected by the Board of Directors of New Parent.

     (d) As soon as reasonably practicable following the Effective Time, the executive headquarters for Phillips and New Parent shall be moved to the Houston, Texas area.

     (e) Immediately upon consummation of the Mergers, New Parent shall change its name to ConocoPhillips.

     6.3 Access to Information. Upon reasonable notice, each of Phillips and Conoco shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, each of Phillips and Conoco shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of U.S. federal or state securities laws or the HSR Act, as applicable (other than documents that such party hereto is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that any party hereto may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) counsel for such party advises that such information should not be disclosed in order to ensure compliance with the Antitrust Laws, (iii) the information is subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or legal proceedings or government investigations, or (iv) the information is subject to confidentiality obligations to a third party. The parties hereto shall hold any information obtained pursuant to this Section 6.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality agreement dated November 6, 2001, between Phillips and Conoco (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect. Any investigation by either Phillips or Conoco shall not affect the representations and warranties of the other party.

     6.4 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Mergers and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as promptly as practicable all Conoco Necessary Consents or Phillips Necessary Consents, as appropriate, and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) taking all reasonable steps as may be necessary to obtain all such Necessary Consents and the Required Approvals. In furtherance and not in limitation of the foregoing, each of Phillips and Conoco agrees (i) to make, as promptly as practicable, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby,
(B) appropriate filings with the European Commission, if required, in accordance with applicable Regulatory Laws, and (C) all other necessary filings with other Governmental Entities relating to the Mergers, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such Governmental Entities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as soon as practicable and (ii) not to extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary in this Agreement, neither Phillips nor Conoco nor any of their respective Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation, in any such case, that could reasonably be expected to have a Material Adverse Effect on New Parent after giving effect to the Mergers or to substantially impair the benefits to Phillips and Conoco expected, as of the date hereof, to be realized from consummation of the Mergers, and neither Phillips or Conoco shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Mergers.

     (b) Each of Phillips and Conoco shall, in connection with the efforts referenced in Section 6.4(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any Governmental Entity, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, and to the extent (i) such party has not been advised by its counsel that such information should not be disclosed in order to ensure compliance with the Antitrust Laws and (ii) the relevant document or information is not subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or legal proceedings or government investigations, give the other party the opportunity to attend and participate in such meetings and conferences.

     (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.4(a) and 6.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity that would make the Mergers or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Mergers or the other transactions contemplated hereby, each of Phillips and Conoco shall cooperate in all respects with each other and use its respective reasonable best efforts, including, subject to Section 6.4(a), selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Phillips, Conoco or their respective Subsidiaries or the conducting of their business in a specified manner, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Mergers or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit either Phillips's or Conoco's right to terminate this Agreement pursuant to Section 8.1(b), 8.1(c), 8.1(i) or 8.5 so long as such party hereto has up to then complied with its obligations under this Section 6.4.

     (d) Each party hereto and its respective Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Mergers or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Mergers and the other transactions contemplated hereby.

     6.5 Acquisition Proposals. (a) Each of Phillips and Conoco agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and such Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of 20% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction) (any such proposal, offer or transaction (other than a proposal or offer made by the other party or an affiliate thereof), an "Acquisition Proposal"), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

     (b) Notwithstanding anything in this Agreement to the contrary, each of Phillips and Conoco (and its respective Board of Directors) shall be permitted to (i) comply with applicable law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act), (ii) effect a Change in the Phillips Recommendation or a Change in the Conoco Recommendation, as the case may be, or
(iii) engage in discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (ii) or (iii) above, (A) in the case of Phillips, the vote at the Phillips Stockholders Meeting on the adoption of this Agreement shall not have been taken, or in the case of Conoco, the vote at the Conoco Stockholders Meeting on the adoption of this Agreement shall not have been taken, (B) (I) in the case of clause (ii) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal and
(II) in the case of clause (iii) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal would lead to a Superior Proposal, (C) its Board of Directors, after consultation with outside counsel, determines in good faith that there is a reasonable probability that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (D) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are at least as restrictive as the Confidentiality Agreement, and (E) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, it notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of Phillips and Conoco agrees that it will promptly keep the other party reasonably informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the Person making such inquiry, proposal or offer. Each of Phillips and Conoco agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Person (other than the parties hereto) conducted heretofore with respect to any Acquisition Proposal. Each of Phillips and Conoco agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.5. Nothing in this Section 6.5 shall (x) permit Phillips or Conoco to terminate this Agreement (except as specifically provided in Article VIII) or (y) affect or limit any other obligation of Phillips or Conoco under this Agreement (including the provisions of Sections 6.1(b) and 6.1(c)). Except as required by law or its certificate of incorporation or by-laws, neither Phillips nor Conoco shall submit any Acquisition Proposal other than the Mergers and the transactions contemplated by this Agreement to a vote of its stockholders.

     6.6 Fees and Expenses. Subject to Section 8.2, whether or not the Mergers are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such Expenses, except (i) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4 and
(ii) Expenses incurred in connection with any consultants that Phillips and Conoco shall have agreed to retain to assist in obtaining the approvals and clearances under the Antitrust Laws, which, in each case, shall be shared equally by Phillips and Conoco. The parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns.

     6.7 Directors' and Officers' Indemnification and Insurance. (a) Following the Effective Time, New Parent and the Conoco Surviving Corporation shall (i) jointly and severally indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Conoco and its Subsidiaries (in all of their capacities) (A) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by Conoco pursuant to the Restated Certificate of Incorporation and By-Laws of Conoco and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any directors, officers and employees of Conoco and its Subsidiaries and (B) without limitation to subclause (A) above, to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Certificate of Incorporation and By-Laws of the Conoco Surviving Corporation (or any successor to the Conoco Surviving Corporation) for a period of six years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Restated Certificate of Incorporation and By-Laws of Conoco and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Conoco (provided that New Parent (or any successor thereto) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Conoco Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Conoco for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Conoco Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding any foregoing provision to the contrary, the treatment of past and present directors, officers, and employees of Conoco and its Subsidiaries with respect to elimination of liability, indemnification, advancement of expenses and liability insurance under this Section 6.7(a) shall be, in the aggregate, no less advantageous to the intended beneficiaries thereof than the corresponding treatment of the past and present directors, officers and employees of Phillips and its Subsidiaries under Section 6.7(b).

     (b) Following the Effective Time, New Parent and the Phillips Surviving Corporation shall (i) jointly and severally indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Phillips and its Subsidiaries (in all of their capacities) (A) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by Phillips pursuant to the Restated Certificate of Incorporation and By-Laws of Phillips and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any directors, officers and employees of Phillips and its Subsidiaries and (B) without limitation to subclause (A) above, to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Certificate of Incorporation and By-Laws of the Phillips Surviving Corporation (or any successor to the Phillips Surviving Corporation) for a period of six years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Restated Certificate of Incorporation and By-Laws of Phillips and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Phillips (provided that New Parent (or any successor thereto) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Phillips Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Phillips for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Phillips Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding any foregoing provision to the contrary, the treatment of past and present directors, officers, and employees of Phillips and its Subsidiaries with respect to elimination of liability, indemnification, advancement of expenses and liability insurance under this Section 6.7(b) shall be, in the aggregate, no less advantageous to the intended beneficiaries thereof than the corresponding treatment of the past and present directors, officers and employees of Conoco and its Subsidiaries under Section 6.7(a).

     (c) The obligations of New Parent, the Conoco Surviving Corporation and the Phillips Surviving Corporation under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this
Section 6.7 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7 applies shall be third-party beneficiaries of this Section 6.7).

     6.8 Employee Benefits. (a) From and after the Effective Time, the Conoco Benefit Plans and the Phillips Benefit Plans in effect as of the date of this Agreement and at the Effective Time shall remain in effect with respect to employees and former employees of Conoco or Phillips and their Subsidiaries (the "Newco Employees"), respectively, covered by such plans at the Effective Time, until such time as New Parent shall otherwise determine, subject to applicable laws and the terms of such plans. Prior to the Closing Date, Phillips and Conoco shall cooperate in reviewing, evaluating and analyzing the Conoco Benefit Plans and the Phillips Benefit Plans with a view towards developing appropriate new Benefit Plans for Newco Employees. It is the intention of Phillips and Conoco, to the extent permitted by applicable laws, to develop new Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities and (ii) do not discriminate between Newco Employees who were covered by Conoco Benefit Plans, on the one hand, and those covered by Phillips Benefit Plans on the other, at the Effective Time. It is the current intention of Phillips and Conoco that, for one year following the Effective Time, New Parent shall provide employee benefits under Benefit Plans to Newco Employees that are substantially comparable in the aggregate to those provided to such persons pursuant to the Benefit Plans of Conoco or Phillips (or their Subsidiaries), respectively, in effect on the date hereof and at the Effective Time; provided, that the foregoing shall not be interpreted to prevent the harmonization of benefits provided to Tosco Employees (as that term is defined in the Agreement and Plan of Merger, dated as of February 4, 2001, among Phillips, Ping Acquisition Corp. and Tosco Corporation (the "Tosco Merger Agreement") with the benefits provided to other Phillips employees as and when permitted by Section 6.8 of the Tosco Merger Agreement. Nothing herein shall prohibit any changes to the Conoco Benefit Plans or the Phillips Benefit Plans that may be (i) required by applicable laws (including any applicable qualification requirements of Section 401(a) of the Code), (ii) necessary as a technical matter to reflect the transactions contemplated hereby or (iii) required for New Parent to provide for or permit investment in its securities. Nothing in this Section 6.8 shall be interpreted as preventing New Parent from amending, modifying or terminating any Conoco Benefit Plan or Phillips Benefit Plan or other contract, arrangement, commitment or understanding, in accordance with its terms and applicable laws.

     (b) With respect to any Benefit Plans in which any Newco Employees who are employees of Conoco or Phillips (or their Subsidiaries) prior to the Effective Time first become eligible to participate on or after the Effective Time, and in which such Newco Employees did not participate prior to the Effective Time (the "New Plans"), New Parent shall: (A) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Newco Employees and their eligible dependents under any New Plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Conoco Benefit Plan or Phillips Benefit Plan, as the case may be; (B) provide each Newco Employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Conoco Benefit Plan or Phillips Benefit Plan (to the same extent that such credit was given under the analogous Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans in which such employees may be eligible to participate after the Effective Time; and (C) recognize all service of the Newco Employees with Phillips and Conoco, and their respective affiliates, for all purposes (including, purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any New Plan in which such employees may be eligible to participate after the Effective Time, to the extent such service is taken into account under the applicable New Plan; provided that the foregoing shall not apply to the extent it would result in duplication of benefits.

     (c) The provisions in any Phillips Benefit Plan or Conoco Benefit Plan providing for the issuance, transfer or grant of any capital stock of Phillips or Conoco (including any stock-based compensation awards) shall be amended, effective as of the Effective Time, to provide for, respectively, the issuance, transfer or grant of capital stock of New Parent, and each of Phillips and Conoco shall ensure that, following the Effective Time, no holder of a Phillips Stock Option, Phillips SAR or Phillips Stock-Based Award and no holder of a Conoco Stock Option, Conoco SAR or Conoco Stock-Based Award, or any participant in any Phillips Stock Plan or Conoco Stock Plan or any other Phillips Benefit Plan or Conoco Benefit Plan shall have any right thereunder to acquire any capital stock (including any stock-based compensation awards) of Phillips or Conoco. Without limitation of the generality of the foregoing, New Parent shall adopt and assume each of the Phillips Stock Plans and the Conoco Stock Plans effective as of the Effective Time.

     (d) Phillips shall take all steps necessary to amend the trust established under the Grantor Trust Agreement, dated as of June 1, 1998, between Phillips and Wachovia Bank, N.A. so that neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will be considered a "Change of Control" as defined in such trust agreement.

     (e) Conoco shall take all steps necessary to amend the trust established under the Rabbi Trust Agreement, dated December 17, 1999, between Conoco and U.S. Trust Company, National Association so that neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will be considered a "Change of Control" as defined in such trust agreement.

     6.9 Public Announcements. Phillips and Conoco shall, unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, consult with the other party before issuing, and provide the other party the opportunity to review and comment upon, any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except as required by applicable law and to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, neither Phillips nor Conoco shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     6.10 Listing of Shares of New Parent Common Stock. New Parent shall use its reasonable best efforts to cause the shares of New Parent Common Stock to be issued in the Mergers and the shares of New Parent Common Stock to be reserved for issuance upon exercise of the Conoco Stock Options, Conoco Converted Options, Phillips Stock Options or Phillips Converted Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     6.11 Rights Agreements. (a) The Board of Directors of Phillips shall take all action to the extent necessary (including amending the Phillips Rights Agreement) in order to render the Phillips Rights inapplicable to the Mergers and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence and to effect its obligations under this Agreement, the Board of Directors of Phillips shall not, without the prior written consent of Conoco, (i) amend the Phillips Rights Agreement or (ii) take any action with respect to, or make any determination under, the Phillips Rights Agreement, including a redemption of the Phillips Rights, in each case in order to facilitate any Acquisition Proposal with respect to Phillips.

     (b) The Board of Directors of Conoco shall take all action to the extent necessary (including amending the Conoco Rights Agreement) in order to render the Conoco Rights inapplicable to the Mergers and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence, the Board of Directors of Conoco shall not, without the prior written consent of Phillips, (i) amend the Conoco Rights Agreement or (ii) take any action with respect to, or make any determination under, the Conoco Rights Agreement, including a redemption of the Conoco Rights, in each case in order to facilitate any Acquisition Proposal with respect to Conoco.

     (c) Prior to the Effective Time, New Parent shall adopt a stockholder rights plan, in substantially the form set forth in Exhibit E (the "New Parent Rights Agreement") with a Record Date (as defined in the New Parent Rights Agreement) prior to the Effective Time.

     6.12 Affiliates. (a) Promptly following the date of mailing of Joint Proxy Statement/Prospectus, Conoco shall deliver to Phillips a letter identifying all Persons who, in the judgment of Conoco, may be deemed at the time this Agreement is submitted for Conoco Stockholders Approval, "affiliates" of Conoco for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Conoco shall use reasonable best efforts to cause each Person identified on such list to deliver to New Parent not later than ten days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit F hereto (an "Affiliate Agreement").

     (b) Promptly following the date of mailing of Joint Proxy Statement/Prospectus, Phillips shall deliver to Conoco a letter identifying all Persons who, in the judgment of Phillips, may be deemed at the time this Agreement is submitted for Phillips Stockholders Approval, "affiliates" of Phillips for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Phillips shall use reasonable best efforts to cause each Person identified on such list to deliver to New Parent not later than ten days prior to the Effective Time, an Affiliate Agreement.

     6.13 Section 16 Matters. Prior to the Effective Time, Phillips and Conoco shall take all such steps as may be required to cause any dispositions of Conoco Common Stock or Phillips Common Stock (including derivative securities with respect to Conoco Common Stock or Phillips Common Stock) or acquisitions of New Parent Common Stock (including derivative securities with respect to New Parent Common Stock) resulting from the transactions contemplated by Article II or
Article III by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to Phillips and Conoco or will become subject to such reporting requirements with respect to New Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     6.14 Dividends. After the date of this Agreement, each of Phillips and Conoco shall coordinate with the other the declaration of any dividends in respect of Phillips Common Stock and Conoco Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Conoco Common Stock or Phillips Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter, including the quarter in which the Effective Time occurs, with respect to their shares of Conoco Common Stock and/or shares of Phillips Common Stock and any shares of New Parent Common Stock any such holder receives in exchange therefor in the Mergers.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation to Effect the Mergers. The obligations of each of Phillips and Conoco to effect the Mergers are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. (i) Conoco shall have obtained the Conoco Stockholder Approval and (ii) Phillips shall have obtained the Phillips Stockholder Approval.

          (b) No Injunctions or Restraints; Illegality. No law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

          (c) HSR Act; Other Approvals. (i) The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired, (ii) all approvals in connection with the EC Merger Regulation and the Canadian Investment Regulations (other than approvals under the Canadian Investment Regulations which by their terms cannot be satisfied until after the Closing) shall have been obtained and (iii) all other approvals required under the Antitrust Laws shall have been obtained, except where the failure to obtain such other approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on New Parent after giving effect to the Mergers.

          (d) NYSE Listing. The shares of New Parent Common Stock to be issued in the Mergers and such other shares of New Parent Common Stock to be reserved for issuance in connection with the Mergers shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (e) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     7.2 Additional Conditions to Obligations of Phillips. The obligations of Phillips to effect the Mergers are subject to the satisfaction, or waiver by Phillips, on or prior to the Closing Date, of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Conoco set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those material representations and warranties not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); and Phillips shall have received a certificate of an executive officer of Conoco to such effect.

          (b) Performance of Obligations of Conoco. Conoco shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Phillips shall have received a certificate of an executive officer of Conoco to such effect.

          (c) Tax Opinion. Phillips shall have received from Wachtell, Lipton, Rosen & Katz, counsel to Phillips, a written opinion dated the Closing Date to the effect that for U.S. federal income tax purposes the Phillips Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and/or the Mergers, taken together, will constitute an exchange described in Section 351 of the Code. In rendering such opinion, counsel to Phillips shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Phillips and Conoco.

     7.3 Additional Conditions to Obligations of Conoco. The obligations of Conoco to effect the Mergers are subject to the satisfaction, or waiver by Conoco, on or prior to the Closing Date, of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Phillips set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those material representations and warranties not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); and Conoco shall have received a certificate of an executive officer of Phillips to such effect.

          (b) Performance of Obligations of Phillips. Phillips shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Conoco shall have received a certificate of an executive officer of Phillips to such effect.

          (c) Tax Opinion. Conoco shall have received from Cravath, Swaine & Moore, counsel to Conoco, a written opinion dated the Closing Date to the effect that for U.S. federal income tax purposes the Conoco Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and/or the Mergers, taken together, will constitute an exchange described in Section 351 of the Code. In rendering such opinion, counsel to Conoco shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Phillips and Conoco.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time and, except as specifically provided below, whether before or after the Phillips Stockholders Meeting or the Conoco Stockholders Meeting:

          (a) by mutual written consent of Phillips and Conoco;

          (b) by either Phillips or Conoco, if the Effective Time shall not have occurred on or before the date 18 months from the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.4) has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by either Phillips or Conoco, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties hereto shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action that is necessary to fulfill the conditions set forth in Sections 7.1(c), 7.1(d) or 7.1(e), as applicable, and such denial of a request to issue such order, decree, ruling or the failure to take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties hereto shall have used their reasonable best efforts to obtain, in accordance with Section 6.4); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party hereto whose failure to comply with Section 6.4 has been the primary cause of, or resulted in, such action or inaction;

          (d) by either Phillips or Conoco, if either the Phillips Stockholder Approval or the Conoco Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Phillips Stockholders Meeting or the Conoco Stockholders Meeting, as applicable;

          (e) by Phillips, if Conoco shall have (i) failed to make the Conoco Recommendation or effected a Change in the Conoco Recommendation, whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Conoco Stockholders Meeting in accordance with Section 6.1;

          (f) by Conoco, if Phillips shall have (i) failed to make the Phillips Recommendation or effected a Change in the Phillips Recommendation, whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Phillips Stockholders Meeting in accordance with Section 6.1;

          (g) by Phillips, if Conoco shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Sections 7.2(a) or 7.2(b) are not capable of being satisfied on or before the Termination Date;

          (h) by Conoco, if Phillips shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or 7.3(b) are not capable of being satisfied on or before the Termination Date; or

          (i) by Phillips or Conoco, prior to receipt of Phillips Stockholder Approval or Conoco Stockholder Approval, as appropriate, in accordance with
     Section 8.5; provided, however, that it shall have complied with all provisions thereof, including the notice provisions.

     8.2 Effect of Termination. (a) In the event of termination of this Agreement by either Conoco or Phillips as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors, except with respect to Section 4.1(r), Section 4.2(r), the second sentence of Section 6.3, Section 6.6, this Section 8.2 and Article IX, which provisions shall survive such termination; provided that, notwithstanding anything to the contrary contained in this Agreement, neither Phillips nor Conoco shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

     (b) If (i) (A) (I) either Conoco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure to obtain the Conoco Stockholder Approval) or pursuant to Section 8.1(b) without the vote at the Conoco Stockholders Meeting on the adoption of this Agreement being taken or (II) Phillips terminates this Agreement pursuant to
Section 8.1(g), (B) at any time after the date of this Agreement an Acquisition Proposal with respect to Conoco shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Conoco and such Acquisition Proposal shall not have been publicly withdrawn more than 30 days prior to the termination of this Agreement and (C) within twelve months of such termination Conoco or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal,
(ii) Phillips shall terminate this Agreement pursuant to Section 8.1(e), (iii) Conoco shall terminate this Agreement pursuant to Section 8.1(i) or (iv) (A) (I) either Conoco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure to obtain the Conoco Stockholder Approval) or pursuant to Section 8.1(b) without the vote at the Conoco Stockholders Meeting on the adoption of this Agreement being taken or
(II) Phillips terminates this Agreement pursuant to Section 8.1(g), (B) at any time after the date of this Agreement an Acquisition Proposal with respect to Conoco shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Conoco and (C) within twelve months of the termination of this Agreement, Conoco or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal with the Person (or an affiliate thereof) that publicly announced or otherwise communicated the Acquisition Proposal referred to in clause (B), then Conoco shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (i) or (iv) above, if later, the date Conoco or its Subsidiary enters into such agreement with respect to, or consummates, such Acquisition Proposal), pay Phillips an amount equal to the Conoco Termination Fee, by wire transfer of immediately available funds.

     (c) If (i) (A) (I) either Conoco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure to obtain the Phillips Stockholder Approval) or pursuant to Section 8.1(b) without the vote at the Phillips Stockholders Meeting on the adoption of this Agreement being taken or (II) Conoco terminates this Agreement pursuant to
Section 8.1(h), (B) at any time after the date of this Agreement an Acquisition Proposal with respect to Phillips shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Phillips and such Acquisition Proposal shall not have been publicly withdrawn more than 30 days prior to the termination of this Agreement and (C) within twelve months of such termination Phillips or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, (ii) Conoco shall terminate this Agreement pursuant to Section 8.1(f), (iii) Phillips shall terminate this Agreement pursuant to Section 8.1(i) or (iv) (A) (I) either Conoco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such termination is the failure to obtain the Phillips Stockholder Approval) or pursuant to Section 8.1(b) without the vote at the Phillips Stockholders Meeting on the adoption of this Agreement being taken or (II) Conoco terminates this Agreement pursuant to Section 8.1(h), (B) at any time after the date of this Agreement an Acquisition Proposal with respect to Phillips shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Phillips and (C) within twelve months of the termination of this Agreement, Phillips or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal with the Person (or an affiliate thereof) that publicly announced or otherwise communicated the Acquisition Proposal referred to in clause (B), then Phillips shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (i) or (iv) above, if later, the date Phillips or its Subsidiary enters into such agreement with respect to, or consummates, such Acquisition Proposal), pay Conoco an amount equal to the Phillips Termination Fee, by wire transfer of immediately available funds.

     (d) The parties hereto acknowledge that the agreements contained in this
Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Phillips or Conoco would enter into this Agreement; accordingly, if any party fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit that results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.6. The parties hereto agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement.

     8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Phillips Stockholder Approval or the Conoco Stockholder Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party hereto. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     8.5 Procedure for Termination. Each of Conoco or Phillips may terminate this Agreement pursuant to Section 8.1(i) only if (i) the Conoco Board or Phillips Board, as appropriate, has received a Superior Proposal, (ii) in light of such Superior Proposal a majority of the disinterested directors of Conoco or Phillips, as appropriate, has determined in good faith, after consultation with outside counsel, that it is necessary for it to withdraw or modify its approval or recommendation of this Agreement or the Mergers in order to comply with its fiduciary duty under applicable law, (iii) Conoco or Phillips, as appropriate, has notified the other party in writing of the determinations described in clause (ii) above, (iv) at least five business days following receipt by the other party of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Conoco or Phillips, as appropriate, since receipt of the notice referred to in clause (iii) above, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of Conoco or Phillips, as appropriate, has again made the determinations referred to in clause (ii) above, (v) Conoco or Phillips, as appropriate, is in compliance with Section 6.5 and (vi) Conoco or Phillips, as appropriate, is not at such time entitled to terminate this Agreement pursuant to Section 8.1(h) or
(g), as appropriate.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this
Article IX.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given when received. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

        (i)  if to Phillips:

             Phillips Petroleum Company
             Phillips Building
             Fourth and Keeler
             Bartlesville, Oklahoma 74004

             Attention: General Counsel

             with a copy to:

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, New York 10019

             Attention: Andrew R. Brownstein, Esq.

        (ii) if to Conoco to:

             Conoco Inc.
             600 North Dairy Ashford Road
             Houston, Texas 77079

             Attention: General Counsel

             with a copy to:

             Cravath, Swaine & Moore
             825 Eighth Avenue
             New York, NY 10019

             Attention: Richard Hall, Esq.

     9.3 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". In addition, each Section of this Agreement is qualified by the matters set forth in the related Section of the Phillips Disclosure Schedule and the Conoco Disclosure Schedule, as the case may be, and by such matters set forth any place else in this Agreement or in the Phillips Disclosure Schedule or the Conoco Disclosure Schedule the applicability of such qualification to the Section of this Agreement is reasonably apparent.

     9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart.

     9.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Confidentiality Agreement and the Exhibits and disclosure schedules and the other agreements and instruments of the parties hereto delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 6.7 (which is intended to be for the benefit of the Persons covered thereby) and Sections 3.4 and 3.5 (which are intended to be for the benefit of the holders of Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards and Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards).

     9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

     9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     9.9 Submission to Jurisdiction; Waivers. Each of Phillips and Conoco irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Phillips and Conoco hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and to accept service of process in any manner permitted by such courts. Each of Phillips and Conoco hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise),
(c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

     9.10 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Phillips Petroleum Company, CorvettePorsche Corp., Porsche Merger Corp., Corvette Merger Corp. and Conoco Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          PHILLIPS PETROLEUM COMPANY

                                          By: /s/ J.J. MULVA
                                            ------------------------------------
                                              Name: J. J. Mulva
                                              Title: Chairman and Chief
                                              Executive Officer

                                          CORVETTEPORSCHE CORP.

                                          By: /s/ RICK A. HARRINGTON
                                            ------------------------------------
                                              Name: Rick A. Harrington
                                              Title: Chairman

                                          PORSCHE MERGER CORP.

                                          By: /s/ J. BRYAN WHITWORTH
                                            ------------------------------------
                                              Name: J. Bryan Whitworth
                                              Title: Chairman

                                          CORVETTE MERGER CORP.

                                          By: /s/ RICK A. HARRINGTON
                                            ------------------------------------
                                              Name: Rick A. Harrington
                                              Title: Chairman

                                          CONOCO INC.

                                          By: /s/ ARCHIE W. DUNHAM
                                            ------------------------------------
                                              Name: Archie W. Dunham
                                              Title: Chairman, President and
                                                     Chief Executive Officer

                                                                         ANNEX B

                                    FORM OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   NEW PARENT

     FIRST: The name of the Corporation is ConocoPhillips (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

     FOURTH: A. Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is 3,000,000,000 (three billion) of which (i) 2,500,000,000 (two billion, five hundred million) shares shall be shares of Common Stock, par value $.01 per share (the "Common Stock"), and (ii) 500,000,000 (five hundred million) shares shall be shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of
Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

     B. Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the voting powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The voting powers, preferences and relative, participating, optional and other special rights, if any, of each series of Preferred Stock, and any qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     C. Common Stock.

     (1) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation ("Certificate of Incorporation"), holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

     (2)(a) At every meeting of the stockholders of the Corporation every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

     (b) The affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIFTH, Article SEVENTH or Article NINTH or any provision of this paragraph (C)(2)(b), and the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock, acting on the unanimous recommendation of the entire Board of Directors, shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIRST. "Voting Stock" shall mean the then outstanding shares of capital stock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages.

     (c) Every reference in this Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock shall refer to such majority or other proportion of the votes to which such shares of Voting Stock are entitled.

     (d) At any meeting of stockholders, the presence in person or by proxy of the holders of shares of capital stock entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum.

     (3) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (C)(3), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     (4)(a) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, except as otherwise expressly provided in this Certificate of Incorporation, in a Certificate of Designation with respect to any Preferred Stock or as otherwise expressly required by applicable law.

     (b) No stockholder shall be entitled to exercise any right of cumulative voting.

     FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The total number of directors constituting the entire Board shall be not less than six nor more than twenty as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected and until his successor shall be elected and shall qualify, subject however, to prior death, resignation or removal from office. Notwithstanding the immediately preceding sentence: the Class I directors in office immediately following the Merger Effective Time shall have an initial term ending on the date of the first annual meeting held after the date on which the mergers provided for in the Agreement and Plan of Merger dated as of November 18, 2001, by and among Phillips Petroleum Company, the Corporation, Porsche Merger Corp., Corvette Merger Corp. and Conoco Inc. became effective (the "Merger Effective Time"); the Class II directors in office immediately following the Merger Effective Time shall have an initial term ending on the date of the second annual meeting held after the Merger Effective Time; and the Class III directors in office immediately following the Merger Effective Time shall have an initial term ending on the date of the third annual meeting held after the Merger

Effective Time. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting at which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office. Unless otherwise required by law, any vacancy on the Board of Directors may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by stockholders if such vacancy was caused by the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof).

     Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of outstanding shares of one or more series of Preferred Stock are entitled to elect a director or directors of the Corporation separately as a series or together with one or more other series pursuant to a resolution of the Board of Directors providing for the establishment of such series, such director or directors shall not be classified pursuant to or be subject to the foregoing provisions of this Article FIFTH, and the election, term of office, removal and filling of vacancies in respect of such director or directors shall be governed by the resolution of the Board of Directors so providing for the establishment of such series and by applicable law.

     B. Any director or the entire Board of Directors may only be removed for cause, such removal to be by the affirmative vote of the shares representing at least a majority of the votes entitled to be cast by the Voting Stock. Unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case the following definition shall not apply), "cause" for removal of a director shall be deemed to exist only if (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

     C. There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any Board committee, except (i) as required by applicable law, (ii) as set forth in this Certificate of Incorporation or (iii) any By-Law adopted by the Board of Directors with respect to the eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment from the Corporation.

     D. Except as (i) required by applicable law or (ii) set forth in this Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

     E. The following provisions are inserted for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The By-Laws of the Corporation may be adopted, altered, amended or repealed (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Section 3, 7, 10 or 11 of Article II of the By-Laws or Section 1, 2 or 11 of Article III of the By-Laws or Section 4, 5 or 12 of Article IV of the By-Laws (in each case, as in effect on the date hereof), or the alteration, amendment or the repeal of, or the adoption of any provision inconsistent with this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (ii) by action of the Board of Directors of the Corporation except as otherwise specified in Section 12 of Article IV of the By-Laws.

          (2) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     SEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders in lieu of such a meeting. Except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or by the Chairman of the Board of Directors of the Corporation and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of such meeting shall be transacted at any special meeting.

     EIGHTH: A. Subject to Section 253 of the DGCL, in addition to any affirmative vote that may be required by law, this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in paragraph (B) of this Article EIGHTH:

          (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (A) any Related Person or (B) any Person that is an Affiliate of a Related Person; or

          (ii) any sale, lease, exchange, transfer or other disposition by the Corporation to any Related Person or any Affiliate of any Related Person of all or substantially all of the assets of the Corporation; or

          (iii) Any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation for which the approval of shareholders of the Corporation is otherwise required, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries for which the approval of shareholders of the Corporation is otherwise required, which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the Common Stock or Voting Stock Beneficially Owned by any Related Person or any Affiliate of any Related Person; or

          (iv) any dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person, shall require the affirmative vote of shares representing (x) not less than 80% of the votes entitled to be cast by the Voting Stock and (y) not less than 66 2/3% of the votes entitled to be cast by the Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person, with respect to such Business Combination. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, elsewhere in this Certificate of Incorporation, in the By-Laws of the Corporation or in any agreement with any national securities exchange or otherwise.

     B. The provisions of paragraph (A) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, the By-Laws of the Corporation and any other provision of the Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (B)(i) and (B)(ii) are met:

          (i) the cash, property, securities or other consideration to be received per share by each holder of any outstanding class or series of Voting Stock in the Business Combination is, with respect to each such class or series, either (A) the same in form and amount per share as the highest consideration paid by the Related Person in a tender or exchange offer in which such Related Person acquired at least 50% of the outstanding stock of such class or series of Voting Stock and which was consummated not more than one year prior to the date of such Business Combination, or if earlier, the entering into of a definitive agreement providing therefor or
     (B) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price applicable to such class or series of shares of Voting Stock; provided that, in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this paragraph (B)(i); or

          (ii) a majority of the Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person.

     In the case of any Business Combination with a Related Person to which paragraph (B)(ii) above does not apply, a majority of the Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares of Common Stock after the date of the earlier determination, in which case the Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

     A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (ii) the Share Price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

     C. For purposes of this Article EIGHTH and notwithstanding anything to the contrary set forth in this Certificate of Incorporation:

          (i) The term "Affiliate," used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          (ii) The term "Associate," used to indicate a relationship with a specified Person, shall mean (A) any corporation, partnership, limited liability company, association, joint venture or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (B) any trust or other estate in which such specified Person has a beneficial interest of 10% or more or as to which such specified Person serves as trustee or in a similar fiduciary capacity; (C) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (D) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

          (iii) A Person shall be a "Beneficial Owner" of any stock (A) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (B) which such Person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (C) which is beneficially owned, directly or indirectly, by any other Person, with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such stock; or (D) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the Exchange Act, as in effect on September 30, 1998. Stock shall be deemed "Beneficially Owned" by the Beneficial Owner or Owners thereof.

          (iv) The term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through (iv) of paragraph
     (A) of this Article EIGHTH.

          (v) The term "Continuing Director" shall mean, with respect to a Business Combination with a Related Person, any director of the Corporation who is unaffiliated with the Related Person and was a director prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or nominated to succeed a Continuing Director by a majority of the Continuing Directors. Without limiting the generality of the foregoing, a director shall be deemed to be affiliated with a Related Person if such director (A) is an officer, director, employee or general partner of such Related Person; (B) is an Affiliate or Associate of such Related Person;
     (C) is a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (D) performs services, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) which performs services for such Related Person or any Affiliate of such Related Person, or is a relative or spouse of any such Person; or (E) was nominated for election as a director by such Related Person.

          (vi) The term "Fair Market Value" shall mean, in the case of securities, the average of the closing sales prices during the 30-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Exchange Act on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the last reported sales price (if so reported) or the closing bid quotations with respect to such security during the 30-day period preceding the date in question on the New York Stock Exchange or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by a majority of the Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          (vii) The term "Highest Per Share Price" shall mean, with respect to a Related Person, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of any class or series of Voting Stock by such Related Person in a transaction that either (1) resulted in such Related Person's Beneficially Owning 15% or more of such class or series of Voting Stock outstanding or (2) was effected at a time when such Related Person Beneficially Owned 15% or more of such class or series of Voting Stock outstanding, in either case occurring not more than one year prior to the date of the Business Combination. In determining the Highest Per Share Price, appropriate adjustment will be made to take into account
     (w) distributions paid or payable in stock, (x) subdivisions of outstanding stock, (y) combinations of shares of stock into a smaller number of shares and (z) similar events.

          (viii) The term "Person" shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

          (ix) The term "Related Person" shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (A) is the Beneficial Owner of 15% or more of any class or series of Voting Stock outstanding; or (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of 15% or more of any class or series of Voting Stock outstanding. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise.

     D. Nothing contained in this Article EIGHTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     E. Notwithstanding any other provision of this Certificate of Incorporation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of shares representing (x) not less than 80% of the votes entitled to be cast by the Voting Stock voting together as a single class and (y) not less than 66 2/3% of the votes entitled to be cast by the Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH.

     NINTH: To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                                                         ANNEX C

                                    FORM OF

                                    BY-LAWS

                                       OF

                                   NEW PARENT
                     (HEREINAFTER CALLED THE "CORPORATION")

                                   ARTICLE I

                                    OFFICES

     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place and Time of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. Subject to applicable law, the Board of Directors may elect to postpone any previously scheduled meeting of stockholders.

     Section 2. Annual Meetings. The annual meetings of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

     Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (including any certificates of designation with respect to any Preferred Stock, the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may only be called by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or by the Chairman, if there be one, and any power of stockholders to call a special meeting is specifically denied. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Only such business shall be conducted at a special meeting as shall be specified in the notice of meeting (or any supplement thereto).

     Section 4. Adjournments. Any meeting of the stockholders may be adjourned by the chairman of the meeting or by the stockholders or their proxies in attendance, from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 5. Quorum. Unless otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of the holders of shares of capital stock entitled to cast a majority of the votes which could be cast at such meeting by the holders of all the outstanding shares of capital stock entitled to vote at such meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 4, until a quorum shall be present or represented.

     Section 6. Voting. Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws or any rule or regulation of any stock exchange or regulatory body applicable to the Corporation, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the votes of shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the question, voting as a single class. Every reference in these By-Laws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of capital stock shall refer to such majority or other proportion of the votes to which such shares of capital stock are entitled as provided in the Certificate of Incorporation. Votes of stockholders entitled to vote at a meeting of stockholders may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 7. No Action by Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders in lieu of such a meeting.

     Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, as required by applicable law. Subject to applicable law, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 10. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of (i) ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and
(ii) the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     Section 11. Business at Annual Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of (i) ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and
(ii) the close of business on the tenth

(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     Section 12. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) policies and procedures with respect to the adjournment of such meeting.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. Number, Classification and Qualification of Directors. (a) The Board of Directors shall consist initially of 16 members with the exact number of directors to be determined from time to time by the Board of Directors. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III, as provided in the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders. Subject to applicable law, any person shall be eligible for election as a director; provided that (i) in the case of a director who is also an employee of the Corporation, subject to Section 12 of Article IV and the employment agreements referred to therein, any person (A) who shall have attained the age of 65 shall be ineligible for election or appointment as a director and (B) who ceases to be an employee of the Corporation shall be disqualified from continued service as a director and such person's term of office as a director shall automatically terminate and (ii) otherwise, any person who shall have attained the age of 70 shall be ineligible for election or appointment as a director.

     (b) There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any Board committee, except (i) as required by applicable law, (ii) as set forth in the Certificate of Incorporation or (iii) as set forth in the foregoing Section 1(a) of this Article III or (iv) in any By-Law adopted by the Board of Directors with respect to the eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon cessation of employment with the Corporation.

     Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the stockholders if such vacancy resulted from the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof), and the directors so chosen shall hold office until the next election for such class and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

     Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

     Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the time of the meeting, by telephone, telegram, facsimile transmission or other electronic transmission not less than twenty-four (24) hours before the time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

     Section 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

     Section 6. Actions by Written Consent of the Board. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions as are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

     Section 8. Standing Committees. (a) The Board of Directors, by resolution adopted by a majority of the entire Board, shall appoint from among its members
(i) an Executive Committee, (ii) an Audit and Compliance Committee, (iii) a Compensation Committee, (iv) a Committee on Directors' Affairs and

(v) a Public Policy Committee (together, the "Standing Committees") each consisting of three (3) (or such greater number as the Board of Directors may designate) directors, to perform the functions traditionally performed by such Board committees.

     (b) The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, in each case, to the fullest extent permitted by applicable law.

     (c) The Committee on Directors' Affairs shall meet at the discretion of the Committee Chairman and have the following powers and duties: (i) evaluating and recommending director candidates to the Board of Directors, (ii) recommending committee assignments to the Board of Directors, (iii) assessing the performance of the Board of Directors, (iv) recommending director compensation and benefits policy for the Corporation, and (v) periodically reviewing the Corporation's corporate governance profile. Only persons recommended by the Committee on Directors' Affairs shall be eligible for nomination by the Board of Directors for election as directors or to fill a vacancy, but if the Board of Directors does not approve of one or more of the persons recommended by the Committee on Directors' Affairs, the Committee shall submit a recommendation of other persons by the date specified by the Board of Directors.

     Section 9. Committees. The Board of Directors may designate one or more other committees (in addition to the Standing Committees), each such other committee to consist of one or more of the directors of the Corporation. With respect to all Board committees, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. With respect to all Board committees, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any Board committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each Board committee shall keep regular minutes and report to the Board of Directors when required.

     Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and shall receive such compensation for their services as directors as shall be determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of Board committees may be allowed like compensation for attending committee meetings.

     Section 11. Removal. A director may only be removed for cause, such removal to be by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock. For purposes of these By-Laws, Voting Stock shall mean the then outstanding shares of capital stock entitled to vote generally in the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any dividend arrearages. Unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case the following definition shall not apply), "cause" for removal of a director shall be deemed to exist only if (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer; President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers; provided that for so long as the Employment Agreements are in effect, the Board of Directors, subject to their fiduciary duties, shall elect the Chairman of the Board as specified therein. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

     Section 2. Election. The Board of Directors, at its first meeting held after each annual meeting of stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Subject to Section 12 of this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the Board and of the Corporation's stockholders. The Chairman shall work with the Chief Executive Officer on external stakeholder relations (community, state, federal and foreign governments), business development (growth) initiatives, and the creation of an outstanding and cohesive Board of Directors; and shall have such other executive responsibilities as the Chairman and the Chief Executive Officer may agree. The Chairman and the Chief Executive Officer shall jointly recommend to the Board of Directors the long-range strategic plan for the Corporation, major acquisitions and divestitures, and major changes to the Corporation's capital structure. With respect to all other matters, the Chief Executive Officer shall, in consultation with the Chairman, arrange the agenda for meetings of the Board, and shall report to the Board and arrange for other executives and advisors to report to the Board.

     Section 5. Chief Executive Officer; President. The Chief Executive Officer shall have general responsibility for the management of the Corporation as provided in these By-laws, reporting directly to the Board of Directors. The Chief Executive Officer shall have all the customary duties and responsibilities of such office, and all of the Corporation's executive officers shall report directly to him or indirectly to him through another such executive officer who reports to him. The Chief Executive Officer shall also be the President. While Archie Dunham is serving as Chairman of the Board, the Chief Executive Officer shall work with the Chairman on external stakeholder relations (community, state, federal and foreign governments), business development (growth) initiatives, and the creation of an outstanding and cohesive Board of Directors. Furthermore, while Archie Dunham is Chairman of the Board, the Chief Executive Officer and the Chairman shall jointly recommend to the Board of Directors the long-range strategic plan for the Corporation, major acquisitions and divestitures, and major changes to the Corporation's capital structure. With respect to all other matters, the Chief Executive Officer shall, in consultation with the Chairman, arrange the agenda for meetings of the Board, and shall report to the Board and arrange for other executives and advisors to report to the Board.

     Section 6. Vice Presidents. At the request of the Chief Executive Officer or in the Chief Executive Officer's absence or in the event of the Chief Executive Officer's inability or refusal to act (and if there be no Chairman of the Board), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

     Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

     Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

     Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

     Section 12. Succession Arrangements.

     (a) Notwithstanding any other provision of these By-Laws, the election of individuals to the positions of Chairman of the Board and Chief Executive Officer shall be as specifically provided for in the Employment Agreements between the Corporation and Archie Dunham and James J. Mulva, dated as of November 18, 2001 (the "Employment Agreements"), and (1) the election of any other individual to such positions, or (2) the removal or replacement of Archie Dunham or James J. Mulva from one or more of those positions, shall require a two-thirds vote of the entire Board of Directors.

     (b) Any amendment to, modification or termination by the Company of, either of the Employment Agreements by the Corporation and any amendment, alteration or repeal of, or the adoption of any provision inconsistent with, Section 4, 5 or 12 of this Article IV by the Board of Directors, shall require a two-thirds vote of the entire Board of Directors.

     (c) This Section 12 will terminate at the earlier of (1) the first date on which neither Archie Dunham nor James J. Mulva remains employed under the relevant Employment Agreement and (2) the later of (A) the second anniversary of the closing date of the merger contemplated by the Agreement and Plan of Merger dated as of November 18, 2001, by and among Phillips Petroleum Company, CorvettePorsche Corp., Porsche Merger Corp., Corvette Merger Corp. and Conoco Inc. and (B) October 1, 2004.

                                   ARTICLE V

                                     STOCK

     Section 1. Uncertificated and Certificated Shares; Form of
Certificates. Effective at such time as the President or any Vice President or the Treasurer of the Corporation, if so authorized by resolution of the Board of Directors, designates in writing to the Corporate Secretary and any transfer agents of the Corporation with respect to any class of stock of the Corporation, the shares of such class shall be uncertificated shares, provided that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation, and provided further that upon request every holder of uncertificated shares shall be entitled, to the extent provided in Section 158 of the Delaware General Corporation Law, to have a certificate signed, in the name of the Corporation by the Chairman of the Board of Directors, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

     Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation by such person's attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

     Section 5. Record Date.

     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI

                                    NOTICES

     Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given personally, or by telegram, telex, cable or electronic transmission to the extent permitted by applicable law.

     Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the Delaware General Corporation Law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 6 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

     Section 4. Good Faith Defined.  For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in
Section 1 or 2 of this Article VIII, as the case may be.

     Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this
Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

     Section 7. Nonexclusivity of Indemnification and Advancement of
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in
Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this
Article VIII.

     Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

     Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Section 3, 7, 10 or 11 of Article II of these By-Laws or Section 1, 2 or 11 of Article III of these By-Laws or Section 4, 5 or 12 of Article IV of these By-Laws or this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and provided further, however, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such meeting, or (ii) by action of the Board of Directors of the Corporation. The provisions of this Section 1 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Certificate of Incorporation and in Section 12 of Article IV of these By-Laws.

     Section 2. Entire Board of Directors. As used in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                                                         ANNEX D

[MORGAN STANLEY LETTERHEAD]


                                                               NOVEMBER 18, 2001

Board of Directors
Conoco Inc.
600 North Dairy Ashford Road
Houston, TX 77079

Members of the Board:

     We understand that Phillips Company ("Phillips"), Conoco Inc. ("Conoco"), ConocoPhillips Corp., a Delaware corporation ("New Parent"), Phillips Merger Corp., a direct wholly owned subsidiary of New Parent ("Merger Sub One"), and Conoco Merger Corp., a direct wholly owned subsidiary of New Parent ("Merger Sub Two"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated November 16, 2001 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub One with and into Phillips (the "Phillips Merger") and the merger of Merger Sub Two with and into Conoco (the "Conoco Merger", and together with the Phillips Merger, the "Mergers"). Pursuant to the Mergers, Phillips and Conoco will become wholly owned subsidiaries of New Parent. We understand that pursuant to the Phillips Merger, each issued and outstanding share of common stock, par value $1.25 per share, of Phillips ("Phillips Common Stock"), other than shares of Phillips Common Stock owned by Phillips, New Parent, Merger Sub One or Merger Sub Two, will be converted into the right to receive one fully paid and nonassessable share of common stock, par value $.01 per share, of New Parent ("New Parent Common Stock"), and that pursuant to the Conoco Merger, each issued and outstanding share of common stock, par value $.01 per share, of Conoco ("Conoco Common Stock"), other than shares of Conoco Common Stock owned by Conoco, New Parent, Merger Sub One or Merger Sub Two, will be converted into the right to receive 0.4677 (the "Exchange Ratio") fully paid and nonassessable shares of New Parent Common Stock. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio is fair from a financial point of view to holders of the Conoco Common Stock.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other business and financial information of Porsche and Conoco, respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning Porsche and Conoco prepared by the respective managements of Phillips and Conoco;

          (iii) reviewed certain financial forecasts prepared by the respective managements of Phillips and Conoco;

          (iv) discussed with senior executives of Phillips and Conoco certain strategic, financial and operational benefits they expect to derive from the Mergers;

          (v) discussed the past and current operations and financial condition and the prospects of Phillips and Conoco with senior executives of Phillips and Conoco;

          (vi) reviewed the pro forma impact of the Mergers on, among other things, Conoco's earnings per share, cash flow, consolidated capitalization and financial ratios;

          (vii) reviewed and considered in the analysis, information prepared by the members of the respective senior managements of Phillips and Conoco relating to the relative contributions of Phillips and Conoco to the combined company.

          (viii) reviewed the reported prices and trading activity for the Phillips Common Stock and the Conoco Common Stock;

          (ix) compared the prices and trading activity of the Phillips Common Stock and the Conoco Common Stock with that of the securities of certain other publicly-traded companies comparable with Phillips and Conoco;

          (x) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

          (xi) participated in certain discussions and negotiations among representatives of Phillips and Conoco and their financial and legal advisors;

          (xii)  reviewed the Merger Agreement and certain related documents;
     and

          (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by Phillips and Conoco for the purposes of this opinion. With respect to the financial forecasts that we received from the respective managements of Phillips and Conoco, as well as information relating to certain strategic, financial and operational benefits anticipated from the Mergers, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Phillips and Conoco, and New Parent, respectively. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement without material modification or waiver, including, among other things, that the Mergers will be treated as tax-free reorganizations and/or exchanges, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of Phillips and Conoco, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, and the financial condition of Phillips and Conoco on, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction, involving Conoco, nor did we negotiate with any party, other than Phillips in connection with such a business combination or other extraordinary transaction.

     We have acted as financial advisor to the Board of Directors of Conoco in connection with this transaction and will receive a fee for our services, including a transaction fee, which is contingent upon the consummation of the Mergers. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Phillips and Conoco and have received fees for the rendering of these services. In addition, Morgan Stanley maintains commodity trading relationships with both Phillips and Conoco.

     It is understood that this letter is for the information of the Board of Directors of Conoco and may not be used for any other purpose without our prior written consent. In addition, this opinion does not in any manner address the merits of the underlying decision by Conoco to engage in the Mergers or the prices at which the New Parent Common Stock will trade following consummation of the Mergers, and Morgan Stanley expresses no opinion or recommendation as to how the stockholders of Conoco should vote at the stockholders' meeting held in connection with the Mergers.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio is fair from a financial point of view to holders of the Conoco Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED


                                          By: /s/ MICHAEL DICKMAN
                                            ------------------------------------
                                              Michael Dickman
                                              Managing Director

                                                                         ANNEX E

[SALOMON LOGO]

November 18, 2001

The Board of Directors
Conoco Inc.
600 North Dairy Ashford Road
Houston, Texas 77079

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of common stock, par value $.01 per share of Conoco Inc. (the "Company") (the "Company Common Stock") of the Exchange Ratio (as defined below) in connection with the proposed Company Merger (as defined below) contemplated by the Agreement and Plan of Merger (including the Exhibits thereto, the "Agreement") to be entered into by and among the Company, Phillips Petroleum Company ("Phillips"), CorvettePorsche Corp., a newly formed corporation equally owned by Phillips and the Company ("New Parent"), Porsche Merger Corp., a direct wholly owned subsidiary of New Parent ("Merger Sub One") and Corvette Merger Corp., a direct wholly owned subsidiary of New Parent ("Merger Sub Two").

     As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, Merger Sub One will merge with and into Phillips with Phillips continuing as the surviving corporation (the "Phillips Merger") and Merger Sub Two will merge with and into the Company with the Company continuing as the surviving corporation (the "Company Merger" and together with the Phillips Merger the "Mergers") and upon consummation of the Mergers each of Phillips and the Company will become wholly owned subsidiaries of New Parent. In the Phillips Merger, each outstanding share of common stock, par value $1.25 per share of Phillips ("Phillips Common Stock") (other than Phillips Common Stock held by Phillips as treasury stock or that is owned by New Parent, Phillips, Merger Sub One or Merger Sub Two) will be converted into the right to receive one share of common stock, par value $.01 per share of New Parent ("New Parent Common Stock"). In the Company Merger, each outstanding share of Company Common Stock (other than Company Common Stock held by the Company as treasury stock or that is owned by New Parent, the Company, Merger Sub One or Merger Sub Two) will be converted into the right to receive 0.4677 shares (the "Exchange Ratio") of New Parent Common Stock.

     In arriving at our opinion, we reviewed a draft of the Agreement dated November 16, 2001 and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of Phillips concerning the businesses, operations and prospects of the Company, Phillips and New Parent. We examined certain publicly available business and financial information relating to the Company and Phillips as well as certain financial forecasts and other information and data for the Company, Phillips and New Parent which were provided to or otherwise discussed with us by the managements of the Company and Phillips, including information relating to certain strategic implications and operational and financial benefits anticipated to result from the Mergers. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us and have further relied upon the assurances of managements of the Company and Phillips that they are not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements

[SALOMON LOGO]

The Board of Directors                                         November 18, 2001
Conoco Inc.

of the Company and Phillips that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and Phillips as to the future financial performance of the Company, Phillips and New Parent and the strategic implications and operational and financial benefits anticipated to result from the Mergers. We express no view with respect to such forecasts and other information and data or the assumptions on which they were based. We have assumed, with your consent, that the Mergers will be treated as a tax-free reorganization for federal income tax purposes. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, Phillips or New Parent nor have we made any physical inspection of the properties or assets of the Company, Phillips or New Parent. Representatives of the Company have advised us, and we have assumed, that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. We have further assumed that the Mergers will be consummated in accordance with the terms of the Agreement, without waiver of any of the material conditions precedent to the Mergers contained in the Agreement.

     Our opinion, as set forth herein, relates to the relative values of the Company and Phillips. We are not expressing any opinion as to what the value of the New Parent Common Stock will be when issued in the Mergers or the price at which the New Parent Common Stock will trade or otherwise be transferable subsequent to the Mergers. We were not requested to consider, and our opinion does not address, the relative merits of the Company Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion necessarily is based upon information available to us and financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

     Salomon Smith Barney Inc. will receive a fee for its services in connection with the Mergers, all of which is contingent upon the consummation of the Mergers. We have in the past provided and are currently providing investment banking services to the Company and Phillips unrelated to the Mergers, for which services we have received and may receive compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and Phillips for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney Inc. and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, Phillips and New Parent and their respective affiliates.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the Company Merger and our opinion is not intended to be and does not constitute a recommendation of the Company Merger to the Board of Directors, the Company or to anyone else or a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the Company Merger.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

                                          Very truly yours,

                                          [/s/ Salomon Smith Barney]

                                          SALOMON SMITH BARNEY INC.

                                                                         ANNEX F

                           [GOLDMAN SACHS LETTERHEAD]

PERSONAL AND CONFIDENTIAL

November 18, 2001

Board of Directors
Phillips Petroleum Company
4th & Keeler
Bartlesville, OK 74004

Ladies and Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding Common Shares, par value $1.25 per share (the "Phillips Common Stock"), of Phillips Petroleum Company ("Phillips") of the Phillips Exchange Ratio (as defined below) relative to the Conoco Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger, dated as of November 18, 2001 (the "Agreement"), by and among CorvettePorsche Corp. ("Parent"), Phillips, Conoco Inc. ("Conoco"), Porsche Merger Corp. ("Phillips Merger Sub") and Corvette Merger Corp. ("Conoco Merger Sub"). Pursuant to the Agreement, (i) Phillips Merger Sub will merge with and into Phillips and Phillips shall remain as the surviving corporation, (ii) Conoco Merger Sub will merge with and into Conoco and Conoco shall remain as the surviving corporation and (iii) Phillips and Conoco shall become wholly owned subsidiaries of Parent. The holder of each issued and outstanding share of Phillips Common Stock will be entitled to receive one share of Common Stock, par value $0.01 per share ("Parent Common Stock"), of Parent (the "Phillips Exchange Ratio"), and the holder of each issued and outstanding share of Common Stock, par value $0.01 per share (the "Conoco Common Stock"), of Conoco will be entitled to receive 0.4677 shares of Parent Common Stock (the "Conoco Exchange Ratio").

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and financial analyses for estate, corporate and other purposes. We are familiar with Phillips having provided certain investment banking services to Phillips from time to time, including having acted as financial advisor to Phillips in connection with its acquisition of assets from Atlantic Richfield Company in April 2000; having acted as co-arranger in connection with the public offering of $200 million aggregate principal amount of Phillips' 7% Debentures due 2029 in March 1999 and the public offering of $300 million aggregate principal amount of Phillips' 6 3/8% Notes due 2009 in March 1999; and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Conoco from time to time, including having acted as co-manager in connection with the public offering of 191.5 million shares of Conoco's Class A Common Stock in October 1998; as co-manager in connection with the public offering of $1.35 billion aggregate principal amount of Conoco's 5.90% Notes due 2004, $1.9 billion aggregate principal amount of Conoco's 6.95% Notes due 2029 and $750 million aggregate principal amount of Conoco's 6.35% Notes due 2009 in April 1999; and as agent for Conoco's commercial paper program. Goldman, Sachs & Co. provides a full range of financial advisory and securities services

Board of Directors
Phillips Petroleum Company
November 18, 2001
Page  Two

and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of Phillips or Conoco for its own account and for the accounts of customers. Goldman, Sachs & Co. also may provide investment banking services to Parent and its subsidiaries in the future.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of Phillips for the five years ended December 31, 2000; Annual Reports to Stockholders and Annual Reports on Form 10-K of Conoco for the three years ended December 31, 2000; certain interim reports to stockholders and shareholders and Quarterly Reports on Form 10-Q of Phillips and Conoco; certain other communications from Phillips and Conoco to their respective stockholders or shareholders; and certain internal financial analyses and forecasts for Phillips and Conoco prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of Phillips and Conoco to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of Phillips and Conoco regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Phillips Common Stock and the Conoco Common Stock, compared certain financial and stock market information for Phillips and Conoco with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the managements of Phillips and Conoco, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Phillips and Conoco. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Phillips or Conoco or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on Phillips or Conoco or their respective subsidiaries or on the contemplated benefits of the transaction contemplated by the Agreement in any respect material to our analysis. We are expressing no opinion herein as to the price at which the Parent Common Stock will trade if and when such Parent Common Stock is issued. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Phillips in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Phillips Common Stock should vote with respect to such transaction.

Board of Directors
Phillips Petroleum Company
November 18, 2001
Page  Three

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Phillips Exchange Ratio relative to the Conoco Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Phillips Common Stock.

Very truly yours,

/S/ GOLDMAN SACHS & CO.

GOLDMAN, SACHS & CO.

                                                                         Annex G

                                [JP Morgan Logo]
                                                               November 18, 2001

The Board of Directors
Phillips Petroleum Company
3A4 Phillips Building
4th & Keeler
Bartlesville, Oklahoma 74004

Members of the Board of Directors:

     You have requested our opinion as to the fairness from a financial point of view to the holders of common stock, par value $1.25 per share (the "Phillips Common Stock"), of Phillips Petroleum Company ("Phillips") of the Phillips Exchange Ratio (as defined below) relative to the Conoco Exchange Ratio (as defined below) pursuant to the Agreement (as defined below). Phillips, Conoco Inc. ("Conoco"), CorvettePorsche Corp., a newly formed holding company ("Parent"), and two wholly-owned subsidiaries of Parent, Porsche Merger Corp. ("Phillips Merger Sub") and Corvette Merger Corp. ("Conoco Merger Sub"), propose to enter into an Agreement and Plan of Merger, dated as of November 18, 2001 (the "Agreement"), which provides, among other things, that (i) Phillips Merger Sub will merge (the "Phillips Merger") with and into Phillips in a transaction in which each outstanding share of Phillips Common Stock, other than any shares of Phillips Common Stock owned by Phillips, Parent, Phillips Merger Sub or Conoco Merger Sub, all of which shall be canceled, will be converted into the right to receive one (the "Phillips Exchange Ratio") share of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") and (ii) Conoco Merger Sub will merge (the "Conoco Merger" and, together with the Phillips Merger, the "Transaction") with and into Conoco in a transaction in which each outstanding share of common stock, par value $0.01 per share, of Conoco (the "Conoco Common Stock"), other than any shares of Conoco Common Stock owned by Conoco, Parent, Phillips Merger Sub or Conoco Merger Sub, all of which shall be canceled, will be converted into the right to receive 0.4677 (the "Conoco Exchange Ratio") shares of Parent Common Stock.

     In arriving at our opinion we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning Phillips and Conoco and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of Phillips and Conoco with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Phillips Common Stock and Conoco Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of Phillips and Conoco relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Synergies"); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purpose of this opinion.

     In addition, we have held discussions with certain members of the management of Phillips and Conoco with respect to certain aspects of the Transaction, and the past and current business operations of Phillips and Conoco, the financial condition and future prospects and operations of Phillips and Conoco, the effects of the Transaction, including the Synergies, on the financial condition and future prospects of Phillips and Conoco, and certain other matters we believed necessary or appropriate to our inquiry.

     In giving our opinion, we have relied upon and assumed, without any obligation of independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by Phillips and Conoco or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgements by management as to the expected future results of operations and financial condition of Conoco and Phillips to which such analyses or forecasts relate. We have also assumed that the Transaction will qualify as a tax-free reorganization for United States federal income tax purposes and that the transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of our counsel. We have further assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Phillips or Conoco or their respective subsidiaries or on the contemplated benefits of the transactions contemplated by the Agreement in any respect material to our analysis and that all conditions to the Transaction will be satisfied in all respects material to our analysis.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness from a financial point of view to the holders of Phillips Common Stock of the Phillips Exchange Ratio relative to the Conoco Exchange Ratio pursuant to the Agreement and we express no opinion as to the underlying decision by Phillips to engage in the Transaction. We are expressing no opinion herein as to the price at which Phillips Common Stock or Parent Common Stock will trade at any future time.

     We have acted as financial adviser to Phillips with respect to the proposed Transaction and will receive a fee from Phillips for our services, which is contingent upon the consummation of the Transaction. We have also provided financial advisory and financing services from time to time to Phillips and Conoco, including acting as co-lead on Conoco's $4.5 billion high grade bond offering, advising and arranging the financing for Conoco's acquisition of Gulf Canada Resources Limited, advising Phillips on its joint venture with Chevron Corp. and financing Phillips' acquisition of ARCO's Alaskan assets. One of our commercial bank affiliates is the Agent bank for certain outstanding credit facilities for Phillips and Conoco. We may also provide financial advisory and financing services to Phillips and Conoco and/or affiliates in the future. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of Phillips or Conoco for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

     On the basis of and subject to the foregoing, it is our opinion that as of the date hereof the Phillips Exchange Ratio relative to the Conoco Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Phillips Common Stock.

     This letter is provided to the Board of Directors of Phillips in connection with and for the purpose of its evaluation of the Transaction. This opinion does not constitute a recommendation to any stockholder of Phillips as to how such stockholder should vote with respect to the Phillips Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of Phillips but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/S/ J.P. MORGAN SECURITIES INC.

                                                                         ANNEX H

[MERRILL LYNCH LOGO]
                                                        INVESTMENT BANKING

                                                        CORPORATE AND
                                                        INSTITUTIONAL
                                                        CLIENT GROUP

                                                        ONE HOUSTON CENTER
                                                        1221 MCKINNEY
                                                        SUITE 2700
                                                        HOUSTON, TEXAS 77010
                                                        713 759 2500
                                                        FAX 713 759 2580

                                                               November 18, 2001

Board of Directors
Phillips Petroleum Company
Fourth and Keeler
Bartlesville, OK 74004

Members of the Board of Directors:

     Phillips Petroleum Company ("Phillips"), Conoco Inc. ("Conoco"), CorvettePorsche Corp., a newly formed holding company ("Parent"), and two wholly-owned subsidiaries of Parent, Porsche Merger Corp. ("Phillips Merger Sub") and Corvette Merger Corp. ("Conoco Merger Sub"), propose to enter into an Agreement and Plan of Merger, dated as of November 18, 2001 (the "Agreement"), which provides, among other things, that (i) Phillips Merger Sub will merge (the "Phillips Merger") with and into Phillips in a transaction in which each outstanding share of common stock, par value $1.25 per share, of Phillips (the "Phillips Common Stock"), other than any shares of Phillips Common Stock owned by Phillips, Parent, Phillips Merger Sub or Conoco Merger Sub, all of which shall be canceled, will be converted into the right to receive one (the "Phillips Exchange Ratio") share of common stock, par value $.01 per share, of Parent (the "Parent Common Stock") and (ii) Conoco Merger Sub will merge (the "Conoco Merger" and, together with the Phillips Merger, the "Transaction") with and into Conoco in a transaction in which each outstanding share of common stock, par value $.01 per share, of Conoco (the "Conoco Common Stock"), other than any shares of Conoco Common Stock owned by Conoco, Parent, Phillips Merger Sub or Conoco Merger Sub, all of which shall be canceled, will be converted into the right to receive 0.4677 (the "Conoco Exchange Ratio") shares of Parent Common Stock.

     You have asked us whether, in our opinion, the Phillips Exchange Ratio relative to the Conoco Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Phillips Common Stock.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to Phillips and Conoco that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Phillips and Conoco, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction ("Expected Synergies"), furnished to us by Phillips and Conoco;

     (3) Conducted discussions with members of senior management and representatives of Phillips and Conoco concerning the matters described in clauses 1 and 2 above, as well as their respective

[MERRILL LYNCH LOGO]

           businesses and prospects before and after giving effect to the Transaction and the Expected Synergies;

     (4) Reviewed the market prices and valuation multiples for the shares of Phillips Common Stock and Conoco Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (5) Reviewed the results of operations of Phillips and Conoco and compared them with those of certain publicly traded companies that we deemed to be relevant;

     (6) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions which we deemed to be relevant;

     (7) Participated in certain discussions among representatives of Phillips and Conoco and their financial and legal advisors;

     (8)   Reviewed the potential pro forma impact of the Transaction;

     (9)   Reviewed the Agreement; and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Phillips or Conoco or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Phillips or Conoco. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by Phillips or Conoco, we have been advised by management of Phillips and Conoco, respectively, that they have been reasonably prepared and reflect the best currently available estimates and judgment of Phillips's or Conoco's management as to the expected future financial performance of Phillips or Conoco, as the case may be, and the Expected Synergies. We have made no independent investigation of any legal matters and accounting advice given to such parties and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences of the Transaction.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Phillips or Conoco or their respective subsidiaries or on the contemplated benefits of the transactions contemplated by the Agreement in any respect material to our analysis, and we have further assumed that all conditions to the Transaction will be satisfied in all respects material to our analysis.

     We are acting as financial advisor to Phillips in connection with the Transaction and will receive a fee from Phillips for our services, which is contingent upon the consummation of the Transaction. In addition, Phillips has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to Phillips and Conoco and/or their affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the shares of Phillips Common Stock and other securities of Phillips, as well as the shares of Conoco Common Stock and other securities

[MERRILL LYNCH LOGO]

of Conoco, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of Phillips. Our opinion does not address the merits of the underlying decision by Phillips to engage in the Transaction and does not constitute a recommendation to any stockholder of Phillips as to how such stockholder should vote on the proposed Phillips Merger or any matter related thereto.

     We are not expressing any opinion herein as to the prices at which the shares of Phillips Common Stock or the Parent Common Stock will trade following the announcement or consummation of the Transaction, as the case may be.

     On the basis of, and subject to the foregoing, we are of the opinion that as of the date hereof the Phillips Exchange Ratio relative to the Conoco Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Phillips Common Stock.

                                      Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                   CONOCO INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                 March 12, 2002

PROXY



      The undersigned hereby appoints Rick A. Harrington and Archie W. Dunham, and each of them, proxies, with full power of substitution and resubstitution, to vote all shares of common stock of Conoco Inc. which the undersigned is entitled to vote if personally present at the special meeting of stockholders of Conoco Inc. to be held on March 12, 2002 or at any adjournment or postponement thereof, on each of the items on the reverse side and in accordance with the directions given there, and in their discretion on all other matters that may properly come before the special meeting and any adjournment or postponement thereof, hereby revoking any proxy heretofore given.



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

            PLEASE MARK YOUR
[X]         VOTES AS IN THIS
            EXAMPLE.


THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, OR IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                                                     FOR      AGAINST     ABSTAIN
 1. Adopt the Agreement and Plan of Merger dated as of November 18, 2001, as         [ ]      [ ]         [ ]
    amended from time to time, by and among Conoco, Phillips Petroleum Company, a Delaware corporation, ConocoPhillips, a Delaware corporation, which we refer to as New Parent, C Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent, and P Merger Corp., a Delaware corporation and a wholly owned subsidiary of New Parent.

Pursuant to the merger agreement, upon completion of the merger, each share of Conoco common stock will be converted into the right to receive 0.4677 of a share of New Parent common stock and each share of Phillips Petroleum Company common stock will be converted into the right to receive one share of New Parent common stock.


                                                       Date
                                                       --------------------

                                                       --------------------
                                                       Signature

                                                       --------------------
                                                       Signature

                                                       --------------------
                                                       Title(s)

Sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing as a Corporation, please give full corporate name by authorized officer. Please sign, date and return the proxy card promptly using the enclosed envelope.

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